As filed with the Securities and Exchange Commission on August 20, 2019
Registration No. 333-232401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Hertz Group Realty Trust, Inc.
(Exact name of registrant as specified in governing instruments)

21860 Burbank Boulevard, Suite 300 South
Woodland Hills, California 91367
Tel: (310) 584-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Horwitz
President
21860 Burbank Boulevard, Suite 300 South
Woodland Hills, California 91367
Tel: (310) 584-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Yoel Kranz, Esq.
Audrey S. Leigh, Esq.
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Tel: (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “an emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock	$100,000,000	$12,120
(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 20, 2019
PRELIMINARY PROSPECTUS
        Shares
Hertz Group Realty Trust, Inc.
Common Stock

This is Hertz Group Realty Trust, Inc.’s initial public offering of shares of common its stock. We are selling      shares of our common stock.
Currently, no public market exists for our common stock. We intend to apply to list our common stock on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “HRZR”. We are offering all of the shares of common stock sold in this offering to the public in Israel at a price per share of       Israeli new shekels (“ILS”), which we refer to as the Offering Price. We are not conducting an offering to the public in the United States. We expect to engage Orion Securities Underwriting and Issuances Ltd. (“Orion”) to serve as a pricing underwriter for purposes of Section 1 of the Israeli Securities Law of 1968 and regulations thereunder (the “Israeli Securities Law”), which means an underwriter who participates in determining the price per share at which shares of our common stock will be offered to the public. As described in more detail in the “Plan of Distribution”, we will conduct the offering of shares of our common stock through either (i) a non-uniform offering with the price per share to be determined by the pricing underwriter in agreement with us based on the process for evaluating institutional investor demand known as book-building, or (ii) a uniform offering with the price of the shares of our common stock determined through a Tender Process (as defined below). We expect to appoint Orion, a member of the TASE, to also act as our offering coordinator.
We intend to elect to be treated and to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. Our common stock will be subject to the ownership and transfer restrictions in our charter, which are intended to assist us in qualifying and maintaining our qualification as a REIT. Our charter generally provides that no person may beneficially or constructively own more than 7.5% in value of the aggregate of our outstanding shares of all classes or series or more than 7.5% in value or in number of shares, whichever is more restrictive, of the aggregate number of our outstanding shares of common stock. See “Description of Common Stock — Restrictions on Ownership and Transfer”.
We are an “emerging growth company” and a “smaller reporting company” under the U.S. federal securities laws and will be subject to reduced public company reporting requirements.

See “Risk Factors” beginning on page 15 to read about factors you should consider before investing in our common stock.

	Per Share(1)	Total(1)
Initial public offering price(2)	$	$
Underwriting and/or distribution commissions	$	$
Proceeds to us (before expenses)	$	$

(1)
As converted from ILS to U.S. dollars (“USD”) at the representative exchange rate of ILS      per USD, as published by the Bank of Israel on its website on            , 2019.

(2)
The initial gross proceeds from the sale of our shares of common stock are estimated based upon the Offering Price assuming the maximum number of shares of common stock offered in this offering are sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
If we conduct a non-uniform offering, Orion, together with any other underwriters, will commit to purchase up to 25% of shares of our common stock offered by this prospectus pursuant to an underwriting agreement. If we conduct a uniform offering, Orion will not be under any obligation to purchase or sell any shares of our common stock.

The date of this prospectus is             , 2019.

We are responsible only for the information contained in this prospectus or any free writing prospectus prepared by us. You should rely only on the information contained in this prospectus or any free writing prospectus prepared by us. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information others may give you. We are not, and the underwriters and/or distributors are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date or dates specified in these documents.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Hertz Group Realty Trust”, “we”, “our”, “us”, “general partner” and “company” refer to Hertz Group Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Hertz Group Realty Operating Partnership, LP (the “operating partnership”), after giving effect to the formation transactions described in this prospectus. For additional information about the formation transactions, see “Structure and Formation of Our Company”.

Certain dollar figures in this prospectus are expressed in, or have been converted from, Israeli new shekels (“ILS”). Unless otherwise stated, all such amounts were converted from ILS to USD at the representative exchange rate of ILS           per USD, as published by the Bank of Israel on its website on            , 2019.
i

Prospectus Summary
You should read the following summary together with the more detailed information regarding our company and the historical and pro forma financial statements appearing elsewhere in this prospectus. You should carefully review the entire prospectus, including the risk factors, the consolidated financial statements and the notes thereto and the other documents to which this prospectus refers before making an investment decision. Unless the context otherwise requires or indicates, this prospectus (i) assumes the formation transactions, as described below under the caption “Structure and Formation of Our Company”, have been completed, (ii) assumes the maximum number of shares of common stock offered in this offering are sold, (iii) assumes the shares of common stock to be sold in this offering are sold at $     per share, which is the USD equivalent of the Offering Price set forth on the front cover of this prospectus, and (iv) presents all property-level information as of June 30, 2019, unless otherwise indicated, on a pro forma basis for the formation transactions.
Hertz Group Realty Trust, Inc.
Hertz Group Realty Trust, Inc. owns and operates office buildings in the central business districts (“CBDs”) of medium-sized cities across the United States. We focus on CBDs and CBD-like markets with strong growth potential that are in close proximity to major public transportation lines and dense population centers. Our strategy is based on the acquisition and operation of value-add and stabilized high-quality Class A office properties, leased to quality tenants in areas characterized by limited inventory of available office space and limited new construction. Following consummation of the formation transactions and this offering, our property portfolio will consist of 71 office buildings in 24 cities located in 18 states across the United States, with an aggregate of approximately 19.5 million leasable square feet.
We are externally managed by Hertz Group REIT Advisor, LLC (our “Advisor”), an affiliate of Hertz Investment Group, LLC (“Hertz Investment Group”). Hertz Investment Group, founded by Judah Hertz in 1977, has a senior management team with extensive U.S. commercial real estate experience and an organization of dozens of real estate professionals with significant operating experience, deep local knowledge and strong relationships in the office industry. Our executives (and those of our Advisor) are Judah Hertz, chief executive officer, with over 40 years of experience, Gary S. Horwitz, president, with over 33 years of experience, John D. Forbess, executive vice president and general counsel, with over 33 years of experience, James M. Ingram, executive vice president and chief investment officer, with over 30 years of experience, and James Kasim, executive vice president and chief financial officer, with over 25 years of experience. Since its inception, Hertz Investment Group has completed the full investment cycle with regards to over 60 U.S. commercial office properties, beginning with acquisition and renovation to stabilization, management and eventual sale. Hertz Investment Group currently employs a staff of more than 300 employees at its headquarters in California and in various operational hubs across the United States.
Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, Hertz Group Realty Operating Partnership, LP, our operating partnership, either directly or through its subsidiaries, and we will be the sole general partner of our operating partnership. Upon completion of this offering, the principals of our Advisor, through the ownership of our common stock and units of limited partnership interest in our operating partnership (“OP units”), will beneficially own an approximately     % interest in our company on a fully diluted basis, which we believe aligns their interests with those of our stockholders.

Our Properties
The following table provides information about our portfolio as of June 30, 2019:
Property Name	Location	Number of Buildings	Rentable Square Feet	Year of Acquisition	Occupancy rate as of June 30, 2019
2501 20th Place South	Birmingham, AL	1	125,916	2015	88.9%
Wells Fargo Tower (AL)	Birmingham, AL	1	514,893	2015	80.6%
Inverness Center	Hoover, AL	4	476,731	2015	54.5%
Bank of America Tower (FL)	Jacksonville, FL	2	696,672	2014	67.2%
Salesforce Tower	Indianapolis, IN	2	1,100,745	2016	87.2%
PNC Center	Indianapolis, IN	1	636,550	2016	85.1%
Capital One Tower	Lake Charles, LA	1	348,402	2007	67.3%
Poydras Center	New Orleans, LA	1	453,255	2002	88.8%
909 Poydras Street	New Orleans, LA	1	545,157	2005	84.5%
Texaco Center (400 Poydras Street)	New Orleans, LA	1	606,608	2005	81.7%
Energy Centre	New Orleans, LA	1	757,275	2013	86.9%
One Shell Square	New Orleans, LA	2	1,256,971	2015	87.1%
Regions Center (LA)	Shreveport, LA	2	492,394	2007	83.5%
Wells Fargo Tower (MD)	Baltimore, MD	1	380,540	2018	63.2%
Chestnut Place	Worcester, MA	2	218,098	2015	88.3%
Bridgewater Place	Grand Rapids, MI	1	353,356	2013	86.8%
Regions Plaza (MS)	Jackson, MS	1	346,159	2007	69.1%
One Jackson Place	Jackson, MS	1	220,748	2012	78.3%
Pinnacle at Jackson Place	Jackson, MS	2	270,969	2012	78.3%
111 East Capitol Street	Jackson, MS	1	188,314	2012	73.5%
South Pointe	Clinton, MS	1	395,920	2014	100.0%
City Centre Jackson	Jackson, MS	2	266,922	2015	86.4%
10 South Broadway	St. Louis, MO	1	423,784	2007	83.0%
Cheyenne Corporate Center	Las Vegas, NV	9	321,041	2017	63.8%
Wells Fargo Tower (NC) (300 N. Greene)	Greensboro, NC	1	325,771	2015	82.3%
Center at 600 Vine	Cincinnati, OH	1	578,892	2006	84.1%
Fifth Third Center	Cleveland, OH	1	508,397	2015	86.8%
Skylight Office Tower	Cleveland, OH	1	323,641	2015	95.7%
North Point Office Complex	Cleveland, OH	2	873,335	2016	73.7%
Gateway Center	Pittsburgh, PA	4	1,469,936	2004	83.2%
Meridian	Columbia, SC	1	335,085	2015	94.0%
Riverview Tower	Knoxville, TN	1	334,198	2013	83.5%
Forum Office Portfolio	Memphis, TN	3	342,418	2012	81.1%
Toyota Center	Memphis, TN	1	174,700	2012	77.7%
Toyota Center Garage	Memphis, TN	1	N/A	2012	N/A
Royal Oaks Centre	Houston, TX	1	232,108	2017	61.1%
Brookhollow Central	Houston, TX	3	806,541	2018	51.2%
Moorefield I, II and III	Richmond, VA	3	145,702	2012	83.2%
Winchester Building	Richmond, VA	1	127,810	2012	89.0%
Boulders Center	Richmond, VA	1	140,746	2012	90.1%
Riverfront Plaza	Richmond, VA	2	951,897	2015	86.0%
100 East Wisconsin	Milwaukee, WI	1	435,557	2016	83.4%
	Total/Weighted Average:	71	19,504,154		80.4%

Geographic Diversification and Lease Maturity
The following charts show the geographic diversification of our properties by state as a percentage of gross book value and of square footage, in each case, as of June 30, 2019.

Diverse Geographic Holdings

By gross book value

Alabama, 6%
Florida, 4%
Indiana, 11%
Louisiana, 23%
Mississippi, 6%
Ohio, 11%
Pennsylvania, 8%
Tennessee, 4%
Texas, 4%
Virginia, 9%
Other, 14%

Other	
Maryland	1%
Massachusetts	1%
Michigan	2%
Missouri	1%
Nevada	2%
North Carolina	2%
South Carolina	2%
Wisconsin	3%

By square footage

Alabama, 6%
Florida, 4%
Indiana, 9%
Louisiana, 23%
Mississippi, 9%
Ohio, 12%
Pennsylvania, 8%
Tennesee, 4%
Texas, 5%
Virginia, 7%
Other, 13%

Other	
Maryland	2%
Massachusetts	1%
Michigan	2%
Missouri	2%
Nevada	1%
North Carolina	1%
South Carolina	2%
Wisconsin	2%

As of June 30, 2019, our properties had an average occupancy rate of 80.4%, including many creditworthy tenants such as CBS, KPMG, UBS, Deloitte, Ernst & Young, Merrill Lynch, JP Morgan, Bank of America, Morgan Stanley and AIG. The following chart sets out the expiration dates of our leases by square footage through 2023 and beyond:

Weighted Average Remaining Lease Term 4.70 years
Thousands (Sq. Ft.)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2019
2020
2021
2022
2023
2024 and thereafter
Year of lease expiration

Business Objectives and Growth Strategies
Our primary objective is to generate attractive risk-adjusted returns for our stockholders through dividends and capital appreciation, including:
•
External Growth through Acquisitions.   We intend to continue to grow earnings through strategic acquisitions of high-quality, value-add and core plus properties throughout the United States. We continually evaluate potential new markets, with a focus on targeting markets that possess the vibrant attributes necessary to drive leasing demand and occupancy rates and where we believe we can achieve critical mass. We believe our Advisor’s longevity and reputation in the industry make it privy to attractive — and often off-market — opportunities, which we believe will enable us to acquire premier properties at a competitive basis.

•
Internal Growth through Leasing Currently Vacant Space.   As of June 30, 2019, the weighted average in place occupancy rate of our properties was 80.4% and we believe that there is potential to generate additional rental income by leasing space in these properties that is currently unoccupied. We seek to employ leasing strategies and leverage our tenant relationships to increase the occupancy rates at our properties, attract high-quality tenants and maximize tenant retention rates and net effective rent.

•
Value Creation Through Capital Recycling.   We intend to pursue an efficient capital allocation strategy that maximizes the value of our invested capital. This strategy may include selectively disposing of properties in our portfolio or in portfolios we may acquire in the future that do not fit our investment strategy or for which we believe returns have been maximized given prevailing economic, market and other circumstances and redeploying capital into acquisition opportunities with higher return prospects, in each case, in a manner that is consistent with our qualification as a REIT.

•
Value-Enhancing Property Management.   We intend to manage our properties to increase our operating cash flow by continuing to reduce property-level operating and leasing costs.

•
Financing Strategy.   We intend to employ a conservative leverage strategy and maintain ample liquidity in order to minimize operational risk and retain growth capacity. To effectively manage our long-term leverage strategy, we will analyze various sources of debt capital to determine which sources will be the most advantageous to our investment strategy at any particular point in time.

Summary of Risk Factors
An investment in our common stock involves various risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” prior to making an investment in our common stock. The following is a summary list of some of these risks.
•
Adverse market and economic conditions in the markets in which our properties are located, in the United States or globally, could adversely affect occupancy levels, rental rates, rent collections, operating and development expenses and the overall value of our assets, and could have a material adverse effect on our business, financial condition, results of operations, and our ability to service our debt and to make distributions to our stockholders.

•
We have no operating history as a REIT or a publicly traded company and our Advisor has no experience managing a public company.

•
We expect to have approximately $     billion of indebtedness outstanding following this offering. Our indebtedness may expose us to interest rate fluctuations and the risk of default under our debt obligations.

•
We depend on our Advisor to conduct our business and any material adverse changes in our relationship with our Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.

•
Our Advisor and certain of its affiliates may have interests that diverge from the interests of our stockholders.

•
Certain terms of the Advisory Agreement could make it difficult and costly to terminate our Advisor and could delay or prevent a change of control transaction.

•
We must pay an advisory fee to our Advisor regardless of our performance.

•
Failure to qualify or to maintain our qualification as a REIT would have significant adverse consequences to the value of our common stock.

•
There has been no public market for our common stock prior to this offering and an active trading market for our common stock may not develop or be sustained following this offering.

•
There are currently a very limited number of REITs whose common equity is traded on the TASE and we are likely to, at least initially, be the only U.S. REIT whose common equity is traded on the TASE and not a national securities exchange in the United States.

•
We may be unable to make distributions to common stockholders and we may be required to borrow funds to make distributions to common stockholders, which could result in a decrease in the market value of our common stock.

•
Any distributions on our common stock will be subject to currency risk, which will be borne entirely by our stockholders.

•
We may not raise a sufficient amount of capital in this offering to meet our business objectives.

•
Submitting an application in a non-uniform offering or a bid in a uniform offering does not guarantee an allocation of shares of our common stock.

•
Allocation of shares to successful applicants in a non-uniform offering or successful bidders in a uniform offering may result in a phenomenon known as the “winner’s curse”, and, as a result, investors may experience significant losses.

•
If we conduct a uniform offering, Classified Investors (as defined below) who submitted successful bids early during the Tender Process will pay a price per share that is effectively lower than the price per share paid by other investors.

Structure and Formation of Our Company
We were formed as a Maryland corporation in December 2018, and we intend to elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019. Prior to the completion of this offering, our operating partnership and its affiliates will engage in a series of transactions intended to establish our operating and capital structure.

Formation Transactions
Prior to the completion of this offering, our operating partnership and its affiliates will engage in a series of transactions intended to establish our operating and capital structure. We refer to these transactions, which are described below, as our formation transactions.
•
Hertz Group Realty Trust, Inc. was formed as a Maryland corporation in December 2018. We intend to elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019. In connection with our formation, affiliates of our Advisor made an initial investment in us of  $1,000 in exchange for 1,000 shares of our common stock. These shares will be repurchased by us at or prior to the closing of the offering for $1,000.

•
Hertz Group Realty Operating Partnership, LP, our operating partnership, was formed as a Delaware limited partnership in December 2018, with Hertz Group Realty Trust, Inc. as its sole general partner.

•
The entities that directly or indirectly currently own our properties will either (i) merge with and into our operating partnership or one of its subsidiaries, or (ii) transfer all of their assets and liabilities to our operating partnership or one of its subsidiaries in exchange for OP units. The issuance of units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D under the Securities Act.

•
The limited partnership agreement of our operating partnership will be amended and restated.

•
We will sell shares of our common stock in this offering and contribute the net proceeds to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:

•
repay approximately $    million in outstanding indebtedness on our new revolving credit facility; and

•
pay approximately $    million of transaction costs in connection with this offering.

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including potential future acquisition opportunities. See “Use of Proceeds”.
Our Operating Partnership
Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, either directly or through its subsidiaries, and we will be the sole general partner of our operating partnership. We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. As the sole general partner of our operating partnership, we will generally have the exclusive power under the partnership agreement to manage and conduct its business, subject to limited approval and voting rights of the limited partners described more fully under “Description of the Partnership Agreement of Hertz Group Realty Operating Partnership, LP”. Our interest in our operating partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership.

Our Structure
The following chart depicts the common equity ownership structure of our company upon completion of this offering, assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus:

Directors, Advisor and employees of Advisor (including directors and/or executive officers of the REIT)
%
New Public Investors
%
Hertz Investment Group, LLC
(Hertz Investment Group)
Shared Services Agreement
HERTZ GROUP REALTY TRUST, INC.
(REIT)
Hertz Group REIT Advisor LLC
(Advisor)
Advisory Agreement
general partner
and
limited partner
%
limited partners
HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP
(Operating Partnership)
%
Existing Investors Holding OP Units
Existing Entities and Properties
Property Management Agreements
Hertz Investment Group Affiliates
(Property Manager)

The information set forth in the chart above includes (i)      shares of common stock to be issued in this offering, (ii)      OP units to be issued in connection with the formation transactions, and (iii)      restricted shares of common stock subject to time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes (a)      shares of common stock available for future issuance under our long-term incentive plan, and (b)      shares of common stock that may be issued, at our option, upon exchange of       OP units to be issued in the formation transactions. Also excludes 1,000 shares of our common stock that were issued to affiliates of our Advisor for $1,000 in connection with our formation and will be repurchased by us at or prior to the closing of this offering for $1,000.
The completion of the formation transactions and this offering will have the following consequences.
•
We will be the sole general partner of our operating partnership, which will indirectly own, lease and operate all of our assets. We will be a holding company and will conduct all of our operations through our operating partnership. We will not have, apart from our ownership of our operating partnership, any independent operations upon the completion of this offering.

•
Purchasers of shares of our common stock in this offering will own approximately     % of our outstanding common stock, and our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) will own approximately     % of our outstanding shares of common stock (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
Our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) will beneficially own approximately     % of our outstanding shares of common stock, or approximately     % of the common equity of our company on a fully diluted basis (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
Continuing investors who are not our independent directors, our Advisor or employees of our Advisor (including employees who are our directors and/or executive officers) will beneficially own approximately     % of our outstanding shares of common stock, or approximately     % of the common equity of our company on a fully diluted basis (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
We will contribute the net proceeds from this offering to our operating partnership in exchange for a number of OP units equal to the number of shares of common stock that are issued in this offering.

•
We will own approximately     % of outstanding OP units.

•
We expect to have total consolidated indebtedness of approximately $     billion.

Benefits to Related Parties
Our independent directors, our Advisor and certain officers of Hertz Investment Group and employees of our Advisor (including employees who are our directors and/or executive officers) have received or will receive material benefits as a result of the formation transactions and this offering, including the following:
•
We will grant an aggregate of       restricted shares of our common stock, subject to time-based vesting, to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers). See “Executive and Director Compensation —  Long-Term Incentive Plan”.

•
We will issue an aggregate of       OP units to certain affiliates of our Advisor (including persons who are our directors and/or executive officers) in the formation transactions in exchange for certain contributed property interests.

•
We expect to enter into a registration rights agreement with our Advisor and certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates) to mitigate any restrictions on the free resale of shares of our common stock held by such persons due to their status as “affiliates” of our company for U.S. securities law purposes. See “Shares Eligible for Future Sale —  Registration Rights”.

•
We expect to enter into indemnification agreements with each of our executive officers, directors and director nominees, whereby we will agree to indemnify our executive officers, directors and director nominees against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law and the Israeli Companies Law — 1999 listed in the Fourth Schedule to the Israel Securities Law (the “Israeli Companies Law”) if they are made or threatened to be made a party to the proceeding by reason of their service to our company, subject to limited exceptions. See “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law — Indemnification of Directors’ and Officers’ Liability”.

•
We expect to enter into a tax protection agreement with certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates), regarding ten of our properties whereby the operating partnership will be required to make a cash payment to such entities and individuals intended to indemnify them for their tax liabilities in the event the operating partnership transfers one or more of these properties in a taxable transaction during the 12-year period beginning on the date the formation transactions are consummated. With respect to one of these properties, Gateway Center, the tax protection agreement will provide that transfers may be effected only by way of 1031 exchange even beyond the initial 12-year period. See “Certain Relationships and Related Party Transactions — Tax Protection Agreement”.

•
We have entered into the Advisory Agreement with our Advisor, an affiliate of Hertz Investment Group, whereby our Advisor manages our day-to-day operations and is responsible for executing our investment strategy, subject to our board of directors’ direction, oversight and approval. See “Our Advisor and the Advisory Agreement”.

•
We expect to enter into a shared services agreement with Hertz Investment Group (the “Shared Services Agreement”) for services to be provided by Judah Hertz, Chief Executive Officer, Gary S. Horwitz, President, James Kasim, Executive Vice President and Chief Financial Officer, John D. Forbess, Executive Vice President and General Counsel, and William Z. Hertz, Vice President, and we will reimburse Hertz Investment Group for the salaries of such officers, as well as for use of office space and various administrative and support services. See “Certain Relationships and Related Party Transactions”.

•
Certain affiliates of our company or our Advisor are expected to provide services for our portfolio, including property management, leasing and development. See “Certain Relationships and Related Party Transactions”.

Our Tax Status
We intend to elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019. We believe we have been organized, have operated and will continue to be organized and operate in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). To maintain REIT status, we must meet a number of organizational, ownership and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income to our stockholders, computed without regard to the dividends paid deduction and excluding our net capital gain, plus 90% of our net income after tax from foreclosure property (if any), minus the sum of various items of excess non-cash income. We must also meet a number of requirements regarding the nature and composition of our assets and income.
In any year in which we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders. If we do not meet the applicable requirements, and the statutory relief provisions of the Code do not apply, we will lose our REIT status and be subject to entity-level income tax, including any applicable alternative minimum tax, on our taxable income at regular U.S. corporate tax rates. Even if we qualify as a REIT, we will be subject to certain U.S. federal, state and local taxes on our income and property and on taxable income that we do not distribute to our stockholders. See “U.S. Federal Income Tax Considerations”.
Distribution Policy
We intend to make regular quarterly distributions to our common stockholders. We intend to make distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay corporate-level federal income and excise taxes.
All distributions will be made at the discretion of our board of directors and will depend on our historical and projected results of operations, liquidity and financial condition and other factors that our board of directors deems relevant from time to time. No assurance can be given that cash available for distribution to our stockholders will be sufficient to pay distributions to them at any particular yield, in an amount sufficient for us to continue to qualify as a REIT or to reduce or eliminate U.S. federal income taxes, or at all. Additionally, we will be subject to limitations on distributions to our stockholders if we are in default under our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”. We will also be subject to limitations on distributions to our stockholders given the deed of trust of our subsidiary’s debentures which pertains to several of our properties. See “Distribution Policy”.
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, pursuant to our charter, distributions of dividends by us to our stockholders will be made in accordance with Maryland law and the requirements of the Israeli Companies Law and the regulations promulgated thereunder applicable to the distribution of dividends.

Restrictions on Ownership of Our Shares
In order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year, and at least 100 persons must beneficially own our outstanding shares for at least 335 days per 12-month taxable year, or during a proportionate part of a taxable year of less than 12 months. These tests apply commencing with our second taxable year as a REIT. In addition, the Code prohibits a person from constructively owning shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. To help ensure that we meet these tests, our charter provides that no holder may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code more than 7.5% in value of the aggregate of our outstanding shares of all classes or series, or more than 7.5% in value or in number of shares, whichever is more restrictive, of the aggregate number of our outstanding common stock. Our board of directors may waive these ownership limits if it receives evidence that ownership in excess of the limits will not jeopardize our REIT status under the Code. See “Description of Common Stock — Restrictions on Ownership and Transfer”.
Our board of directors expects to grant waivers from the ownership limits contained in our charter to Mr. Judah Hertz, his lineal descendants and their respective spouses, and entities controlled by one or more of such individuals (collectively, the “Hertz family”) to own up to 19.0% of our outstanding common stock in the aggregate. Our board of directors may also grant waivers from the ownership limit contained in our charter to a limited number of pre-IPO investors that are not members of the Hertz family to the extent these investors request to exchange the OP units they receive in the formation transactions for REIT shares. Any such waivers would each be up to a maximum of 9.8% of our outstanding common stock and, if granted, would proportionally reduce the maximum amount of our common stock that could be owned by the Hertz family pursuant to the waiver described above. For example, if our board of directors agreed to raise the ownership limit applicable to a third-party pre-IPO investor up to a maximum of 9.8% of our outstanding common stock (an increase of 2.3% from the 7.5% base ownership limit), the maximum amount of our shares that could then be owned by the Hertz family would be reduced to 16.7% in the aggregate. To the extent any such pre-IPO investor subsequently reduced its holdings of REIT shares below 9.8%, we would in turn proportionally increase the aggregate ownership limit applicable to the Hertz family, up to a maximum of 19.0%. In addition, our board of directors expects to waive the constructive ownership of our shares of capital stock by the Hertz family to the extent that such constructive ownership would cause any income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such; provided, however, that such waiver will only apply to the extent any income that would fail to qualify as “rents from real property” does not exceed 1.0% of our annual gross income. We do not expect that the issuance of any of these waivers will adversely affect our ability to satisfy the REIT qualification test or to otherwise qualify as a REIT.
Restrictions on Redemption and Transfer
Under the partnership agreement of our operating partnership, subject to certain exceptions, holders of OP units will not have redemption or exchange rights, except under limited circumstances, until the first business day of the first calendar month after the 12-month anniversary of the effectiveness of the registration statement of which this prospectus is a part. Transfers of units by limited partners and their assignees are subject to various conditions, as described under “Description of the Partnership Agreement of Hertz Group Realty Operating Partnership, LP”.

Emerging Growth Company Status
We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision as to whether we will take advantage of any or all of these exemptions in the future. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and more volatility in our share price.
In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of this extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
We will remain an “emerging growth company” until the earliest to occur of  (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Smaller Reporting Company
We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
Corporate Information
Our principal executive offices are located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367. Our telephone number is (310) 584-8000. We maintain a website at http://www.           .com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus or any other reports or documents we file with or furnish to the Securities and Exchange Commission (the “SEC”).

The Offering
Common stock offered by us
    shares
Common stock to be outstanding after this offering
    shares
Common stock and OP units to be outstanding after the formation transactions and this offering (excluding OP units held directly or indirectly by us)
    shares of common stock and OP units(1)(2)
Use of proceeds
Assuming we sell all of the shares of common stock offered in this offering at an offering price per shares of ILS      (approximately $      as of            , 2019), which is the Offering Price set forth on the cover of this prospectus, we estimate that the net proceeds to us from this offering will be approximately $     million, after deducting underwriting and/or distribution commissions and other estimated expenses payable by us.
We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:
•
repay approximately $     million in outstanding indebtedness on our revolving credit facility; and

•
pay approximately $    million of transaction costs in connection with this offering.

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including potential future acquisition opportunities. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 15 and other information included in this prospectus before investing in our common stock.
Listing
We intend to apply to list our common stock on the TASE under the symbol “HRZR”. Our common stock will not be listed on a national securities exchange in the United States.

(1)
Includes (i)      shares of common stock to be issued in this offering, and (ii)      restricted shares of common stock subject to time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes (a)      shares of common stock available for future issuance under our long-term incentive plan, and (b)      shares of common stock that may be issued, at our option, upon exchange of       OP units to be issued in the formation transactions. Also excludes 1,000 shares of our common stock that were issued to affiliates of our Advisor for $1,000 in connection with our formation and will be repurchased by us at or prior to the closing of this offering for $1,000.

(2)
Includes       OP units to be issued in connection with the formation transactions. OP units are redeemable for cash or, at the election of our operating partnership, shares of our common stock on a one-for-one basis, subject to adjustment in certain circumstances, beginning one year after the issuance of such units.

Summary Historical and Pro Forma Condensed Consolidated Financial Information
The following table sets forth summary financial and other data on (i) a historical basis for our predecessor and (ii) a pro forma basis for our company after giving effect to the completion of the formation transactions and the other adjustments described in the unaudited pro forma condensed combined consolidated financial statements beginning on page F-58 of the prospectus. We have not presented historical data for Hertz Group Realty Trust, Inc. because we have not had any corporate activity since our formation other than the issuance of 1,000 shares of common stock in connection with our initial capitalization. Accordingly, we do not believe that a discussion of the historical results of Hertz Group Realty Trust would be meaningful. Prior to the completion of this offering, we will consummate the formation transactions pursuant to which we will become the sole general partner of our operating partnership. Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership. We will contribute the net proceeds received by us from this offering to our operating partnership in exchange for OP units. For more information regarding our predecessor, our operating partnership and the formation transactions, see “Structure and Formation of Our Company”.
The historical financial data as of December 31, 2018 and 2017 and for each of the years in the two year period ended December 31, 2018 has been derived from our predecessor’s audited combined consolidated financial statements included elsewhere in this prospectus. The historical financial data as of June 30, 2019 and for each of the six months ended June 30, 2019 and 2018 has been derived from our predecessor’s unaudited combined consolidated financial statements included elsewhere in this prospectus and includes all adjustments, consisting of normal accruals, that management considers necessary to present fairly the information set forth therein. The unaudited pro forma condensed combined consolidated financial data as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018 was presented as if the formation transactions and the other adjustments described in the unaudited pro forma condensed combined consolidated financial statements had occurred on June 30, 2019 for purposes of the unaudited pro forma condensed combined consolidated balance sheet and as of January 1, 2018 for purposes of the unaudited pro forma condensed combined consolidated statements of income. Our unaudited pro forma condensed combined consolidated financial data is not necessarily indicative of what our actual financial condition and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our financial position or results of operations as of any future date or for any future period. Because there is no minimum offering amount required to consummate this offering, our unaudited pro forma condensed combined consolidated financial data does not give effect to the completion of this offering or our receipt of any net proceeds therefrom.
You should read the following selected financial data in conjunction with our predecessor’s historical combined consolidated financial statements, our unaudited pro forma condensed combined consolidated financial statements and, in each case, the related notes thereto, along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are included elsewhere in this prospectus.

	For the six months ended June 30,			For the year ended December 31,
	Pro Forma 2019 (unaudited)	Historical 2019 (unaudited)	Historical 2018 (unaudited)	Pro Forma 2018 (unaudited and revised)	Historical 2018 (as revised(1))	Historical 2017 (as revised(1))
	(in thousands)
Revenues:
Rental revenue	$155,417	$155,417	$151,605	$306,627	$306,627	$280,670
Tenant reimbursements	10,822	10,822	12,574	24,981	24,981	20,051
Other revenue	20,198	20,198	19,445	39,102	39,102	39,301
Total revenue	186,437	186,437	183,624	370,710	370,710	340,022
Expenses:
Operating expenses	69,335	69,335	68,479	139,769	139,769	125,929
Real estate taxes	21,418	21,418	21,220	41,859	41,859	38,405
Interest expense	58,535	56,827	56,004	114,919	111,505	93,194
Depreciation and amortization	54,207	54,207	57,767	112,013	112,013	108,793
Transaction-related expenses		—	—	—	—	1,348
General and administrative	5,948	4,473	4,304	12,068	9,117	5,733
Total expenses	209,443	206,260	207,774	420,628	414,263	373,402
Loss from continuing operations	(23,006)	(19,823)	(24,150)	(49,918)	(43,553)	(33,380)
Other income (loss)
Income (loss) on foreign currency exchange	(5,997)	(5,997)	5,076	8,162	8,162	(409)
Other	(1,695)	(1,695)	—	(511)	(511)	(177)
Total other income (loss)	(7,692)	(7,692)	5,076	7,651	7,651	(586)
Net loss	$(30,698)	$(27,515)	$(19,074)	$(42,267)	$(35,902)	$(33,966)

	As of June 30,		As of December 31,
	Pro Forma 2019 (unaudited)	Historical 2019 (unaudited)	Historical 2018	Historical 2017
Balance Sheet Data (in thousands):
Cash and cash equivalents and restricted cash	$200,680	$182,559	$217,143	$314,814
Real estate properties, net	$1,505,426	$1,505,426	$1,512,771	$1,413,006
Total assets	$1,852,185	$1,834,064	$1,874,998	$1,869,684
Total liabilities	$2,005,125	$1,953,185	$1,955,924	$1,862,233
Total equity (deficit)	$(152,940)	$(119,121)	$(80,926)	$7,451
Total liabilities and equity	$1,852,185	$1,834,064	$1,874,998	$1,869,684
	For the six months ended June 30,		For the year ended December 31,
	Historical 2019 (unaudited)	Historical 2018 (unaudited)	Historical 2018	Historical 2017
Other Data (in thousands):
Cash flows provided by (used in):
Operating activities	$15,405	$35,762	$76,301	$50,784
Investing activities	$(32,150)	$(81,893)	$(133,504)	$(66,775)
Financing activities	$(18,931)	$(19,069)	$(37,441)	$134,194
NOI(2)	$95,684	$93,925	$189,082	$175,688
FFO(2)	$26,692	$38,693	$76,111	$74,827
Core FFO(2)	$38,775	$37,229	$74,353	$81,765
(1)
See Note 2 to our predecessor’s combined consolidated financial statements on page F-16 for a description of certain revisions that were made to these financial statements.

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Non-GAAP Financial Measures” for a definition of this metric and reconciliation of this metric to the most directly comparable GAAP number and a statement of why our management believes the presentation of the metric provides useful information to investors and, to the extent material, any additional purposes for which management uses the metric.

Risk Factors
An investment in our common stock involves a high degree of risk. You should consider carefully the following material risk factors and all other information contained in this prospectus. If any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, occur, our business, financial condition, results of operations and liquidity could be materially and adversely affected. If this were to happen, the market price of our common stock could decline significantly, and you could lose all or a part of the value of your ownership in our common stock. Some statements in this prospectus, including statements contained in the following risk factors, constitute forward-looking statements. Please refer to the section in this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements”.
Risks Related to Our Business and Operations
Adverse market and economic conditions in the United States or globally, could adversely affect occupancy levels, rental rates, rent collections, operating and development expenses and the overall value of our assets, and could have a material adverse effect on our business, financial condition, results of operations, and our ability to service our debt and to make distributions to our stockholders.
Our performance may be affected by market and economic challenges experienced by the U.S. economy and the real estate industry as a whole, including volatility in the financial and credit markets and general global economic uncertainty. Our business, financial condition, results of operations, and our ability to service our debt and to make distributions to our stockholders may be adversely affected by the following conditions, among others:
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significant job losses in the industries in which our tenants do business (including banking and financial services, legal, medical, government, accounting and technology), which may decrease demand for our office properties, causing market rental rates and property values to be negatively impacted;

•
decline in the financial condition of our tenants, as a result of which we may see increases in bankruptcies of, and defaults by, our tenants and we may experience higher vacancy rates and delays in re-leasing vacant space;

•
availability of financing on terms and conditions that we find acceptable or at all, which could reduce our ability to pursue acquisition or development opportunities and refinance existing debt, reduce our returns from both our existing operations and our acquisition and development activities, and increase our future interest expense; and

•
declines in the market values of our properties, which may limit our ability to dispose of properties at attractive prices or to obtain debt financing secured by our properties and also may reduce the availability of unsecured loans.

Adverse economic or other developments in the markets in which our properties are located could negatively affect our business, financial condition, results of operations, liquidity and our ability to service our debt and to make distributions to our stockholders.
We are susceptible to adverse economic or other developments in the markets in which our properties are located, such as periods of general or industry economic slowdown or recession, business lay-offs or downsizing, relocations of businesses, increases in real estate and other taxes, and the cost of complying with current or new governmental regulations, as well as to natural disasters and other disruptions that occur in such markets. Our operations also may be affected if competing properties are built in our markets. We cannot assure you that our markets will grow or that underlying real estate fundamentals will be favorable to owners, operators and developers of office properties. We own properties in 18 states, with geographic concentration at June 30, 2019 of over 10%, by square footage, in two states —  Louisiana, 23% and Ohio, 12%. Any adverse developments in our markets could materially reduce the value of our real estate portfolio and our rental revenues, and thus adversely affect our business, financial condition, results of operations, liquidity and ability to service our debt and to make distributions to our stockholders.

We have no operating history as a REIT or a publicly traded company and our Advisor has no experience managing a public company.
We have no operating history as a REIT or a publicly traded company and our Advisor has no experience managing a public company. We cannot assure you that the past experience of our Advisor will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the requirements to timely meet disclosure requirements of the SEC and comply with the Sarbanes-Oxley Act. Upon completion of this offering, we will be required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT and satisfy our periodic and current reporting requirements under applicable SEC regulations and applicable listing standards, and this transition could place a significant strain on our management systems, infrastructure and other resources. Failure to operate successfully as a public company or maintain our qualification as a REIT would have an adverse effect on our business, financial condition, results of operations and per share trading price of our common stock.
We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.
Upon completion of the formation transactions, we will own 71 buildings through 42 investments in 18 states. We intend to continue building our portfolio through new acquisitions. Our future operating results will depend, in part, on our ability to effectively manage our growth, which is, in turn, dependent upon our ability to:
•
successfully integrate and operate new acquisitions, including the integration of such acquisitions into our financial and operational reporting infrastructure and internal control framework in a timely manner;

•
stabilize and manage an increasing number of properties and tenant relationships across our portfolio and control or adjust our operating expenses;

•
identify and supervise a number of suitable third parties on which we rely to provide certain services outside of property management to our properties;

•
attract, integrate and retain new management and operations personnel; and

•
continue to improve our operational and financial controls and reporting procedures and systems.

In addition, if we decide to expand beyond our current markets, we will not possess the same level of familiarity with the dynamics and conditions of the new markets we may enter, which could adversely affect the results of our expansion into those markets. We can provide no assurance that we will be able to manage our properties or grow our business efficiently or effectively or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
We may be subject to unknown or contingent liabilities related to properties or entities that we acquire in the formation transactions or will acquire in the future, for which we may have limited or no recourse against the sellers.
Properties or entities that we acquire in the formation transactions, or which we may acquire in the future, may be subject to unknown or contingent liabilities, for which we may have limited or no recourse against the sellers. Such liabilities may include liabilities for clean-up or remediation of environmental conditions, claims of customers, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. All representations and warranties made to us by the contributors of our properties in the formation transaction will terminate at the time of closing and we will have no or limited recourse against the contributors of these properties. In the future, we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions, in which event we would have no or limited recourse against the sellers of such properties or entities. While we usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive the closing of the transactions, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, results of operations and financial condition. Finally, indemnification agreements between us and the sellers may provide that the sellers will retain certain specified liabilities relating to the properties or entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.
We face significant competition, which may impede our ability to attract or retain tenants and maintain our rental rates.
We compete with numerous developers, owners and operators of office properties, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. As a result, our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders may be adversely affected.
Our dependence on rental income may adversely affect our business, including our profitability, and our ability to meet our debt service and other financial obligations and to make distributions to our stockholders.
Our financial performance depends on our ability to collect rent from tenants. Our profitability, and our ability to meet our debt service and other financial obligations and to make distributions to our stockholders would be adversely affected if a significant number of our tenants, or any of our major tenants, (i) delay lease commencements, (ii) decline to extend or renew leases upon expiration, (iii) fail to make rental payments when due or (iv) declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases with us and the loss of rental income attributable to the terminated leases. If any of these events occur, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
The actual rents we receive for our properties may be less than our asking rents, and we may experience lease roll down from time to time, which could negatively impact our ability to generate cash flow growth.
As a result of various factors, including competitive pricing pressure in our markets, the desirability of our properties compared to other properties in our markets and adverse conditions in the real estate market generally, we may be unable to realize the asking rents across the properties in our portfolio. In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.
We may suffer adverse consequences if our rental revenues decline because our operating costs do not necessarily decline proportionally.
Our operating costs do not necessarily fluctuate in relation to changes in our rental revenue and many of the expenses associated with our business, such as real estate taxes, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible. Some components of our fixed assets depreciate more rapidly and require ongoing capital expenditures. Our expenses and ongoing capital expenditures also are affected by inflationary increases and certain of our cost increases may exceed the rate of inflation in any given period or market. By contrast, our rental revenue is affected by many factors beyond our control, such as the availability of alternative office space and economic conditions in our markets. As a result, we may not be able to fully offset rising costs and capital spending by increasing rental rates. Additionally, if our operating costs increase but our rental revenues do not, we may be forced to borrow to cover our costs and we may incur losses. Such losses may adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
The inability to pay rent, or the bankruptcy or insolvency of any of our tenants could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
If a tenant defaults, we may experience delays and incur substantial costs in enforcing our rights as landlord and protecting our investments. If a tenant files for bankruptcy, we cannot evict the tenant solely because of the bankruptcy and, following a potential court judgment rejecting and terminating such tenant’s lease (which would subject all future unpaid rent to a statutory cap), we may be unable to replace the defaulting tenant with a new tenant at a comparable rental rate without incurring significant expenses or a reduction in rental income. Moreover, if a tenant or lease guarantor files for bankruptcy, we will become a creditor of such entity, but may not be able to collect all pre-bankruptcy amounts owed by such entity. In addition, a tenant that files for bankruptcy protection may terminate its lease with us under federal law, in which event we would have a general unsecured claim against such tenant that would likely be worth less than the full amount owed to us for the remainder of the lease term. The inability to pay rent, bankruptcy or insolvency of any of our tenants could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
We may be required to make rent or other concessions and/or significant capital expenditures to improve our properties in order to retain and attract tenants, which could adversely affect our results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
As of June 30, 2019, we had approximately 3.8 million rentable square feet of available space for lease (excluding signed but not commenced leases). In addition, as of June 30, 2019, leases representing approximately 23.0% of our total annualized rent and approximately 18.5% of the rentable square footage of the properties in our portfolio were scheduled to expire by the end of 2020. We may be unable to renew such expiring leases or our properties may not be re-leased at rental rates equal to or above the current average rental rates.
When we renew leases or lease to new tenants, we may be required to make rent or other concessions to tenants, accommodate requests for renovations, build-to-suit remodeling and other improvements, or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire or to attract new tenants in sufficient numbers. We may need to raise capital or incur additional indebtedness to make such expenditures. If we are unable to do so or capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
In addition, to the extent we undertake property improvements that significantly modify a property to meet the needs of a particular tenant, if the current lease is terminated or not renewed, we may be required to renovate the property at substantial costs, decrease the rent we intend to charge or provide other concessions in order to lease the property to another tenant. If the rental rates of our properties decrease, our existing tenants do not renew their leases or we do not re-lease a significant portion of our available and soon-to-be-available space, our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.

Adverse developments concerning the industries in which our tenants are concentrated could adversely affect our results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
We have tenants concentrated in various industries that may be adversely affected by current or future economic conditions. For instance, tenants in the legal, financial services and banking, consulting, technology, government, medical, accounting, arts and entertainment, and media industries accounted for 32%, 22%, 16%, 9%, 6%, 6%, 4%, 2% and 2%, respectively, of our annualized rent as of June 30, 2019. If any of these industries suffered a downturn and/or our tenants became insolvent, declared bankruptcy or otherwise refused to pay rent in a timely manner or at all, our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders could be adversely affected.
Leasing office space to start-up and growth-oriented businesses carries the risk of interruption to our cash flow.
Some of our tenants are smaller, growth-oriented businesses that may have shorter operating histories and lesser financial strength as compared to more established and larger corporate tenants. Start-up and growth-oriented businesses generally experience a higher rate of turnover on real estate leases than their larger counterparts because they have a higher rate of failure than larger businesses, and if they are successful, are likely to outgrow their space and seek alternative office space. Leasing space to such smaller companies could create a higher rate of tenant turnover and lease defaults, which could negatively impact our cash flow and business and adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
Illiquidity of real estate could impede our ability to react quickly in response to changes in economic and other market conditions.
Real estate investments are relatively illiquid. Such illiquidity may limit our ability to react quickly in response to changes in economic and other market conditions. If we want to sell an investment, we might not be able to dispose of that investment in the time period we desire due to prevailing economic and market conditions, and the sales price of that investment might not recoup or exceed the amount of our investment. Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. The provisions in the Code and related Treasury regulations on a REIT holding property for sale also may restrict our ability to sell property. The limitations on our ability to sell our investments could adversely affect our ability to change or reduce our portfolio quickly in response to changes in economic or other market conditions, which could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
We may be unable to identify and execute on acquisitions that meet our criteria, which may impede our growth.
We intend to continue to acquire properties consistent with our investment strategy and may attempt to acquire properties when strategic opportunities exist but there is no guarantee that we will be able to acquire any such properties on the terms we expect or at all. Our failure to identify or complete acquisitions of suitable properties could slow our growth.
Our ability to acquire properties on favorable terms or at all may be subject to the following risks, among others:
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competition from other real estate owners, operators, developers and investors with significant capital, including publicly traded REITs, private equity investors and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices;

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we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

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even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including the satisfactory completion of our due diligence investigations; and

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we may be unable to finance the acquisition on favorable terms or at all.

If we are unable to finance property acquisitions or acquire properties on favorable terms or at all, our business, financial condition, results of operations, and our ability to service our debt and to make distributions to our stockholders may be adversely affected.
Our future acquisitions may not yield the returns we expect.
Our future acquisitions and our ability to successfully operate the properties we acquire in such acquisitions may be exposed to the following risks, among others:
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even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

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we may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations;

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our cash flow may be insufficient to meet our required principal and interest payments;

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we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

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we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations; and

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market conditions may result in higher than expected vacancy rates and lower than expected rental rates.

If we cannot operate acquired properties to meet our financial expectations, our business, financial condition, results of operations, and our ability to service our debt and to make distributions to our stockholders may be adversely affected.
We may acquire properties or portfolios of properties through tax-deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.
In the future, we may acquire properties or portfolios of properties through tax-deferred contribution transactions in exchange for partnership interests in our operating partnership, which may result in stockholder dilution if we elect to issue common stock upon redemption of partnership interests in our operating partnership. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax basis. These restrictions could limit our ability to sell an asset at a time or on terms that would be favorable absent such restrictions.
Our properties may be subject to impairment charges.
We will periodically assess whether there are any indicators that the value of our properties may be impaired. A property’s value is considered to be impaired only if the estimated aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. In our estimate of cash flows, we will consider factors such as expected future operating income, trends and prospects, the effects of demand, competition and other factors. If we are evaluating the potential sale of an asset or development alternatives, the undiscounted future cash flows analysis will consider the most likely course of action at the balance sheet date based on current plans, intended holding periods and available market information. We will be required to make subjective assessments as to whether there are impairments in the value of our properties. These assessments may be influenced by factors beyond our control, such as early vacating by a tenant or damage to properties due to earthquakes, tornadoes, hurricanes and other natural disasters, fire, civil unrest, terrorist acts or acts of war. These assessments may have a direct impact on our earnings because recording an impairment charge results in an immediate negative adjustment to earnings. There can be no assurance that we will not take impairment charges in the future related to the impairment of our properties. Any such impairment could have a material adverse effect on our business, financial condition and results of operations in the period in which the charge is taken.
We rely on information technology in our operations, and security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our tenants and business partners, including personally identifiable information of our tenants and employees, in our data centers and on our networks. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breach due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, and damage our reputation, which could adversely affect our business. We also may incur costs to remedy damage caused by such disruptions.
If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately on a timely basis, investors could lose confidence in our reported financial information, the trading price of our common stock could decline and our access to the capital markets or other financing sources could become limited.
As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our second Annual Report on Form 10-K following this offering (which we expect will cover our year ending December 31, 2020), we will be required to furnish a management report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately on a timely basis, investors could lose confidence in our reported financial information and the trading price of our common stock could be adversely affected.
Our business and ability to make distributions to our stockholders are subject to risks associated generally with the real estate industry.
Our business and ability to make distributions to our stockholders depend on the ability of our properties to generate revenues in excess of operating expenses (including scheduled principal payments on debt and capital expenditures). The following non-exclusive risks, many of which are beyond our control, could adversely affect our results of operations, financial condition and ability to service our debt and to make distributions to our stockholders:
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an oversupply of office space, a reduction in demand for office space, or reductions in office market rental rates in our markets or generally;

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changes in international, national, regional or local economic, demographic or real estate market conditions;

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adverse changes in financial conditions of buyers, sellers and tenants of properties;

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decreases in the underlying value of our properties;

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illiquidity of real estate investments, generally;

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vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-let space;

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competition from other owners or operators of office properties;

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costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

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the cost, quality and condition of the properties we are able to acquire in the future;

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changes in laws and regulations (including tax, environmental, zoning and building codes, landlord/tenant and other property laws and regulations) and agency or court interpretations of such laws and regulations and the related costs of compliance;

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changes in interest rate levels and the availability of financing; and

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civil unrest, earthquakes, acts of terrorism and other natural disasters or acts of God that may result in uninsured losses.

Our insurance coverage on our properties may be inadequate or our insurance providers may default on their obligations to pay claims.
We currently carry comprehensive insurance on all of our properties, including insurance for liability, fire and flood. We cannot guarantee that the limits of our current policies will be sufficient in the event of a catastrophe to our properties. We cannot guarantee that we will be able to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, while our current insurance policies insure us against loss from toxic mold, in the future, insurance companies may no longer offer coverage against this type of losses, or, if offered, might be prohibitively expensive. If any or all of the foregoing should occur, we may not have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. Should an uninsured loss or a loss in excess of our insured limits occur, we could lose all or a portion of our investment in a property or properties, as well as the anticipated future revenue from the property or properties. Nevertheless, we might remain obligated for any mortgage debt or other financial obligations related to the property or properties. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. If one or more of our insurance providers were to fail to pay a claim as a result of insolvency, bankruptcy or otherwise, the nonpayment of such claims could have an adverse effect on our financial condition and results of operations. In addition, if one or more of our insurance providers were to become subject to insolvency, bankruptcy or other proceedings and our insurance policies with the provider were terminated or canceled as a result of those proceedings, we cannot guarantee that we would be able to find alternative coverage in adequate amounts or at reasonable prices. In such case, we could experience a lapse in any or adequate insurance coverage with respect to one or more properties and be exposed to potential losses relating to any claims that may arise during such period of lapsed or inadequate coverage.
We are subject to risks from severe weather and natural disasters.
Severe weather and natural disasters, such as earthquakes, tornadoes or hurricanes, may result in significant damage to our properties. The extent of our casualty losses and losses in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake) or destructive weather event (such as a hurricane, especially in Florida and Louisiana) affecting a region may have a significant negative effect on our financial condition and results of operations. Our financial results may be adversely affected by our exposure to losses arising from natural disasters or severe weather.
We also are exposed to risks associated with inclement winter weather, including increased costs for the removal of snow and ice. Inclement weather also could increase the need for maintenance and repair of our properties.

We face possible risks associated with the physical effects of climate change.
The physical effects of climate change could have a material adverse effect on our properties, operations and business. For example, some of our properties are located near or along the East coast, particularly those in Florida, South Carolina, North Carolina, Virginia, Maryland, Pennsylvania and Massachusetts. To the extent climate change causes changes in weather patterns, our markets could experience increases in storm intensity and rising sea-levels. These conditions could result in physical damage to our properties or declining demand for space in our buildings or the inability of us to operate the buildings at all in the areas affected by these conditions. Climate change also may have indirect effects on our business by increasing the cost of  (or making unavailable) property insurance on terms we find acceptable, increasing the cost of energy and increasing the cost of snow removal or related costs at our properties. Proposed legislation to address climate change could increase utility and other costs of operating our properties which, if not offset by rising rental income, would reduce our net income. Should the impact of climate change be material in nature or occur for lengthy periods of time, our properties, operations and business would be adversely affected.
We may from time to time be subject to litigation, which could have a material adverse effect on our business, results of operations and financial condition.
We may be a party to various claims and routine litigation arising in the ordinary course of business. Some of these claims or others to which we may be subject from time to time may result in defense costs, settlements, fines or judgments against us, some of which are not, or cannot be, covered by insurance. Payment of any such costs, settlements, fines or judgments that are not insured could have an adverse impact on our financial position and results of operations. In addition, certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flow, expose us to increased risks that would be uninsured, or adversely impact our ability to attract officers and directors.
We may incur significant costs complying with various federal, state and local laws and regulations that are applicable to our properties.
Our properties are subject to various federal, state and local laws and regulatory requirements, including permitting and licensing requirements, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. Local regulations, including municipal or local ordinances, zoning restrictions and building codes may restrict our use of our properties and may require us to obtain approval from local officials at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief.
In addition, federal and state laws and regulations, including laws such as the Americans with Disabilities Act (“ADA”), impose further restrictions on our properties and operations. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Some of our properties may currently be in non-compliance with the ADA. If one or more of the properties in our portfolio is not in compliance with the ADA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our business, results of operations, financial condition, cash flows and per share trading price of our common stock.

We may experience environmental issues at our properties that are costly to remediate or result in liability for us or, in some cases, our tenants.
Various federal, state and local laws and regulations subject current or former real property owners or operators to liability for the costs of, and damages resulting from, removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner or operator was responsible for or even knew of the presence or release of such substances. Environmental laws also may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which that property may be used or how businesses may be operated on that property. The presence of, or failure to, properly remediate hazardous or toxic substances (such as toxic mold, lead paint and asbestos) on our properties may adversely affect our ability to rent, sell, develop or borrow against such contaminated property and may impose liability upon us for personal injury to persons exposed to such substances, property damage or for similar reasons.
Further, various laws and regulations also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances at another off-site location or treatment facility for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not the person arranging for such disposal ever owned or operated the disposal facility and without regard for whether environmental laws were complied with in disposing of such materials. As owners and operators of property and as potential arrangers for hazardous substance disposal, we may be liable under such laws and regulations for removal or remediation costs, governmental penalties, property damage, personal injuries and related expenses. Payment of such costs and expenses could adversely affect our business and our ability to make distributions or payments to our stockholders. In addition, certain other environmental and health and safety laws and regulations impose liability on owners or operators and, in some cases, tenants, of real property, including for building conditions such as the proper management and removal of asbestos-containing or other materials or remediation of indoor air quality issues due to mold, inadequate ventilation, chemical or biological contamination, among other reasons. Moreover, we may be subject to liability for personal injury or property damage sustained as a result of exposure to these building conditions.
Environmental liabilities could affect a tenant’s ability to make rental payments to us. Additionally, if we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties. Costs or liabilities incurred as a result of environmental issues may adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
Fluctuations in currency exchange rates may have a significant impact on our results of operations.
Fluctuations in currency exchange rates may have a significant impact on our results of operations. Hertz Properties Group, Limited, a subsidiary of ours, has outstanding debentures that are publicly listed and traded on the TASE that are denominated in, and payable in, ILS. We maintain certain amounts of cash and restricted cash balances denominated in ILS. We translate all foreign denominated assets and liabilities from ILS to U.S. dollars using the year-end exchange rate, and statement of operations items are translated using the average exchange rates in effect during the year. We reflect the net change of these adjustments in income (loss) on foreign currency exchange in our combined consolidated statement of operations. During the six months ended June 30, 2019, we recognized $7.1 million of foreign currency translation losses. During the year ended December 31, 2018, we recognized $11.2 million of foreign currency translation income. In periods when the value of the U.S. dollar falls against the ILS, our reported results of operations may be adversely affected. In addition, fluctuations in currencies may result in valuation adjustments in our assets and liabilities which could affect our reported results of operations.
In addition, foreign currency transaction risk arises when we or our subsidiaries enter into transactions where the settlement occurs in a foreign currency. Foreign currency transaction gains and losses are included in income (loss) on foreign currency exchange in our combined consolidated statement of income. During the six months ended June 30, 2019, we recognized $1.1 million of foreign currency transaction gains. During the year ended December 31, 2018, we recognized $3.0 million of foreign currency transaction losses. From time to time, we may enter into foreign currency hedge transactions in order to mitigate some of this risk. Our hedging positions may be partial, may not exist at all in the future or may not succeed to minimize our foreign currency fluctuation risks.
Under certain circumstances, income that we earn from foreign currency translations and transactions may be treated as non-qualifying income for purposes of the 75% or 95% gross income tests that we must satisfy to qualify and to maintain our qualification as a REIT. As a result of these rules, we may be required to limit our use of advantageous hedging techniques or, subject to the limitations on the value of and income from our TRSs, implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses from hedges held in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS, subject to certain limitations.
Risks Related to Our Indebtedness and Financing
We expect to have approximately $     billion of indebtedness outstanding following this offering. Our indebtedness may expose us to interest rate fluctuations and the risk of default under our debt obligations.
Upon completion of this offering, we anticipate that our total consolidated indebtedness will be approximately $     billion. In addition, we may incur additional debt to finance future acquisition activities.
Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties, pay the dividends currently contemplated or necessary to maintain our REIT qualification or eliminate entity-level taxes payable by us as a REIT. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:
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our cash flow may be insufficient to meet required payments of principal and interest;

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we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

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we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

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payments of principal and interest on borrowings could reduce funds available for distribution to our stockholders and may leave us with insufficient cash resources to pay operating expenses;

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we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations and could possibly lead to loss of property to foreclosure;

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we may not be able to refinance indebtedness on our properties at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

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reduce our flexibility to respond to changing business and economic conditions, limit our ability to withstand competitive pressures and increase our vulnerability to an economic downturn; and

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our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders could be adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code or could otherwise increase any entity-level taxes payable by us as a REIT. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Indebtedness to be Outstanding After this Offering”.

Our debt restricts our ability to engage in certain business activities, which could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
The agreements governing our current indebtedness contain customary negative covenants and other financial and operating covenants that:
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restrict our ability to incur additional indebtedness;

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restrict our ability to incur additional liens;

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restrict our ability to make certain investments (including certain capital expenditures);

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restrict our ability to merge with another company;

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restrict our ability to sell or dispose of assets;

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restrict our ability to enter new leases outside of stipulated guidelines or to materially modify existing leases;

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restrict our ability to make distributions to stockholders; and

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require us to satisfy certain customary financial covenant ratios, such as minimum tangible net worth requirements and maximum leverage ratios.

Failure to comply with these covenants could cause a default under the agreements and, in certain circumstances, our lenders may be entitled to accelerate our debt obligations. These limitations will restrict our ability to engage in some business activities, which could adversely affect our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all.
In order to maintain our qualification as a REIT, we are required under the Code, among other things, to distribute annually at least 90% of our taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flows and we may have to rely on third-party sources. We may not be able to obtain third-party financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:
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general market conditions;

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the market’s perception of our growth potential;

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our current debt levels;

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our current and expected future earnings;

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our cash flow and cash distributions; and

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the market price of our common stock.

If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Mortgage debt obligations expose us to the possibility of foreclosure on our ownership interests in our properties, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.
Incurring mortgage and other secured debt obligations increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. Any foreclosure on a mortgaged property or group of properties could adversely affect the overall value of our portfolio of properties. For tax purposes, a foreclosure of any of our properties that is subject to a nonrecourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds, which could hinder our ability to meet the distribution requirements applicable to REITs under the Code.
High mortgage rates or unavailability of mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, negatively impact our net income and reduce the amount of cash available for distributions.
If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we may be unable to refinance the properties when the loans become due, or to refinance on favorable terms. If interest rates are higher when we refinance our properties, our income could be reduced. If any of these events occur, our cash flow could be reduced. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more shares or by borrowing more money. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to make distributions necessary to meet the distribution requirements imposed on REITs under the Code.
Provisions in our property-level debt documents require ongoing management of our properties and minimum ownership by the Hertz family, the effect of which could delay or prevent a change in control.
Our property-level debt documents contain provisions that require Judah Hertz to continue to manage the day-to-day operations of our properties and for William Z. Hertz, Isaac Hertz and Sarah Hertz to continue to own no less than an aggregate 20.0% interest in each property, directly or indirectly. Unless and to the extent we successfully refinance such property-level debt, these provisions could have the effect of delaying, deferring or preventing a change in control of our company that would otherwise be economically attractive to our stockholders. We cannot assure you that we will refinance, or be able to refinance, any of our existing property-level debt at reasonable rates and otherwise on reasonable terms.
Risks Related to Our Relationship with Our Advisor and Its Affiliates
We do not currently have any direct employees and we may be unable to find suitable replacements if the Shared Services Agreement or the Advisory Agreement is terminated.
We do not currently have any direct employees. Prior to the completion of this offering, we will enter into the Shared Services Agreement with Hertz Investment Group, an affiliate of our Advisor, for services to be provided by our senior executive officers, who also serve as officers of Hertz Investment Group and its affiliates. Additionally, our other officers and individuals who perform services for us pursuant to the Advisory Agreement are also employees of our Advisor, including certain key employees of our Advisor whose continued service is not guaranteed. Our officers are not obligated to dedicate any specific portion of their time to our business and have other responsibilities in connection with their roles for Hertz Investment Group and its affiliates, including our Advisor. As a result, these individuals may not always be able to devote sufficient time to the management of our business, and we may not receive the level of support and assistance that we would receive if we were internally managed or if we had different management arrangements. If the Shared Services Agreement or the Advisor Agreement is terminated, we may be unable to find suitable replacements for our officers and our business might be negatively impacted.

We depend on our Advisor to conduct our business and any material adverse change in our relationship with our Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.
We are externally managed by our Advisor, an affiliate of Hertz Investment Group, pursuant to the terms of the Advisory Agreement. Under the Advisory Agreement, our Advisor provides a management team that is responsible for executing our investment strategy, subject to our board of directors’ direction, oversight and approval. We are reliant on our Advisor for the effective operation of our business, and our Advisor has discretion regarding the implementation of our operating policies and strategies, subject to the supervision of our board of directors. Our Advisor has no prior experience managing a public company. Should our Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.
We also are subject to the risk that our Advisor may terminate the Advisory Agreement and that we will not be able to find a suitable replacement for our Advisor in a timely manner, at a reasonable cost or at all. Our Advisor may terminate the Advisory Agreement only for cause: (i) in the event that we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement, or (ii) effective immediately concurrently with or within 90 days following a change in control of us.
Our Advisor and certain of its affiliates may have interests that diverge from the interests of our stockholders.
There are conflicts of interest in our relationship with our Advisor and its affiliates, including Hertz Investment Group. Our officers are principals of Hertz Investment Group and our Advisor. As a result, the Shared Services Agreement and the Advisory Agreement were negotiated between related parties and their terms may not be as favorable to us as if they had been negotiated with unaffiliated third parties. Additionally, pursuant to the Advisory Agreement, our Advisor has the right to propose to our board of directors the nomination of three out of the seven members of our board of directors, subject to such nominees otherwise satisfying the requirements and qualifications for directors under our charter and bylaws, Maryland law and the Israeli Companies Laws, and such directors might be influenced by their affiliation with our Advisor in their decision-making. Our Advisor and its affiliates, including Hertz Investment Group, and their officers and employees may engage in other business activities, subject to the terms of the Shared Services Agreement and the Advisory Agreement, which may reduce the amount of time our Advisor, its officers or other employees spend managing us.
In order to avoid any actual, potential or perceived conflicts of interest with our Advisor and its affiliates, including Hertz Investment Group, we intend to adopt a conflicts of interest policy to address specifically some of the conflicts relating to our activities. However, there is no assurance that this policy will be adequate to address all of the conflicts of interest that may arise or to address such conflicts in a manner that is favorable to us. It is possible that actual, potential or perceived conflicts of interest could give rise to investor dissatisfaction, litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult, and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential, actual or perceived conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially adversely affect our business in a number of ways, including difficulty in raising additional funds, a reluctance of counterparties to do business with us, a decrease in the prices of our equity securities and a resulting risk of litigation and regulatory enforcement actions.
Certain terms of the Advisory Agreement could make it difficult and costly to terminate our Advisor and could delay or prevent a change of control transaction.
The initial term of the Advisory Agreement commenced in August 2019 and will continue for seven years. Unless the Advisory Agreement is terminated by us or by our Advisor in accordance with its terms, the Advisory Agreement will be automatically extended for an additional seven-year period at the end of the initial term or any renewal term. In the event that the Advisory Agreement is terminated by us without cause or by our Advisor for cause (including upon a change in control of us), we will be required to pay our Advisor, on the effective termination date or as promptly thereafter as practicable, a termination fee equal to 2.0 times the sum of the advisory fee, the acquisitions fees and the loan coordination fees for the

12 full calendar months preceding the effective termination date, up to a maximum of 2% of our total asset value at the effective termination date. The termination fee could have the effect of delaying, deferring or preventing a change in control of our company that would otherwise be economically attractive to us.
Certain provisions of our charter and bylaws could make it difficult to find a new advisor upon a termination of the Advisory Agreement.
Our charter provides that, for so long as our securities are traded solely on the TASE, to the maximum extent permitted by non-waivable provisions of Maryland law, upon the termination of the Advisory Agreement, the company may not enter into a new advisory agreement with a replacement advisor except in compliance with the provisions set forth in our bylaws in respect of the appointment of a replacement advisor. If we are required to find a new advisor, our obligation to comply with the provisions of our bylaws applicable to the appointment of a new advisor, including, among other things, certain eligibility requirements for replacement advisors, could make it difficult for us to enter into a new advisory agreement with a replacement advisor.
We must pay an advisory fee to our Advisor regardless of our performance.
Our Advisor is entitled to an advisory fee equal to 0.1% of our total asset value, payable monthly, regardless of the performance of our portfolio. Our Advisor’s entitlement to an advisory fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that maximize total returns to our stockholders. This in turn could negatively impact both our ability to make distributions to our stockholders and the market price of our common stock.
Risks Related to Our Organization and Structure
The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.
Certain provisions of Maryland law and in our charter and bylaws may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. See “Description of Common Stock” and “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law”. These provisions include the following:
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Staggered Board:   Our charter provides for a staggered board of directors consisting of four classes. Each year, one or more classes of our directors will be elected by our stockholders. The Class I directors will serve an initial term of three years, the Class II director will serve an initial term of two years, the Class III director will serve an initial term of one year and the Class IV directors will serve an initial term of five years. After the initial term and the expiration of each subsequent term, Class I, Class II and Class III directors will each serve terms of three years and Class IV directors will each serve terms of five years. Our staggered board prevents stockholders from voting on the election of all directors at any annual meeting of stockholders, which may have the effect of keeping the current members of our board of directors in control for a longer period of time than stockholders may desire.

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Number of Directors:   Our charter and bylaws provide that our board of directors may at any time increase or decrease the number of directors.

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Advance Notice Provisions for Stockholder Nominations and Proposals:   Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholder. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting. Such provision, among others, could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

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Adoption of Certain Provisions of Israeli Law:   Our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, we will be subject to the provisions of the Israeli Companies Law applicable to issuers incorporated outside of Israel. The Israeli Companies Law, among other things, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for certain transactions involving directors, officers or controlling shareholders and regulates other matters that may be relevant to these types of transactions. The applicability of these provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control.
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Business Combinations:   In accordance with the Israeli Companies Law and the Maryland General Corporation Law (the “MGCL”), our charter provides that, subject to Maryland law, approval of any merger must be declared advisable by our board of directors, approved by at least 75% of the directors and approved by (a) to the extent approval of such transaction by the company’s stockholders is required by a non-waivable provision of Maryland law, holders of shares entitled to cast a majority of the votes entitled to be cast on the matter and (b) the affirmative vote of at least 75% of the votes cast on the matter at a stockholders’ meeting at which stockholders entitled to cast at least 40% of all the votes entitled to be cast on the matter are present, in person or by proxy. Likewise, we generally may not sell all or substantially all of our assets or engage in a statutory share exchange or convert unless such transaction is declared advisable by our board of directors and approved by (a) to the extent approval of such transaction by the company’s stockholders is required by a non-waivable provision of Maryland law, holders of shares entitled to cast a majority of the votes entitled to be cast on the matter and (b) the affirmative vote of at least 75% of the votes cast on the matter at a stockholders’ meeting at which stockholders entitled to cast at least 40% of all the votes entitled to be cast on the matter are present, in person or by proxy. The presence in person or by proxy of stockholders entitled to cast at least 40% of all the votes entitled to be cast at such meeting shall constitute a quorum for such meeting. The applicability of these provisions may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or that our stockholders otherwise believe to be in their best interests.

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Ownership Limits:   In order to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of any taxable year (beginning with our second taxable year as a REIT). In order to help us qualify as a REIT, our charter generally provides that no person may beneficially or constructively own more than 7.5% in value of the aggregate of our outstanding shares of all classes or series, or more than 7.5% in value or in number of shares, whichever is more restrictive, of the aggregate number of our outstanding common stock. Our charter provides that the sole purpose of such ownership restrictions is to preserve our status as a REIT under the Code and that our board of directors may grant exemptions from the restrictions on transfer and ownership of shares, subject to the conditions set forth in our charter. Nevertheless, the ownership restrictions may prevent or delay a change in control and, as a result, could adversely affect our stockholders’ ability to realize a premium for their common stock.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, the price of our common stock may be negatively affected by these provisions.
In our charter and bylaws, we have adopted certain provisions intended to comply with the requirements of the Israeli Companies Law applicable to us that differ from the default provisions generally applicable to Maryland corporations; certain of these provisions may be unenforceable and stockholder rights may be adversely affected.
Our charter and bylaws contain certain provisions intended to comply with the requirements of the Israeli Companies Law applicable to us that materially differ from the default provisions included in the MGCL. While the MGCL permits companies to adopt provisions that differ from the default provisions under the MGCL, certain of the provisions contained in our charter or bylaws may be inconsistent with Maryland public policy even if not statutorily inconsistent with the MGCL and may not be upheld by the Maryland courts in the event of a dispute.

Certain provisions in the partnership agreement of our operating partnership may delay or prevent acquisitions of us.
Following the completion of this offering, our continuing investors, including our directors, executive officers and employees of our Advisor, and our affiliates will own an aggregate of     % of the outstanding OP units and our company will own    % of the outstanding OP units (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus). Provisions in the partnership agreement of our operating partnership may delay, or make more difficult, acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an acquisition of us or change of our control, although some holders of common stock might consider such proposals, if made, desirable. For so long as we own less than 50% of the total outstanding OP units, the operating partnership will be prohibited from undertaking any of the following actions without first gaining the approval of holders of OP units representing a majority of all outstanding OP units (excluding OP units held by us and our affiliates):
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consummating a fundamental transaction (e.g., a merger, consolidation, sale, transfer or lease of all or substantially all of the operating partnership’s assets or termination of the operating partnership);

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making material amendments to the partnership agreement of the operating partnership;

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transferring our interest in the operating partnership or a change of control transaction of us as the controlling party of the general partner of the operating partnership;

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the withdrawal of the general partner of the operating partnership;

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making a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian receiver or trustee for all or any part of the operating partnership’s assets; or

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in addition, the operating partnership provides us, as general partner, with the ability in certain cases to amend the partnership agreement and to cause the operating partnership to issue units with terms that could delay, defer or prevent a merger or other change of control of us or operating partnership without the consent of the limited partners.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.
Maryland law provides that, subject to the provisions described in the next sentence, a director of a Maryland real estate investment trust is not personally liable for the obligations of the real estate investment trust. Maryland law further provides that, if a director otherwise would be liable, the provisions described in the immediately preceding sentence do not relieve the director from any liability to the trust or its security holders for any act that constitutes bad faith, willful misfeasance, gross negligence or reckless disregard of the director’s duties. Under the Israeli Companies Law, a company may indemnify a director for certain liabilities, payments and expenses incurred for acts performed by him or her as an office holder (within the meaning of the Israeli Companies Law). Under the Israeli Companies Law, a company may not indemnify or exculpate an office holder against any of the following: (i) a breach of the duty of loyalty, except for indemnification for a breach of the duty of loyalty to the corporation to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the corporation; (ii) a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder; (iii) an act or omission committed with intent to derive illegal personal benefit; or (iv) a fine or penalty levied against the office holder. Upon completion of this offering, as permitted by Maryland law and Israeli law, our charter will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:
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actual receipt of an improper benefit or profit in money, property or services; or

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a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

For so long as our securities are traded on the TASE and an applicable exemption does not apply under the Israeli Securities Law, the liability of our directors and officers to us will not be limited for damages caused to us as a result of a breach of their fiduciary duty of loyalty to us, as set forth in our charter, or in connection with an action or transaction in which a controlling stockholder, as defined in the Israeli Companies Law, or any other director or officer has a personal interest within the meaning of the Israeli Companies Law.
In addition, effective upon completion of this offering, our charter and our bylaws will require us to indemnify our directors and officers for actions taken by them in his or her service or in certain other capacities to the maximum extent permitted by Maryland law in effect from time to time and, for so long as our securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the Israeli Companies Law. Indemnification agreements that we expect to enter into with our directors and executive officers will require us to indemnify such directors and officers for actions taken by them in his or her service to the maximum extent permitted by Maryland law and Israeli law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance expenses incurred by our directors and our executive officers, and may, in the discretion of our board of directors, advance expenses incurred by our employees and other agents, in connection with legal proceedings.
Our subsidiaries may be prohibited from making distributions and other payments to us.
All of our properties are owned, and all of our operations are conducted, by our operating partnership and our other subsidiaries. As a result, we depend on distributions and other payments from our operating partnership and our other subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments depends on their earnings and cash flow and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of such subsidiaries’ debt or other obligations that are senior to our claims.
Our board of directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.
Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors may delegate such authority. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors also will establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. If, for example, our policy on debt is changed, we could become more highly leveraged which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Any change in our policies may have an adverse effect on our business, results of operations, financial condition and ability to service our debt and to make distributions to our stockholders.
Conflicts of interest may exist or could arise in the future between the interests of our stockholders and the interests of holders of units in our operating partnership, which may impede business decisions that could benefit our stockholders.
Conflicts of interest may exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our directors and officers have duties to our company under Maryland law in connection with their management of our company. At the same time, we, as the general partner of our operating partnership, have fiduciary duties and obligations to our operating partnership and its limited partners under Delaware law and the partnership agreement of our operating partnership in connection with the management of our operating partnership. Our fiduciary duties and obligations as the general partner of our operating partnership may come into conflict with the duties of our directors and officers to our company.
Under Delaware law, a general partner of a Delaware limited partnership has fiduciary duties of loyalty and care to the partnership and its partners and must discharge its duties and exercise its rights as general partner under the partnership agreement or Delaware law consistently with the obligation of good faith and fair dealing. The partnership agreement provides that, in the event of a conflict between the interests of our operating partnership or any partner, on the one hand, and the separate interests of our company or our stockholders, on the other hand, we, in our capacity as the general partner of our operating partnership, are under no obligation not to give priority to the separate interests of our company or our stockholders, and that any action or failure to act on our part or on the part of our directors that gives priority to the separate interests of our company or our stockholders that does not result in a violation of the contract rights of the limited partners of the operating partnership under its partnership agreement does not violate the duty of loyalty that we, in our capacity as the general partner of our operating partnership, owe to the operating partnership and its partners.
Additionally, the partnership agreement provides that we will not be liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for our intentional harm or gross negligence. Our operating partnership must indemnify us, our directors and officers, officers of our operating partnership and our designees from and against any and all claims that relate to the operations of our operating partnership, unless (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in violation or breach of the partnership agreement or (iii) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.
The formation transactions and related agreements were negotiated between the investors in our predecessor and may not be as favorable to us as if they had been negotiated with unaffiliated third-parties.
The terms of the formation transactions and the related agreements, including the various contribution/merger agreements, were negotiated between the investors in our predecessor and before our independent directors were elected. As a result, the terms of the formation transactions may not be as favorable to us as if they had been negotiated with unaffiliated third parties. In addition, the value of the common stock and OP units that we will issue in the formation transactions will increase or decrease if the price of our common stock increases or decreases. As more fully described in the “Plan of Distribution”, the initial public offering price will be determined based on either a book-building process or a Tender Process. The initial public offering price does not necessarily bear any relationship to our book value or the fair market value of our assets. Moreover, in the course of structuring the formation transactions, certain of our executive officers may have had the ability to influence the type and level of benefits that they will receive from our Advisor for managing us. In addition, certain executive officers of our Advisor had substantial pre-existing ownership interests in our predecessor and will receive substantial economic benefits as a result of the formation transactions. Accordingly, the formation transactions and related agreements may not be as favorable to us as if they had been negotiated with unaffiliated third-parties.

We may be required to reimburse contributors of certain properties in the formation transactions, pursuant to a tax protection agreement, for tax liabilities that they may incur upon our sale of the respective properties.
The sale by us of certain properties that will be contributed in the formation transactions will cause the contributors of those certain properties to recognize significant income tax liabilities. Pursuant to a tax protection agreement that our operating partnership will enter into with certain of the contributors, our operating partnership will agree not to sell, exchange or otherwise dispose of ten specified properties during the 12 years immediately following the completion of the formation transactions (the “tax protection period”) in a transaction that would cause the protected parties to realize built-in gain. With respect to one of these properties, Gateway Center, the tax protection agreement will provide that transfers may be effected only by way of 1031 exchange even beyond the initial 12-year period. If we sell one or more properties during the tax protection period, our operating partnership, subject to certain exceptions, will be required to pay to each protected party an amount equal to the U.S. federal, state and local taxes that may be imposed on the built-in gain allocated to it or its owners, with the amount of such taxes being computed based on the highest applicable U.S. federal, state and local marginal tax rates, as well as the tax liabilities incurred as a result of such tax protection payment. As a result, we may by subject to additional material liabilities in an amount equivalent to that required pursuant to the aforesaid tax protection agreement.
If we underestimate the amount of any U.S. federal withholding taxes payable with respect to any distribution paid by us to our non-U.S. stockholders, we may incur additional entity-level taxes, including penalties and interest, for any such under withholding.
With respect to distributions that we estimate to be payable out of our current or accumulated earnings and profits, we expect to withhold U.S. Federal income tax at the rate of 30% on any such distribution made to a non-U.S. stockholder unless a lower treaty rate applies or the distribution is income effectively connected with the non-U.S. stockholder’s trade or business, in each case, as properly certified on an applicable IRS Form W-8. If we underestimate the amount of any such distribution subject to such withholding that is payable out of our current or accumulated earnings and profits, we will nonetheless be liable for the withholding tax on such amount, which could include additional penalties and interest. If we are liable for any such under-withholding, we intend to withhold additional amounts on future distributions payable to the stockholder with respect to whom such under-withholding relates. However, no guarantees can be made that we will withhold on future distributions to such stockholders and it may not be possible in all instances to withhold on such future distributions, for example, if such stockholder has subsequently transferred their shares or such under-withholding is in excess of such future distributions.
Under such circumstances we would be obligated to pay any taxes, including any penalties and interest, to the IRS, which could (i) hinder our ability to meet the REIT distribution requirements imposed by the Code, (ii) increase any entity-level taxes payable by us as a REIT, and (iii) reduce the amount of cash available for future distributions to all stockholders.
U.S. Tax Risks for Non-U.S. Stockholders
We will be required to withhold U.S. federal income taxes with respect to certain distributions to non-U.S. stockholders, as more fully discussed below under “U.S. Federal Income Tax Considerations —  Taxation of Stockholders — Taxation of Non-U.S. Stockholders.” Such withholding, in certain circumstances, may be refunded to non-U.S. stockholders that file a U.S. federal income tax return. In addition, certain non-U.S. stockholders could be required to file U.S. federal income tax returns with respect to capital gain dividends if shares of our common stock are not regularly traded on an established securities market located in the United States. While we intend that our shares of common stock will be regularly traded on an established securities market located in the United States, such as the over the counter market, for any taxable year in which we distribute capital gain dividends, there can be no assurance to this effect. For additional information regarding these and other U.S. federal income tax considerations, prospective non-U.S. stockholders are strongly encouraged to review the discussion below under “U.S. Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Non-U.S. Stockholders.”

Risks Related to Our Status as a REIT
Failure to qualify or to maintain our qualification as a REIT would have significant adverse consequences to the value of our common stock.
We intend to elect and to qualify to be treated as a REIT commencing with our taxable year ending December 31, 2019. The Code generally requires that a REIT distribute at least 90% of its taxable income (without regard to the dividends paid deduction and excluding net capital gains) to stockholders annually, and a REIT must pay tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including capital gains) in a given year. In addition, a REIT is required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. To avoid entity-level U.S. federal income and excise taxes, we anticipate distributing at least 100% of our taxable income each year.
We believe that we have been and are organized, and have operated and will operate, in a manner that will allow us to qualify as a REIT commencing with our taxable year ending December 31, 2019. However, we cannot assure you that we have been and are organized and have operated or will operate as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there may only be limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT that, like us, will hold its assets through one or more partnerships. Moreover, in order to qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature and diversification of our assets and our income, the ownership of our outstanding stock, the absence of inherited retained earnings from non-REIT periods and the amount of our distributions. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT gross income and quarterly asset requirements also depends upon our ability to manage successfully the composition of our gross income and assets on an ongoing basis. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for U.S. federal income tax purposes or the U.S. federal income tax consequences of such qualification. Accordingly, it is possible that we may not meet the requirements for qualification as a REIT.
If, with respect to any taxable year, we fail to maintain our qualification as a REIT, we would not be allowed to deduct distributions to stockholders in computing our taxable income. If we were not entitled to relief under the relevant statutory provisions, we would also be disqualified from treatment as a REIT for the four subsequent taxable years. If we fail to qualify as a REIT, we would be subject to entity-level income tax on our taxable income at regular corporate tax rates. As a result, the amount available for distribution to holders of our common stock would be reduced for the year or years involved, and we would no longer be required to make distributions to our stockholders. In addition, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and adversely affect the value of our common stock.
We may owe certain taxes notwithstanding our qualification as a REIT.
Even if we qualify as a REIT, we will be subject to certain U.S. federal, state and local taxes on our income and property, on taxable income that we do not distribute to our stockholders, on net income from certain “prohibited transactions,” and on income from certain activities conducted as a result of foreclosure. We may, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT. In addition, we may provide services that are not customarily provided by a landlord, hold properties for sale and engage in other activities (such as a management business) through taxable REIT subsidiaries, or TRSs, and the income of those subsidiaries will be subject to U.S. federal income tax at regular corporate rates. Furthermore, to the extent that we conduct operations outside of the United States, our operations would subject us to applicable foreign taxes, regardless of our status as a REIT for U.S. tax purposes.

If our operating partnership is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.
We believe our operating partnership qualifies and will continue to qualify as a partnership for U.S. federal income tax purposes. Assuming that it qualifies as a partnership for U.S. federal income tax purposes, our operating partnership will not be subject to U.S. federal income tax on its income. Instead, its partners, including us, generally are required to pay tax on their respective allocable share of our operating partnership’s income. No assurance can be provided, however, that the IRS will not challenge our operating partnership’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. For example, our operating partnership would be treated as a corporation for U.S. federal income tax purposes if it were deemed to be a “publicly traded partnership” and less than 90% of its income consisted of  “qualified income” under the Code. If the IRS were successful in treating our operating partnership as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, therefore, cease to qualify as a REIT, and our operating partnership would become subject to U.S. federal, state and local income tax. The payment by our operating partnership of income tax would reduce significantly the amount of cash available to our operating partnership to satisfy obligations to make principal and interest payments on its debt and to make distribution to its partners, including us.
Dividends payable by REITs generally do not qualify for reduced tax rates.
Dividends payable by REITs are generally not eligible for the reduced rates that apply to certain qualified dividends payable to U.S. stockholders that are individuals and therefore are taxable as ordinary income when paid to such stockholders. However, the “Tax Cuts and Jobs Act” (the “TCJA”) provides a deduction of up to 20% of a non-corporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or liquidate certain of our investments.
To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our stockholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance.
As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than cash, cash items, government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. Further, no more than 25% of the value of our total assets can be represented by debt instruments issued by a publicly traded REIT that are not secured by a mortgage on real property.
After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain other statutory relief provisions to avoid losing our

REIT qualification. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.
If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless the disposition qualifies for one or more safe harbor exceptions for properties that have been held by us for at least two years and satisfy certain additional requirements (or the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax).
Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. We intend to hold, and, to the extent within our control, to have any joint venture to which our operating partnership is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of our properties and other properties acquired subsequent to the date hereof as are consistent with our investment objectives (and to hold investments that do not meet these criteria through a TRS). Based upon our investment objectives, we believe that overall, our properties (other than certain interests we intend to hold through a TRS) should not be considered property held primarily for sale to customers in the ordinary course of business. However, it may not always be practical for us to comply with one of the safe harbors, and, therefore, we may be subject to the 100% penalty tax on the gain from dispositions of property if we otherwise are deemed to have held the property primarily for sale to customers in the ordinary course of business.
The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.
REIT distribution requirements could adversely affect our liquidity and adversely affect our ability to execute our business plan.
In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to modify our business plans. Our cash flow from operations may be insufficient to fund required distributions, for example, as a result of differences in timing between our cash flow and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the effect of limitations on interest and net operating loss deductibility under the TCJA, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (iv) pay dividends in the form of  “taxable stock dividends” or (v) use cash reserves, in order to comply with the REIT distribution requirements. As a result, compliance with the REIT distribution requirements could adversely affect the market value of our common stock. The inability of our cash flow to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities. In addition, if we are compelled to liquidate our assets to repay obligations to our lenders or make distributions to our stockholders, we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as property held primarily for sale to customers in the ordinary course of business.
The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates and state and local taxes, which may have adverse consequences on our total return to our stockholders.
Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.
As a REIT, we generally cannot provide services to our tenants other than those that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If we forego providing such services to our tenants, we may be at disadvantage to competitors who are not subject to the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.
Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. In addition, rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are treated as not being conducted on an arm’s-length basis.
We intend to jointly elect with one or more companies for those companies to be treated as a TRS under the Code for U.S. federal income tax purposes. These companies and any other TRSs that we form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us unless necessary to maintain our REIT qualification. Although we will monitor the aggregate value of the securities of such TRSs and intend to conduct our affairs so that such securities will represent less than 20% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions.
Possible legislative, regulatory or other actions could adversely affect our stockholders and us.
The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. In recent years, many such changes have been made and changes are likely to continue to occur in the future. We cannot predict whether, when, in what form, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our stockholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income and/or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends. Stockholders are urged to consult with their own tax advisors with respect to the impact that recent legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.
On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act” (the “TCJA”). The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. These changes include permanently reducing the generally applicable corporate tax rate, generally reducing the tax rate applicable to individuals and other non-corporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes), and, for taxable years beginning after December 31, 2017 and before January 1, 2026, providing for preferential rates of taxation through a deduction of up to 20% (subject to certain limitations) on most ordinary REIT dividends and certain trade or business income of non-corporate taxpayers. The TCJA also imposes new limitations on the deduction of net operating losses, which may result in us having to make additional taxable distributions to our stockholders in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many of the provisions contained therein. The effect of any technical corrections with respect to the TCJA could have an adverse effect on us or our stockholders.
Recent partnership tax audit legislation may alter who bears the liability in the event any subsidiary partnership (such as our operating partnership) is audited and an adjustment is assessed.
In 2015, Congress revised the rules applicable to federal income tax audits of partnerships (such as our operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. Recently released Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners. In addition, these Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. Many questions remain as to how the new rules will apply, and it is not clear at this time what effect this legislation will have on us. However, these changes could increase the federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of a subsidiary partnership (such as our operating partnership).
Our property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.
Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. In particular, our portfolio of properties may be reassessed as a result of this offering. Therefore, the amount of property taxes we pay in the future may increase substantially from what we have paid in the past and such increases may not be covered by tenants pursuant to our lease agreements. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common stock and our ability to satisfy our principal and interest obligations and to make distributions to our stockholders could be adversely affected.
Risks Related to this Offering
For a full description of the non-uniform offering and the uniform offering, including the book-building and Tender Process (and the various terms in connection therewith) discussed in this section of the “Risk Factors”, see “Plan of Distribution” in this prospectus.
There has been no public market for our common stock prior to this offering and an active trading market for our common stock may not develop or be sustained following this offering.
Prior to this offering, there has not been any public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained following this offering or that our common stock will be resold at or above the initial public offering price. We intend to apply to have the common listed on the TASE and we do not expect an active trading market to develop in the United States.
The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies) and our financial performance.
We may not raise a sufficient amount of capital in this offering to meet our business objectives.
We are offering up to     shares of our common stock and there is no minimum number of shares of our common stock that must be sold in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of this offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from this offering. Additionally, if fewer than anticipated shares of our common stock are sold in this offering, but we nonetheless choose to complete this offering, there may not be enough shares to facilitate an active trading market for our common stock or to satisfy the minimum listing requirements established by the TASE.
The market price and trading volume of our common stock may be volatile following this offering.
Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the trading price of our common stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
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actual or anticipated variations in our quarterly operating results or dividends;

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changes in guidance related to financial performance;

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publication of research reports about us or the real estate industry;

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increases in market interest rates that lead purchasers of our shares to demand a higher yield;

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changes in market valuations of similar companies;

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issuances of common stock upon exercise or vesting of equity awards or redemption of limited partnership interests;

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adverse market reaction to any additional debt we incur in the future;

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additions or departures of key management personnel;

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actions by institutional stockholders;

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speculation in the press or investment community;

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the realization of any of the other risk factors presented in this prospectus;

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the extent of investor interest in our securities;

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the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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our underlying asset value;

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investor confidence in the stock and bond markets, generally;

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changes in tax laws;

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future equity issuances;

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failure to meet guidance related to financial performance;

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failure to meet and maintain REIT qualifications; and

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general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our business, results of operations, financial condition and trading price of our common stock.
There are currently a very limited number of REITs whose common equity is traded on the TASE and we are likely to, at least initially, be the only U.S. REIT whose common equity is traded on the TASE and not a national securities exchange in the United States.
There are currently a very limited number of REITs whose common equity trades on the TASE. At least initially, we are likely to be the only U.S. REIT whose common equity is listed on the TASE and not also listed for trading on a national securities exchange in the United States. Accordingly, there is little to no historical market data on how our common stock may trade on the TASE, whether a liquid market will develop or whether the trading price of our common stock may be adversely affected by virtue of the limited number of U.S. REITs trading in the local market. If a robust trading market for our common stock does not develop on the TASE or if Israeli investors otherwise treat our common stock unfavorably as compared to the securities of listed domestic companies, the market price of our common stock could decline.
We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
We expect our operating partnership to use the net proceeds from this offering to repay approximately $    million in outstanding indebtedness on our revolving credit facility and approximately $     million of transaction costs in connection with this offering. See “Use of Proceeds”. We expect to use any remaining net proceeds for general corporate purposes, including capital expenditures and potential future acquisition opportunities. However, we have not yet committed to acquire specific properties, and you will be unable to evaluate the economic merits of such investments before making an investment decision to purchase our common stock in this offering. We have broad authority to invest in real estate investments that we may identify in the future, and we may make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Our management could have broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. These factors increase the uncertainty, and thus the risk, of an investment in our common stock.
We may be unable to make distributions to our common stockholders and we may be required to borrow funds to make distributions to our common stockholders, which could result in a decrease in the market value of our common stock.
We intend to make cash distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to adjustments, is distributed. If sufficient cash from our operations is not available for distribution to common stockholders, we may elect to fund distributions to common stockholders from working capital, borrow to provide funds for such distributions, or reduce the amount of such distributions. To the extent we borrow to fund distributions to common stockholders, our future interest costs would increase, thereby reducing our earnings and cash available for distribution to common stockholders from what they otherwise would have been. If sufficient cash from our operations is not available for distribution to common stockholders, our inability to make the expected distributions could result in a decrease in the market price of our common stock.
All distributions will be made at the discretion of our board of directors and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make distributions to common stockholders in the future.
Any distributions on our common stock will be subject to currency risk, which will be borne entirely by our stockholders.
We operate entirely within the United States and our financial results are reported in USD. However, distributions on our common stock, although calculated and declared by us in USD, will be paid in ILS. As a result, our stockholders will bear the currency risk associated with such distributions. We will not adjust the terms of our common stock to compensate for any changes in foreign currency exchange rates or policies.
The form, timing or amount of dividend distributions will be declared at the discretion of our board of directors. Our stockholders will receive payment, in ILS, at an exchange rate equal to the weighted average of the USD/ILS exchange rates of all the transactions (one or more) completed by the bank(s) through which the payment is converted to ILS on the third TASE trading day preceding the distribution payment date. As a result, our stockholders may be exposed to fluctuations in the USD/ILS exchange rate between the date on which the dividend distribution is converted from USD to ILS and the distribution payment date. This currency risk may affect the value of our common stock. Specifically, if the value of USD relative to ILS declines, the ILS equivalent of our distributions declared in USD will also decline. Therefore, distributions received by our stockholders will likely fluctuate each year, even if we pay the full distributions due and payable each year.
Increases in market interest rates may cause prospective purchasers to seek higher distribution yields and therefore reduce demand for our common stock and result in a decline in the market price of our common stock.
The price of our common stock may be influenced by our distribution yield (i.e., the amount of our annual or annualized distributions, if any, as a percentage of the market price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently low relative to historical levels, may lead prospective purchasers and holders of our common stock to expect a higher distribution yield, which we may not be able, or may choose not, to satisfy. As a result, prospective purchasers may decide to purchase other securities rather than our common stock, which would reduce the demand for our common stock, and existing holders of our common stock may decide to sell their shares, either of which could result in a decline in the market price of our common stock.
Future offerings of debt or equity securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt securities), including senior or subordinated notes and classes or series of preferred shares. Upon liquidation, holders of our debt securities and shares of preferred shares and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.
We are an “emerging growth company”, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of  (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions and benefits under the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the market price of our common stock may be more volatile and decline significantly.
We will incur significant costs as a result of operating as a new public company, and our management will devote substantial time to compliance initiatives.
As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say-on-pay” and pay parity. Shareholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our Advisor and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.
If you invest in this offering, you will experience immediate dilution.
Purchasers of our common stock offered by this prospectus will experience an immediate and substantial dilution of the net tangible book value of our common stock from the assumed Offering Price set forth on the front cover of this prospectus. Net tangible book value per share attributable to common stockholders represents the amount of total tangible assets less total liabilities and preferred equity, divided by the number of outstanding shares of common stock (assuming the exchange of common stock upon redemption of OP units on a one-for-one basis). As of June 30, 2019, our predecessor had a net tangible book value of approximately $     million, or $     per share of common stock, held by continuing investors. After giving effect to the sale of common stock by us in this offering (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus), the application of aggregate net proceeds from this offering, completion of the formation transactions, the issuance of restricted shares of common stock to our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) and the other adjustments set forth in our unaudited pro forma condensed combined consolidated financial statements included elsewhere in this prospectus, the pro forma net tangible book value as of June 30, 2019 attributable to common stockholders would have been $     million, or $     per share of common stock, assuming the exchange of OP units to be issued in connection with the formation transactions into shares of common stock on a one-for-one basis. This amount represents an immediate increase in net tangible book value of  $     per share to our continuing investors and an immediate dilution in pro forma net tangible book value of  $     per share to our new investors from the assumed Offering Price set forth on the front cover of this prospectus. See “Dilution.”

The market value of our common stock may decline due to the large number of our shares eligible for future sale.
The market value of our common stock could decline as a result of sales of a large number of common stock in the market after this offering or upon issuance of common stock upon redemption of partnership interests in our operating partnership, or the perception that such sales or issuances could occur. Such sales or issuances, or the perception that such sales or issuances may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this offering, we will have a total of       shares of common stock outstanding (assuming we sell all of the shares of common stock offering in this offering). The common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than our directors, executive officers and other affiliates. In addition, upon completion of this offering,     OP units in our operating partnership will be outstanding and our continuing investors, including our directors, executive officers and employees of our Advisor, and our affiliates will own an aggregate of      % of the outstanding OP units and our company will own     % of the outstanding OP units (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus). Pursuant to the partnership agreement, limited partners of our operating partnership and assignees of limited partners will have the right, beginning 12 months after the later of the completion of this offering or the date on which a person first became a holder of OP units, to require our operating partnership to redeem part or all of their OP units for cash equal to the then-current market value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at the election of our operating partnership, to exchange their OP units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter. Certain of our continuing investors will also have the benefit of registration rights to facilitate the resale of shares of our common stock they may receive in exchange for OP units.
Allocation of shares to successful applicants in a non-uniform offering or successful bidders in a uniform offering may result in a phenomenon known as the “winner’s curse”, and, as a result, investors may experience significant losses.
The allocation of shares to successful applicants in a non-uniform offering or successful bidders in a uniform offering may result in a phenomenon known as the “winner’s curse”. At the conclusion of this offering, applicants or bidders, as the case may be, that receive allocations of our common stock in this offering, may infer that there is little incremental demand for our common stock above or equal to the public trading price. As a result, successful applicants or bidders, as the case may be, may conclude that they paid too much for our common stock and could seek to immediately sell their common stock to limit their losses should the price of our common stock decline. In this situation, other investors who were not allocated shares may wait for this selling to be completed, resulting in reduced demand for our common stock in the public market and a significant decline in the price of our common stock. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in our common stock shortly after this offering.
Submitting an application in a non-uniform offering or a bid in a uniform offering does not guarantee an allocation of shares of our common stock.
Submitting an application in a non-uniform offering or a bid in a uniform offering does not guarantee an allocation of shares of our common stock. Acceptance of an interested investor’s application or bid, as the case may be, may depend on a number of factors, including:
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whether the TASE regulations requiring minimum diversification of public holdings of our shares and other listing requirements are satisfied;

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the total number of shares offered to the public by this prospectus;

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in the case of a uniform offering, the Share Price (as defined below) determined based on the Tender Process; and

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in the case of a uniform offering, the total number of shares represented by bids cast in the Tender Process (including bids by Classified Investors cast during the early bidding process described below in “Plan of Distribution —  Uniform Offering with Pricing Determined in a Tender Process — Early Bidding by Classified Investors”).

If we conduct a non-uniform offering, shares of our common stock will be allocated to investors at the discretion of the company in consultation with the underwriters. In the case of a uniform offering, the manner in which shares will be allocated to bidders and the resulting Share Price will be determined by the bids submitted during the Tender Process as described below in the “Plan of Distribution”. We do not know how many applications or bids, as the case may be, will be submitted or what the prices will be for any such bids. We cannot guarantee that an interested investor who submits an application or a bid, as the case may be, will be allocated any shares or will receive the full number of shares indicated in such application or bid.
The Tender Process may result in a situation in which less price-sensitive investors play a larger role in the determination of the offering price per share and constitute a larger portion of the investors in this offering, and, therefore, the offering price per share may not be sustainable.
In a typical public offering, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments. Other investors typically have less access to this level of research and analysis, and, as a result, may be less sensitive to price when participating in the Tender Process. If we were to conduct a uniform offering with pricing determined in a Tender Process, these less price-sensitive investors may have a greater influence in setting the offering price per share and may have a higher level of participation in our offering than is normal. This, in turn, could cause the Tender Process to result in an offering price per share that is higher than the price professional investors are willing to pay for our common stock. As a result, the market price of our common stock may decrease once trading begins. Also, because professional investors may have a substantial degree of influence on the trading price of our common stock over time, the price of our common stock may decline and not recover after this offering. Furthermore, if the offering price per share is above the level that investors determine to be reasonable for our shares, certain investors might attempt to short sell the stock after trading begins, which would create additional downward pressure on the trading price of our common stock.
Classified Investors who submitted successful bids during the Tender Process will pay a price per share that is effectively lower than the Share Price for other investors.
As discussed below under “Plan of Distribution — Uniform Offering with Pricing Determined in a Tender Process — Early Bidding by Classified Investors”, if we were to conduct a uniform offering with pricing determined in a Tender Process, we will pay to each Classified Investor an early commitment fee equal to 2.5% of the product of  (i) the number of shares of our common stock the Classified Investor committed to bid for during the Early Bidding Process multiplied by (ii) the Minimum Price. As a result, Classified Investors who submitted successful bids during the Tender Process will effectively pay a price per share for the shares represented by such bids that is lower than the Share Price paid by the other investors.
The mechanics of the Tender Process make it difficult for persons not having an account with an Authorized Entity at the time of the Tender Process to place a bid for our common stock.
If we were to conduct a uniform offering with pricing determined in a Tender Process, such Tender Process will be conducted in accordance with the Israeli Securities Law as well as rules established by the TASE. Although the Tender Process is open to all persons who wish to participate, with the exception of the Early Bidding Process for Classified Investors, bids for our common stock must be submitted through an Authorized Entity. This requirement may make it difficult and/or costly for persons without an account with an Authorized Entity to bid on our common stock.

Cautionary Note Regarding Forward-Looking Statements
This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, our pro forma financial statements and all statements regarding future financial performance and anticipated market conditions and demographics are forward-looking statements. We caution investors that any forward-looking statements included in this prospectus are based on management’s beliefs and assumptions based on information currently available to management. When used, the words “anticipate”, “believe”, “expect”, “intend”, “may”, “might”, “plan”, “estimate”, “project”, “should”, “will”, “would”, “result”, “pro forma” and other similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements are subject to numerous risks and uncertainties, some of which are beyond our control, and depend on assumptions, data or methods that may be incorrect or imprecise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you, therefore, against relying on any of these forward-looking statements.
Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:
•
adverse economic or real estate developments in our markets;

•
general economic conditions;

•
defaults on, early terminations or non-renewals of leases by tenants;

•
risks associated with our leasing activities, including the risk that we will experience decreased rental rates or increased vacancy rates or that we do not realize the potential incremental annualized rent from embedded lease-up opportunities;

•
intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

•
difficulties in identifying properties to acquire and completing acquisitions;

•
our failure to successfully operate acquired properties;

•
risks related to capital or other expenditures we may be required to make to retain and attract tenants;

•
increased operating costs that we are unable to pass along to our tenants;

•
loss of key personnel;

•
our failure to obtain necessary outside financing;

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fluctuations in interest rates and increased costs to refinance or obtain new financing;

•
our failure to generate sufficient cash flows to service our outstanding indebtedness;

•
insufficient amounts of insurance or exposure to events that are either uninsured or underinsured;

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uncertainties and risks related to adverse weather conditions, natural disasters and climate change;

•
exposure to liability relating to environmental and health and safety matters;

•
limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets;

•
failure to meet the restrictive covenants and requirements in our existing and new debt agreements;

•
risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure;

•
general volatility of the capital and credit markets and the market price of our common stock on the TASE;

•
changes in real estate and zoning laws and increases in real property tax rates;

•
failure to qualify or maintain our qualification as a REIT;

•
risks associated with the market for our common stock;

•
risks associated with future sales of our common stock by our continuing investors or the perception that our continuing investors intend to sell substantially all of the common stock that they hold; or

•
any of the other risks included in this prospectus, including those set forth under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties”.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Use of Proceeds
We are offering up to      shares of common stock. There is no assurance that we will sell any particular amount of the shares of common stock offered in this offering. Assuming we sell all of the shares of common stock offered in this offering at an offering price per share of ILS      (approximately $      as of             , 2019), which is the Offering Price set forth on the cover of this prospectus, we estimate that the net proceeds to us from this offering will be approximately $    million, after deducting underwriting and/or distribution commissions and other estimated expenses payable by us.
We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:
•
repay approximately $    million in outstanding indebtedness on our revolving credit facility; and

•
pay approximately $    million of transaction costs in connection with this offering.

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including future acquisition opportunities.
Pending the permanent use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes.

Distribution Policy
We are a newly formed company, and as a result, we have not paid any distributions as of the date of this prospectus. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2019. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains, and that it pay tax at the corporate rate to the extent that it annually distributes less than 100% of its REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gains. In addition, a REIT will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, see “U.S. Federal Income Tax Considerations”.
Distributions to our stockholders will be authorized by our board of directors in its sole discretion and declared by us out of funds legally available therefor. The timing, form, frequency and amount of distributions will be authorized by our board of directors based upon a variety of factors, including:
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actual results of operations and our cash available for distribution;

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the timing of the investment of the net proceeds of this offering;

•
debt service requirements and any restrictive covenants in our loan agreements;

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capital expenditure requirements for our properties;

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our taxable income;

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the annual distribution requirements under the REIT provisions of the Code;

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our operating expenses;

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requirements under applicable law; and

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other factors that our board of directors may deem relevant, including the amount of distributions made by our peers.

We intend to make quarterly distributions to our common stockholders sufficient to enable us to meet the annual distribution requirements applicable to REITs and to avoid or minimize the imposition of corporate and excise taxes. However, under some circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet these distribution requirements or to avoid or minimize the imposition of tax and we may need to borrow funds to make certain distributions. No assurance can be given that cash available for distribution to our stockholders will be sufficient to pay distributions to them at any particular yield, in an amount sufficient for us to continue to qualify as a REIT or to reduce or eliminate U.S. federal income taxes, or at all. Additionally, we will be subject to limitations on distributions to our stockholders if we are in default under our unsecured credit facility that we intend to enter into upon the consummation of the formation transactions as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”. We will also be subject to limitations on distributions to our stockholders given the deed of trust of our subsidiary’s debentures which pertains to several of our properties.
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, pursuant to our charter, distributions of dividends by us to our stockholders will be made in accordance with Maryland law and the requirements of the Israeli Companies Law and the regulations promulgated thereunder applicable to the distribution of dividends.
For a discussion of the tax treatment of distributions to holders of our shares of common stock, see “U.S. Federal Income Tax Considerations”.
Although we have no current intention to do so, we may in the future also choose to pay distributions in the form of our own shares. See “U.S. Federal Income Tax Considerations — Annual Distribution Requirements” and “Risk Factors — Risks Related to Our Status as a REIT”.

Capitalization
The following table sets forth the cash and cash equivalents and capitalization of our predecessor as of June 30, 2019 and our cash and cash equivalents and capitalization as of June 30, 2019 on a pro forma basis, giving effect to the formation transactions and the other adjustments described in the unaudited pro forma condensed combined consolidated financial statements and the notes related thereto included elsewhere in this prospectus. You should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, our predecessor’s combined consolidated financial statements and our unaudited pro forma condensed combined consolidated financial statements and the notes related thereto included elsewhere in this prospectus (dollars in thousands). Because there is no minimum offering amount required to consummate this offering, our unaudited pro forma condensed combined consolidated financial data does not give effect to the completion of this offering or our receipt of any net proceeds therefrom.
	As of June 30, 2019
	Historical Predecessor	Pro Forma (unaudited)
Cash and cash equivalents and restricted cash	$182,559	$200,680
Debt:
Debentures, mortgages and other loans payable, net	$1,885,576	$1,885,576
Revolving credit facility(1)	—	54,590
Other liabilities	67,609	64,959
Equity:
Common stock, $0.01 par value per share, shares issued and outstanding, pro forma(2)	—	—
Additional paid-in capital	—	1
Preferred shares, $0.01 par value per share, none issued and outstanding, pro forma	—	—
Members’ equity	(119,121)	(152,941)
Total equity	(119,121)	(152,940)
Total capitalization	$1,834,064	$1,852,185

(1)
As of August 20, 2019, our revolving credit facility had a total outstanding balance of approximately $55 million. At our option, our revolving credit facility amount may be increased to a maximum amount of  $100 million, to the extent that there exists borrowing base capacity available per the terms of the revolving credit facility, in minimum increments of no less than $5 million.

(2)
Includes      restricted shares of common stock subject to time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes (a)      shares of common stock available for future issuance under our long-term incentive plan, and (b)      shares of common stock that may be issued, at our option, upon exchange of       OP units to be issued in the formation transactions. Also excludes 1,000 shares of our common stock that were issued to affiliates of our Advisor for $1,000 in connection with our formation and will be repurchased by us at or prior to the closing of this offering for $1,000.

Dilution
Purchasers of shares of common stock offered by this prospectus will experience an immediate and substantial dilution of the net tangible book value of our shares of common stock from the assumed initial public offering of      shares of common stock at the Offering Price set forth on the front cover of this prospectus. Net tangible book value per share attributable to common stockholders represents the amount of total tangible assets less total liabilities, divided by the number of outstanding shares of common stock, assuming the exchange of OP units into shares of common stock on a one-for-one basis. As of June 30, 2019, our predecessor had a net tangible book value of approximately $     million, or $     per share of common stock, held by continuing investors. After giving effect to the sale of shares of common stock by us in this offering (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus), the application of aggregate net proceeds from this offering, the completion of the formation transactions, the issuance of restricted shares of common stock to our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) and the other adjustments set forth in our unaudited pro forma condensed combined consolidated financial statements included elsewhere in this prospectus, the pro forma net tangible book value as of June 30, 2019 attributable to stockholders would have been $     million, or $     per share of common stock, assuming the exchange of OP units to be issued in connection with the formation transactions into shares of common stock on a one-for-one basis. This amount represents an immediate increase in net tangible book value of  $     per share to our continuing investors and an immediate dilution in pro forma net tangible book value of  $     per share to our new investors from the assumed Offering Price set forth on the front cover of this prospectus. The following table illustrates this per share dilution.
Assumed initial public offering of all shares of common stock offered hereby at a price per share at the Offering Price	$
Net tangible book value per share of our predecessor as of June 30, 2019, before the formation transactions and this offering(1)	$
Net increase in net tangible book value per share attributable to the formation transactions and this offering	$
Pro forma net tangible book value per share attributable to stockholders after the formation transactions and this offering(2)	$
Dilution in pro forma net tangible book value per share to new investors(3)	$

(1)
Net tangible book value per share of our predecessor as of June 30, 2019, before the formation transactions and this offering, was determined by dividing the net tangible book value of our predecessor as of June 30, 2019 by the number of shares of common stock held by continuing investors immediately after this offering, assuming the exchange of OP units to be issued in connection with the formation transactions into shares of common stock on a one-for-one basis.

(2)
The pro forma net tangible book value per share attributable to stockholders after the formation transactions and this offering was determined by dividing net tangible book value of approximately $      million by shares of common stock deemed to be outstanding immediately after this offering, assuming the exchange of OP units to be issued in connection with the formation transactions into shares of common stock on a one-for-one basis, which amount excludes shares of common stock reserved for future issuance under our long-term incentive plan.

(3)
The dilution in pro forma net tangible book value per share to new investors was determined by subtracting pro forma net tangible book value per share attributable to common stockholders after the formation transactions and this offering from the assumed initial public offering price paid by a new investor for our shares of common stock. For the purpose of calculating our predecessor’s pro forma net tangible book value per share attributable to common stockholders, we have assumed that, as of June 30, 2019, the shares of common stock and OP units to be issued as part of the formation transactions were outstanding as of such date.

The table below summarizes, as of June 30, 2019, on a pro forma basis, the differences between the number of shares of common stock and OP units to be received by the continuing investors in connection with the formation transactions and the new investors purchasing shares of common stock in this offering and the net tangible book value attributable to investments by our continuing investors and the net tangible book value attributable to cash paid by the new investors purchasing shares of common stock in this offering. In calculating the net tangible book value attributable to cash paid by the new investors purchasing shares of common stock in this offering, we assumed an initial public offering of all shares of common stock offered hereby at the Offering Price set forth on the front cover of this prospectus, after deducting underwriting and/or distribution commissions and estimated offering expenses payable by us.
	Shares/Common Units Issued/Granted		Pro Forma Net Tangible Book Value of Contribution/ Cash(1)		Average Price Per Share/ Common Unit
	Number	Percentage	Amount	Percentage
(dollars in thousands, except per share data)
Continuing investors(2)
New investors(3)	$	%	$	%	$
Total	$	100.0%	$	100.0%	$

(1)
Represents pro forma net tangible book value attributable to stockholders as of June 30, 2019, after giving effect to the formation transactions and this offering.

(2)
Includes   OP units to be issued in connection with the formation transactions and      restricted shares of common stock subject to time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes shares of common stock reserved for future issuance under our long-term incentive plan or that we may issue in the future upon the redemption of outstanding OP units. Also excludes 1,000 shares of our common stock that were issued to affiliates of our Advisor for $1,000 in connection with our formation and will be repurchased by us at or prior to the closing of this offering for $1,000.

(3)
Assumes      shares of common stock are sold in this offering at the Offering Price set forth on the front cover of this prospectus.

Management’s Discussion and Analysis of Financial Condition and
Results of Operations
You should read the following discussion of our results of operations and financial condition in conjunction with our consolidated financial statements and related notes thereto of our predecessor as well as our unaudited pro forma condensed combined consolidated financial statements and related notes, each included elsewhere in this prospectus. Where appropriate, the following discussion includes the effects of the completion of the formation transactions, this offering and the use of the net proceeds therefrom on a pro forma basis. The following discussion contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in the sections of this prospectus entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. As used in this section, unless the context otherwise requires, “we”, “us”, “our” and “our company” mean our predecessor for the periods presented and Hertz Group Realty Trust, Inc. and its consolidated subsidiaries upon consummation of the formation transactions and this offering.
Overview
We own and operate office buildings in CBDs of medium-sized cities across the United States. We focus on CBDs and CBD-like markets with strong growth potential that are in close proximity to major public transportation lines and dense population centers. Our strategy is based on the acquisition and operation of value-add and stabilized high-quality Class A office properties, leased to quality tenants in areas characterized by limited inventory of available office space and limited new construction. Following consummation of the formation transactions and this offering, our property portfolio will consist of 71 office buildings in 24 cities located in 18 states across the United States, with an aggregate of approximately 19.5 million leasable square feet. We are externally managed by our Advisor, Hertz Group REIT Advisor, LLC, an affiliate of Hertz Investment Group.
Formation Transactions
Prior to the completion of this offering, our operating partnership and its affiliates that comprise our predecessor will engage in a series of transactions intended to establish our operating and capital structure. We refer to these transactions, which are described below, as our formation transactions.
•
Hertz Group Realty Trust, Inc. was formed as a Maryland corporation in December 2018. We intend to elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019. In connection with our formation, affiliates of our Advisor made an initial investment in us of  $1,000 in exchange for 1,000 shares of our common stock. These shares will be repurchased by us at or prior to the closing of the offering for $1,000.

•
Hertz Group Realty Operating Partnership, LP, our operating partnership, was formed as a Delaware limited partnership in December 2018, with Hertz Group Realty Trust, Inc. as its sole general partner.

•
The entities that directly or indirectly currently own our properties will either (i) merge with and into our operating partnership or one of its subsidiaries, or (ii) transfer all of their assets and liabilities to our operating partnership or one of its subsidiaries in exchange for OP units. The issuance of units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D under the Securities Act.

•
The limited partnership agreement of our operating partnership will be amended and restated.

•
We will sell      shares of common stock in this offering and contribute the net proceeds to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:

•
repay approximately $    million in outstanding indebtedness on our new revolving credit facility; and

•
pay approximately $    million of transaction costs in connection with this offering;

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including potential future acquisition opportunities. See “Use of Proceeds”.
Upon completion of the formation transactions, we expect that substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, either directly or through its subsidiaries, and we will be the sole general partner of our operating partnership. We expect to own approximately     % of outstanding OP units, assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the cover of this prospectus.
We generate our cash from operations primarily through the monthly lease payments, or base rent, we receive from the tenants that occupy our properties. As of June 30, 2019, our portfolio consisted of 71 office buildings in 24 cities located in 18 states across the United States, with an aggregate of approximately 19.5 million leasable square feet, which was 80.4% occupied. As of June 30, 2019, our leases had a weighted average remaining lease term of 4.70 years, excluding renewal options that have not been exercised, which are exercisable at the option of our tenants upon expiration of their base lease term.
As of June 30, 2019, on a pro forma basis, we had approximately $     million principal balance of outstanding indebtedness. As of June 30, 2019, on a pro forma basis (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus), we also had approximately $     million of cash and cash equivalents on hand. In addition, we have a revolving credit facility which allows for borrowings up to $50 million, which at our option may be increased to a maximum of  $100 million, in minimum increments of  $5 million. As of            , 2019, we had $     available for borrowing under our revolving credit facility. At our option, our revolving credit facility may be increased to a maximum amount of  $100 million, to the extent there exists borrowing base capacity available per the terms of the revolving credit facility, in minimum increments of no less than $5 million.
We intend to elect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2019. We believe that our organization and operations will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner.
Factors that May Impact Our Operating Results
Rental Revenue
We derive revenues primarily from rents, expense reimbursements and other income received from tenants under existing leases at each of our properties. “Tenant reimbursements” consist of payments made by tenants to us under contractual lease obligations to reimburse a portion of the property operating expenses and real estate taxes incurred at each property. The amount of net rental revenue and reimbursements that we receive depends principally on our ability to lease available space, re-lease space to new tenants upon the scheduled or unscheduled termination of leases, renew expiring leases and to maintain or increase our rental rates. Factors that could affect our rental revenue in the future include, but are not limited to: local, regional or national economic conditions; an oversupply of, or a reduction in demand for, office space in central and medium-sized cities across the United States; changes in market rental rates; our ability to provide adequate services and maintenance at our properties; and fluctuations in interest rates. Future economic or regional downturns affecting our submarkets or downturns in our tenants’ industries could impair our ability to lease vacant space and renew or re-lease space as well as the ability of our tenants to fulfill their lease commitments, and could adversely affect our ability to maintain or increase the occupancy at our properties.

Tenant Credit Risk
The economic condition of our tenants may deteriorate, which could negatively impact their ability to fulfill their lease commitments and in turn adversely affect our ability to maintain or increase the occupancy level and/or rental rates of our properties. Existing and/or potential tenants also may shift to a more cautionary mode with respect to leasing and look to consolidate space, reduce overhead and preserve operating capital, while others may defer strategic decisions, including entering into new, long-term leases at properties.
We assess the credit quality of our portfolio by seeking to lease space to creditworthy tenants that meet our underwriting and operating guidelines. When we assess tenant credit quality, we (i) review relevant financial information, including financial ratios, net worth, revenue, cash flows, leverage and liquidity; (ii) evaluate the depth and experience of the tenant’s management team; and (iii) assess the strength/growth of the tenant’s industry. This evaluation assists us in determining whether to lease to such potential tenant and, if so, the initial tenant security deposit. On an on-going basis, we evaluate the need for an allowance for doubtful accounts arising from estimated losses that could result from the tenant’s inability to make required current rent payments and an allowance against accrued rental income for future potential losses that we deem to be unrecoverable over the term of the lease. The factors considered in determining the credit risk of our tenants include, but are not limited to: payment history; credit status and change in status (credit ratings for public companies are used as a primary metric); change in tenant space needs (i.e., expansion/downsize); tenant financial performance; economic conditions in a specific geographic region; and industry specific credit considerations. We believe the credit risk of our portfolio is mitigated by the high quality of our existing tenant base, reviews of prospective tenants’ risk profiles prior to lease execution and consistent monitoring of our portfolio to identify and address potential problem tenants.
Market Conditions
The properties in our portfolio are located in central and medium-sized cities located in Alabama, Florida, Indiana, Louisiana, Maryland, Massachusetts, Michigan, Missouri, Mississippi, Nevada, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Wisconsin. Positive or negative changes in conditions in these submarkets such as business hiring, layoffs or downsizing, industry growth or slowdowns, relocations of businesses, increases or decreases in real estate and other taxes, costs of complying with governmental regulations or changed regulation, can impact our overall performance.
Lease Expirations
Our ability to re-lease space subject to expiring leases will impact our results of operations and is affected by economic and competitive conditions in our markets as well as the desirability of our individual properties. In addition to approximately 3.8 million rentable square feet of currently available space in our portfolio as of June 30, 2019, leases (other than month-to-month leases) representing 6.9% and 11.7% of our total rentable square feet and 8.1% and 14.8% of our total annualized rent are scheduled to expire during the twelve months ending December 31, 2019 and December 31, 2020, respectively. While we cannot generally predict when an existing vacancy in our real estate portfolio will be leased or if existing tenants with expiring leases will renew their leases or what the terms and conditions of the lease renewals will be, we expect to renew or sign new leases at then-current market rates for locations in which the buildings are located, which could be above or below the expiring rates.
Operating Expenses
Operating expenses generally consist of repairs and maintenance, insurance, real estate taxes, security, utilities, property-related payroll and provision for doubtful accounts. Factors that may affect our ability to control these operating costs include: increases in insurance premiums, changes in tax rates, the cost of periodic repair, renovation costs and the cost of re-leasing space, the cost of compliance with governmental regulation, including zoning and tax laws, and the potential for liability under applicable laws. Recoveries from tenants are recognized as revenue on an accrual basis over the periods in which the related expenditures are incurred. Tenant reimbursements and operating expenses are recognized on a gross basis because we (i) are generally the primary obligor with respect to the goods and services, the purchase of which, gives rise to the reimbursement obligation, (ii) have discretion in selecting the vendors and suppliers and (iii) bear the credit risk in the event the tenants do not reimburse us.

The expenses of owning and operating a property are not necessarily reduced when circumstances, such as market factors and competition, cause a reduction in income from the property. If revenues drop, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes and maintenance, generally will not be materially reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. As a result, if revenues decrease in the future, static operating costs may adversely affect our future cash flows and results of operations. If similar economic conditions exist in the future, we may experience future losses.
In addition, as a public company, our annual general and administrative expenses are anticipated to be meaningfully higher than those incurred since our inception due to, among other costs, board of directors’ fees and expenses, directors and officers insurance, legal compliance cost, regulatory reporting costs, incremental audit and tax fees and other cost of operating a public company. Increases in costs from any of the foregoing factors may adversely affect our future results and cash flows.
Cost of Funds and Interest Rates
We expect future changes in interest rates may impact our overall performance. In order to limit interest rate risk, we may, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, enter into interest rate cap agreements, interest rate swap agreements or other similar instruments. Although we may seek to cost-effectively manage our exposure to future rate increases through such means, a portion of our overall debt may at various times float at then current rates. Such floating rate debt may increase to the extent we use available borrowing capacity to fund capital improvements or otherwise manage liquidity. As of June 30, 2019, on a pro forma basis, we would have had $     million of outstanding floating rate debt and $     million of outstanding fixed rate debt.
Competition
The leasing of high-quality office space is highly competitive in our submarkets. We face competition from other real estate companies, including other REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships, individual investors, and others that may have greater financial resources or access to capital than we do or that are willing to acquire properties in transactions that are more highly leveraged or are less attractive from a financial viewpoint than we are willing to pursue. If our competitors offer space at rental rates below current market rates, below the rental rates we currently charge or are willing to accept from our tenants, in better locations within our submarkets or in higher quality facilities, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants leases expire.
Critical Accounting Policies
We have certain critical accounting policies that are subject to judgments and estimates by our management and uncertainties of outcome that affect the application of these policies. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. On an on-going basis, we evaluate our estimates. In the event estimates or assumptions prove to be different from actual results, adjustments are made in subsequent periods to reflect more current information. The accounting policies that we believe are most critical to the understanding of our financial position and results of operations, and that require significant management estimates and judgments, are discussed below.
Investment in Real Estate
We allocate the value of real estate acquired among land, buildings, improvements and identified intangible assets and liabilities, which may consist of the value of above market and below market leases, the value of in-place leases, and the value of tenant relationships. Purchase price allocations and the determination of the useful lives are based on management’s estimates. Under some circumstances we may rely upon studies commissioned from independent real estate appraisal firms in determining the purchase price allocations.

Purchase price allocated to land and building and improvements is based on management’s determination of the relative fair values of these assets assuming the property was vacant. Management determines the fair value of a property using methods similar to those used by independent appraisers. Purchase price allocated to above or below market leases is based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases including consideration of potential lease renewals and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. This aggregate value is allocated between in-place lease values and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value because such value and its consequence to amortization expense is immaterial for acquisitions reflected in our financial statements. Factors considered by us in performing these analyses include (i) an estimate of carrying costs during the expected lease-up periods, including real estate taxes, insurance and other operating income and expenses, and (ii) costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs. If future acquisitions result in our allocating material amounts to the value of tenant relationships, those amounts would be separately allocated and amortized over the estimated life of the relationships.
Allowance for Doubtful Accounts
We provide an allowance for doubtful accounts based on our estimate of a tenant’s ability to make future rent payments. The computation of this allowance is based in part on the tenants’ payment history and current credit status.
We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the accounts receivable and straight-line rent receivable balances are reduced by an allowance for uncollectible accounts on the consolidated balance sheets or a direct write-off of the receivable is recorded in the consolidated statements of operations. The provision for doubtful accounts is included in property expenses in our consolidated statements of operations and comprehensive income. If the accounts receivable balance or straight-line rent receivable balance is subsequently deemed to be uncollectible, such receivable amounts are written-off to the allowance for doubtful accounts.
Impairment of Long Lived Assets
We periodically evaluate our real estate properties for impairment indicators. These indicators may include declining tenant occupancy, weak or declining tenant profitability, cash flow or liquidity, our decision to dispose of an asset before the end of its estimated useful life or legislative, economic or market changes that permanently reduce the value of our investments. If indicators of impairment are present, we evaluate the carrying value of the property by comparing it to its expected future undiscounted cash flows. If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the property to the present value of these expected future cash flows. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows. If we misjudge or estimate incorrectly or if future tenant profitability, market or industry factors differ from our expectations, we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.
Depreciation and Amortization Expense
We compute depreciation expense using the straight-line method over estimated useful lives of up to 40 years for buildings and improvements, and up to 15 years for personal property. Costs incurred in connection with leasing (primarily tenant improvements and leasing commissions) are capitalized and amortized over the lease period. The allocated cost of land is not depreciated. The value of above or below-market leases is amortized over the remaining non-cancelable periods of the respective leases as an adjustment to rental income. The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, is also amortized over the remaining non-cancelable periods of the respective leases. If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease are written off. Inappropriate allocation of acquisition costs, or incorrect estimates of useful lives, could result in depreciation and amortization expenses which do not appropriately reflect the allocation of our capital expenditures over future periods, as is required by generally accepted accounting principles.
Lease Classification
Each time we enter a new lease or materially modify an existing lease, we evaluate whether it is appropriately classified as a capital lease or as an operating lease. The classification of a lease as capital or operating affects the carrying value of a property, as well as our recognition of rental payments as revenue. These evaluations require us to make estimates of, among other things, the remaining useful life and market value of a property, discount rates and future cash flows. Incorrect assumptions or estimates may result in misclassification of our leases.
Derivative Instruments
We recognize derivatives on the balance sheet at fair value. Derivatives that do not qualify, or are not designated as hedge relationships, must be adjusted to fair value through income. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability. To the extent hedges are effective, a corresponding amount, adjusted for swap payments, is recorded in accumulated other comprehensive income within stockholders’ equity. Amounts are then reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. The ineffective portion of the derivatives’ fair value is recognized directly into earnings as “Other” in our income statement. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Fair values of derivatives are subject to significant variability based on changes in interest rates and counterparty credit risk. To the extent we enter into fair value hedges in the future, the results of such variability could be a significant increase or decrease in our derivative assets, derivative liabilities, book equity, and/or earnings.
Consolidation
We consolidate all entities that are wholly owned and those in which we own less than 100% but control, as well as any variable interest entities in which we are the primary beneficiary. We evaluate our ability to control an entity and whether the entity is a variable interest entity and we are the primary beneficiary through consideration of the substantive terms of the arrangement to identify which enterprise has the power to direct the activities of a variable interest entity that most significantly impacts the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Investments in entities in which we do not control but over which we have the ability to exercise significant influence over operating and financial policies are presented under the equity method. Investments in entities that we do not control and over which we do not exercise significant influence are carried at the lower of cost or fair value, as appropriate. Our ability to correctly assess our influence and/or control over an entity affects the presentation of these investments in our combined consolidated financial statements.

Results of Operations — Our Predecessor
Comparison of the Six Months Ended June 30, 2019 to the Six Months Ended June 30, 2018
The following table summarizes the combined consolidated historical results of operations of our predecessor for the six months ended June 30, 2019 and June 30, 2018, respectively. As noted above, our future financial condition and results of operations may differ significantly from and will not be comparable to the historical financial position and results of operations of our predecessor.
(Dollar amounts in thousands)	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018	Change	%
Revenues:
Rental revenue	$155,417	$151,605	$3,812	3%
Tenant reimbursements	10,822	12,574	(1,752)	(14)%
Other revenue	20,198	19,445	753	4%
Total revenue	186,437	183,624	2,813	2%
Expenses:
Operating expenses	69,335	68,479	856	1%
Real estate taxes	21,418	21,220	198	1%
Interest	56,827	56,004	823	1%
Depreciation and amortization	54,207	57,767	(3,560)	(6)%
General and administrative	4,473	4,304	169	4%
Total expenses	206,260	207,774	(1,514)	1%
Loss from continuing operations	(19,823)	(24,150)	4,327	(18)%
Other income (loss)
Income (loss) on foreign currency	(5,997)	5,076	(11,073)	(218)%
Other	(1,695)	—	(1,695)	100%
Total other income (loss)	(7,692)	5,076	(12,768)	(252)%
Net loss	(27,515)	(19,074)	(8,441)	44%
Rental revenue.   Rental revenue increased by $3.8 million to $155.4 million for the six months ended June 30, 2019 compared to $151.6 million for the six months ended June 30, 2018. The increase in rental revenue was primarily attributable to a $1.5 million increase in rental revenue related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), and a $2.3 million net increase in rental revenue resulting from an increase in rental rates and positive net absorption in leasing activities.
Tenant reimbursements.   Tenant reimbursements decreased by $1.8 million to $10.8 million for the six months ended June 30, 2019 compared to $12.6 million for the six months ended June 30, 2018. The decrease in tenant reimbursements was primarily attributable to a $0.3 million decrease in tenant reimbursements related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), and a $1.5 million decrease in tenant reimbursements for comparable properties primarily as a result of the timing of the preparation and billing of tenant reimbursement amounts.
Other revenue.   Other revenue, which includes parking fees, late fees, lease termination income, administrative fees and other miscellaneous income, increased by $0.8 million to $20.2 million for the six months ended June 30, 2019 compared to $19.4 million for the six months ended June 30, 2018. The increase in other revenue was primarily attributable to a $0.2 million increase in other revenue related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), and a $0.6 million increase in other revenue for comparable properties.

Operating expenses.   Operating expenses, which include maintenance and repair expenses, management fees and other operating expenses, increased by $0.9 million to $69.3 million for the six months ended June 30, 2019 compared to $68.4 million for the six months ended June 30, 2018. The increase in operating expenses was primarily attributable to a $1.1 million increase in operating expenses related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), offset by a $0.2 million decrease in operating expenses for comparable properties as a result of cost efficiencies.
Real estate taxes.   Real estate taxes increased by $0.2 million to $21.4 million for the six months ended June 30, 2019, compared to $21.2 million for the six months ended June 30, 2018. The increase in real estate taxes was primarily attributable to a $0.4 million increase in real estate taxes related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), as offset by a $0.2 million decrease in real estate taxes for comparable properties as a result of the favorable outcome of property tax appeals.
Interest.   Interest expense increased by $0.8 million to $56.8 million for the six months ended June 30, 2019 compared to $56.0 million for the six months ended June 30, 2018. The increase in interest expense was primarily attributable to a $1.1 million increase in interest expense related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), as offset by a $0.3 million decrease in interest expense for comparable properties as a result of a mezzanine loan contributed to equity on the property commonly referred to as Wells Fargo Tower (NC) (300 N. Greene), the refinancing of the property commonly referred to as Riverfront Plaza, and rising LIBOR rates.
Depreciation and amortization.   Depreciation and amortization decreased by $3.6 million to $54.2 million for the six months ended June 30, 2019 compared to $57.8 million for the six months ended June 30, 2018. The decrease in depreciation and amortization was primarily attributable to a $1.6 million increase in depreciation and amortization related to the acquisitions of Brookhollow Central and Wells Fargo Tower (MD), a $3.5 million increase in depreciation and amortization of other properties as a result of increased leasing-related capital improvements, as offset by a $8.7 million decrease in intangible assets that were fully depreciated by the end of 2018.
General and administrative.   General and administrative expenses increased by $0.2 million to $4.5 million for the six months ended June 30, 2019 compared to $4.3 million for the six months ended June 30, 2018. The increase in general and administrative expenses was primarily attributable to an increase in general and administrative expenses in the ordinary course of business.
Income (loss) on foreign currency.   Income on foreign currency decreased by $11.1 million to a $6.0 million loss for the six months ended June 30, 2019 compared to income of  $5.1 million for the six months ended June 30, 2018. The decrease in income on foreign currency was attributable to the weakening of the USD relative to the ILS given that certain cash balances and debentures of one of our subsidiaries are denominated in ILS.
Other.   Other expenses increased by $1.7 million to a $1.7 million loss for the six months ended June 30, 2019 compared to $0.0 million for the six months ended June 30, 2018. The increase in other expenses was attributable to a loan termination fee recognized on the property commonly referred to as Fifth Third Center.

Comparison of the Year Ended December 31, 2018 to the Year Ended December 31, 2017
The following table summarizes the combined consolidated historical results of operations of our predecessor for the years ended December 31, 2018 and December 31, 2017, respectively. As noted above, our future financial condition and results of operations may differ significantly from, and will not be comparable to the historical financial position and results of operations of our predecessor.
(Dollar amounts in thousands)	Year Ended December 31, 2018	Year Ended December 31, 2017	Change	%
	(as revised)
Revenues:
Rental revenue	$306,627	$280,670	$25,957	9%
Tenant reimbursements	24,981	20,051	4,930	25%
Other revenue	39,102	39,301	(199)	(1)%
Total revenue	370,710	340,022	30,688	9%
Expenses:
Operating expenses	139,769	125,929	13,840	11%
Real estate taxes	41,859	38,405	3,454	9%
Interest	111,505	93,194	18,311	20%
Depreciation and amortization	112,013	108,793	3,220	3%
Transaction-related expenses	—	1,348	(1,348)	(100)%
General and administrative	9,117	5,733	3,384	59%
Total expenses	414,263	373,402	40,861	11%
Loss from continuing operations	(43,553)	(33,380)	(10,173)	30%
Other income (loss)
Income (loss) on foreign currency	8,162	(409)	8,571	(2095)%
Other	(511)	(177)	(334)	188%
Total other income (loss)	7,651	(586)	8,237	(1405)%
Net loss	$(35,902)	$(33,966)	$(1,936)	6%
Rental revenue.   Rental revenue increased by $25.9 million to $306.6 million for the year ended December 31, 2018 compared to $280.7 million for the year ended December 31, 2017. The increase in rental revenue was primarily attributable to a $16.7 million increase in rental revenue related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and a $9.2 million net increase in rental revenue resulting from an increase in rental rates and positive net absorption in leasing activities.
Tenant reimbursements.   Tenant reimbursements increased by $4.9 million to $25.0 million for the year ended December 31, 2018 compared to $20.1 million for the year ended December 31, 2017. The increase in tenant reimbursements was primarily attributable to a $4.3 million increase in tenant reimbursements related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and a $0.6 million net increase in tenant reimbursements resulting from increased operating expenses related to comparable properties.
Other revenue.   Other revenue, which includes parking fees, late fees, lease termination income, administrative fees and other miscellaneous income, decreased by $0.2 million to $39.1 million for the year ended December 31, 2018 compared to $39.3 million for the year ended December 31, 2017. The decrease in other revenue was primarily attributable to $2.8 million of business interruption insurance proceeds received in 2017, offset by a $0.9 million increase in other revenue related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and offset by a $1.7 million increase in other property revenue in 2018.
Operating expenses.   Operating expenses, which include maintenance and repair expenses, management fees and other operating expenses, increased by $13.9 million to $139.8 million for the year ended December 31, 2018 compared to $125.9 million for the year ended December 31, 2017. The increase in operating expenses was primarily attributable to a $8.2 million increase in operating expenses related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, a $1.4 million increase in management fees as a result of increased revenues and a $4.3 million increase in operating expenses due to positive net absorption in leasing activities.

Real estate taxes.   Real estate taxes increased by $3.4 million to $41.8 million for the year ended December 31, 2018 compared to $38.4 million for the year ended December 31, 2017. The increase in real estate taxes was primarily attributable to a $3.0 million increase in real estate taxes related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and a $0.4 million net increase in real estate taxes related to other properties that represents expected annual increases in the ordinary course of business.
Interest.   Interest expense increased by $18.3 million to $111.5 million for the year ended December 31, 2018 compared to $93.2 million for the year ended December 31, 2017. The increase in interest expense was primarily attributable to a $7.3 million increase in interest expense related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and the addition of  $11.0 million of interest expense attributable to the debentures issued by one of our subsidiaries in December 2017, as well as the refinancing of Riverfront Plaza at a higher indebtedness amount.
Depreciation and amortization.   Depreciation and amortization increased by $3.2 million to $112.0 million for the year ended December 31, 2018 compared to $108.8 million for the year ended December 31, 2017. The increase in depreciation and amortization was primarily attributable to a $10.0 million increase in depreciation and amortization related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, an $8.2 million increase in depreciation and amortization of other properties as a result of increased leasing-related capital improvements, offset by $15 million in intangible assets that were fully depreciated by the end of 2017.
Transaction-related expenses.   Transaction-related expenses decreased by $1.4 million to $0.0 million for the year ended December 31, 2018 compared to $1.4 million for the year ended December 31, 2017. The decrease in transaction-related expenses was primarily attributable to the capitalization of such costs in 2018.
General and administrative.   General and administrative expenses increased by $3.4 million to $9.1 million for the year ended December 31, 2018 compared to $5.7 million for the year ended December 31, 2017. The increase in general and administrative expenses was primarily attributable to $1.0 million in increased related consulting fees , $0.6 million in fixed asset disposals related to the early retirement of capitalized leasing costs, a $1.2 million increase in ordinary course general and administrative expenses, and a $0.6 million increase in general and administrative expenses related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre.
Income (loss) on foreign currency.   Income on foreign currency increased by $8.6 million to $8.2 million for the year ended December 31, 2018 compared to a loss of  $0.4 million for the year ended December 31, 2017. The increase in income on foreign currency was attributable to the strengthening of the USD relative to the ILS given that certain cash balances and debentures of one of our subsidiaries are denominated in ILS.
Other.   Loss on other, increased by $0.3 million to $0.5 million for the year ended December 31, 2018 compared to $0.2 million for the year ended December 31, 2017, as a result of an increase in the costs related to the extinguishment of debt relative to the prior year.
Liquidity and Capital Resources
Our short-term liquidity requirements consist primarily of funds to pay for operating expenses and other expenditures directly associated with our properties, including:
•
interest expense and scheduled principal payments on outstanding indebtedness;

•
general and administrative expenses;

•
future distributions expected to be paid to our stockholders and limited partners of our operating partnership; and

•
anticipated and unanticipated capital expenditures, tenant improvements and leasing commissions.

We intend to satisfy our short-term liquidity requirements through our existing working capital, cash provided by our operations, and our revolving credit facility as described below. Cash flow from operations is primarily dependent upon the occupancy level of our portfolio, the net effective rental rates achieved on our leases, the collectability of rent, recoveries from our tenants and the level of our operating and other costs. We believe our rental revenue net of operating expenses will generally provide cash inflows to meet our debt service obligations, pay general and administrative expenses and fund regular distributions.
On August 12, 2019, we entered into a Credit Agreement with KeyBank National Association (“KeyBank”) and a participating financial institution with respect to a revolving credit facility in the initial amount of  $50 million for the purpose of funding the cost of real property acquisitions, acquisition deposits, capital expenditures, debt repayment and other working capital needs. At our option, the facility amount may be increased by up to $50 million to a maximum facility amount of  $100 million, in minimum increments of   $5 million, subject to the participation of other financial institutions, at their discretion. As of August 12, 2019, a participating lender committed to providing borrowing under the Credit Agreement in the amount of  $40 million. Our operating partnership, Hertz Group Realty Operating Partnership, LP, is the borrower under the credit facility, and Hertz Group Realty Trust, Inc. is the guarantor. The facility has a maturity date of August 12, 2022. The facility will accrue interest at various interest rates depending on the consolidated leverage levels of the company, as follows:
•
to the extent that our consolidated leverage ratio, as defined in the Credit Agreement, is below 65%, then interest will accrue at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 3.00% or KeyBank’s Prime Rate plus 2.00% (whereby the selection of the interest rate structure is at our option); and

•
to the extent that our consolidated leverage ratio, as defined in the Credit Agreement, equals or exceeds 65%, then interest will accrue at an annual rate equal to LIBOR plus 3.50% or KeyBank’s Prime Rate plus 2.50% (whereby the selection of the interest rate structure is at our option).

Interest expense only is payable on the outstanding borrowings. Mandatory payments of outstanding borrowings shall apply to the extent of 100% of the net proceeds of all equity issuances, except for an initial public offering, and 100% of the net proceeds (after repayment of first mortgage debt, mezzanine debt, preferred equity and customary closing costs) of all asset sales which are not subject to line-kind exchanges pursuant to Section 1031 of the Code or tax protection agreements, refinances or recapitalizations. The amount available for us to borrow under the facility will be subject to the net operating income of our properties that form the borrowing base of the facility, as well as a minimum implied debt service coverage ratio.
Our ability to borrow under this revolving credit facility will be subject to our ongoing compliance with a number of customary restrictive covenants, including the following primary restrictive covenants:
•
a maximum total leverage ratio of 70%, reducing to 65% after the first 12 months of the term;

•
a minimum fixed charge coverage ratio of 1.25x, increasing to 1.30x after the first 12 months of the term and to 1.35x after the first 24 months of the term;

•
a minimum corporate debt yield of 8.0%;

•
a maximum unhedged variable rate debt of 30% of total asset value;

•
minimum liquidity of  $15 million and adjusted minimum liquidity of  $25 million; and

•
maximum payout ratio, commencing after the first 24 months of the term, of no greater than 95% of Core FFO (as defined below).

On August 20, 2019, our revolving credit facility had a total outstanding balance of approximately $55 million which bore interest at LIBOR plus 3.50%.
Our long-term liquidity requirements consist primarily of funds to pay for scheduled debt maturities, renovations, expansions and other non-recurring capital expenditures that need to be made periodically and the costs associated with acquisitions of properties that we pursue. Upon the completion of the formation transactions, we expect to assume outstanding mortgage debt, mezzanine loans, preferred equity

investments and debentures of approximately $    billion, net of the repayment of approximately $    million upon consummation of this offering, and to pay approximately $     million in costs related to the assumption of this debt. As of June 30, 2019, the outstanding mortgage indebtedness related to these properties was approximately $     million. We intend to satisfy our long-term liquidity requirements through various sources of capital, including our existing working capital, cash provided by operations and long-term mortgage debt. In addition to our revolving credit facility, as previously described, as a public company, we expect to have increased access to cost effective capital, including existing sources, as well as public and private debt and equity offerings.
Indebtedness to be Outstanding After this Offering
As of June 30, 2019, on a pro forma basis, our total variable rate consolidated indebtedness was $     billion, $     billion of which was subject to interest rate caps. As of June 30, 2019, our pro forma consolidated indebtedness had a weighted average maturity of       years and has a weighted average interest rate of      %.
Description of Certain Debt
The following is a summary of the material provisions of the agreements evidencing our material debt to be outstanding upon consummation of the formation transactions and this offering. The following is only a summary and it does not include all of the provisions of such agreements, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part.

Mortgages and Other Loans Payable
The following table sets forth information regarding the company’s mortgages and other loans payable outstanding at June 30, 2019 (dollars in thousands):
Property Name	Type of Loan	June 30, 2019	Interest Rate	Maturity Date
Gateway Center	Senior Loan	$105,709	4.48%	01/01/23
909 Poydras Street	Senior Loan	43,705	4.46%	09/05/26
909 Poydras Street	Mezzanine Loan	4,322	12.00%	09/05/26
10 South Broadway	Senior Loan	18,205	5.19%	08/01/23
Capital One Tower	Senior Loan	13,721	4.50%	06/19/22
Moorefield I, II and III, Winchester Building, Boulders Center	Senior Loan	20,175	4.17%	06/01/25
One Jackson Place	Senior Loan	13,274	5.46%	04/01/22
111 East Capitol Street	Senior Loan	4,878	5.50%	10/01/22
Toyota Center	Senior Loan	3,284	Prime Rate + 0.250%(2)	06/30/21
Bridgewater Place	Senior Loan	29,335	4.77%	06/01/20
Bridgewater Place	Mezzanine Loan	4,731	10.99%	06/01/20
Energy Centre	Senior Loan	61,493	5.00%	10/01/23
Energy Centre	Mezzanine Loan	8,700	10.75%	10/01/23
Bank of America Tower (FL)	Senior Loan	63,240	1 Month LIBOR + 4.500%(1)(3)	01/06/21
South Pointe	Senior Loan	13,362	4.34%	01/01/25
South Pointe	Mezzanine Loan	2,500	12.00%	01/01/25
Chestnut Place	Senior Loan	9,722	4.12%	04/01/25
Poydras Center	Senior Loan	36,525	4.60%	07/01/26
Poydras Center	Mezzanine Loan	4,400	11.90%	07/01/26
Texaco Center (400 Poydras Street)	Senior Loan	52,013	4.48%	04/01/25
Texaco Center (400 Poydras Street)	Mezzanine Loan	7,000	9.50%	04/01/25
Center at 600 Vine	Senior Loan	52,748	4.20%	09/05/27
Center at 600 Vine	Mezzanine Loan	5,894	11.25%	09/05/27
Regions Plaza (MS)	Senior Loan	12,000	1 Month LIBOR + 2.500%(1)(4)	04/01/20
Regions Center (LA)	Senior Loan	37,252	5.50%	06/06/27
Forum Office Portfolio	Senior Loan	30,389	5.07%	08/01/24
Pinnacle at Jackson Place	Senior Loan	22,557	4.58%	03/01/25
Riverview Tower	Senior Loan	19,935	4.27%	06/01/23
Fifth Third Center	Senior Loan	54,000	1 Month LIBOR + 3.250%(1)(5)	06/09/22
Wells Fargo Tower (AL), Meridian, Inverness Center	Senior Loan	136,888	4.32%	07/01/25
Wells Fargo Tower (AL), Meridian, Inverness Center	Mezzanine Loan	21,500	9.90%	07/01/25
2501 20th Place South	Senior Loan	12,843	1 Month LIBOR + 2.000%(1)(4)	04/01/20

Property Name	Type of Loan	June 30, 2019	Interest Rate	Maturity Date
Wells Fargo Tower (NC) (300 N. Greene)	Senior Loan	31,311	5.771%	12/06/28
One Shell Square	Senior Loan	119,810	4.20%	07/01/25
One Shell Square	Mezzanine Loan	20,000	10.13%	07/01/25
Skylight Office Tower	Senior Loan	26,767	4.95%	10/01/25
Skylight Office Tower	Mezzanine Loan	5,383	10.25%	10/01/25
Riverfront Plaza	Senior Loan	144,149	5.066%	05/05/28
Riverfront Plaza	Mezzanine Loan	24,683	10.50%	05/05/28
Salesforce Tower	Senior Loan	108,000	4.37%	09/01/26
Salesforce Tower	Mezzanine Loan	19,029	7.25%	09/01/26
PNC Center	Senior Loan	55,360	3.87%	09/01/26
PNC Center	Mezzanine Loan	8,840	11.00%	09/01/26
100 East Wisconsin	Senior Loan	51,122	3.87%	09/01/26
100 East Wisconsin	Mezzanine Loan	10,000	11.00%	09/01/26
North Point Office Complex	Senior Loan	67,200	1 Month LIBOR + 4.1820%(1)(5)	09/09/19
North Point Office Complex	Mezzanine Loan	15,000	1 Month LIBOR + 10.750%(1)(5)	09/09/19
Royal Oaks Centre	Senior Loan	17,600	1 Month LIBOR + 4.750%(1)(3)	01/06/21
Cheyenne Corporate Center	Senior Loan	33,850	1 Month LIBOR + 4.500%(1)(3)	11/06/20
Brookhollow Central	Senior Loan	44,660	1 Month LIBOR + 4.750%(1)(3)	03/06/21
Wells Fargo Tower (MD)	Senior Loan	24,661	1 Month LIBOR + 2.750%(1)(5)	04/09/21
Total		$1,753,723	5.457%

(1)
As of June 30, 2019, the 1-Month LIBOR was 2.398%.

(2)
As of June 30, 2019, the Prime Rate was 5.500%.

(3)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.125%.

(4)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.0625%.

(5)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.001%.

The weighted average interest rate of the mortgages and other loans payable at June 30, 2019 was 5.457%.
The following table sets forth information regarding the company’s mortgages and other loans payable outstanding at December 31, 2018 (dollars in thousands):
Property Name	Type of Loan	2018	Interest Rate	Maturity Date
Gateway Center	Senior Loan	$106,544	4.48%	01/01/23
909 Poydras Street	Senior Loan	44,053	4.46%	09/05/26
909 Poydras Street	Mezzanine Loan	4,357	12.00%	09/05/26
10 South Broadway	Senior Loan	18,383	5.19%	08/01/23
Capital One Tower	Senior Loan	13,721	4.50%	06/19/22
Moorefield I, II and III, Winchester Building, Boulders Center	Senior Loan	20,349	4.17%	06/01/25

Property Name	Type of Loan	2018	Interest Rate	Maturity Date
One Jackson Place	Senior Loan	13,389	5.46%	04/01/22
111 East Capitol Street	Senior Loan	4,942	5.50%	10/01/22
Toyota Center	Senior Loan	2,663	Prime Rate + 0.50%(6)(2)	1/1/2020(6)
Bridgewater Place	Senior Loan	29,530	4.77%	06/01/20
Bridgewater Place	Mezzanine Loan	4,766	10.99%	06/01/20
Energy Centre	Senior Loan	61,916	5.00%	10/01/23
Energy Centre	Mezzanine Loan	8,700	10.75%	10/01/23
Bank of America Tower	Senior Loan	65,990	1 Mo. LIBOR + 4.500%(1)(3)	01/06/20
South Pointe	Senior Loan	13,494	4.34%	01/01/25
South Pointe	Mezzanine Loan	2,500	12.00%	01/01/25
Chestnut Place	Senior Loan	9,807	4.12%	04/01/25
Toyota Center Garage	Senior Loan	5,083	5.35%	03/27/22
Poydras Center	Senior Loan	36,799	4.60%	07/01/26
Poydras Center	Mezzanine Loan	4,400	11.90%	07/01/26
Texaco Center (400 Poydras Street)	Senior Loan	52,444	4.48%	04/01/25
Texaco Center (400 Poydras Street)	Mezzanine Loan	7,000	9.50%	04/01/25
Center at 600 Vine	Senior Loan	52,774	4.20%	09/05/27
Center at 600 Vine	Mezzanine Loan	5,897	11.25%	09/05/27
Regions Plaza (MS)	Senior Loan	17,000	1 Mo. LIBOR + 2.500%(1)(4)	04/01/19
Regions Center (LA)	Senior Loan	37,515	5.50%	06/06/27
Forum Office Portfolio	Senior Loan	30,585	5.07%	08/01/24
Pinnacle at Jackson Place	Senior Loan	22,742	4.58%	03/01/25
Riverview Tower	Senior Loan	20,094	4.27%	06/01/23
Fifth Third Center	Senior Loan	52,615	1 Mo. LIBOR + 5.000%(1)(3)	06/06/19
Wells Fargo Tower (AL), Meridian, Inverness Center	Senior Loan	138,034	4.32%	07/01/25
Wells Fargo Tower (AL), Meridian, Inverness Center	Mezzanine Loan	21,500	9.90%	07/01/25
2501 20th Place South	Senior Loan	12,915	1 Mo. LIBOR + 2.000%(1)(4)	06/01/19
Wells Fargo Tower (NC) (300 N. Greene)	Senior Loan	31,500	5.771%	12/06/28
One Shell Square	Senior Loan	120,773	4.20%	07/01/25
One Shell Square	Mezzanine Loan	20,000	10.13%	07/01/25
Skylight Office Tower	Senior Loan	26,945	4.95%	10/01/25
Skylight Office Tower	Mezzanine Loan	5,419	10.25%	10/01/25
Riverfront Plaza	Senior Loan	145,036	5.066%	05/05/28
Riverfront Plaza	Mezzanine Loan	24,835	10.50%	05/05/28
Salesforce Tower	Senior Loan	108,000	4.37%	09/01/26
Salesforce Tower	Mezzanine Loan	19,923	7.25%	09/01/26
PNC Center	Senior Loan	55,825	3.87%	09/01/26

Property Name	Type of Loan	2018	Interest Rate	Maturity Date
PNC Center	Mezzanine Loan	8,840	11.00%	09/01/26
100 East Wisconsin	Senior Loan	51,552	3.87%	09/01/26
100 East Wisconsin	Mezzanine Loan	10,000	11.00%	09/01/26
North Point Office Complex	Senior Loan	67,200	1 Month LIBOR + 4.1820%(1)(5)	09/09/19
North Point Office Complex	Mezzanine Loan	15,000	1 Month LIBOR + 10.750%(1)(5)	09/09/19
Royal Oaks Centre	Senior Loan	17,600	1 Month LIBOR + 4.750%(1)(3)	01/06/21
Cheyenne Corporate Center	Senior Loan	33,650	1 Month LIBOR + 4.500%(1)(3)	11/06/20
Brookhollow Central	Senior Loan	41,010	1 Month LIBOR + 4.750%(1)(3)	03/06/21
Wells Fargo Tower (MD)	Senior Loan	23,850	1 Month LIBOR + 2.750%(1)(3)	04/09/21
Total		$1,769,457	5.532%

(1)
As of December 31, 2018, the one month LIBOR was 2.5027%.

(2)
As of December 31, 2018, the Prime Rate was 5.5000%.

(3)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.125%.

(4)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.0625%.

(5)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.001%.

(6)
Subsequent to December 31, 2018, this loan was modified at a lower interest rate of Prime Rate plus 0.25 and a maturity date of June 30, 2021.

The weighted average interest rate of the mortgages and other loans payable at December 31, 2018 was 5.532%.
Contractual Obligations
The following table provides information with respect to our commitments at June 30, 2019 on a pro forma basis to reflect the obligations we expect to have upon completion of the formation transactions and this offering, including any guaranteed or minimum commitments under contractual obligations. The table does not reflect available debt extensions.
	Payments Due by Period
	Total	Less than 1 year	Years 2 – 3	Years 4 – 5	More than 5 years
	(in millions)
Mortgages and other debt
Interest expense	$464	$87	$146	$121	$110
Principal repayment	1,754	230	197	303	1,024
Debentures(1)
Interest expense	38	8	14	8	8
Principal repayment	152	—	51	51	50
Tenant-related commitments	56	56	—	—	—
Total	$2,464	$381	$408	$483	$1,192

(1)
Payments are in ILS. Conversion rate to USD as of June 30, 2019 was 3.566 ILS to $1 USD.

The following table provides information with respect to our commitments at December 31, 2018 on a pro forma basis to reflect the obligations we expect to have upon completion of the formation transactions and this offering, including any guaranteed or minimum commitments under contractual obligations. The table does not reflect available debt extensions.
	Payments Due by Period
	Total	Less than 1 year	Years 2 – 3	Years 4 – 5	More than 5 years
	(in millions)
Mortgages and other debt
Interest expense	$505	$91	$149	$128	$137
Principal repayment	1,764	189	263	276	1,036
Debentures(1)
Interest expense	40	8	15	11	6
Principal repayment	144	—	24	48	72
Tenant-related commitments	50	50	—	—	—
Total	$2,503	$338	$451	$463	$1,251

(1)
Payments are in ILS. Conversion rate to USD as of December 31, 2018 was 3.748 ILS to $1 USD.

Several of the terms of our mortgage loan agreements and other loans include the requirement that the borrower maintain various financial ratios, such as debt service coverage ratio, or debt yield test, or are required to maintain certain leasing requirements. See Note 5 to our predecessor’s combined consolidated financial statements included elsewhere in this prospectus for a discussion of these requirements.
Cash Flow — Comparison of the Six Months Ended June 30, 2019 to the Six Months Ended June 30, 2018
Our cash and cash equivalents and restricted cash balance was $182.6 million at June 30, 2019 and $247.2 million as of June 30, 2018. The following is a comparison of our predecessor’s cash flows for the six months ended June 30, 2019 and 2018.
The following presents a summary of our combined consolidated statements of cash flows for the six months ended June 30, 2019 and June 30, 2018, respectively.
	Six Months Ended June 30,
	2019	2018
	(in thousands)
Cash flow provided by (used in):
Operating activities	$15,405	$35,762
Investing activities	(32,150)	(81,893)
Financing activities	(18,931)	(19,069)
Net unrealized gain of foreign currency impacting cash and cash equivalents	1,092	(2,424)
Net decrease in cash and cash equivalents	$(34,584)	$(67,624)
Net cash provided by operating activities decreased by $20.4 million to $15.4 million for the six months ended June 30, 2019, compared to $35.8 million for the six months ended June 30, 2018, primarily attributable to the acceleration of the payment of operating expenses of  $10.5 million, a delay in the receipt of rental payments by tenants of  $8.5 million, and an acceleration in the payment of interest expense of $1.4 million.
Net cash used in investing activities increased by $49.7 million to a deficit of  $32.2 million for the six months ended June 30, 2019, compared to a deficit of  $81.9 million for the six months ended June 30, 2018, primarily as a result of a decrease in cash invested to acquire properties in 2019 relative to 2018.

Net cash provided by financing activities increased by $0.2 million to a deficit of  $18.9 million for the six months ended June 30, 2019, compared to a deficit of  $19.1 million for the six months ended June 30, 2018, primarily as a result of a $32.7 million decrease in net distribution to owners, as offset by a $32.5 million net decrease in other financing.
Net unrealized gain on foreign currency impacting cash and cash equivalents increased by $3.5 million to a surplus of  $1.1 million for the six months ended June 30, 2019, compared to a $2.4 million deficit for the six months ended June 30, 2018 primarily as a result of the weakening of the USD relative to the ILS given that certain cash balances and debentures of one of our subsidiaries are denominated in ILS.
Cash Flow — Comparison of the Year Ended December 31, 2018 to the Year Ended December 31, 2017
Our cash and cash equivalents and restricted cash balance was $217.1 million at December 31, 2018 and $314.8 million as of December 31, 2017. The following is a comparison of our predecessor’s cash flows for the years ended December 31, 2018 and 2017.
The following presents a summary of our combined consolidated statements of cash flows for the years ended December 31, 2018 and December 31, 2017, respectively.
	Year Ended December 31,
	2018	2017
	(in thousands)
Cash flow provided by (used in):
Operating activities	$76,301	$50,784
Investing activities	(133,504)	(66,775)
Financing activities	(37,441)	134,194
Net unrealized gain (loss) of foreign currency impacting cash and cash equivalents	(3,027)	1,549
Net (decrease) increase in cash and cash equivalents	$(97,671)	$119,752
Net cash provided by operating activities increased by $25.5 million to $76.3 million for the year ended December 31, 2018 compared to $50.8 million for the year ended December 31, 2017, primarily attributable to the acceleration of the payment of   $16.4 million in accounts payable that was paid in 2017 which was due to be paid in 2018, a decrease in the payment of operating expenses of  $3.0 million, and an increase in the receipt of rental payments by tenants of  $6.1 million.
Net cash used in investing activities decreased by $66.7 million to a deficit of  $133.5 million for the year ended December 31, 2018, compared to a deficit of  $66.8 million for the year ended December 31, 2017, primarily as a result of an increase in the cash invested to acquire properties in 2018 relative to 2017.
Net cash provided by financing activities decreased by $171.6 million to a deficit of  $37.4 million for the year ended December 31, 2018 compared to a $134.2 million surplus for the year ended December 31, 2017, primarily as a result of the receipt of net proceeds in the amount of  $143.7 million from the issuance of debentures by one of our subsidiaries in December 2017 and an increase in net distributions to owners in 2018 relative to 2017 primarily due to the refinancing of Riverfront Plaza.
Net unrealized gain (loss) on foreign currency impacting cash and cash equivalents decreased by $4.5 million to a deficit of  $3.0 million for the year ended December 31, 2018, compared to a $1.5 million surplus for the year ended December 31, 2017 primarily as a result of the strengthening of the USD relative to the ILS given that certain cash balances and debentures are denominated in ILS.
Off-Balance Sheet Arrangements
We had no material off-balance sheet arrangements as of June 30, 2019.
Non-GAAP Financial Measures
We use and present net operating income (“NOI”), funds from operations (“FFO”), and an adjusted measure of FFO (“Core FFO”) as supplemental measures of our performance. The summary below describes our use of NOI, FFO and Core FFO, provides information regarding why we believe these measures are meaningful supplemental measures of our performance, and reconciles these measures from net income (loss), presented in accordance with GAAP.
Due to the significant differences that will exist between our future financial information and our predecessor’s historical combined financial information, we believe that presenting the non-GAAP information on a pro forma basis provides investors with more useful information regarding our performance and results of operations.
Net Operating Income
NOI is a metric we use to measure the operating performance of our property portfolio, and consists of property-related revenue (which includes rental revenue, reimbursement income and other income) less operating expenses (which includes building expenses such as repairs and maintenance, insurance, real estate taxes, security, utilities, property-related payroll and provision for doubtful accounts), excluding non-cash amounts recorded for straight-line rents including related provision for doubtful accounts and amortization of above- and below-market leases. We use this metric internally as a performance measure and believe it provides useful information to investors regarding our results of operations because it reflects only those income and expense items that are incurred at the property level, excluding non-cash items. Therefore, we believe this metric is a useful measure for evaluating the operating performance of our real estate assets. Further, we believe this metric is useful to investors as a performance measure because, when compared across periods, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates and amortization of above- and below-market leases, may distort operating performance at the property level. Other real estate companies may use different methodologies for calculating NOI, and accordingly, our presentation of NOI may not be comparable to other real estate companies’ presentations of this metric.

The following table presents a reconciliation of our net loss to NOI for the six months ended June 30, 2019 and 2018:
	Six Months Ended June 30,
	2019 (unaudited)	2018 (unaudited)
	(in thousands)
Net loss	$(27,515)	$(19,074)
Add:
Interest expense	56,827	56,004
Depreciation and amortization	54,207	57,767
General and administrative	4,473	4,304
Other	1,695	—
(Income) loss on foreign currency exchange	5,997	(5,076)
NOI	$95,684	$93,925
NOI increased by approximately $1.8 million to $95.7 million for the six months ended June 30, 2019 from $93.9 million for the six months ended June 30, 2018, primarily as a result of a $0.6 million increase in revenue, net of operating expenses, related to the acquisition of Brookhollow Central and Wells Fargo Tower (MD), and a $1.2 million increase in revenue, net of operating expenses, attributable to other properties resulting from an increase in rental rates and positive net absorption of leasing activities.
The following table presents a reconciliation of our net loss to NOI for the year ended December 31, 2018 and 2017:
	Year Ended December 31,
	2018 (as revised)	2017 (as revised)
	(in thousands)
Net loss	$(35,902)	$(33,966)
Add:
Interest expense, net	111,505	93,194
Depreciation and amortization	112,013	108,793
Transaction-related expenses	—	1,348
General and administrative	9,117	5,733
Other	511	177
(Income) loss on foreign currency	(8,162)	409
NOI	$189,082	$175,688
NOI increased by approximately $13.4 million to $189.1 million for the year ended December 31, 2018 from $175.7 million for the year ended December 31, 2017, primarily as a result of a $10.8 million increase in revenue, net of operating expenses, related to the acquisition of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, and a $2.6 million increase in revenue, net of operating expenses, attributable to other properties.
Funds from Operations
FFO is a supplemental measure of our performance. We present FFO calculated in accordance with the current definition of FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). In addition, we present Core FFO, which adjusts FFO for certain other adjustments that we believe enhance the comparability of our FFO across periods and to similar finished units reported by other publicly traded office space REITs. FFO is a supplemental performance measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies.
NAREIT defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures.
Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions (in contrast to the systematic decline reflected in depreciation charges required under GAAP), many investors consider FFO to be a useful alternative view of our operating performance, particularly with respect to our rental properties. We adjust FFO to present Core FFO as an alternative measure of our operating performance, which, when applicable, excludes the impact of gain (loss) on extinguishment of debt, transaction related expenses and unrealized gain (loss) on derivative instruments in order to reflect the core FFO of our real estate portfolio and operations. In future periods, we also may exclude other items from Core FFO that we believe may help investors compare our results.
FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO should be considered an alternative to net cash flow from operating activities, as determined by GAAP, as a measure of liquidity, and neither FFO nor Core FFO is necessarily indicative of cash available to fund cash needs. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.
The following table presents a reconciliation of our net loss to FFO and Core FFO for the three months ended June 30, 2019 and 2018:
	Six Months Ended June 30,
	2019 (unaudited)	2018 (unaudited)
	(in thousands)
Net loss	$(27,515)	$(19,074)
Add:
Depreciation and amortization	54,207	57,767
FFO	26,692	38,693
Add:
Other	1,695	—
Deferred financing costs	2,866	3,612
(Income) loss on foreign currency exchange	5,997	(5,076)
Loss on derivative position	1,525	—
Core FFO	$38,775	$37,229
FFO
FFO decreased by approximately $12.0 million to $26.7 million for the six months ended June 30, 2019 from $38.7 million for the six months ended June 30, 2018, primarily as a result of an increase in net operating income in the amount of  $1.8 million, as offset by a $0.8 million net increase in interest expense, as offset by a $13.0 million increase in foreign currency losses, other losses and general and administrative expenses.

Core FFO
Core FFO increased by approximately $1.6 million to $38.8 million for the six months ended June 30, 2019 from $37.2 million for the six months ended June 30, 2018 primarily as a result of an increase in net operating income in the amount of  $1.8 million, a $0.6 million decrease in other costs, as offset by a $0.8 million net increase in interest expense.
The following table presents a reconciliation of our net income (loss) to FFO and Core FFO for the year end December 31, 2018 and 2017:
	Year Ended December 31,
	2018 (as revised)	2017 (as revised)
	(in thousands)
Net loss	$(35,902)	$(33,966)
Add:
Depreciation and amortization	112,013	108,793
FFO	76,111	74,827
Add:
Other	511	177
Deferred financing costs	5,440	5,004
Transaction related expenses	—	1,348
(Income) loss on foreign currency	(8,162)	409
Loss on derivative position	453	—
Core FFO	$74,353	$81,765
FFO
FFO increased by approximately $1.3 million to $76.1 million for the year ended December 31, 2018 from $74.8 million for the year ended December 31, 2017, primarily as a result of a $10.5 million increase in interest expense attributable to the issuance of debentures by one of our subsidiaries in December 2017 as well as the refinancing of Riverfront Plaza at a higher indebtedness amount, a $7.3 million increase in interest expense resulting from acquisition indebtedness related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, as offset by a $6.2 million increase in foreign currency income, transaction costs and other, as offset by an increase in net operating income in the amount of  $12.9 million.
Core FFO
Core FFO decreased by approximately $7.4 million to $74.4 million for the year ended December 31, 2018 from $81.8 million for the year ended December 31, 2017 primarily as a result of a $10.5 million increase in interest expense attributable to the issuance of debentures by one of our subsidiaries in December 2017 as well as the refinancing of Riverfront Plaza at a higher indebtedness amount, a $7.3 million increase in interest expense resulting from acquisition indebtedness related to the acquisitions of Brookhollow Central, Wells Fargo Tower (MD), Cheyenne Corporate Center and Royal Oaks Centre, a $2.5 million increase in general and administrative and financing costs, as offset by an increase in net operating income in the amount of  $12.9 million.
Quantitative and Qualitative Disclosures About Market Risk
Interest Rate
Our future income, cash flows and fair values relevant to financial instruments depend upon prevailing market interest rates. Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. The primary market risk to which we believe we are exposed is interest rate risk. Many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk.
As of June 30, 2019, on a pro forma basis, we had approximately $    million principal balance of outstanding indebtedness, $     million of which was floating rate debt and $     million of which was fixed rate debt. In order to modify and manage the interest rate characteristics of our outstanding debt and to limit the effects of interest rate risks on our operations, we may utilize a variety of financial instruments, including interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of instruments to hedge our exposure to changes in interest rates carries additional risks, including counterparty credit risk, the enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. There can be no assurance that we will be able to adequately protect against the foregoing risks and that we will ultimately realize an economic benefit that exceeds the related amounts incurred in connection with engaging in such hedging activities. We do not enter into such contracts for speculative or trading purposes.
Inflation
Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on our leases that do not contain indexed escalation provisions. In addition, most of our leases require the tenant to pay its share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation, assuming our properties remain leased and tenants fulfill their obligations to reimburse us for such expenses.
Recently Issued Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 (“ASU 2014-09”) establishing ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. In August 2015, the FASB issued an update (“ASU 2015-14”) to ASC 606, Deferral of the Effective Date, which deferred the adoption of ASU 2014-09 to interim and annual reporting periods in fiscal years that begin after December 15, 2017. In March 2016, the FASB issued an update (“ASU 2016-08”) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard pursuant to ASU 2014-09. In April 2016, the FASB issued an update (“ASU 2016-10”) to ASC 606, Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09. In May 2016, the FASB issued an update (“ASU 2016-12”) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of the new revenue recognition standard pursuant to ASU 2014-09. In December 2016, the FASB issued an update (“ASU 2016-20”) to ASC 606, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which provides technical corrections and improvements to clarify Topic 606 or to correct unintended application of Topic 606. In February 2017, the FASB issued an update (“ASU 2017-05”), Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which clarifies the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets and simplifies GAAP for derecognition of a business or nonprofit activity by eliminating several accounting differences between transactions involving assets and transactions involving businesses. The new guidance can be applied either retrospectively to each prior reporting period presented, or as a cumulative-effect adjustment as of the date of adoption. We expect that executory costs and certain non-lease components of revenue from leases (upon the adoption of ASU

2016-02), tenant service revenue and gains on sales of real estate may be impacted by the adoption of ASU 2014-09, although we expect that the impact will be to the pattern of revenue recognition and not the total revenue recognized over time. The adoption of this accounting pronouncement had no material impact on our combined consolidated financial statements.
In February 2016, FASB issued ASU 2016-02, Leases. ASU 2016-02 supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, requires lessees to recognize most leases on their balance sheets and makes targeted changes to lessor accounting. In July 2018, FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, which provides minor clarifications and corrections to ASU 2016-02, Leases (Topic 842). Further, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements. This amendment provides a new practical expedient that allows lessors, by class of underlying asset, to avoid separating lease and associated non-lease components within a contract if certain criteria are met: (i) the timing and pattern of transfer for the non-lease component and the associated lease component are the same and (ii) the stand-alone lease component would be classified as an operating lease if accounted for separately. These pronouncements are effective for fiscal years beginning after December 15, 2018, and early adoption is permitted. We adopted this guidance on January 1, 2019 using the modified retrospective approach which allows us to apply the guidance for the current year presentation and not adjust the prior year numbers. We elected the package of practical expedients that allows an entity to not reassess (i) whether any expired or existing contracts are or contain leases, (ii) lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases. The adoption of the new standard was not material to our combined consolidated financial statements. As lessor, the adoption of ASU 2016-02 (as amended by subsequent ASUs) did not change the timing of revenue recognition of our rental revenues.
In June 2016, the FASB issued an update (“ASU 2016-13”), Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 introduces a new forward-looking “expected loss” approach, to estimate credit losses on most financial assets and certain other instruments, including trade receivables and available-for-sale securities. The estimate of expected credit losses will incorporate the consideration of historical information, current information and reasonable and supportable forecasts. This ASU also expands the disclosure requirements to enable users of financial statements to understand the entity’s assumptions, models and methods for estimating credit losses. ASU 2016-13 is effective for financial statements issued for annual periods beginning after December 15, 2019. Early adoption is permitted for fiscal years beginning after December 15, 2018. We are currently evaluating the impact of this updated standard on our combined consolidated financial statements.
In October 2016, the FASB issued an update (“ASU 2016-17”), Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, which alters how a decision maker needs to consider indirect interest in a VIE held through an entity under common control. ASU 2016-17 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016. Early adoption is permitted in any interim or annual period. We adopted this guidance on January 1, 2016. The adoption of this accounting pronouncement did not have a material impact on our combined consolidated financial statements.
In November 2016, the FASB issued an update (“ASU 2016-18”), Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). ASU 2016-18 provides guidance on the classification and presentation of restricted cash in the statement of cash flows. Under the new guidance, restricted cash will be included in the cash and cash equivalent balances in the statement of cash flows. This guidance is effective for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years. The new guidance should be applied using a retrospective transition method to each period presented. Early adoption is permitted. We adopted the guidance, on a retrospective basis. Accordingly, we have combined the restricted cash with the cash and cash equivalents when reconciling the beginning and end of period balances on the combined consolidated statements of cash flows.
In January 2017, the FASB issued an update (“ASU 2017-01”), Clarifying the Definition of a Business to ASC Topic 805, Business Combinations. ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective prospectively for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. The adoption of this ASU 2017-01 will result in less real estate acquisitions qualifying as businesses and, accordingly, acquisition costs for those acquisitions that are not businesses will be capitalized rather than expensed. We have adopted this guidance in accounting for the acquisitions consummated during the reporting periods presented in our combined consolidated financial statements.
In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities, and in July 2018, the FASB issued ASU 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The amendments in the new standards will permit more flexibility in hedging interest rate risk for both variable rate and fixed rate financial instruments. The standards will also enhance the presentation of hedge results in the financial statements. The guidance is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. We adopted this guidance on January 1, 2019, and we do not expect it to have a material impact on our combined consolidated financial statements when the new standards are implemented.
In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments — Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2018-03 provides additional guidance related to equity securities without a readily determinable fair value, forward contracts and options purchased on those equity securities and fair value option liabilities. We adopted this guidance on July 1, 2018, and it did not have a material impact on our combined consolidated financial statements
In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This standard does not prescribe any new accounting guidance, but instead makes minor improvements and clarifications of several different FASB Accounting Standards Codification areas based on comments and suggestions made by various stakeholders. Certain updates are applicable immediately while others provide for a transition period and will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact of this updated standard on our combined consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which (1) simplifies transition requirements for both lessees and lessors by adding an option that permits an organization to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in its financial statements and (2) provides a practical expedient for lessors that permits lessors to make an accounting policy election to not separate nonlease components from the associated lease components, if the following two criteria are met: (1) the timing and pattern of transfer of the lease and nonlease components are the same and (2) the lease component would be classified as an operating lease if accounted for separately. For leases where we are the lessor, we plan to elect the optional transition relief and apply the practical expedients provided by ASU 2018-11. As a result, leases where we are the lessor will be accounted for in a similar method to existing standards with the underlying leased asset being reported and recognized as a real estate asset. The election of the package of practical expedients described above permits us to continue to account for our leases that commenced before January 1, 2019 under the existing lease accounting guidance for the remainder of their lease terms, and to apply the new lease accounting guidance to leases commencing or modified after January 1, 2019.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820). ASU 2018-13 eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our combined consolidated financial statements, including potential early adoption.
In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements to Related Party Guidance for Variable Interest Entities. Under ASU 2018-17, reporting entities, when determining if the decision-making fees are variable interests, are to consider indirect interests held through related parties under common control on a proportional basis rather than as a direct interest in its entirety. The guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. We adopted this guidance and it did not have a material impact on our combined consolidated financial statements.

Business and Properties
Overview
Hertz Group Realty Trust, Inc. owns and operates office buildings in the central business districts (“CBDs”) of medium-sized cities across the United States. We focus on CBDs and CBD-like markets with strong growth potential that are in close proximity to major public transportation lines and dense population centers. Our strategy is based on the acquisition and operation of value-add and stabilized high-quality Class A office properties, leased to quality tenants in areas characterized by limited inventory of available office space and limited new construction. Following consummation of the formation transactions and this offering, our property portfolio will consist of 71 office buildings in 24 cities located in 18 states across the United States, with an aggregate of approximately 19.5 million leasable square feet.
We are externally managed by our Advisor, an affiliate of Hertz Investment Group. Hertz Investment Group, founded by Judah Hertz in 1977, has a senior management team with extensive U.S. commercial real estate experience and an organization of dozens of real estate professionals with significant operating experience, deep local knowledge and strong relationships in the office industry. Our executives (and those of our Advisor) are Judah Hertz, chief executive officer, with over 40 years of experience, Gary S. Horwitz, president, with over 33 years of experience, John D. Forbess, executive vice president and general counsel, with over 33 years of experience, James M. Ingram, executive vice president and chief investment officer, with over 30 years of experience, and James Kasim, executive vice president and chief financial officer, with over 25 years of experience. Since its inception, Hertz Investment Group has completed the full investment cycle with regards to over 60 U.S. commercial office properties, beginning with acquisition and renovation to stabilization, management and eventual sale. Hertz Investment Group currently employs a staff of more than 300 employees at its headquarters in California and in various operational hubs across the United States.
Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, Hertz Group Realty Operating Partnership, LP, our operating partnership, either directly or through its subsidiaries, and we will be the sole general partner of our operating partnership. Upon completion of this offering, the principals of our Advisor, through the ownership of our common stock and OP units, will beneficially own an approximately     % interest in our company on a fully diluted basis, which we believe aligns their interests with those of our stockholders.

Our Properties
The following table provides information about our portfolio as of June 30, 2019:
Property Name	Location	Number of Buildings	Rentable Square Feet	Year of Acquisition	Occupancy rate as of June 30, 2019
2501 20th Place South	Birmingham, AL	1	125,916	2015	88.9%
Wells Fargo Tower (AL)	Birmingham, AL	1	514,893	2015	80.6%
Inverness Center	Hoover, AL	4	476,731	2015	54.5%
Bank of America Tower (FL)	Jacksonville, FL	2	696,672	2014	67.2%
Salesforce Tower	Indianapolis, IN	2	1,100,745	2016	87.2%
PNC Center	Indianapolis, IN	1	636,550	2016	85.1%
Capital One Tower	Lake Charles, LA	1	348,402	2007	67.3%
Poydras Center	New Orleans, LA	1	453,255	2002	88.8%
909 Poydras Street	New Orleans, LA	1	545,157	2005	84.5%
Texaco Center (400 Poydras Street)	New Orleans, LA	1	606,608	2005	81.7%
Energy Centre	New Orleans, LA	1	757,275	2013	86.9%
One Shell Square	New Orleans, LA	2	1,256,971	2015	87.1%
Regions Center (LA)	Shreveport, LA	2	492,394	2007	83.5%
Wells Fargo Tower (MD)	Baltimore, MD	1	380,540	2018	63.2%
Chestnut Place	Worcester, MA	2	218,098	2015	88.3%
Bridgewater Place	Grand Rapids, MI	1	353,356	2013	86.8%
Regions Plaza (MS)	Jackson, MS	1	346,159	2007	69.1%
One Jackson Place	Jackson, MS	1	220,748	2012	78.3%
Pinnacle at Jackson Place	Jackson, MS	2	270,969	2012	78.3%
111 East Capitol Street	Jackson, MS	1	188,314	2012	73.5%
South Pointe	Clinton, MS	1	395,920	2014	100.0%
City Centre Jackson	Jackson, MS	2	266,922	2015	86.4%
10 South Broadway	St. Louis, MO	1	423,784	2007	83.0%
Cheyenne Corporate Center	Las Vegas, NV	9	321,041	2017	63.8%
Wells Fargo Tower (NC) (300 N. Greene)	Greensboro, NC	1	325,771	2015	82.3%
Center at 600 Vine	Cincinnati, OH	1	578,892	2006	84.1%
Fifth Third Center	Cleveland, OH	1	508,397	2015	86.8%
Skylight Office Tower	Cleveland, OH	1	323,641	2015	95.7%
North Point Office Complex	Cleveland, OH	2	873,335	2016	73.7%
Gateway Center	Pittsburgh, PA	4	1,469,936	2004	83.2%
Meridian	Columbia, SC	1	335,085	2015	94.0%
Riverview Tower	Knoxville, TN	1	334,198	2013	83.5%
Forum Office Portfolio	Memphis, TN	3	342,418	2012	81.1%
Toyota Center	Memphis, TN	1	174,700	2012	77.7%
Toyota Center Garage	Memphis, TN	1	N/A	2012	N/A
Royal Oaks Centre	Houston, TX	1	232,108	2017	61.1%
Brookhollow Central	Houston, TX	3	806,541	2018	51.2%
Moorefield I, II and III	Richmond, VA	3	145,702	2012	83.2%
Winchester Building	Richmond, VA	1	127,810	2012	89.0%
Boulders Center	Richmond, VA	1	140,746	2012	90.1%
Riverfront Plaza	Richmond, VA	2	951,897	2015	86.0%
100 East Wisconsin	Milwaukee, WI	1	435,557	2016	83.4%
	Total/Weighted Average:	71	19,504,154		80.4%

Geographic Diversification and Lease Maturity
The following charts show the geographic diversification of our properties by state as a percentage of gross book value and of square footage, in each case, as of June 30, 2019.
As of June 30, 2019, our properties had an average occupancy rate of 80.4%, including many creditworthy tenants such as CBS, KPMG, UBS, Deloitte, Ernst & Young, Merrill Lynch, JP Morgan, Bank of America, Morgan Stanley and AIG. The following chart sets out the expiration dates of our leases by square footage through 2023 and beyond:

Business Objectives and Growth Strategies
Our primary objective is to generate attractive risk-adjusted returns for our stockholders through dividends and capital appreciation, including:
•
External Growth through Acquisitions.   We intend to continue to grow earnings through strategic acquisitions of high-quality, value-add and core-plus properties throughout the United States. We continually evaluate potential new markets, with a focus on targeting markets that possess the vibrant attributes necessary to drive leasing demand and occupancy rates and where we believe we can achieve critical mass. We believe our Advisor’s longevity and reputation in the industry make it privy to attractive — and often off-market — opportunities, which we believe will enable us to acquire premier properties at a competitive basis.

•
Internal Growth through Leasing Currently Vacant Space.   As of June 30, 2019, the weighted average in place occupancy rate of our properties was 80.4% and we believe that there is potential to generate additional rental income by leasing space in these properties that is currently unoccupied. We seek to employ leasing strategies and leverage our tenant relationships to increase the occupancy rates at our properties, attract high-quality tenants and maximize tenant retention rates and net effective rent.

•
Value Creation Through Capital Recycling.   We intend to pursue an efficient capital allocation strategy that maximizes the value of our invested capital. This strategy may include selectively disposing of properties in our portfolio or in portfolios we may acquire in the future that do not fit our investment strategy or for which we believe returns have been maximized given prevailing economic, market and other circumstances and redeploying capital into acquisition opportunities with higher return prospects, in each case, in a manner that is consistent with our qualification as a REIT.

•
Value-Enhancing Property Management.   We intend to manage our properties to increase our operating cash flow by continuing to reduce property-level operating and leasing costs.

•
Financing Strategy.   We intend to employ a conservative leverage strategy and maintain ample liquidity in order to minimize operational risk and retain growth capacity. To effectively manage our long-term leverage strategy, we will to analyze various sources of debt capital to determine which sources will be the most advantageous to our investment strategy at any particular point in time.

Investment Criteria
We seek to identify commercial office opportunities in the CBDs of burgeoning markets that have recently undergone or are currently undergoing a positive transformation as a result of significant infrastructure investment, an increasing supply of CBD residential and retail development, new or improved cultural and recreational activities and new or improved facilities for professional sports teams. We target institutional-quality properties with key attributes for future success, such as a prime and/or strategic location, an abundance of parking, a quality rent roll, a well-maintained physical plant and unique market advantages. We believe that each of these factors drive a healthy overall macro-economy for target markets, as well as support for favorable commercial office occupancy and rent growth trends.
Our target properties generally include many of the following characteristics:
•
Class A or Class A2 office buildings;

•
in the CBD of secondary markets throughout US with minimum population of 300,000;

•
1970 or newer construction;

•
larger than 200,000 square feet;

•
60% plus current occupancy;

•
represents a meaningful percentage of current office inventory in the relevant CBD;

•
acquisition opportunity at a meaningful discount to replacement cost; and

•
key attributes that we believe are necessary for future success, including one or more of the following:

•
prime and/or strategic location;

•
abundance of parking;

•
quality rent roll;

•
well-maintained physical plant; and

•
other unique market advantages.

We conduct a full diligence review of every acquisition, taking into account a broad variety of factors related to the target portfolios or individual assets at hand, including:
•
institutional quality design and construction, current physical condition, historical occupancy and tenant quality;

•
revenue increase potential through improved leasing;

•
terms and structure of tenant leases and other potential opportunities and constraints in managing the portfolio or assets;

•
below-market rental rates as compared to other office properties in the area;

•
potential operating gains through improved operational efficiency;

•
consistent and durable occupancy through cycles; and

•
attractive stabilized yields and valuation relative to replacement cost.

Recently Acquired Properties
Highlights of our recent acquisition activity include the following:
•
On October 16, 2017, we acquired Cheyenne Corporate Center, a Class A Office complex with nine buildings located in North Las Vegas, Nevada comprised of 321,041 rentable square feet. The purchase price was $38.0 million with an additional $3.4 million earmarked for the improvement of the property and closing costs. The acquisition was financed, in part, with a loan that matures on November 6, 2020 (with a 1-year extension option) with a total loan amount of  $35.15 million, out of which $32.75 million is allocated for the acquisition of the property and the remainder of $2.4 million will be used as a facility from time to time primarily to invest in improving the property consistent with our value-add strategy. The loan bears interest at one-month LIBOR plus 4.50%. The loan is interest only (without principal payments) and there is an interest rate cap on the LIBOR rate of 2.5%. Upon stabilization of the property, we intend to refinance the loan at a lower interest rate.

•
On December 15, 2017, we acquired Royal Oaks Centre, a ten story Class A office building comprised of 232,108 rentable square feet. The property is located in the Houston, Texas. The purchase price was $24.0 million. The acquisition was financed, in part, with a loan that matures on January 6, 2021 (with a 1-year extension option) with a total loan amount of  $20.0 million, of which $17.6 million of initial proceeds were funded upon the date of acquisition and the remaining balance of  $2.4 million represents a facility that from time to time will be used to invest in improving the property consistent with our value-add strategy. The loan bears interest of one-month LIBOR plus 4.75%. The loan is interest only (without principal payments) and there is an interest rate cap of 2.5% on the one-month LIBOR. Upon stabilization of the property, we intend to refinance the loan at a lower interest rate.

•
On February 13, 2018, we acquired Brookhollow Central, a Class A Office complex with three buildings located in the “North Loop” of Houston, Texas comprised of 806,541 rentable square feet. The purchase price was $70.5 million with an additional $6.5 million earmarked for the improvement of the property and closing costs. The acquisition was financed, in part, with a loan that matures on March 6, 2021 (with a 1-year extension option) with a total loan amount of

$73 million, out of which $38 million is allocated for the acquisition of the property and the remainder of  $35 million will be used as a facility from time to time primarily to invest in improving the property consistent with our value-add strategy. The loan bears interest of one-month LIBOR plus 4.75%. The loan is interest only (without principal payments) and there is an interest rate cap on the LIBOR rate of 3%. Upon stabilization of the property, we intend to refinance the loan.
•
On March 29, 2018, we acquired Wells Fargo Tower (MD) (commonly referred to as 7 St. Paul Street), a twenty-four story Class A office building comprised of 369,732 rentable square feet of office space and rentable 10,808 rentable square feet of retail space for a total of 380,540 rentable square feet. The property is located in the commercial business district (“CBD”) of Baltimore, Maryland. The purchase price was $36.75 million. The acquisition was financed, in part, with a loan that matures on April 9, 2021 (with a 2-year extension option) with a total loan amount of $29.25 million, of which $23.85 million of initial proceeds were funded upon the date of acquisition and the remaining balance of  $5.4 million represents a facility that from time to time will be used to invest in improving the property consistent with our value-add strategy. The loan bears interest of one-month LIBOR plus 2.75%. The loan is interest only (without principal payments) and there is an interest rate cap of 3% on the one-month LIBOR. Upon stabilization of the property, the company intends to refinance the loan.

Tenant Diversification
The following table sets forth information regarding the 10 largest tenants in our portfolio based on annualized rent as of June 30, 2019.
Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent
Jones Day	2	1	06/2026	342,641	1.8%	$9,741,959	2.76%
Shell Oil Company	2	1	12/2026	399,872	2.1%	7,452,682	2.11%
Hunton Andrews Kurth	1	1	06/2025	238,176	1.2%	6,456,789	1.83%
Salesforce.com Inc.	1	1	06/2030	247,100	1.3%	6,162,806	1.75%
Branch Banking & Trust Company	4	4	01/2019 – 04/2026	220,901	1.1%	5,427,472	1.54%
PNC Bank, NA	1	1	09/2020	215,414	1.1%	5,284,736	1.50%
Gateway Health Plan, L.P.	1	1	09/2023	199,346	1.0%	5,029,313	1.43%
JP Morgan Chase Bank	1	1	06/2025	163,162	0.8%	4,708,529	1.33%
Fallon Community Health Plan	2	1	03/2020 – 03/2025	171,315	0.9%	4,106,173	1.16%
Nelson Mullins Riley & Scarbou	2	2	07/2022 – 03/2024	146,109	0.7%	3,944,331	1.12%
Total	17	14		2,344,036	12.0%	$58,314,789	16.53%

(1)
Expiration dates are per lease and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.

(2)
Annualized rent represents rental revenue, tenant reimbursements and other revenue using the month of June 30, 2019 and multiplying the result by twelve months for purposes of annualization.

Industry Diversification
The following table sets forth information relating to tenant diversification by industry in our portfolio based on annualized rent as of June 30, 2019.
	# of Leases	Leased Square Feet	Leased Square Feet as a Percent of Total Rentable Square Feet	Annualized Rent(1)	Annualized Rent as a Percent of Total
Law Firms	373	4,904,543	25.15%	111,715,813	31.66%
Financial Services and Banking	251	3,308,083	16.96%	78,039,543	22.12%
Consulting firms and other professional services	474	2,560,245	13.13%	57,711,303	16.36%
Technology	61	1,351,659	6.93%	30,671,138	8.69%
Government (GSA, etc.)	72	987,080	5.06%	21,526,075	6.10%
Medical	59	916,058	4.70%	20,596,113	5.84%
Accounting firms	51	516,962	2.65%	12,950,071	3.67%
Arts, Entertainment and Recreation	82	350,362	1.80%	7,176,149	2.03%
Media and Information	199	293,046	1.50%	6,741,878	1.91%
Other	12	437,767	2.24%	4,892,681	1.39%
Advertising	94	52,257	0.27%	791,177	0.22%
Total	1,728	15,678,062	80.4%	$352,811,942	100.00%

(1)
Annualized rent represents rental revenue, tenant reimbursements and other revenue using the month of June 30, 2019 and multiplying the result by twelve months for purposes of annualization.

Lease Distribution
The following table sets forth information relating to the distribution of leases in our portfolio, based on net rentable square feet under lease as of June 30, 2019.
	# of Leases	Rentable Square Feet	Square Feet as a Percent of Total	Annualized Rent(1)	Annualized Rent as a Percent of Total
Available	—	3,397,371	17.42%	—	—
Signed but not commenced leases	50	428,721	2.20%	9,367,124	2.65%
2,500 or Less	737	790,967	4.06%	18,238,937	5.17%
2501 – 10,000	579	3,237,021	16.60%	70,757,498	20.06%
10,001 – 20,000	209	2,946,682	15.11%	65,418,835	18.54%
20,001 – 40,000	93	2,579,777	13.23%	57,731,059	16.36%
40,001 – 100,000	43	2,978,441	15.27%	61,188,141	17.34%
Greater Than 100,000	17	3,145,175	16.13%	70,110,348	19.87%
Total	1,728	19,504,154	100.00%	$352,811,942	100.00%

(1)
Annualized rent represents rental revenue, tenant reimbursements and other revenue using the month of June 30, 2019 and multiplying the result by twelve months for purposes of annualization.

Lease Expirations
The following table sets forth a summary schedule of the lease expirations for leases in place as of June 30, 2019, plus available space for each of the 10 calendar years beginning with the year ending June 30, 2019 at the properties in our portfolio. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.
	Number of Leases Expiring	Rentable Square Feet	Vacant/ Expiring square feet as a Percentage of Total	Annualized Rent(1)	Expiring Annualized Rent as a Percentage of Total	Annualized Rent per Lease Square Foot	Estimated Annualized Rent Per Leased Square Foot at Expiration
Available	—	3,397,371	17.42%	—	—	—	—
Signed not commenced leases	50	428,721	2.20%	9,367,124	2.65%	$21.85	—
Total for Month-to-Month	135	164,579	0.84%	5,190,633	1.47%	$31.54	—
2019	195	1,335,742	6.85%	28,619,906	8.11%(2)	$21.43	$21.95
2020	292	2,277,732	11.68%	52,359,359	14.84%	$22.99	$21.76
2021	274	1,422,345	7.29%	32,177,632	9.12%	$22.62	$21.65
2022	224	1,380,377	7.08%	29,963,953	8.49%	$21.71	$21.64
2023	177	1,931,397	9.90%	44,378,090	12.58%	$22.98	$21.31
2024	118	1,512,470	7.75%	28,696,587	8.13%	$18.97	$21.87
2025	66	1,302,065	6.68%	31,263,360	8.86%	$24.01	$21.31
2026	45	1,443,156	7.40%	32,595,556	9.24%	$22.59	$20.78
2027	32	488,242	2.50%	7,930,557	2.25%	$16.24	$21.51
2028	32	554,458	2.84%	11,906,657	3.37%	$21.47	$21.52
Thereafter	88	1,865,499	9.56%	38,362,530	10.87%	$20.56
	1,728	19,504,154	100.0%	352,811,942	100.0%	$20.95

(1)
Annualized rent represents rental revenue, tenant reimbursements and other revenue using the month of June 2019 and multiplying the result by twelve months for purposes of annualization.

(2)
8.11% of our annualized rent is scheduled to expire in the year 2019. We have executed a significant number of renewal leases and are in discussions with prospective tenants to execute a number of replacement leases. The strategy we are employing with respect to new and renewal leasing activity is consistent with our past leasing strategy, which is to enter into leases that serve to contractually increase revenue over time while adjusting the rents at commencement to market rates. We expect the lease rates attributable to any new or renewal leasing activity to vary in relation to the expiring rental rates but do not anticipate that new or renewal lease rates will represent a material decline in rental rates on average.

Historical Leasing Spreads
The following table sets forth certain historical information regarding cash leasing spreads for the periods set forth below.
	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Total/ Weighted Average
Number of leases	340	526	548	537
Square feet	2,473,292	3,223,840	2,798,405	3,050,000
Cash leasing spreads(1)	95.51%	102.48%	97.27%	99.63%

(1)
Cash leasing spreads are calculated by dividing initial contractual rents under new, renewal and expansion leases (less contractual rent under expiring leases in the same space) by contractual rents under expiring leases in the same space. New leases are included only if the same space was leased within the previous year.

Tenant Improvements and Leasing Commissions
The following table sets forth certain historical information regarding tenant improvement and leasing commission costs per square foot for tenants at the assets in our office portfolio for the periods set forth below.
	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Total/ Weighted Average
New Leases
Number of Leases	61	158	127
Square Feet	282,871	1,196,584	732,870
Tenant Improvement Costs Per Square Foot	$23.42	$25.51	$27.04
Leasing Commission Costs Per Square Foot	$7.35	$6.14	$7.47
Other Leasing Costs Per Square Foot(1)	$0.44	$1.73	$—
Total Lease Transaction Costs Per Square Foot	$31.22	$33.38	$34.51	$33.48
Weighted Average Lease Term (years)	6.73	8.25	7.08
Total Lease Transaction Costs Per Square Foot Per Year of Lease Term	$4.64	$4.04	$4.87
Renewals
Number of Leases	125	239	230
Square Feet	656,080	1,560,821	2,074,379
Tenant Improvement Costs Per Square Foot	$18.31	$12.43	$14.33
Leasing Commission Costs Per Square Foot	$6.41	$3.77	$4.07
Other Leasing Costs Per Square Foot(1)	$0.56	$0.83	$0.12
Total Lease Transaction Costs Per Square Foot	$25.27	$17.02	$18.52	$19.01
Weighted Average Lease Term (years)	6.21	5.26	6.67
Total Lease Transaction Costs Per Square Foot Per Year of Lease Term	$4.07	$3.24	$2.78
Expansions
Number of Leases	30	69	58
Square Feet	92,834	234,401	151,571
Tenant Improvement Costs Per Square Foot	$18.25	$11.84	$20.49
Leasing Commission Costs Per Square Foot	$2.71	$6.76	$5.86
Other Leasing Costs Per Square Foot(1)	$0.11	$3.16	$0.25
Total Lease Transaction Costs Per Square Foot	$21.07	$21.77	$26.60	$23.16
Weighted Average Lease Term (years)	6.17	5.77	6.61
Total Lease Transaction Costs Per Square Foot Per Year of Lease Term	$3.41	$3.77	$4.02
Total
Number of Leases	216	466	415
Square Feet	1,031,785	2,991,806	2,958,820
Tenant Improvement Costs Per Square Foot	$19.71	$17.61	$17.79
Leasing Commission Costs Per Square Foot	$6.34	$4.95	$5.00
Other Leasing Costs Per Square Foot(1)	$0.48	$1.37	$0.10
Total Lease Transaction Costs Per Square Foot	$26.53	$23.94	$22.89	$23.88
Weighted Average Lease Term (years)	6.35	6.49	6.77
Total Lease Transaction Costs Per Square Foot Per Year of Lease Term	$4.18	$3.69	$3.38

(1)
Includes the cost of moving allowance concessions provided to tenants pursuant to contractual lease agreements.

Historical Recurring Capital Expenditures
The following table sets forth certain information regarding historical recurring capital expenditures, net of tenant reimbursements, at the properties in our portfolio for the periods set forth below (dollars in thousands, except for values per square foot):
	Six Months Ended	Year Ended December 31,
	June 30, 2019	2018	2017
Recurring Capital Expenditures(1)	$10,068	$16,324	$16,586
Total Square Feet	19,504,154	19,504,154	18,317,073
Weighted Average Recurring Capital Expenditures per Square Foot	$0.52	$0.84	$0.91

(1)
Recurring capital expenditures, net of tenant reimbursements, for properties acquired during the period are annualized.

Regulation
Our properties are subject to various covenants, laws, ordinances, and regulations, including regulations relating to common areas and fire and safety requirements. We believe that each of our properties has the necessary permits and approvals to operate their business.
Americans with Disabilities Act
Our properties must comply with Title III of the ADA to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. We believe the existing properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.
Environmental
Under various federal, state or local laws, ordinances and regulations, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or release of hazardous substances, waste, or petroleum products at, on, in, under or from such property, including costs for investigation or remediation, natural resource damages, or third-party liability for personal injury or property damage. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence or release of such materials, and the liability may be joint and several. Some of our properties may be impacted by contamination arising from current or prior uses of the property or adjacent properties for commercial, industrial or other purposes. Such contamination may arise from spills of petroleum or hazardous substances or releases from tanks used to store such materials. We also may be liable for the costs of remediating contamination at off-site disposal or treatment facilities when we arrange for disposal or treatment of hazardous substances at such facilities, without regard to whether we comply with environmental laws in doing so. The presence of contamination or the failure to remediate contamination on our properties may adversely affect our ability to attract or retain tenants and our ability to develop or sell or borrow against those properties. In addition to potential liability for cleanup costs, private plaintiffs may bring claims for personal injury, property damage or for similar reasons. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which that property may be used or how businesses may be operated on that property.
Some of our properties are, and may be adjacent to or near other properties, used for industrial or commercial purposes. These properties may have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. Releases from these properties could impact our properties. While certain properties contain or contained uses that could have or have impacted our properties, we are not aware of any liabilities related to environmental contamination that we believe will have a material adverse effect on our operations.
In addition, our properties are subject to various federal, state and local environmental and health and safety laws and regulations. Noncompliance with these environmental and health and safety laws and regulations could subject us or our tenants to liability. These liabilities could affect a tenant’s ability to make rental payments to us. Moreover, changes in laws could increase the potential costs of compliance with such laws and regulations or increase liability for noncompliance. This may result in significant unanticipated expenditures or may otherwise materially and adversely affect our operations, or those of our tenants, which could in turn have a material adverse effect on us. We sometimes require our private tenants to comply with environmental and health and safety laws and regulations and to indemnify us for any related liabilities in our leases with them. But in the event of the bankruptcy or inability of any of our tenants to satisfy such obligations, we may be required to satisfy such obligations. We are not presently aware of any instances of material noncompliance with environmental or health and safety laws or regulations at our properties, and we believe that we and/or our tenants have all material permits and approvals necessary under current laws and regulations to operate our properties.
In addition, our properties may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects or property damage or costs for remediation. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs. We are not presently aware of any material adverse indoor air quality issues at our properties.
Insurance
We carry comprehensive general liability coverage on all of our properties, with limits of liability customary within the industry to insure against liability claims and related defense costs. Similarly, we are insured against the risk of direct physical damage in amounts necessary to reimburse us on a replacement-cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The majority of our property policies include coverage for the perils of flood and earthquake shock with limits and deductibles customary in the industry and specific to the property. We also obtain title insurance policies when acquiring new properties, which insure fee title to our real properties. We currently have coverage for losses incurred in connection with both domestic and foreign terrorist-related activities. While we do carry commercial general liability insurance, property insurance and terrorism insurance with respect to our properties, these policies include limits and terms we consider commercially reasonable. There are certain losses that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in our belief, economically impractical to maintain such coverage. Should an uninsured loss arise against us, we would be required to use our own funds to resolve the issue, including litigation costs. We believe the policy specifications and insured limits are adequate given the relative risk of loss, the cost of the coverage and industry practice and, in the opinion of our management, the properties in our portfolio are adequately insured.
Competition
The market for high-quality office properties with stable tenants in our target markets is highly competitive. Competition for office properties includes an indeterminate number of other real estate investors, including domestic and foreign corporations and financial institutions, publicly traded and privately held REITs, private institutional investment funds, investment banking firms, life insurance companies and pension funds, many of which have greater financial resources than we do. Competition may also have the effect of reducing the number of suitable acquisition opportunities available to us, increasing the price required to consummate an acquisition opportunity and generally reducing the demand for commercial office space in our target markets. Likewise, competition with sellers of similar properties to locate suitable purchasers may result in us receiving lower proceeds from a sale or in us not being able to dispose of a property at a time of our choosing due to the lack of an acceptable return.
In operating and managing our portfolio, we will also compete for tenants based on a number of factors, including location, rental rates, security, flexibility and expertise to design space to meet prospective tenants’ needs and the manner in which the property is operated, maintained and marketed. As leases at our properties expire, we may encounter significant competition to renew or relet space in light of the large number of competing properties within the markets in which we operate. As a result, we may be required to provide rent concessions or abatements, or to incur charges for tenant improvements and other inducements, including early termination rights or below-market renewal options, or we may not be able to timely lease vacant space, all of which would adversely impact our results of operations.
Employees
We do not currently have any employees and do not expect to have any employees in the foreseeable future. Services necessary for our business are provided by Hertz Investment Group or our Advisor pursuant to the terms of the Shared Services Agreement or the Advisory Agreement. Each of our executive officers is an employee or officer of Hertz Investment Group or our Advisor. Officers and other employees of Hertz Investment Group or our Advisor are not required to devote a fixed amount of their time to us; however, they will be required to devote such time to our company’s management as is necessary and appropriate, commensurate with our company’s level of activity, to satisfy their obligations under the Advisory Agreement and the Shared Services Agreement. Several accounting and finance employees of Hertz Investment Group will dedicate substantially all of their time to us. In addition, certain full-time employees of our Advisor will spend substantial time on our matters. To the extent that we acquire more properties, we anticipate that the number of employees of Hertz Investment Group or our Advisor who devote time to our matters will increase and the number of employees working out of local offices, if any, where we buy properties will also increase.
Emerging Growth Company and Smaller Reporting Company Status
Emerging Growth Company
We are an “emerging growth company”, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision as to whether we will take advantage of any or all of these exemptions in the future. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for shares of our common stock’s price, which may be more volatile.
In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of this extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
We will remain an “emerging growth company” until the earliest to occur of the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation); the last day of the fiscal year following the fifth anniversary of this offering; the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.
Smaller Reporting Company
We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
Corporate Information
Our principal executive offices are located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367. Our telephone number is (310) 584-8000. We maintain a website at http://www.           .com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus or any other reports or documents we file with or furnish to the SEC.
Legal Proceedings
From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, cash flows or results of operation if determined adversely to us.

Management
Our Directors and Executive Officers
We operate under the direction of our board of directors, which is responsible for the management and control of our affairs. Upon completion of this offering, we expect that our board of directors will consist of seven directors, four of whom will be independent and three of whom will be nominees proposed by our Advisor pursuant to the Advisory Agreement.
We do not currently have any employees. Prior to the completion of this offering, we will enter into the Shared Services Agreement with Hertz Investment Group for services to be provided by Judah Hertz, Chief Executive Officer, Gary S. Horwitz, President, James Kasim, Executive Vice President and Chief Financial Officer, James M. Ingram, Executive Vice President and Chief Investment Officer, John D. Forbess, Executive Vice President and General Counsel, and William Z. Hertz, Vice President. Pursuant to the Shared Services Agreement, we will reimburse Hertz Investment Group for the salaries of such officers, as well as for use of office space and various administrative and support services, which costs will be subject to approval by a majority of the independent directors at least annually. As our executive officers are also officers of Hertz Investment Group, they will allocate their time between us and Hertz Investment Group. Additionally, our executive officers are also employees of our Advisor, and, in such capacity, will devote a portion of their time to our affairs as is required pursuant to the Advisory Agreement.
Our directors are accountable to us and our stockholders as fiduciaries and must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with the care that a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. The responsibilities of our board of directors include, among others:
•
approving and overseeing our overall investment strategy;

•
approving real property acquisitions and dispositions with a value exceeding 30% of our total equity on a consolidated basis, it being understood that our board of directors retains the right to modify such threshold in its sole and absolute discretion;

•
approving and overseeing our capital raising and financing strategies, including equity and debt offerings and approving terms of loan documents for our financings if such financings have a value exceeding 20% of our total debt on a consolidated basis, it being understood that our board of directors retains the right to modify such threshold in its sole and absolute discretion;

•
approving and monitoring the relationship between us, our operating partnership and our Advisor;

•
approving joint ventures, limited partnerships and other such relationships with third parties; and

•
determining our distribution policy and authorizing distributions from time to time.

The independent members of our board of directors will be responsible for supervising and reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed, and that the provisions of the Advisory Agreement are being carried out. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our Advisor or any of their respective affiliates.
The following table sets forth certain information concerning our directors and executive officers.
Name	Age	Position with Our Company
		Chairman of the Board
Judah Hertz	70	Director and Chief Executive Officer
Gary S. Horwitz	57	Director and President
William Z. Hertz	39	Director and Vice President
John D. Forbess	70	Executive Vice President and General Counsel

Name	Age	Position with Our Company
James M. Ingram	62	Executive Vice President and Chief Investment Officer
James Kasim	50	Executive Vice President and Chief Financial Officer
Biographical Information for Directors and Executive Officers
The following is a biographical summary of the experience of our directors and executive officers.
Judah Hertz, 70, will serve as a member of our board of directors and chief executive officer. Mr. Hertz founded Hertz Investment Group, LLC in 1977 where he directed the growth of the business from its beginnings as a small, New York-based company to a national real estate investment firm. He is a board member of the Simon Wiesenthal Center, a global human rights organization. Mr. Hertz was selected to serve as a director based on his extensive experience in the real estate industry and his strong familiarity with our portfolio, which enable him to provide key contributions to the board of directors on strategic matters.
Gary S. Horwitz, 57, will serve as a member of our board of directors and president. Mr. Horwitz joined Hertz Investment Group, LLC in 2002 as chief financial officer and, beginning in 2006, he was promoted to president. In such capacities, Mr. Horwitz oversaw the daily operations of our predecessor and coordinated asset strategy across our predecessor’s portfolio. Mr. Horwitz has held various senior management positions during his career, including for the Disney Development Company as Manager of Development Finance and for Transwestern Commercial Services as controller (Western Region). Mr. Horwitz received his Bachelor degree in Business Administration (1983) from Rhodes University in South Africa. Mr. Horwitz is a member of the American Institute of Certified Public Accountants and a licensed California real estate broker. Mr. Horwitz was selected to serve as a director based on his extensive experience in the real estate industry, as well as his professional accounting and financial experience.
William Z. Hertz, 39, will serve as a member of our board of directors. Mr. Hertz began his career as an on-site property manager of a high-rise property in St. Louis managed by Hertz Investment Group, LLC. For the past ten years, as vice president of Asset Management for our predecessor, he has provided hands-on oversight for the company’s broad portfolio. This includes responsibility for several million square feet of office space, where he maintains direct relations with principal tenants, property managers and leasing brokers across the country. Additionally, drawing on his expertise of people management and branding, Mr. Hertz has successfully formed, owned and managed several operational businesses outside of the commercial real estate business. He holds a Master’s Degree in Business Administration (2007) from the Stern School of Business at New York University. Mr. Hertz was selected to serve as a director based on his strong familiarity with our portfolio, which enables him to provide key contributions to the board of directors on strategic matters.
John D. Forbess, 70, will serve as our executive vice president and general counsel. Prior to the formation of our company, Mr. Forbess was the executive vice president and general counsel of Hertz Investment Group, LLC beginning in 1999. In such capacity, he was responsible for legal, corporate and other business affairs of the company. Prior to joining our predecessor, Mr. Forbess has served several other real estate development companies in various legal positions. Mr. Forbess received his Bachelor of Arts degree in Political Science (1970) from Amherst College and his Juris Doctorate degree (1975) from John Marshall Law School. Mr. Forbess was selected to serve as a director based on his experience in the real estate industry, as well as his familiarity with our predecessor and its business.
James M. Ingram, 62, will serve as our executive vice president and chief investment officer. Prior to the formation of our company, Mr. Ingram was the executive vice president and chief investment officer of Hertz Investment Group, LLC beginning in 2012. In such capacity, Mr. Ingram was responsible for all acquisition and disposition activity within the company and supervised the leasing activity for approximately 11 million square feet of office properties through the southern part of the United States. Prior to joining our predecessor, Mr. Ingram worked for over 23 years at Parkway Properties, then a publicly traded real estate investment trust, including eight years as executive vice president and chief investment officer, and fifteen years as president of Parkway Realty Services, where, among others, he led acquisition and disposition activity. Mr. Ingram received his Bachelor of Public Administration degree (1978) from the University of Mississippi and graduated from the Harvard Business School Advanced Management Program (2002).

James Kasim, 50, will serve as our executive vice president and chief financial officer. Prior to the formation of our company, Mr. Kasim was the executive vice president and chief financial officer of Hertz Investment Group, LLC beginning in January 2017. In such capacity, Mr. Kasim was responsible for financial operations, with oversight of all financial planning and reporting, treasury management, debt management, tax planning, information technology, and human resources, in addition to being involved in directing the company’s major capital markets transactions. From 2010 to 2016, Mr. Kasim held various positions with affiliates of Steadfast Companies and Steadfast Capital Markets Group, including as chief financial officer to two of their affiliated entities, where he principally oversaw finance and other transactional and strategic matters and also served as a consultant to several of their other affiliated entities. Prior to working with public and private commercial real estate companies, Mr. Kasim held various positions during a tenure of over ten years with Ernst & Young LLP, where he provided assurance and advisory business services to several clients including publicly-held and privately-held commercial property owners, developers and institutional investors. Mr. Kasim received his Bachelor of Business Administration degree, with an emphasis in Accounting (1992), from California State University, Northridge. He received a Masters of Business Administration (2003) from the Marshall School of Business at the University of Southern California, where he graduated with honors (Beta Gamma Sigma), and a Masters in Real Estate (2017) from Georgetown University. Mr. Kasim is a Certified Public Accountant in the State of California and also a Certified Management Accountant.
Board Composition
Our charter provides that our board of directors will consist of no fewer than the minimum number required by the MGCL and no more than twelve directors, and that the exact number of directors will be fixed from time to time by our board of directors. For so long as our securities are traded on the TASE and an applicable exemption does not apply under the Israeli Securities Law, our board of directors will consist of no fewer than three directors, two of which must be External Directors, as defined in the Israeli Companies Law. The initial Class I, Class II and Class III directors will initially serve until an initial stockholders’ meeting to be held no later than three months from the completion of this offering. The initial Class IV directors, comprised of our three current directors, were elected prior to this offering. For additional information on the terms and election of our directors, see “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law — Directors; Elections; Vacancies”.
Board Leadership Structure
Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight.      serves as chairman of our board of directors.      knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the chairman’s responsibility to develop agendas that focus the time and attention of our board of directors on the most critical matters. Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Classified Board of Directors
In accordance with our articles of incorporation, our board of directors will initially consist of seven directors, divided into four classes serving staggered terms, as follows:
•
Class I, consisting of       and     , who are each “external directors” pursuant to, and as required, by the Israeli Companies Law;

•
Class II, consisting of      , who is an “independent director” pursuant to the Israeli Companies Law;

•
Class III, consisting of      , who is an “independent director” pursuant to the Israeli Companies Law; and

•
Class IV, consisting of Judah Hertz, Gary S. Horwitz and William Z. Hertz, who have been nominated by our Advisor under the terms of the Advisory Agreement.

At each annual meeting of stockholders, at least one class of directors will be elected to succeed the class whose terms are then expiring. Class I, Class II and Class III directors will each serve three-year terms and Class IV directors will each serve five-year terms. Only one class of directors will be elected at each annual general meeting, with the other classes continuing for the remainder of their respective terms. The initial terms for the four classes of directors will be as follows:
•
The initial terms of the Class I directors will expire at the annual general meeting to be held in 2022 (at which Class I directors will be elected to serve three-year terms);

•
The initial term of the Class II director will expire at the annual general meeting to be held in 2021 (at which a Class II director will be elected to serve a three-year term);

•
The initial term of the Class III director will expire at the annual general meeting to be held in 2020 (at which a Class III director will be elected to serve a three-year term); and

•
The initial term of the Class IV directors will expire at the annual general meeting to be held in 2024 (at which Class IV directors will be elected to serve five-year terms).

External and Independent Directors.   Pursuant to the Israeli Companies Law, each term of an external director must be for a period of three years. In addition, pursuant to the Israeli Companies Law, external directors and independent directors may not serve as directors of the company for a period of longer than nine consecutive years. An independent director who has served the maximum consecutive term in office may be appointed again as an independent director upon the passage of the period specified by the Israeli Companies Law.
Class IV Directors.   Our articles of incorporation provide that the number of Class IV directors will be equal to the total number of external and independent directors minus one. In the event that the office of one or more external and/or independent directors becomes vacant, and as a result the number of external and independent directors has become equal to or less than the number of Class IV directors, then the number of directors on our board of directors will automatically decrease until the number of external and independent directors is greater than the number of Class IV directors. As soon as the vacated office(s) of the external and/or independent director(s) is filled such that the number of external and independent directors exceeds the number of Class IV directors by more than one, our board of directors may increase the size of the board by increasing the number of Class IV directors so that the number of external and independent directors exceeds the number of Class IV directors by one.
Pursuant to the terms of the Advisory Agreement, our Advisor has the right to propose candidates to our board of directors for consideration as nominees for election at any meeting of stockholders at which Class IV directors will be elected. If such nominees otherwise satisfy the requirements and qualifications for directors under applicable law and our organizational documents, the board will generally nominate these persons for election at the next general meeting of the company’s stockholders at which Class IV directors will be elected. Our Advisor also has the right to propose candidates for the board’s consideration with respect to vacancies that may arise from time to time among Class IV directors.
In addition to any other requirements and qualifications applicable under the MGCL, Israeli Companies Law, our organizational documents or any other applicable law, rule or regulation, a person must satisfy the following criteria to the satisfaction of our board of directors, at its sole discretion, to be considered as a Class IV director:
•
has a minimum of 15 years’ experience in the commercial office real estate sector;

•
has a minimum of 10 years’ experience, in the aggregate, as the chief executive officer, president, chief financial officer, chief operating officer or similar senior position of a company or other firm that owns and operates commercial office properties similar to those owned and operated by the company; and

•
has reasonably extensive experience in the jurisdictions in which the company owns and operates its properties.

Role of the Board of Directors in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors will work with our executive officers and our Advisor to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, our executive officers and our Advisor will be instructed to review strategic and operational risks with our board of directors at board meetings and presents the steps taken to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather will administer this oversight function directly through our board of directors as a whole, as well as through various standing committees that our board of directors will establish upon completion of this offering that will address risks inherent in their respective areas of oversight, including an audit committee, financial statements committee and compensation committee.
Committees of the Board of Directors
As authorized by our bylaws, our board of directors may appoint from among its members one or more committees, each consisting of one or more directors. Following the completion of this offering, our board of directors will establish an audit committee, a financial statements committee and a compensation committee, and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting. Each of the committees will be composed exclusively of external and independent directors.
Audit Committee
Upon completion of this offering, our board of directors will establish an audit committee, which will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee will be comprised of      ,      and     , each of whom is an external or independent director.      will serve as the chairman of the audit committee and will be designated as an audit committee financial expert, as that term is defined under SEC rules. The composition of the audit committee will also satisfy the independence standards and eligibility requirements for audit committee members set forth in the Israeli Companies Law.
The audit committee will oversee, among other things, our accounting and financial reporting processes, the integrity of our consolidated financial statements, our systems of disclosure controls and procedures and internal control over financial reporting, our compliance with financial, legal and regulatory requirements, the performance of our internal audit function, and our overall risk assessment and management.
The audit committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
Financial Statements Committee
Upon completion of this offering, our board of directors will establish a financial statements committee pursuant to regulations promulgated under the Israeli Companies Law, which will meet on a regular basis, at least quarterly and more frequently as necessary. The financial statements committee, once established, must consist of at least three members, the chair of the committee must be an external director, and the majority of its members must be directors who meet certain independence requirements set forth in the Israeli Companies Law. In addition, all of its members must be able to read and understand financial statements, with at least one of the independent members having “financial and accounting expertise” as such term is defined in regulations promulgated under the Israeli Companies Law. In addition to satisfying the independence standards under Israeli law, all committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The financial statements committee’s primary functions will be to review, discuss and make recommendations to our board of directors in connection with:
•
the valuations and estimates used in connection with the company’s financial statements;

•
the internal controls related to financial reporting;

•
the completeness and appropriateness of disclosures in the financial statements;

•
the accounting policy adopted and accounting treatment applied in the material matters of the company; and

•
valuations, including the assumptions and estimates underlying them, on which data in the financial statements is provided.

Compensation Committee
Upon completion of this offering, our board of directors will establish a compensation committee, which will meet on a regular basis as it deems necessary. The compensation committee will be comprised of     ,      and     , each of whom is an independent director.      will serve as the chairman of the compensation committee.
The compensation committee will be responsible for, among others, reviewing, approving and overseeing compensation plans and preparing compensation committee reports.
The compensation committee will have the authority to retain independent advisors and consultants to assist the committee in fulfilling its responsibilities.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive and Director Compensation
Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by Hertz investment Group or our Advisor and receives compensation for his services, including services performed on our behalf, from Hertz Investment Group or our Advisor, as applicable. Although we indirectly bear the costs of the compensation paid to our executive officers through expense reimbursements we pay to Hertz investment Group or our Advisor, we do not currently, nor do we intend to, pay any compensation directly to our executive officers. Additionally, our executive officers are entitled to receive awards in the future under our long-term incentive plan.
We will pay each of our independent directors an annual retainer of  $    , plus $     for each in-person meeting of the board of directors attended, $     for each in-person committee meeting attended and $     for each telephonic meeting in which such independent director participates. The audit committee chairperson will receive an additional $     annual retainer and the compensation committee chairperson will receive an additional $     annual retainer. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.
We intend to adopt an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below), pursuant to which each of our independent directors will be entitled, subject to the plan’s conditions and restrictions, to receive shares of restricted stock. On the date following an independent director’s reelection to our board of directors, he or she will receive a grant of      shares of restricted stock upon each of the first four annual meetings of stockholders when he or she is reelected to our board of directors. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of  (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. All directors will be entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors.
Long-Term Incentive Plan
We intend to adopt a long-term incentive plan to attract and retain qualified directors, officers, employees (including employees of our Advisor), and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.
The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees (including employees of our Advisor) and consultants of ours selected by the board of directors for participation in our long-term incentive plan. For so long as our securities are traded on the TASE, we will not grant stock options to our directors or officers or our Advisor and employees of our Advisor.
Our compensation committee will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
We have authorized and reserved an aggregate maximum number of       shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our compensation committee may, in its sole discretion, at any time determine that all or a portion of a participant’s awards will become fully vested. The compensation committee may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.
Upon completion of this offering, we will grant     restricted shares of our common stock subject to time-based vesting, with an aggregate estimated value of  $     million, to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers), as further detailed below.
Name	Award(1)
Hertz Group REIT Advisor, LLC	shares of common stock ($ million)
Judah Hertz	shares of common stock ($ million)
Gary S. Horwitz	shares of common stock ($ million)
William Z. Hertz	shares of common stock ($ million)
John D. Forbess	shares of common stock ($ million)
James M. Ingram	shares of common stock ($ million)
James Kasim	shares of common stock ($ million)

(1)
Dollar value based on the Offering Price set forth on the cover of this prospectus.

Our Advisor and the Advisory Agreement
Our Advisor
We are externally managed by Hertz Group REIT Advisor, LLC, an affiliate of Hertz Investment Group, pursuant to the terms of the Advisory Agreement. Under the Advisory Agreement, our Advisor is responsible for executing our investment strategy, subject to our board of directors’ direction, oversight and approval. We do not currently have any employees. All our executive officers are employees of Hertz investment Group and our Advisor, and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Shared Services Agreement or the Advisory Agreement, as applicable. See "Management".
Advisor Duties
Pursuant to the Advisory Agreement, our Advisor performs certain duties, including, but not limited to, the following:
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sourcing, investigating and evaluating prospective investments and dispositions of investments, and making recommendations with respect thereto to the board of directors, where applicable;

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conducting negotiations with brokers, sellers and purchasers, and their respective agents and representatives, investment bankers and owners of privately and publicly held real estate or related assets, regarding the purchase, sale, exchange or other disposition of any investments;

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managing and monitoring the operating performance of investments and providing periodic reports to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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assisting in developing criteria that are specifically tailored to our investment objectives and making available to us the Advisor’s knowledge and experience with respect to our target assets;

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engaging and supervising independent contractors that provide services relating to our investments, including, but not limited to, investment banking, legal or regulatory advisory, tax advisory, accounting advisory, securities brokerage, property management/operations, property condition, real estate and leasing advisory and brokerage, and other financial and consulting services reasonably necessary for Advisor to perform its duties, it being understood that (A) the Advisor has the right to cause any such services to be rendered by its employees or affiliates (which, for the avoidance of doubt, includes any employees, consultants or agents of any affiliate of the Advisor) and (B) the board of directors and the audit committee will retain authority to determine our registered independent public accountant and that the independent directors and any committee of the board of directors will retain the authority to hire its or their own attorneys or other advisors;

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subject to any required approval of the board of directors, negotiating on our behalf the terms of loan documents for our financings;

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establishing policies and management protocols for any investments, including real property affected by a loan or security interest, with respect to (1) the application and maintenance of funds in any reserve established under any loan documents, (2) leasing activities, including terms and conditions of tenant leases, tenant inducements and engagement of leasing consultants and brokers, (3) deferred maintenance and capital improvement or replacement needs, (4) repairs and replacements, (5) compliance with regulatory requirements and zoning codes, (6) supervision of tenant improvements and other on-site construction activities, (7) enforcing, monitoring and managing compliance with loan documents to which we are a party on our behalf, including any requirements in any such documents requiring the Advisor to possess the power to direct management and policies of any borrower/owner of investments affected by such loan documents, and (8) any other activities customarily incidental to the operation, maintenance and ownership of such investments and real property;

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coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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coordinating and supervising all property advisors, tenant operators, leasing agents and developers for the administration, leasing, management and/or development of any of the investments;

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counseling us in connection with certain policy decisions to be made by the board of directors;

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evaluating and recommending to the board of directors modifications to any hedging strategies in effect on the date hereof and engaging in hedging activities;

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investing and re-investing any moneys and securities (including investing in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us regarding our capital structure and capital raising;

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using commercially reasonable efforts to cause expenses incurred by or on our behalf to be within any expense guidelines set by the board of directors from time to time;

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performing such other services as may be required from time to time for management and other activities relating to our assets as the board of directors and our Advisor agree from time to time;

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using commercially reasonable efforts to cause us to comply with all applicable laws and regulations in all material respects, subject to us providing appropriate, necessary and timely funding of capital;

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proposing Class IV director nominees to be nominated by our board of directors; and

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performing any other services reasonably requested by us.

We specifically reserve to a majority of our independent directors the following powers:
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the authority to determine or change the strategic direction of the company at any time and in the sole discretion of the board of directors;

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the approval or disapproval of prospective investments with a value exceeding 30% of our total equity on a consolidated basis, it being understood that our board of directors retains the right to modify such threshold in its sole and absolute discretion;

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the approval or disapproval of prospective dispositions of investments with a value exceeding 30% of our total equity on a consolidated basis, it being understood that our board of directors retains the right to modify such threshold in its sole and absolute discretion;

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the approval of the terms of loan documents for the company’s financings with a value exceeding 20% of our total debt on a consolidated basis, it being understood that our board of directors retains the right to modify such threshold in its sole and absolute discretion;

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the approval of the company’s annual budget (which will address in reasonable detail, among other matters, financing plans and capital planning, it being understood that the Advisor will submit such budget in advance to the board of directors for review and approval, and will provide quarterly updates of performance against the annual budget to the board of directors);

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the approval of the retention of the company’s registered public accountants;

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the approval of any material transaction between the company and the Advisor and its affiliates, other than transactions pursuant to the Advisory Agreement;

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the issuance of equity or debt securities by the company;

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the grant of equity incentive awards by the company;

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the entry into joint ventures by the company or its subsidiaries;

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the approval of entry into any transaction that would constitute a change in control; and

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such other matters as may be determined by the board of directors from time to time.

Our board of directors has dispositive power in the event of any conflict between our board of directors and our Advisor with respect to the functions and authority delegated to our Advisor.
Advisor Fees
We pay our Advisor the following fees pursuant to the Advisory Agreement:
•
An advisory fee equal to 0.1% of our total asset value, payable monthly. Total asset value means the carrying value of our and the operating partnership’s total assets (on a consolidated basis) presented on a fair value basis in accordance with International Financial Reporting Standards. At the discretion of our Advisor, the advisory fee may be paid in shares of common stock or long-term incentive plan (“LTIP”) units, the number of such shares of common stock or LTIP units to be determined by dividing the advisory fee by the closing price of our common stock on the TASE or on a national exchange or electronic quotation system, as applicable, on the business day prior to the day the advisory fee is due, rounded down to the nearest whole share of LTIP unit.

•
An acquisition fee equal to 1.0% of the gross purchase price of each property and, with respect to investments made through joint ventures, 1.0% of the gross purchase price of such investment, multiplied by our beneficial ownership interest in the joint venture.

•
A loan coordination fee equal to 1.0% of the total committed value of a loan originated or refinanced.

Upon completion of this offering, we will grant      restricted shares of our common stock, subject to time-based vesting, to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) as disclosed elsewhere in this prospectus. Additionally, upon completion of any secondary offering of shares of common stock or other equity offering, or offering of our debt securities and/or our subsidiaries, in each case, including a private placement, our Advisor is entitled to receive an equity grant of restricted stock units or LTIP units, or a mixture of both, at the discretion of our Advisor, equal to up to 1.35% of the gross proceeds received by us and/or our subsidiaries from any such offering.
To incentivize employees, officers, consultants, non-employee directors, affiliates or representatives of our Advisor to achieve our goals and business objectives, the board of directors has the authority to make recommendations of annual equity awards to our Advisor or its affiliates or directly to employees, officers, consultants, non-employee directors, affiliates or representatives of our Advisor, based on the achievement by us of certain financial or other objectives established by the board of directors; provided that, no equity awards will be made to employees or officers of our Advisor without our Advisor’s prior written consent. We may choose, at our option, to issue such compensation in the form of equity awards in shares of common stock or LTIP units, unless and to the extent that receipt of such equity awards would adversely affect our status as a REIT, in which case, the equity awards will be limited to equity awards in our operating partnership, unless and to the extent that receipt of such equity awards would adversely affect our operating partnership’s status as a partnership for U.S. federal income tax purposes or our status as a REIT, in which case, the grant of equity awards will not be made. Any transfer of such equity awards at any time must comply with the transfer restrictions of our operating partnership’s partnership agreement or our governing documents, as applicable.
Term
The initial term of the Advisory Agreement commenced in August 2019 and will continue for seven years. Unless the Advisory Agreement is terminated by us or by our Advisor in accordance with its terms, the Advisory Agreement will be automatically extended for an additional seven-year period at the end of the initial term or any renewal term.
Termination
Termination by the Company Without Cause
We may terminate the Advisory Agreement if, no later than 120 days prior to the end of the initial term or any renewal term, a majority of the independent directors determines that such termination is in the best interests of the company.

Termination by the Company For Cause
We may terminate the Advisory Agreement upon 30 days’ prior written notice for cause if:
•
there is a commencement of any proceeding relating to our Advisor’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our Advisor authorizing or filing a voluntary bankruptcy petition, and such proceeding or order remains in force or unstayed for a period of 30 days;

•
our Advisor dissolves as an entity;

•
subject to a verdict by a court of competent jurisdiction, after the exhaustion of all appeals, our Advisor commits fraud against us, misappropriates or embezzles funds of the company, or acts in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under the Advisory Agreement; provided, however, that if any of such actions or omissions are caused by an employee and/or officer of our Advisor or one of its affiliates and our Advisor takes appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of our Advisor’s actual knowledge of its commission or omission, we do not have the right to terminate the Advisory Agreement under this clause; or

•
there is a change in control of our Advisor, effective immediately concurrently with or within 90 days following such change in control.

Termination by the Advisor for Cause
Our Advisor may terminate the Advisory Agreement for cause:
•
upon 60 days’ prior written notice to us in the event that we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period; or

•
upon 30 days’ prior written notice to us, effective immediately concurrently with or within 90 days following a change in control of us.

Termination Fee
In the event that the Advisory Agreement is terminated (i) by us without cause, or (ii) by our Advisor for cause, we will pay to our Advisor, on the effective termination date or as promptly thereafter as practicable, a termination fee equal to 2.0 times the sum of the advisory fee, the acquisitions fees and the loan coordination fees for the 12 full calendar months preceding the effective termination date, up to a maximum of 2% of our total asset value.
Conflicts of Interest
We are subject to conflicts of interest relating to our Advisor because, among other things:
•
The Advisory Agreement was not negotiated at arms’ length and may not be on terms as favorable to us as if it had been negotiated with a third party. Additionally, we will not have any employees and our Advisor will provide our management team.

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Certain of our executive officers and non-independent directors are also owners of our Advisor. These individuals have interests in our relationships with our Advisor that are different than the interests of our stockholders. In particular, these individuals will have a direct interest in the financial success of our Advisor, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Advisor, which were not negotiated at arm’s length, and the terms of such agreements and arrangements may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•
Our Advisor may subcontract and assign its responsibilities under the Advisory Agreement to any of its affiliates in accordance with the terms of the Advisory Agreement applicable to any such subcontract or assignment.

•
Our Advisor’s liability is limited under the Advisory Agreement and we have agreed to indemnify our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting (i) reckless disregard of our Advisor’s duties under the Advisory Agreement, (ii) willful misconduct, (iii) bad faith or (iv) gross negligence. As a result, we could experience poor performance or losses for which our Advisor would not be liable.

Non-Competition and Non-Solicitation Provisions
During the term of the Advisory Agreement, our Advisor, its owners and their respective affiliates have agreed that they will not, without the prior approval of our independent directors, (i) create or manage another entity (A) that is publicly traded on an exchange or (B) that is not publicly traded on an exchange, but which entity’s securities are registered, and in the case of each of  (A) and (B), which entity’s principal investment strategy focuses on the ownership of office properties or where 50% or more of such entity’s assets are comprised of commercial office properties, (ii) with the exception of properties owned prior to the consummation of this offering, invest in, purchase or finance the purchase of any assets directly or through any entity in which they have a management role that constitute Class A office properties and meet our investment criteria unless they have first been offered to us (on no less favorable terms) and we have declined to purchase such assets; provided that such restriction will not apply to properties acquired by our Advisor, its owners and their respective affiliates in tax-deferred exchange transactions for properties already owned by such persons, or (iii) solicit tenants and employees away from us or our facilities, or otherwise interfere with relationships that we have with our tenants.
Additionally, we have agreed not to purchase any properties from the Advisor or any of its owners or affiliates without first obtaining the approval of the audit committee.
The non-competition and non-solicitation provisions will remain in effect during the term of the Advisory Agreement; provided, however, that in the case of a termination of the Advisory Agreement by us such provisions will remain in effect for an additional 12 months following the termination of the Advisory Agreement.
Our Advisor has advised us that it does not currently intend to provide management or advisory services to other entities but may decide to do so in the future.

Structure and Formation of our Company
Formation Transactions
Prior to the completion of this offering, our operating partnership and its affiliates will engage in a series of transactions intended to establish our operating and capital structure. We refer to these transactions, which are described below, as our formation transactions.
•
Hertz Group Realty Trust, Inc. was formed as a Maryland corporation in December 2018. We intend to elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019. In connection with our formation, affiliates of our Advisor made an initial investment in us of  $1,000 in exchange for 1,000 shares of our common stock. These shares will be repurchased by us at or prior to the closing of the offering for $1,000.

•
Hertz Group Realty Operating Partnership, LP, our operating partnership, was formed as a Delaware limited partnership in December 2018, with Hertz Group Realty Trust, Inc. as its sole general partner.

•
The entities that directly or indirectly currently own our properties will either (i) merge with and into our operating partnership or one of its subsidiaries, or (ii) transfer all of their assets and liabilities to our operating partnership or one of its subsidiaries in exchange for OP units. The issuance of units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D under the Securities Act.

•
The limited partnership agreement of our operating partnership will be amended and restated.

•
We will sell shares of our common stock in this offering and contribute the net proceeds to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:

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repay approximately $    million in outstanding indebtedness on our new revolving credit facility; and

•
pay approximately $    million of transaction costs in connection with this offering.

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including potential future acquisition opportunities. See “Use of Proceeds”.

Structure
The following chart depicts the common equity ownership structure of our company upon completion of this offering, assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus:

The information set forth in the chart above includes (i)      shares of common stock to be issued in this offering, (ii)      OP units to be issued in connection with the formation transactions, and (iii)      restricted shares of common stock subject to time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes (a)      shares of common stock available for future issuance under our long-term incentive plan and (b)      shares of common stock that may be issued, at our option, upon exchange of       OP units to be issued in the formation transactions. Also excludes 1,000 shares of our common stock that were issued to affiliates of our Advisor for $1,000 in connection with our formation and will be repurchased by us at or prior to the closing of this offering for $1,000.
The completion of the formation transactions and this offering will have the following consequences.
•
We will be the sole general partner of our operating partnership, which will indirectly own, lease and operate all of our assets. We will be a holding company and will conduct all of our operations through our operating partnership. We will not have, apart from our ownership of our operating partnership, any independent operations upon the completion of this offering.

•
Purchasers of shares of our common stock in this offering will own approximately     % of our outstanding common stock, and our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) will own approximately     % of our outstanding shares of common stock (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
Our independent directors, our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) will beneficially own approximately     % of our outstanding shares of common stock, or approximately     % of the common equity of our company on a fully diluted basis (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
Continuing investors who are not our independent directors, our Advisor or employees of our Advisor (including employees who are our directors and/or executive officers) will beneficially own approximately     % of our outstanding shares of common stock, or approximately     % of the common equity of our company on a fully diluted basis (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus).

•
We will contribute the net proceeds from this offering to our operating partnership in exchange for a number of OP units equal to the number of shares of common stock that are issued in this offering.

•
We will own approximately     % of outstanding OP units.

•
We expect to have total consolidated indebtedness of approximately $     billion.

Benefits of the Formation Transactions and this Offering to Related Parties
Our independent directors, our Advisor and certain officers of Hertz Investment Group and employees of our Advisor (including employees who are our directors and/or executive officers) have received or will receive material benefits as a result of the formation transactions and this offering, including the following:
•
We will grant an aggregate of       restricted shares of our common stock, subject to timed-based vesting, with an aggregate estimated value of  $     million, to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers), as further detailed below.

Name	Award(1)
Hertz Group REIT Advisor, LLC	shares of common stock ($ million)
Judah Hertz	shares of common stock ($ million)
Gary S. Horwitz	shares of common stock ($ million)
William Z. Hertz	shares of common stock ($ million)
John D. Forbess	shares of common stock ($ million)
James M. Ingram	shares of common stock ($ million)
James Kasim	shares of common stock ($ million)

(1)
Dollar value based on the Offering Price set forth on the cover of this prospectus.

•
We will issue an aggregate of       OP units to certain affiliates of our Advisor (including persons who are our directors and/or executive officers) in the formation transactions in exchange for certain contributed property interests.

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We expect to enter into a registration rights agreement with our Advisor and certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates) to mitigate any restrictions on the free resale of shares of our common stock held by such persons due to their status as “affiliates” of our company for U.S. securities law purposes. See “Shares Eligible for Future Sale — Registration Rights”.

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We expect to enter into indemnification agreements with each of our executive officers, directors and director nominees, whereby we will agree to indemnify our executive officers, directors and director nominees against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law and the Israeli Companies Law if they are made or threatened to be made a party to the proceeding by reason of their service to our company, subject to limited exceptions. See “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law — Indemnification of Directors’ and Officers’ Liability”.

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We expect to enter into a tax protection agreement with certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates), regarding ten of our properties whereby the operating partnership will be required to make a cash payment to such entities and individuals intended to indemnify them for their tax liabilities in the event the operating partnership transfers one or more of these properties in a taxable transaction during the 12-year period beginning on the date the formation transactions are consummated. With respect to one of these properties, Gateway Center, the tax protection agreement will provide that transfers may be effected only by way of 1031 exchange even beyond the initial 12-year period. See “Certain Relationships and Related Party Transactions — Tax Protection Agreement”.

•
We have entered into the Advisory Agreement with our Advisor, an affiliate of Hertz Investment Group, whereby our Advisor manages our day-to-day operations and is responsible for executing our investment strategy, subject to our board of directors’ direction, oversight and approval. See “Our Advisor and the Advisory Agreement”.

•
We expect to enter into the Shared Services Agreement with Hertz Investment Group for services to be provided by Judah Hertz, Chief Executive Officer, Gary S. Horwitz, President, James Kasim, Executive Vice President and Chief Financial Officer, James M. Ingram, Executive Vice President and Chief Investment Officer, John D. Forbess, Executive Vice President and General Counsel, and William Z. Hertz, Vice President, and we will reimburse Hertz Investment Group for the salaries of such officers, as well as for use of office space and various administrative and support services, which costs will be subject to approval by a majority of the independent directors at least annually. See “Certain Relationships and Related Party Transactions”.

•
Certain affiliates of our company or our Advisor are expected to provide services for our portfolio, including property management, leasing and development. See “Certain Relationships and Related Party Transactions — Property Management Agreements”.

Certain Relationships and Related Party Transactions
Advisory Agreement
We have entered into the Advisory Agreement with our Advisor pursuant to which our Advisor provides management and advisory services to us. The Advisory Agreement requires our Advisor to manage our business affairs in conformity with policies and investment guidelines that are approved and monitored by our board of directors.
Our executive officers are also principals of our Advisor. As a result, the Advisory Agreement between us and our Advisor was negotiated between related parties and its terms, including fees, expense reimbursement and equity compensation, may not be as favorable to us as if they had been negotiated with unaffiliated third parties.
The Advisory Agreement requires us to pay our Advisor an advisory fee, an acquisition fee and a loan coordination fee, and to reimburse it for various reasonable and documented out-of-pocket expenses.
We pay our Advisor an advisory fee equal to 0.1% of our total asset value, payable monthly. We will pay our Advisor an acquisition fee equal to 1.0% of the gross purchase price of each property and, with respect to investments made through joint ventures, 1.0% of the gross purchase price of such investment, multiplied by our beneficial ownership interest in the joint venture. We will also pay our Advisor a loan coordination fee equal to 1.0% of the total committed value of a loan originated or refinanced.
Upon completion of this offering, we will grant     restricted shares of our common stock, subject to time-based vesting, to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) as disclosed elsewhere in this prospectus. Additionally, upon completion of any secondary offering of shares of common stock or other equity offering, or offering of our debt securities and/or our subsidiaries, in each case, including a private placement, our Advisor is entitled to receive an equity grant of restricted stock units or LTIP units, or a mixture of both, at the discretion of our Advisor, equal to up to 1.35% of the gross proceeds received by us and/or our subsidiaries from any such offering.
Following completion of this offering, our board of directors will have the authority, under our long-term incentive plan, to make recommendations of annual equity awards to our Advisor or its affiliates or directly to employees, officers, consultants, non-employee directors, affiliates or representatives of our Advisor, based on the achievement by us of certain financial or other objectives established by our board of directors.
The initial term of the Advisory Agreement commenced in August 2019 and will continue for seven years. Unless the Advisory Agreement is terminated by us or by our Advisor in accordance with its terms, the Advisory Agreement will automatically be extended for an additional seven-year period at the end of the initial term or any renewal term.
We may terminate the Advisory Agreement without cause if, no later than 120 days prior to the end of the initial term or any renewal term, a majority of the independent directors determines that such termination is in the best interests of the company.
We may terminate the Advisory Agreement for cause upon 30 days’ prior written notice if:
•
there is a commencement of any proceeding relating to our Advisor’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our Advisor authorizing or filing a voluntary bankruptcy petition, and such proceeding or order remains in force or unstayed for a period of 30 days;

•
our Advisor dissolves as an entity;

•
subject to a verdict by a court of competent jurisdiction, after the exhaustion of all appeals, our Advisor commits fraud against us, misappropriates or embezzles funds of the company, or acts in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under the Advisory Agreement; provided, however, that if any of such actions or omissions are caused by an employee and/or officer of our Advisor or one of its affiliates and our Advisor takes appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of our Advisor’s actual knowledge of its commission or omission, we do not have the right to terminate the Advisory Agreement under this clause; or
•
there is a change in control of our Advisor, effective immediately concurrently with or within 90 days following such change in control.

Our Advisor may terminate the Advisory Agreement for cause:
•
upon 60 days’ prior written notice to us in the event that we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period; or

•
upon 30 days’ prior written notice to us, effective immediately concurrently with or within 90 days following a change in control of us.

In the event that the Advisory Agreement is terminated (i) by us without cause, or (ii) by our Advisor for cause, we will pay to our Advisor, on the effective termination date or as promptly thereafter as practicable, a termination fee equal to 2.0 times the sum of the advisory fee, the acquisitions fees and the loan coordination fees for the 12 full calendar months preceding the effective termination date, up to a maximum of 2% of our total asset value.
Shared Services Agreement
In connection with this offering, we will enter into the Shared Services Agreement with Hertz Investment Group for services to be provided by Judah Hertz, Chief Executive Officer, Gary S. Horwitz, President, James Kasim, Executive Vice President and Chief Financial Officer, James M. Ingram, Executive Vice President and Chief Investment Officer, John D. Forbess, Executive Vice President and General Counsel, and William Z. Hertz, Vice President, and reimburse Hertz Investment Group for the salaries of such officers. We will also reimburse Hertz Investment Group for the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, investor relations expenses and other professional services. We currently expect that the amount we will reimburse Hertz Investment Group under the Shared Services Agreement will be approximately $     million during the first year of our operations. All reimbursements under the Shared Services Agreement will be subject to approval by our independent directors at least annually.
Operating Partnership Agreement
We will enter into an amended and restated partnership agreement with the various persons receiving OP units in the formation transactions. As a result, these persons will become limited partners of our operating partnership. See “Description of the Partnership Agreement of Hertz Group Realty Operating Partnership, LP”.
Pursuant to the partnership agreement, limited partners of our operating partnership and assignees of limited partners will have the right, beginning 12 months after the later of the completion of this offering or the date on which a person first became a holder of OP units, to require our operating partnership to redeem part or all of their OP units for cash equal to the then-current market value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at the election of the operating partnership, to exchange their OP units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Common Stock — Restrictions on Ownership and Transfer”.
Following the completion of this offering, our continuing investors, including our directors, executive officers and employees of our Advisor, and our affiliates will own an aggregate of      % of the outstanding OP units and our company will own    % of the outstanding OP units (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus). Provisions in the partnership agreement of our operating partnership may delay, or make more difficult, acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an acquisition of us or change of our control, although some holders of common stock might consider such proposals, if made, desirable. For so long as we own less than 50% of the total outstanding OP units, the operating partnership will be prohibited from undertaking any of the following actions without first gaining the approval of holders of OP units representing a majority of all outstanding OP units (excluding OP units held by us and our affiliates):
•
consummating a fundamental transaction (e.g., a merger, consolidation, sale, transfer or lease of all or substantially all of the operating partnership’s assets or termination of the operating partnership);

•
making material amendments to the partnership agreement of the operating partnership;

•
transferring our interest in the operating partnership or a change of control transaction of us as the controlling party of the general partner of the operating partnership;

•
the withdrawal of the general partner of the operating partnership;

•
making a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian receiver or trustee for all or any part of the operating partnership’s assets; or

•
in addition, the operating partnership provides us, as general partner, with the ability in certain cases to amend the partnership agreement and to cause the operating partnership to issue units with terms that could delay, defer or prevent a merger or other change of control of us or operating partnership without the consent of the limited partners.

Registration Rights Agreement
We expect to enter into a registration rights agreement with our Advisor with respect to shares of our common stock and/or OP units it (and its employees) may receive pursuant to the Advisory Agreement or our long term incentive plan, as well as with certain entities and individuals receiving shares of our common stock and/or OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates). These registration rights are intended to mitigate any restrictions on the free resale of shares of our common stock held by such persons due to their status as “affiliates” of our company for U.S. securities law purposes and require us to seek to register all such shares of common stock, or the shares of common stock into which such OP units might be exchanged from time to time, pursuant to a “shelf  ” registration statement under the Securities Act effective as of that date which is the tenth business day of the first calendar month after the 12-month anniversary of the effectiveness of the registration statement of which this prospectus is a part. In the event we fail to file this “shelf” registration statement by such date or, if filed, fail to maintain its effectiveness, holders of registrable securities will have the right (subject to certain limitations) to require us to register all such common shares, provided that we will not be required to effect more than two such demand registrations in any 12-month period. Holders of registrable securities also have the right (subject to certain limitations) to have their shares included in any registration statement we file for an underwritten public offering.
We will bear expenses incident to our registration requirements under the registration rights agreements, except that such expenses shall not include any underwriting fees, discounts or commissions attributable to the sale of such common shares, any out of pocket expenses of the holders of registrable securities or any transfer taxes relating to such shares. An aggregate of       shares of common stock to be issued in the formation transactions and shares of common stock potentially issuable upon exchange of OP units issued in the formation transactions, in addition to such shares of common stock and/or OP units that we may issue to our Advisor and its employees from time to time pursuant to the terms of the Advisory Agreement and our long term incentive plan, are subject to the registration rights agreement.

Property Management Agreements
Certain affiliates of our company or our Advisor (collectively, “Property Managers”) will provide services for our portfolio, including property management, leasing and development. In connection with providing such property management services, we will pay the Property Managers, monthly in arrears, the fees below consistent with current practice:
(i)
an annual property management/incentive fee equal to 5.0% of the annual gross revenues of our operating partnership’s properties; and

(ii)
a construction management fee of 3.0% of the total hard and soft costs associated with capital improvements, tenant improvement work and other work.

In addition, from time to time we may pay the Property Managers brokerage fees related to leases and renewals at commercial properties. Fees may also be paid to the Property Managers in connection with other services required by the Property Managers as are customary, reasonable and consistent with industry standards.
Indemnification of Directors’ and Officers’ Liability
Effective upon completion of this offering, our charter and amended and restated bylaws will provide for certain indemnification rights for our directors and officers and we will enter into an indemnification agreement with each of our directors and executive officers, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors or otherwise, to the maximum extent permitted by Maryland law and the Israeli Companies Law. For so long as our securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the total indemnity amount that we may pay to all directors or officers is limited under our charter in accordance with the Israeli Companies Law. For additional information on the terms and election of our directors, see “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law — Indemnification of Directors’ and Officers’ Liability”.
Tax Protection Agreement
Our operating partnership will enter into a tax protection agreement with certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our directors and executive officers (or their affiliates), on behalf of themselves and their direct and indirect owners (collectively, the “protected parties”). Pursuant to the tax protection agreement, our operating partnership will agree not to sell, exchange or otherwise dispose of ten specified properties during the 12 years immediately following the completion of the formation transactions (the “tax protection period”) in a transaction that would cause the protected parties to realize built-in gain. With respect to one of these properties, Gateway Center, the tax protection agreement will provide that transfers may be effected only by way of 1031 exchange even beyond the initial 12-year period. If we sell one or more properties during the tax protection period, our operating partnership, subject to certain exceptions, will be required to pay to each protected party an amount equal to the U.S. federal, state and local taxes that may be imposed on the built-in gain allocated to it or its owners, with the amount of such taxes being computed based on the highest applicable U.S. federal, state and local marginal tax rates, as well as the tax liabilities incurred as a result of such tax protection payment. Consequently, our ability to sell or dispose of our properties will be substantially restricted by this obligation to make payments to the protected parties during the tax protection period if we sell a property.

The properties subject to the special provisions described in this paragraph will include:
Gateway Center	Pittsburgh, PA
909 Poydras Street	New Orleans, LA
10 South Broadway	St. Louis, MO
Capital One Tower	Lake Charles, LA
City Centre Jackson	Jackson, MS
400 Poydras Street	New Orleans, LA
Center at 600 Vine	Cincinnati, OH
Regions Plaza	Jackson, MS
Regions Center	Shreveport, LA
Pinnacle at Jackson Place	Jackson, MS
Long-Term Incentive Plan
In connection with this offering, we intend to adopt an equity-based incentive award plan for our directors and officers and our Advisor and its employees. See “Executive and Director Compensation — Long-Term Incentive Plan”.

Policies With Respect to Certain Activities
The following is a discussion of certain of our investment, financing and leverage and other policies that will be in place following the completion of this offering. These policies have been determined by our board of directors and, in general, may be amended and revised from time to time at the discretion of our board of directors without notice to or a vote of our stockholders.
Investment Policies
Investment in Real Estate or Interests in Real Estate
On our behalf, our Advisor will conduct substantially all of our investment activities through our operating partnership. Our primary investment objectives are to preserve, protect and grow our investors’ capital contributions, to maintain a steady return to investors in the form of cash dividends and to realize growth in the value of our properties. For a discussion of our properties and acquisition and other strategic objectives, see “Business and Properties”.
Our Advisor will pursue our investment objectives primarily through our operating partnership’s ownership of our initial properties and any future office properties that we may acquire. Our Advisor intends to principally focus on the acquisition and ownership of office properties located in our target markets. In determining the appropriateness of an investment in real estate, our Advisor will consider the creditworthiness of the tenants, the location of a property, presence in one of our target markets, income-producing capacity, the prospects for long-term appreciation and liquidity and tax benefits and liabilities. Our Advisor also will take into account the impact of the acquisition on our portfolio as a whole, especially with respect to diversification by geography, tenants, industry group of tenants and timing of lease expirations. Prior to an acquisition, our Advisor will perform an assessment to ensure that the property is in line with our criteria in order to minimize the possibility that the acquisition will concentrate our assets in a single geographic area, type of property or industry group of tenants. Additionally, our Advisor will monitor and analyze annual lease expirations in an attempt to minimize the effect of vacancies on the consolidated cash flows from operations of our portfolio as a whole.
We will not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. Our Advisor intends to engage in future investment activities in a manner that is consistent with our intention to qualify as a REIT. In addition, our Advisor may purchase or lease office properties for long-term investment, expand and improve any properties owned by our operating partnership or subsequently acquire or sell such properties, in whole or in part, when circumstances warrant.
We may also own property jointly with third parties either through joint ventures or other types of co-ownership. These investments may permit us to own interests in larger assets while simultaneously mitigating our risk through diversification and enhancing our flexibility to structure our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would otherwise not meet our investment policies.
We have a policy not to be treated as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and our Advisor intends to direct our investment activities accordingly.
Purchase and Sale of Investments
Our policy is to acquire assets primarily for generation of income and long-term value appreciation. However, our Advisor will seek to sell certain properties if and when it determines that a particular property no longer fits our strategic objectives. Factors that our Advisor may consider when deciding whether to dispose of a property are, among other things, the price being offered for the property, the operating performance of the property and the tax consequences of the sale of the property.
Investments in Real Estate Mortgages
While our initial portfolio will consist of, and our business objectives emphasize, equity investments in office properties, our Advisor may, at the discretion of our board of directors and without a vote of our stockholders, invest in mortgages and other types of real estate interests consistent with our intention to qualify as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment.
Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, our Advisor may invest in securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. In any event, our Advisor does not intend that any investments in these types of securities will require us to register as an “investment company” under the Investment Company Act, and our Advisor intends to divest securities before any registration would be required.
Financing and Leverage Policies
Our Advisor anticipates using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. Our Advisor also may take advantage of joint venture or other partnering opportunities as the same arise in order to acquire properties that would otherwise be unavailable to us. Our Advisor may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.
Although we are not required to maintain any particular leverage ratio, we expect our Advisor to employ prudent amounts of leverage and, when appropriate, to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. We expect our Advisor will use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants and future rental rates, with the ultimate objective of becoming an issuer of investment grade debt. Our charter and amended and restated bylaws do not limit the amount of debt that we may incur. Although our board of directors has not adopted a policy limiting the total amount of debt that we may incur, our Advisor intends to target a ratio of debt to total assets of no more than 65% on future acquisitions.
Our Advisor will consider a number of factors in evaluating the amount of debt that we may incur. Our Advisor may from time to time modify its views regarding the appropriate amount of debt financing in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Our Advisor’s decision for us to use leverage in the future to finance our assets will be at the discretion of our Advisor and board of directors and will not be subject to the approval of our stockholders or other limited partners of our operating partnership.
Lending Policies
Except with respect to related party transactions, we do not have a policy limiting our ability to make loans to other persons. Our Advisor may consider having us offer purchase money financing in connection with the sale of properties in which the provision of that financing will increase the value to be received by us for the property sold. We may also make loans to joint ventures in which we participate. However, we do not intend to engage in significant lending activities. Any loan that we make will be consistent with qualifying as a REIT.
Policies with Respect to Issuance and Underwriting of Securities
We have authority to, and may, offer common stock, preferred stock or options to purchase stock in exchange for property; provided, however, that for so long as our securities are traded on the TASE, we will not issue stock options in exchange for property. Our board of directors may from time to time, subject to stockholder approval, amend our charter to increase the number of authorized shares of common stock or preferred stock, or otherwise raise capital, including through the issuance of senior securities, in any manner and on such terms and for such consideration, it deems appropriate, including in exchange for property. See “Description of Common Stock”. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so.
Reporting Policies
We intend to make available to our stockholders our annual reports, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports, and other information, including audited financial statements, with the SEC. In connection with a listing of our shares of common stock on the TASE, we intend to comply with the applicable full Israeli reporting requirements which currently apply to companies listed on the TASE, for so long as they apply to us.
Policies with Respect to Conflicts of Interest
Other than in connection with the formation transactions or as approved by a majority of our independent directors, we will not purchase portfolio assets from, or sell them to, our directors, officers or our Advisor, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the Advisory Agreement) in any circumstances other than as described above in “Our Advisor and the Advisory Agreement — Conflicts of Interest”.
Except as provided above, we do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.
Interested Director and Officer Transactions
Pursuant to the MGCL, a contract or other transaction between us and any of our directors or between us and any other corporation, firm, or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the contract or transaction void or voidable if:
•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or a duly authorized committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

•
the contract or transaction is fair and reasonable to us.

Furthermore, under Delaware law (where our operating partnership is formed), we, as general partner, have fiduciary duties and obligations to our operating partnership and its partners and, consequently, such transactions also are subject to the fiduciary duties of care and loyalty and the obligation of good faith and fair dealing that we, as general partner, owe to our operating partnership and its limited partners (to the extent such duties have not been modified or reduced pursuant to the terms of the partnership agreement). We will adopt a policy requiring all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, to be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum.

Where appropriate, in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.
In addition, for so long as we are subject to the provisions of the Israeli Companies Law applicable to us, our charter, in accordance with the Israeli Companies Law, provides that we may not enter into an “interested transaction” (as defined below), unless the transaction is approved by the following in the following order: (i) the audit committee of the board of directors, (ii) the board of directors and (iii) the stockholders, subject to certain voting requirements, as described in “Certain Provisions of Maryland Law, Our Charter and Bylaws, and the Israeli Companies Law — Business Combinations; Interested Transactions”. “Interested transactions” include those transactions set forth in Section 270 of the Israeli Companies Law, which includes, among others, transactions between us and our officers or a corporation or other entity in which an officer has a financial interest.

Principal Stockholders
Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding.
The following table sets forth certain information, prior to and after this offering, assuming that the formation transactions and this offering are completed and giving effect to the expected issuance of common stock and OP units in connection with the formation transactions and this offering, regarding the beneficial ownership of shares of our common stock and shares of common stock into which OP units are exchangeable immediately following the completion of this offering for (i) each person who is expected to be the beneficial owner of 5% or more of our outstanding common stock immediately following the completion of this offering, (ii) each of our directors, director nominees and executive officers and (iii) all of our directors, director nominees and executive officers as a group. The extent to which a person will hold shares of common stock as opposed to units is set forth in the footnotes below.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if he or she has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days.
The address of each director, director nominee and executive officer shown in the table below is the address of the company, 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable.
Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number of Shares of Common Stock	% of Common Stock(1)	Number of OP units	% of OP Units(2)	% of Common Stock and OP Units(3)
Directors and Executive Officers:
Judah Hertz(4)		%		%	%
William Z. Hertz(5)		%		%	%
Gary S. Horwitz(6)		%		%	%
John D. Forbess(7)		%		%	%
James M. Ingram(8)		%		%	%
James Kasim(9)		%		%	%
All directors and executive officers as a group (five persons)(10)		%		%	%
Greater than 5% Beneficial Owners:
		%		%	%
		%		%	%
		%		%	%

(1)
Assumes      shares of common stock are outstanding, including     restricted shares of common stock subject to the time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering. Excludes all OP units.

(2)
Assumes      OP units are outstanding. Excludes all shares of common stock.

(3)
Assumes     shares of common stock and OP units are outstanding, including     restricted shares of common stock subject to the time-based vesting to be granted to our Advisor and employees of our Advisor (including employees who are our directors and/or executive officers) concurrently with the completion of this offering.

(4)
(5)
(6)
(7)
(8)
(9)
(10)

Description of Common Stock
The following description of certain terms of our common stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where You Can Find More Information”.
General
Our charter provides that we are authorized to issue up to      shares of common stock and     shares of preferred stock. Upon completion of this offering,      shares of common stock will be issued and outstanding and no preferred shares will be issued and outstanding.
Our charter may be amended from time to time by our board of directors, subject to stockholder approval, to increase or decrease the aggregate number of shares or the number of shares of any class or series. Our authorized common stock and preferred stock is generally available for future issuance without approval by our stockholders, unless such approval is required by the terms of any of our outstanding shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors may classify and reclassify any unissued shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors must set, subject to the provisions in our certification of incorporation relating to the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares.
Both Maryland law and our certification of incorporation provide that none of our stockholders will be personally liable, by reason of such stockholder’s status as a stockholder, for any of our obligations.
Common Stock
Subject to the restrictions on ownership and transfer of our shares discussed below under “— Restrictions on Ownership and Transfer”, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, and, except as provided with respect to any other class or series of our shares, the holders of our common stock will possess the exclusive voting power.
Holders of our common stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our shares having liquidation preferences, if any, the holders of our common stock will be entitled to share ratably in our remaining assets legally available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock will have no appraisal rights. All of our shares of common stock that will be outstanding at the time of the completion of the offering will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any of our preferred shares or any other class or series of shares we may authorize and issue in the future.
Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the charter. In accordance with the Israeli Companies Law and the MGCL, our charter provides that, subject to Maryland law, any of these actions may be approved by (a) to the extent approval of such transaction by the company’s stockholders is required by a non-waivable provision of Maryland law, holders of shares entitled to cast a majority of the votes entitled to be cast on the matter and (b) the affirmative vote of at least 75% of the votes cast on the matter at a stockholders’ meeting at which stockholders entitled to cast at least 40% of all the votes entitled to be cast on the matter are present, in person or by proxy. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Preferred Stock
If we issue preferred stock, such shares will be, upon our receipt of the consideration therefor, fully paid and nonassessable. Prior to the issuance of a new class or series of preferred shares, we will file with the State Department of Assessments and Taxation of Maryland articles supplementary that will become part of our charter and that will set forth the terms of the new class or series of preferred stock.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first taxable year for which an election to be a REIT has been made (i.e., 2019)) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made (i.e., 2019)). In addition, if we or one or more owners of 10% or more of our stock actually or constructively own 10% or more of a tenant of ours or a tenant of any partnership in which we are a partner, the rent received by us either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Code.
To assist us in complying with the limitations on the concentration of ownership of our stock imposed by the Code, our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, no person or entity (other than a person or entity that has been granted an exemption) may directly or indirectly, beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.5%, in value or in number of shares, whichever is more restrictive, of our outstanding common stock, or more than 7.5%, in value or in number of shares, whichever is more restrictive, of any outstanding class or series of our preferred stock. We refer to these restrictions, collectively, as the “ownership limit”.
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.5% of our outstanding common stock or 7.5% of any class or series of our preferred stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquirer or another individual or entity to own our stock in excess of the ownership limit.
Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.
In connection with the formation transactions, our board of directors expects to grant waivers from the ownership limits contained in our charter to the Hertz family to own up to 19.0% of our outstanding common stock in the aggregate. Our board of directors may also grant waivers from the ownership limit contained in our charter to a limited number of pre-IPO investors that are not members of the Hertz family to the extent these investors request to exchange the OP units they receive in the formation transactions for

REIT shares. Any such waivers would each be up to a maximum of 9.8% of our outstanding common stock and, if granted, would proportionally reduce the maximum amount of our common stock that could be owned by the Hertz family pursuant to the waiver described above. For example, if our board of directors agreed to raise the ownership limit applicable to a third-party pre-IPO investor up to a maximum of 9.8% of our outstanding common stock (an increase of 2.3% from the 7.5% base ownership limit), the maximum amount of our shares that could then be owned by the Hertz family would be reduced to 16.7% in the aggregate. To the extent such pre-IPO investor subsequently reduced its holdings of REIT shares below 9.8%, we would in turn proportionally increase the aggregate ownership limit applicable to the Hertz family, up to a maximum of 19.0%. In addition, our board of directors expects to waive the constructive ownership of our shares of capital stock by the Hertz family to the extent that such constructive ownership would cause any income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such; provided, however, that such waiver will only apply to the extent any income that would fail to qualify as “rents from real property” does not exceed 1.0% of our annual gross income. We do not expect that the issuance of any of these waivers will adversely affect our ability to satisfy the REIT qualification test or to otherwise qualify as a REIT.
In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.
Our charter also prohibits:
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any person from beneficially or constructively owning shares of our stock that would (or, in the sole judgment of our board of directors, could) result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

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any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

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any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice to us of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and must provide us with such other information as we may request to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.
Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in (i) a violation of the ownership limit (or other exempted holder limit established by our charter or our board of directors), (ii) our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, or (iii) our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in (i) a violation of the ownership limit (or other limit established by our charter or our board of directors), (ii) our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, or (iii) our failing to qualify as a “domestically controlled qualified investment entity,” will be null and void.
Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.
Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:
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the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which generally will be the last sales price reported on the New York Stock Exchange, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

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the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.
If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if we determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is     .

Certain Provisions of Maryland Law, our Charter and Bylaws, AND the Israeli Companies Law
The following is a summary of certain provisions of Maryland law and provisions of our charter and bylaws effective as of the completion of this offering. In addition, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter and bylaws incorporate certain provisions intended to comply with the requirements of the Israeli Companies Law applicable to issuers incorporated outside of Israel. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Israeli Companies Law and to our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Directors; Elections; Vacancies
Our charter and bylaws provide that our board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGC nor, unless our bylaws are amended, more than twelve. For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the number of directors may never be less than three. We currently have three directors. Upon completion of this offering, we expect to have seven directors. Our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, a majority of our board of directors must at all times be comprised of directors who are either External Directors or Independent Directors, each as defined under the Israeli Companies Law as described below.
Our charter provides for a staggered board of directors consisting of four classes. Class I will initially consist of two External Directors; Class II will initially consist of one Independent Director; Class III will initially consist of one Independent Director; and Class IV will initially consist of three directors who are not required to be External Directors or Independent Directors and possess the required qualifications set forth in our bylaws for Class IV directors. Each year, directors of one or more classes will be elected by our stockholders. The initial Class IV directors, comprised of our three current directors, were elected prior to this offering and will serve an initial term expiring at the annual meeting of stockholders held in the fifth year after the year of their election and until their successors are duly elected and qualify. The initial Class I, Class II and Class III, comprised of directors to be appointed to our board of directors immediately upon completion of this offering, will initially serve until an initial stockholders’ meeting to be held no later than three months from the completion of this offering (the “Initial Meeting”). Following their election at the Initial Meeting, the Class I, Class II and Class III directors shall serve the following terms (the “Initial Term”): (a) the Class I directors will serve for a term expiring at the annual meeting of stockholders held in the third year after the Initial Meeting, which meeting must be held on or before the third anniversary of the Initial Meeting; (b) the Class II director will serve for a term expiring at the annual meeting of stockholders held in the second year after the Initial Meeting and until his or her successor is duly elected and qualifies; and (c) the Class III director will serve for a term expiring at the annual meeting of stockholders held in the first year after the Initial Meeting and until his or her successor is duly elected and qualifies.
After their Initial Term, the Class I directors will each serve terms expiring at the annual meeting of stockholders held in the third year after the year of their election, which meeting must be held on or before the third anniversary of the annual meeting of stockholders at which Class I directors were elected. After their Initial Terms, the Class II and Class III directors will serve terms expiring at the annual meeting of stockholders held in the third year after the year of their election and, in each case, until their successors are duly elected and qualify. After their initial term, the Class IV directors will serve terms expiring at the annual meeting of stockholders held in the fifth year after the year of their election and until their successors are duly elected and qualify. The following table shows the classes of directors that will be elected at each annual meeting of stockholders through 2029:

2019 (initial stockholders’ meeting)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Class I Class II Class III	Class III	Class II	Class I	Class III	Class II Class IV	Class I	Class III	Class II	Class I	Class III Class IV
Pursuant to the terms of the Advisory Agreement, our Advisor will have the right to propose to our board of directors the nomination of all Class IV directors, including the nomination of a director to fill a vacancy that arises in a Class IV directorship, which the board will be required to consider in good faith. If such nominees otherwise satisfy the requirements and qualifications for directors under our charter and bylaws, Maryland law and the Israeli Companies Laws, our board of directors will be required to nominate such persons for election by our stockholders at any meeting at which Class IV directors will be elected. Our charter and bylaws provide that, in order to qualify as a Class IV director, in addition to any other applicable requirements and qualifications, a nominee must satisfy the following criteria to the satisfaction of our board of directors, in its sole discretion:
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a minimum of 15 years’ experience in the commercial office real estate sector;

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a minimum of 10 years’ experience, in the aggregate, as the chief executive officer, president, chief financial officer, chief operating officer or similar senior position at a company or other firm that owns and operates commercial office properties similar to those owned and operated by us; and

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has reasonably extensive experience in the jurisdictions in which we own and operate our properties.

The affirmative vote of a majority of all the votes cast for or against the election of a Class I, Class II or Class III director will be required to elect the Class I, II and III directors, as applicable, provided that:
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such majority includes at least a disinterested majority, which is a majority of the shares held by all stockholders who are not controlling stockholders and do not have a personal interest (other than a personal interest not deriving from a relationship with a controlling stockholder); and

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the total number of votes cast against the election of the External Director or Independent Director by disinterested stockholders does not exceed 2% of all the votes entitled to be cast in the election of directors generally.

The affirmative vote of a majority of all the votes cast for or against the election of a Class IV director will be required to elect the Class IV directors.
Our charter and bylaws provide that, subject to certain conditions discussed below, any and all vacancies on our board of directors that occur in a Class II, Class III or Class IV directorship may be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, but our board of directors will not have the power to fill any vacancy in the Class I directorships. If a Class I directorship becomes vacant and there are fewer than two External Directors on the board of directors at the time, we are required under our bylaws, in accordance with the Israeli Companies Law, to convene a stockholders’ meeting as soon as practicable to elect a replacement Class I director. If a Class II or Class III directorship becomes vacant, the board of directors may elect a replacement Independent Director who will serve until the next meeting of stockholders and until his or her successor is duly elected and qualifies. If a vacancy occurs in a Class IV directorship, pursuant to the Advisory Agreement, our Advisor has the right to propose a replacement candidate to fill the vacancy that has occurred in the Class IV directorship. The replacement Class IV director will serve an initial term until the next annual meeting of stockholders and until a successor is duly elected and qualifies; any Class IV director elected at such meeting will serve until the next annual meeting at which Class IV directors are to be elected and until a successor is duly elected and qualifies.
As noted above, our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, a majority of our directors must at all times be comprised of directors who are either External Directors or Independent Directors and, in the event that a vacancy results in the number of External Directors and Independent

Directors collectively being less than the number of directors other than External Directors and Independent Directors (the “Inside Directors”), our charter provides that the number of directors on the board of directors will automatically decrease until the number of External Directors and Independent Directors collectively is one more than the number of Inside Directors. In the event of such an automatic decrease in the number of directors pursuant to the foregoing provision in our charter, if an appropriate number of Class IV directors have not submitted their resignation, the term of office of one or more, as may be required, of the Class IV directors will automatically terminate, in reverse order based on the length of their service as a Class IV director (such that the term of the Class IV director who has served as such for the shortest period of time will terminate first), and if one or more Class IV directors have served for an equal length of time such that the term(s) of the Class IV director(s) that will automatically terminate cannot be determined by length of service, the term(s) of the Class IV director(s) that automatically terminate will then be determined by an objective standard approved by a majority of the entire board of directors. If a vacancy among the External Directors and Independent Directors is filled and, as a result, the number of External Directors and Independent Directors collectively exceeds the number of Inside Directors by more than one, our board of directors may increase the size of the board by increasing the number of Class IV directors and filling any vacancy created by such increase until the number of External Directors and Independent Directors collectively exceeds the number of Inside Directors by one, which candidate may be the same person who previously served as a Class IV director until his or her office was automatically reduced in accordance with the foregoing.
Subject to the provisions of any applicable law, our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, a director’s term of office will automatically terminate upon the occurrence of any of the following: (1) the director’s death; (2) the director’s resignation, removal by the stockholders or the occurrence of any event stated in our charter or the Israeli Companies Law that would cause the removal of such director; (3) the director becomes legally incompetent; or (4) upon the director providing notice that a condition required for the director to be eligible to serve as a member of our board of directors ceases to exist. In addition, upon the occurrence of any of the following, a director is required to promptly tender his or her resignation to our board of directors: (1) the director is convicted of a crime as described in Section 232 of the Israeli Companies Law; (2) upon providing notice with respect to the imposition by the Administrative Enforcement Committee of the Israeli Securities Authority of an enforcement measure on a director prohibiting the director from serving as a director in any public company or in the company in which he serves; (3) the director’s term of office is ordered terminated by a court of law in accordance with Section 233 of the Israeli Companies Law; or (4) the director is declared bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law has been entered into with respect to the director.
In the event of one or more vacancies on our board of directors, the remaining directors will be entitled to take any action as long as there are at least three directors on the board of directors, of which at least two are External Directors. In the event that, due to vacancies on our board of directors, there are fewer than three directors on the board or fewer than two External Directors on the board, our charter prohibits the board of directors from approving any action other than to elect additional directors.
External Directors
Qualifications of External Directors
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter and bylaws, in accordance with the Israeli Companies Law, requires our board of directors to have at least two directors who qualify as External Directors within the meaning set forth under the Israeli Companies Law and satisfy all applicable statutory criteria provided in the Israeli Companies Law, including criteria whose aim is to ensure that there is no factor that would impair the ability of the External Director to exercise independent judgment. In addition, a person may be elected as an External Director only if he or she has professional qualifications or if he or she has accounting and financial expertise. At least one of the External Directors must be determined by our board of directors to have accounting and financial expertise. Under the Israeli Companies Law, External

Directors are prohibited from receiving, directly or indirectly, any compensation from the company, other than for their services as External Directors pursuant to the Israeli Companies Law. Compensation of an External Directors is determined prior to his or her election and may not be changed during his or her term, subject to certain exceptions.
Following the termination of an External Director’s service on the company’s board of directors, such former External Director and his or her spouse and children may not be provided with any direct or indirect benefit by the company, its controlling stockholder or any entity under its controlling stockholder’s control. This includes engagement as an office holder or director of the company or a company controlled by its controlling stockholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former External Director. This restriction extends for a period of two years with regard to the former External Director and his or her spouse or child, and for one year with respect to other relatives of the former External Director.
Disqualification of External Directors
Our bylaws, in accordance with the Israeli Companies Law, provides that a person is not qualified to serve as an External Director if  (i) that person is a controlling stockholder of the company, (ii) that person is a relative of a controlling stockholder of the company, or (iii) that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subject, or any entity under the person’s control, has or had, during the two years preceding the date of election as an External Director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no stockholder holding 25% or more of its voting rights, had at the date of election as an External Director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.
In addition, a person may not serve as an External Director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an External Director if he or she received direct or indirect compensation from the company, other than as permitted by the Israeli Companies Law and the regulations promulgated thereunder.
Furthermore, a director of one company may not be elected as an External Director of another company if a director of the other company is acting as an External Director of the first company at such time.
Independent Directors
For so long as the company’s securities are traded on the TASE, the board of directors may designate one or more directors who qualify as Independent Directors. The Independent Directors will be subject to the same provisions of the Israeli Companies Law applicable to External Directors regarding, among other things, qualifications required to become elected to be a director, circumstances resulting in the termination of a director’s term of office, and compensation from the company to the directors.
Removal of Directors
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter, in accordance with the Israeli Companies Law, provides that any External Director or Independent Director may be removed from office only for cause, at a meeting of stockholders, which removal must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast in the election of directors generally, provided that (i) such majority includes at least a majority of  “disinterested stockholders”, which means holders of a majority of the shares held by all stockholders who are not “controlling stockholders” (as defined in the Israeli Companies Law) and do not have a “personal interest” (as defined in the Israeli Companies Law), including any direct or indirect beneficial ownership interest in our Advisor (other than a personal interest not deriving from a relationship with a controlling stockholder); and (ii) the total number of votes cast against the removal of the External Director or Independent Director by disinterested stockholders does not exceed 2% of all the votes entitled to be cast in the election of directors generally. For purposes of the foregoing relating to the removal of External Directors and Independent Directors, “cause” means the External Director or Independent Director no longer satisfies one of the conditions required under the Israeli Companies Law for appointment as an External Director or Independent Director, as applicable, or the External Director or Independent Director breached his or her fiduciary duty of loyalty to the company as set forth in our charter. In addition, any External Director or Independent Director may be removed by an Israeli court, at a request of a director or stockholder, under the circumstances and in the manner provided under the Israeli Companies Law.
Our charter provides that a Class IV director may be removed only for cause, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors generally. For purposes of the foregoing relating to the removal of Class IV directors, “cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision precludes stockholders from removing incumbent Class IV directors except upon the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter and for cause.
Gender
If all members of the board of directors, who are neither controlling stockholders, as defined in the Israeli Companies Law, nor relatives of controlling stockholders of the company, are of the same gender at the time the External Directors are elected by a meeting of our stockholders, which meeting must be no later than three months from the completion of this offering, then at least one of the External Directors elected at such meeting must be of the other gender. We will be required to comply with this gender requirement.
Meeting of Stockholders
Under our bylaws, annual meetings of stockholders must be held at a date, time and place determined by our board of directors. Subject to certain requirements set forth in our charter, the annual meeting must be conducted no later than fifteen (15) months after the preceding annual meeting.
Our bylaws provide that special meetings of stockholders may be called by our board of directors. Special meetings of stockholders must also be convened by our board of directors upon demand from either two or one quarter of the members of the board of directors in office at that time or upon the written request of  (i) one or more stockholders holding at least 5% of the company’s issued share capital and at least 1% of all the votes entitled to be cast on such matter by holders of the outstanding shares of our common stock or (ii) by one or more stockholders holding at least 5% of all the votes entitled to be cast on such matter by holders of the outstanding shares of our common stock. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Our bylaws further provide that if we are required to convene a special stockholders’ meeting, such meeting must be convened no later than 35 days after the notice issue date. For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, if the board of directors fail to convene a special stockholders’ meeting requested by an eligible demanding party, as set forth under our bylaws, an Israeli district court may order, upon request of the demanding party, that such stockholders’ meeting be convened, in which case, the demanding party will be entitled to reimbursement by the company for reasonable expenses incurred in connection with seeking the court order and the members of the board of directors responsible for the company failing to convene the required stockholders’ meeting will be required to reimburse the company for such expenses.
Notice of a meeting of the company’s stockholders will be provided to all of its registered stockholders in writing or by electronic transmission. Additionally, in accordance with the Israeli Companies Law, notice of the meeting will be published in two leading Hebrew daily newspapers in Israel, by the date required under the Israeli Companies Law. For as long as the company securities are traded on the TASE and an applicable exemption does not apply, meetings of the company’s stockholders will be held in Israel.

For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, except as otherwise required by the Israeli Companies Law or our charter, at any meeting of stockholders, the presence in person or by proxy of at least two stockholders who together hold at least 25% of all the votes entitled to be cast on any matter at such meeting shall constitute a quorum.
Business Combinations; Interested Transactions
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, in accordance with the Israeli Companies Law, our charter provides that, subject to the MGCL, approval of any merger, sale of all or substantially all of the company’s assets, statutory share exchange or conversion must be declared advisable by our board of directors, approved by at least 75% of the entire board of directors and approved by (a) to the extent approval of such transaction by the stockholders of the company is required by a non-waivable provision of Maryland law, holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter and (b) the affirmative vote of at least 75% of all the votes cast on the matter at a stockholders’ meeting at which stockholders entitled to cast at least 40% of all the votes entitled to be cast on the matter are present in person or by proxy.
In addition, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter, in accordance with the Israeli Companies Law, provides that (a) a director or officer of the company that has a personal interest in any transaction of the company is required to disclose the nature of his or her personal interest to the board of directors, including any material fact or document, a reasonable time prior to any discussion by the board of directors whether to approve such transaction, and (b) the company may not enter into an extraordinary or non-extraordinary “interested transaction” (as defined in the Israeli Companies Law) unless the transaction is approved by the following in the following order (in addition to any other vote required by our charter or bylaws or any applicable law): (i) the audit committee of the board of directors, (ii) the board of directors and, (iii) as may be required, the company’s stockholders, in accordance with and in the manner set forth in Sections 268 through 284 of the Israeli Companies Law.
Business Combination Act
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
We cannot assure you that our board of directors will not recommend to stockholders that the board of directors alter or repeal this resolution in the future. An alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
Appraisal Rights
The MGCL provides that stockholders may exercise appraisal rights unless appraisal rights are eliminated under a company’s charter. Our charter generally eliminates all appraisal rights of stockholders.
Amendments to Our Charter and Bylaws
Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in our charter, any amendment to our charter is required to be declared advisable by our board of directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter, unless a lower percentage, but not less than a majority of the votes entitled to be cast on the matter, is specified in the company’s charter. For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, subject to certain exceptions set forth in our charter, any amendment to our charter is required to be declared advisable by our board of directors and approved by (i) the affirmative vote of at least 75% of all the votes cast on the matter at a meeting of stockholders at which stockholders entitled to cast 40% of all the votes entitled to be cast on the matter are present in person or by proxy and (ii) to the extent approval of such amendment to our charter by the stockholders of the company is required by a non-waivable provision of Maryland law, holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Our board of directors has the power, to the limited extent permissible under Maryland law, to alter, amend or repeal any provision of our charter without stockholder approval for purposes of conforming the charter with any amendment to provisions of the Israeli Securities Law or Israeli Companies Law applicable to the company. Under Maryland law, our board of directors may amend our charter without stockholder approval only to: (a) increase or decrease the number of authorized shares of any class or series or the total number of shares that we are authorized to issue; (b) change the par value of any class or series of our stock; (c) classify, reclassify and set terms of any new classes or series of unissued shares of our stock; (d) change the name of any class or series of our stock; and (e) change the company’s name.
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our bylaws may not be altered, amended or repealed unless such modification is declared advisable by our board of directors and approved by the affirmative vote of at least 75% of all the votes cast on the matter at a meeting of stockholders at which stockholders entitled to cast 40% of all the votes entitled to be cast on the matter are present in person or by proxy. Our charter provides that our board of directors has the power to alter, amend or repeal any provision of our bylaws without stockholder approval for purposes of conforming our bylaws with any amendment to provisions of the Israeli Securities Law or Israeli Companies Law applicable to the company. If the company’s securities cease to trade on the TASE or an applicable exemption under the Israeli Securities Law does not apply, our board of directors will have the exclusive power to alter, amend or repeal our bylaws.
Dissolution of Our Company
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, subject to the MGCL, a voluntary liquidation, dissolution or winding up of the company must be declared advisable by a majority of our entire board of directors and approved by (i) the affirmative vote of at least 75% of all the votes cast on the matter at a meeting of the company’s stockholders at which stockholders entitled to cast 40% of all the votes entitled to be cast on the matter are present in person or by proxy and (ii) holders of shares entitled to cast a majority of all votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
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with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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by or at the direction of our board of directors;

o
by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures and provided the information and certifications required by the advance notice procedures set forth in our bylaws; or

o
to the extent required by applicable law, by the persons and subject to the applicable requirements set forth therein; and

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with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made, provided that the meeting has been called for the purpose of electing directors, only:

o
by or at the direction of our board of directors;

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by a stockholder that has requested that a special meeting be called for the election of one or more directors in compliance with our bylaws, but only with respect to an individual identified as a proposed nominee in the request submitted with respect to such special meeting; or

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by a stockholder who is a stockholder of record as of the record date for the meeting, at the time the stockholder provides the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice requirements of, and provided the information and other materials required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain actions, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Action by Stockholders
Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders, or by written consent in lieu of a meeting only if such consent is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.
Forum in Israel
Our bylaws provide that for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the company consents to the jurisdiction of the courts of Israel only in respect of claims or proceedings commenced in Israel by a stockholder (including those resident outside of Israel), the Israeli Securities Authority or the TASE deriving from the implementation of the Israeli Companies Law in accordance with the Israeli Securities Law. This would include, inter alia, derivative actions commenced by stockholders in Israel on behalf of the company arising under the Israeli Companies Law or the Israeli Securities Law. However, the company does not consent to the jurisdiction of the courts of Israel in respect of any claim or proceeding deriving from any applicable U.S. federal or state law, or any other claim or proceeding deriving from any law other than the Israeli Companies Law or Israeli Securities Law.
Liability
In addition to the duties of directors and officers of the company under Maryland law and our charter, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter provides that directors and officers (i) owes a duty of care to the company and must act with the standard of proficiency which a reasonable person, in the same position and in the same circumstances, would act, and owe a fiduciary duty to the company and must act in good faith and for the benefit of the company. For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the company does not have the power to take any action or enter into any transaction approved or taken in violation of a director’s or officer’s duty of care or fiduciary duty of loyalty to the company as described above unless (i) such director or officer acted in good faith and neither the act nor the approval of the act prejudices the benefit of the company and (ii) the director or officer disclosed the essence of his or her personal interest in the act, including any substantial fact or document, to the board of directors a reasonable time prior to the date of approval. For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, to the maximum extent permitted under Maryland law, the foregoing duties, and the effect of approval (or the absence of approval) of any act or transaction in accordance with the foregoing, will be interpreted in accordance with, and given the fullest effect permissible to, the Israeli Companies Law, as though the company were an Israeli corporation.
Under the Israeli Companies Law, a corporation may not exculpate an office holder from liability for a breach of the duty of loyalty, but may exculpate an office holder in advance from liability to the corporation, in whole or in part, for damages caused to the corporation as a result of a breach of duty of care, but provided that a provision authorizing such exculpation is included in the corporation’s charter. Our charter includes such a provision. However, pursuant to our charter, we may not exculpate an office holder for an action or transaction in which a controlling stockholder or any other office holder (including an office holder who is not the office holder we have undertaken to exculpate) has a “personal interest” (within the meaning of the Israeli Companies Law).
Indemnification of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Israeli Companies Law also permits a corporation to limit certain liabilities of its directors and officers to the corporation and its stockholders. Our charter contains provisions that eliminate such liability to the maximum extent permitted by Maryland law and the Israeli Companies Law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Under the Israeli Companies Law, a corporation may indemnify a director for the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder (within the meaning of the Israeli Companies Law), either pursuant to an undertaking given by the corporation in advance of the act or following the act, provided a corporation’s charter authorizes such indemnification:
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a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court;

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reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Our charter includes a provision requiring the foregoing indemnification permitted under the Israeli Companies Law for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply.
Under the Israeli Companies Law, a corporation may not indemnify or exculpate an office holder against any of the following:
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a breach of the duty of loyalty, except for indemnification for a breach of the duty of loyalty to the corporation to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the corporation;

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a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

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an act or omission committed with intent to derive illegal personal benefit; or

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a fine or penalty levied against the office holder.

In the event the company’s securities cease to trade on the TASE or an applicable exemption under the Israeli Securities Law applies, our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
Subject to the provisions of any applicable law, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter, in accordance with the Israeli Companies Law, provides that the total indemnity amount that we may pay to all directors or officers may not exceed, in aggregate, 25% of our equity as set forth in our latest consolidated financial statements, either audited or reviewed, as the case may be, as of the date of indemnification, to each of the officers and/or employees and to all of them together, per each case and cumulatively for all cases.
Right of Inspection and Receipt of Information
Any stockholder, on written request, may inspect and copy during usual business hours any of the following corporate documents: (a) the company’s Bylaws; (b) minutes of the proceedings of the company’s stockholders’ meetings; (c) annual statements of the company’s affairs; and (d) voting trust agreements, if any, deposited with the company.
Within seven days after such request for documents is presented to an officer or the resident agent of the company, the company is required to have the requested documents available on file at its principal office. Stockholders may present to any officer or resident agent of the company a written request for a statement showing all shares and securities issued by the company during a specified period of not more than 12 months before the date of the request. Within 20 days after a request is made, the company is required to prepare and have available on file at its principal office a sworn statement of its President or Treasurer which states: (a) the number of shares or securities issued during the specified period; and (b) the consideration received for said issuance; as well as (c) the value of any consideration other than money received for said issuance, as set in a resolution of the board of directors. Additionally, any stockholder may request (by presenting a written request to any officer of the company or resident agent): (a) to inspect and copy, during usual business hours, (i) the company’s books of account and its stockholder register, and (ii) the company’s statement of affairs; and (b) in the case the company does not maintain the original stockholders register at its principal office, to receive the company’s existing stockholders register.
The company must allow a stockholder’s right of inspection within 20 days after making a request for information, and provide the following documents, as applicable: (a) the company’s statement of affairs, verified under oath by its President or Treasurer; and (b) the company’s stockholder register, verified under oath by one of its officers or its transfer agent.
Derivative Actions
For so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, a stockholder or director, on behalf of a stockholder of the company (including those resident outside of Israel), may file a derivative action under the provisions of the Israeli Companies Law applicable to issuers incorporated outside of Israel under the Israeli Securities Law, by delivering a written demand to the company requesting that it exhaust its rights by instituting an action. As discussed above under the heading “— Forum in Israel”, our bylaws provide that we consent to the jurisdiction of Israeli courts and the applicability of such Israeli law to the extent required under the Israeli Securities Law. In addition, each of our directors and officers will, as a condition of their election as a director or officer, consent to the jurisdiction of Israeli courts and the applicability of such Israeli law in such matters. However, the company does not, and its directors and officers do not and will not, consent to the jurisdiction of the courts of Israel in respect of any claim or proceeding deriving from any applicable U.S. federal or state law, or any other claim or proceeding deriving from any law other than the Israeli Companies Law or Israeli Securities Law.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Incorporation of Applicable Provisions Under Israeli Law
Our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, the company will, to the fullest extent permitted by applicable law, be subject to and comply with the provisions of the Israeli Companies Law applicable to the company.
Compromises or Arrangements by Security Holders
Our charter provides that, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, to the fullest extent permitted by applicable laws, the company will comply with, and recognize any rights granted pursuant to, the provisions of Section 350 of the Israeli Companies Law.
Advisor
Our charter provides that, for so long as the company’s securities are traded solely on the TASE, to the maximum extent permitted by non-waivable provisions of Maryland law, upon the termination of the Advisory Agreement, the company may not enter into a new advisory agreement with a replacement advisor except in compliance with the provisions set forth in our bylaws in respect of the appointment of a replacement advisor.

Description of The Partnership Agreement of Hertz Group Realty Operating Partnership, LP
The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Hertz Group Realty Operating Partnership, LP, a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”. References in this section to “we,” “our,” “us” and “our company” refer to Hertz Group Realty Trust, Inc.
General
Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, either directly or through its subsidiaries. We are the sole general partner of our operating partnership. Upon completion of the formation transactions and this offering,      limited partnership interests in our operating partnership will be outstanding and we will own     % of such limited partner interests (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus). In connection with the formation transactions, we will enter into an amended and restated partnership agreement. The provisions of the partnership agreement described below and elsewhere in the prospectus will be in effect after the completion of this offering. We do not intend to list the OP units on any exchange or any national market system.
Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of our board of directors. These provisions include, among others:
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redemption rights of limited partners and certain assignees of OP units;

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transfer restrictions on units and other partnership interests;

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a requirement that we may not be removed as the general partner of our operating partnership without our consent;

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our ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

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the rights of the limited partners to consent to certain direct or indirect transfers of our interest in our operating partnership, including in connection with certain mergers, consolidations and sales, transfers and leases of all or substantially all of the assets of the operating partnership.

Purpose, Business and Management
The operating partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act. The operating partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any entity engaged in any business permitted by or under the Delaware Revised Uniform Limited Partnership Act. However, upon consummation of this offering, the operating partnership may not, without our specific consent, take, or refrain from taking, any action that:
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could adversely affect our ability to continue to qualify as a REIT;

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could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code; or

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could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the operating partnership.

Following completion of this offering, we will be the general partner of the operating partnership. We are externally advised by the Advisor pursuant to the terms of the Advisory Agreement. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of the operating partnership will be exclusively vested in the general partner. No limited partner, in its capacity as a limited partner, will have any right to participate in or exercise management power over the operating partnership’s business, transact any business in the operating partnership’s name or sign documents for or otherwise bind the operating partnership. The general partner may not be removed, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the general partner under applicable law or any provision of the partnership agreement, but subject to certain rights of holders of any class or series of partnership interest, the general partner will have the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of the operating partnership, to exercise or direct the exercise of all of the powers of the operating partnership and to effectuate the purposes of the operating partnership without the approval or consent of any limited partner. The general partner will be able to authorize the operating partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as the general partner determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the general partner will be able to execute, deliver and perform agreements and transactions on behalf of the operating partnership without the approval or consent of any limited partner.
Transferability of General Partner Interests; Extraordinary Transactions
We will be able to voluntarily withdraw from the operating partnership as general partner, or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets without obtaining the consent of limited partners if either:
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we are the surviving entity in the transaction and our stockholders do not receive cash, securities or other property in the transaction;

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as a result of such a transaction, all limited partners (other than us), will receive for each OP Unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to our stockholders, provided that if, in connection with the transaction, a purchase, tender or exchange offer has been made to and accepted by the holders of more than 50% of our outstanding shares, each holder of OP units (other than those held by us) must be given the option to exchange its OP units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer our shares received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•
if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP units held by us, are owned, directly or indirectly, by the operating partnership or another limited partnership or limited liability company, which we refer to as the surviving partnership; (ii) the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (who have, in either case, the rights of a common equity holder); and (iii) such rights of the limited partners include the right to exchange their OP units in the surviving partnership for at least one of: (A) the consideration paid in the transaction to our stockholders or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and our shares as of the time of the transaction.

As general partner, we will also be able to transfer all or any portion of our general partner interest to a wholly-owned subsidiary and following such transfer may withdraw as the general partner.
Notwithstanding the foregoing, for so long as we own less than 50% of the total outstanding OP units, the operating partnership will be prohibited from undertaking any of the following actions without first gaining the approval of holders of OP units representing a majority of all outstanding OP units (excluding OP units held by us and our affiliates):
•
consummating a fundamental transaction (e.g., a merger, consolidation, sale, transfer or lease of all or substantially all of the operating partnership’s assets or termination of the operating partnership);

•
making material amendments to the partnership agreement of the operating partnership;

•
transferring our interest in the operating partnership or a change of control transaction of us as the controlling party of the general partner of the operating partnership;

•
the withdrawal of the general partner of the operating partnership;

•
making a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the operating partnership’s assets; or

•
instituting any proceeding for bankruptcy on behalf of the operating partnership.

Limited partners in the operating partnership will generally otherwise have no voting or consent rights, except as set forth above and for certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the operating partnership may be made by the general partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by us, as general partner, without the consent of the limited partners. Otherwise, amendments to the partnership agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP units (excluding OP units held by us and our affiliates) and, if such amendments would modify certain provisions of the partnership agreement relating to distributions, allocations, and redemptions, among others, the consent of a majority in interest of the OP units held by limited partners (other than us and our affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the partnership agreement that would convert a limited partner interest into a general partner interest (except for us acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.
Capital Contributions
We will contribute directly to the operating partnership substantially all of the net proceeds from this offering in exchange for OP units. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to the operating partnership and will receive additional partnership units with economic interests substantially similar to those of the securities issued. In addition, if we contribute additional capital to the operating partnership, the property of the operating partnership will be revalued to its fair market value and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests owned by us.

Redemption Right
Subject to certain exceptions, beginning on the date that is 12 months following consummation of this offering, each limited partner and assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement, to require the operating partnership to redeem all or a portion of the OP units held by such limited partner or assignee in exchange for a cash amount per unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the partnership agreement. If the operating partnership does not elect to acquire the OP units tendered for redemption in exchange for shares of our common stock (as described below), the operating partnership must deliver the cash redemption amount on or before the tenth business day after receipt of the holder’s notice of redemption.
On or before the close of business on the fifth business day after a holder of OP units gives notice of exercise of its redemption right, the operating partnership may, in its sole and absolute discretion, elect to acquire some or all of the OP units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement. The holder of the OP units tendered for redemption will be required to provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our shares set forth in our charter and the Securities Act. The partnership agreement generally will not require us to register, qualify or list any shares of our common stock issued in exchange for OP units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange. Shares of our common stock issued in exchange for OP units pursuant to the partnership agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws.
The exchange of OP units for shares of our common stock upon redemption of OP units will typically be a taxable event for the recipient for US federal income tax purposes.
Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of shares of our common stock to the redeeming limited partner could cause:
•
subject to any waivers we may grant, the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our shares contained in our charter;

•
the operating partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);

•
the operating partnership to become, with respect to any employee benefit plan subject to Title I of Employee Retirement Income Security Act of 1974 (“ERISA”) a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

•
any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

•
the operating partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;

•
the operating partnership to be regulated under the 1940 Act, the Investment Advisers Act of 1940, as amended, or ERISA; or

•
an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our capacity as general partner in its sole and absolute discretion, waive any of these restrictions.
Reimbursement of Expenses
In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•
all expenses relating to our formation and continuity of existence and operation;

•
all expenses relating to offerings, registrations and repurchases of securities;

•
all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations, including those of ISA and TASE;

•
all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body, whether in the United States or Israel;

•
all expenses for compensation of our directors, director nominees, officers and employees; and

•
all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership, including all fees of the Advisor and Property Managers for the properties in our portfolio.

We will not receive any compensation for our services as the general partner of the operating partnership. No acquisition, disposition, financing or other fees will be paid to us or any of our affiliates in connection with the formation transactions.
Fiduciary Responsibilities
Our directors and officers will have duties under applicable law to manage our company in a manner consistent with the best interests of our stockholders. At the same time, we, as the sole general partner of the Operating Partnership, will have fiduciary duties under applicable Delaware law to manage the Operating Partnership in a manner beneficial to the Operating Partnership and its partners. Our duties to the Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of the Operating Partnership expressly will acknowledge that, as the sole general partner of the operating partnership, we are acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively.
Distributions
The partnership agreement will provide that, subject to the terms of any preferred partnership interests, the operating partnership will make non-liquidating distributions at such time and in such amounts as determined by the general partner in its sole discretion.
Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to limited partners with positive capital accounts in accordance with their respective positive capital account balances.
Allocations
Profits and losses of the operating partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to limited partners in accordance with their respective percentage interests in the operating partnership, subject to the terms of any preferred partnership interests. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, the Advisor, in its capacity as special limited partner, will have the authority to elect the method to be used by the operating partnership for allocating items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election will be binding on all partners. The Advisor intends to utilize the “traditional method” of allocations under Section 704(c) of the Code with respect to properties contributed in the formation transactions.

Term
The operating partnership will continue indefinitely, or until sooner dissolved upon:
•
our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•
the sale or other disposition of all or substantially all of the assets of the operating partnership;

•
an election by us with the consent of holders representing a majority of OP units outstanding; or

•
entry of a decree of judicial dissolution.

Tax Matters
The partnership agreement will provide that the Advisor, as special limited partner, will be the partner representative of the operating partnership and will have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

Shares Eligible for Future Sale
General
Currently, no public market exists for our common stock. We intend to apply to list our common stock on the TASE under the trading symbol “HRZR”. No assurance can be given as to (1) the likelihood that an active market for our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell their shares or (4) the prices that stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of any shares for future sales, will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of OP units), or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise additional capital through a future sale of securities. See “Risk Factors —  Risks Related to this Offering”.
For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Common Stock — Restrictions on Ownership and Transfer”.
Sale of Restricted Securities
Upon completion of the formation transactions and this offering, we will have      shares of common stock issued and outstanding. In addition, upon completion of this offering,      shares of our common stock will be issuable from time to time upon exchange of OP units. Of these shares, the     shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter. The remaining shares of common stock expected to be outstanding immediately after completion of this offering and the shares of common stock issued upon redemption of OP units will be “restricted securities” as defined in Rule 144 of the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Shares of common stock held by our “affiliates”, as that term is defined by Rule 144, and which includes our Advisor and its employees, will be subject to limitations on resale as provided in Rule 144, absent registration under the Securities Act. Shares of our common stock may also be subject to the resale limitations of registration rights agreements entered into by us and various persons receiving such shares in the formation transactions, as described below under “ — Registration Rights”. In addition, shares held by our directors, officers, Advisor and Hertz family are subject to the lock-up agreements, described below under “— Lock-Up Agreements”, restricting the transfer of such shares during the applicable lock-up period.
Rule 144
In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, beginning on the date 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, who is one of our affiliates and has beneficially owned shares of our common stock for at least six months, will be entitled to sell within any three-month period, a number of shares that does not exceed the greater of:
•
1% of the number of shares of common stock then outstanding which will equal approximately     shares immediately after this offering; or

•
the average weekly trading volume of our common stock on the TASE during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC.

Sales pursuant to Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to provisions relating to notice, manner of sale and the availability of current public information about us.
In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, a person, or persons whose shares must be aggregated, who is not currently deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares beginning on the 91st day after the date of this prospectus without complying with the manner of sale, volume limitation or notice provisions of Rule 144, and will be subject only to the public information requirements of Rule 144. If such person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.
Redemption/Exchange Rights
In connection with the formation transactions, the operating partnership will issue an aggregate of      OP units to existing investors. Subject to certain exceptions, beginning on the date that is 12 months following consummation of this offering, each limited partner and assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement of our operating partnership, to require the operating partnership to redeem all or a portion of the limited partnership interests in our operating partnership (“OP units”) held by such limited partner or assignee in exchange for a cash amount per unit equal to the value of one share of our common stock, determined based on the trading value of an equal number of shares of our common stock, or, at the election of our operating partnership, shares of our common stock on a one-for-one basis, determined in accordance with and subject to adjustment under the partnership agreement. Shares of common stock issued in exchange for OP units pursuant to the partnership agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws. We may agree to grant to certain existing investors who will receive OP units in the formation transactions, as described in “Structure and Formation of Our Company”, a waiver from certain of the restrictions on ownership contained in our charter in connection with the redemption of OP units. See “Description of the Partnership Agreement of Hertz Group Realty Operating Partnership, LP — Redemption Rights”.
Lock-Up Agreements
We, our executive officers, directors, Advisor, the Hertz family and all of our existing investors have agreed, subject to certain exceptions, not to dispose of, offer to dispose of, redeem, contract to sell or hedge any of the shares of our common stock or securities (including OP units) convertible into or exchangeable for, or that represent the right to receive, shares of our common stock until 180 days after the date of this prospectus, subject to certain limited exceptions.
Registration Rights
We expect to enter into a registration rights agreement with our Advisor and certain entities and individuals receiving OP units in the formation transactions, including members of the Hertz family and certain of our executive officers (or their affiliates) to mitigate any restrictions on the free resale of shares of our common stock held by such persons due to their status as “affiliates” of our company for U.S. securities law purposes. See “Certain Relationships and Related Party Transactions — Registration Rights Agreement”.
Long-Term Incentive Plan
We intend to adopt a long-term incentive plan immediately prior to completion of this offering. The long term incentive plan is intended to provide for the grant of incentive awards to our directors and executive officers and our Advisor and its employees. We intend to reserve shares of our common stock for issuance under the long term incentive plan.
Form S-8 Registration Statement
Following completion of this offering, we intend to file with the SEC a registration statement on Form S-8 covering the shares of common stock issuable under the long term incentive plan. The registration statement on Form S-8 will become effective automatically upon filing. Our common stock issued under this registration statement will, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately.

U.S. Federal Income Tax Considerations
The following is a summary of the material U.S. federal income tax considerations of an investment in our common stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Hertz Group Realty Trust, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. Federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. Federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•
banks, insurance companies, regulated investment companies, or other financial institutions;

•
dealers or brokers in securities or currencies;

•
partnerships, other pass-through entities and trusts, including REITs;

•
partners in partnerships holding common stock;

•
persons who hold shares of our common stock on behalf of other persons as nominees;

•
persons who receive shares of our common stock as compensation;

•
persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons who are subject to alternative minimum tax;

•
tax-exempt organizations, except to the extent provided in “— Taxation of Stockholders — Taxation of U.S. Tax-Exempt Stockholders” below; and

•
foreign investors, except to the extent provided in “— Taxation of Stockholders — Taxation of Non-U.S. Stockholders” below.

This summary assumes that investors will hold their shares as a capital asset, which generally means property held for investment.
The U.S. Federal income tax treatment of holders of shares of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding shares of our common stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. Federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of shares of our common stock.
Taxation of Hertz Group Realty Trust, Inc.
We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2019, upon the filing of our U.S. Federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.
In connection with this offering, we expect to receive an opinion of Goodwin Procter LLP to the effect that commencing with our taxable year ending December 31, 2019, we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the

U.S. Federal income tax laws for our taxable year ending December 31, 2019 and subsequent taxable years. It must be emphasized that the opinion of Goodwin Procter LLP will be based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify to be taxed as a REIT for any particular year. The opinion is expressed as of the date issued. Goodwin Procter LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that tax opinions are not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General”. While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify as a REIT”, below.
Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. Federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation”. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any TRS of ours) is taxed only at the stockholder level upon a distribution to our stockholders.
Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. Federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. Federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” below.
Any net operating losses, foreign tax credits and other tax attributes will be utilized at the corporate level and generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. Federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•
If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of  (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of  (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General” below.

•
A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•
The earnings of any TRS will be subject to U.S. Federal corporate income tax.

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our common stock.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.
the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as qualified pension plans);

7.
that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.
that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2019). Our charter provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above, we will be treated as having met this requirement: Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our common stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our common stock and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end and will thereby satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
If we are a partner in an entity that is treated as a partnership for U.S. Federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.
We have control of the operating partnership and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries
If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. Federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. Federal income tax purposes, are also generally disregarded as separate entities for U.S. Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries”. The operating partnership is currently a disregarded entity for Federal income tax purposes.
In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. Federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests” below.
Taxable REIT Subsidiaries
In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs. The separate existence of a TRS or other taxable corporation is not ignored for U.S. Federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
U.S. Federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.
Income Tests
In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments in the meaning of real estate assets), interest income derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of  “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property”. For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;
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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property”. Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property”. We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.
However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Dividend Income
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income
Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.
Hedging Transactions
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Failure to Satisfy the Gross Income Tests
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if  (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of  (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e.; generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Asset Tests
At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:
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At least 75% of the value of our total assets must be represented by some combination of  “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

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The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

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We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

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The aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 20% of the value of our total assets; and

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Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.
Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests”. In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
We may obtain independent appraisals on a periodic basis to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if  (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if  (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if  (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of  (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements
In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

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90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by our stockholders in the year in which paid.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions”, below.
If we fail to distribute during each calendar year at least the sum of  (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of  (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our common stock) in order to meet the distribution requirements, while preserving our cash.
If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
For purposes of the 90% distribution requirement and excise tax described above, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. Federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. Federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.
Derivatives and Hedging Transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. Federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.
Built-In Gains Tax
If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of  (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests”.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. Federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Tax Aspects of Investments in Partnerships
General
In general, partnerships are “pass-through” entities that are not subject to U.S. Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include our allocable share of these partnership items for purposes of computing our REIT taxable income, and for purposes of the various REIT income tests, will include our proportionate share of these partnership items based on our capital interest in such partnership. Moreover, for purposes of the REIT asset tests, we must include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of its interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, such partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.
Entity Classification
The ownership by us of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. Federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. Federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “— Asset Tests” and “— Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “— Failure to Qualify as a REIT”, above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to an Investment in a Partnership
Under the Code and Treasury regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to operating partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the Special Limited Partner of the operating partnership.
Partnership Audit Rules
The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. Federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. ‘Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirect invest, including the operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
The following is a summary of certain material U.S. Federal income tax consequences of the ownership and disposition of our common stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our common stock that is, for U.S. Federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source; or

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a trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. Federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. Federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. Federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.
Distributions
So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. Federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction applies for taxable years beginning January 1, 2018 and after and is scheduled to expire for taxable years beginning after December 31, 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

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dividends received by the REIT from TRSs or other taxable C corporations; or

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income in the prior taxable year from the sales of  “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of Hertz Group Realty Trust, Inc.” and “— Annual Distribution Requirements”. U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. Federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.
Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in

October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of Hertz Group Realty Trust, Inc.” and “— Annual Distribution Requirements”.
Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes).
Dispositions of our Common Stock
If a U.S. stockholder sells or disposes of shares of our common stock, it will generally recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. Federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. Federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of shares of our common stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our common stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations
Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our common stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. Federal income and estate tax consequences of the ownership and disposition of shares of our common stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our common stock other than a partnership or U.S. stockholder.
Ordinary Dividends
The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be treated as dividend income subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. For example, the Convention between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income (the “Israel-U.S. Treaty”) provides that an Israeli resident individual who is a beneficial owner of U.S. REIT shares may be eligible for a 25% withholding rate if such individual owns less than a 10% interest in the REIT. The question of whether a stockholder may claim benefits under a tax treaty will depend on an stockholder’s specific circumstances. In addition, under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.
In cases where the distribution income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. Federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.
Except as otherwise provided below under “Non-Dividend Distributions” and “Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests”, we expect to withhold U.S. Federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder that we reasonably estimate to be paid out of our earnings and profits unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business. To the extent we overestimate the amount of any distribution made out of our earnings and profits, a non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If we underestimate the amount of any distribution made out of our earnings and profits, we may choose to withhold an increased amount on subsequent distributions to such non-U.S. stockholder to cover any such under withholding or we may choose to pay the taxes, including any penalties and interest, related to such under withholding without withholding an increased amount on subsequent distributions to such non-U.S. stockholder.
Non-Dividend Distributions
Unless shares of our common stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax, and we do not intend to withhold on these distributions. Distributions of this kind will instead reduce the adjusted basis of the non-U.S. stockholders’ shares. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-U.S. stockholders.

If a non-U.S. stockholder would be taxed upon a sale or exchange of shares of our common stock (see discussion below under “Dispositions of Our Common Stock”), we (or applicable withholding agent) would potentially be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. stockholder would not be taxed upon a sale or exchange of shares of our common stock.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “— Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. Federal income or withholding tax, unless (i) the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock will be “regularly traded” on an established securities market located in the United States, such as the over the counter market, for any taxable year in which we distribute capital gain dividends, but we cannot assure you that this will be the case.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our common stock generally should be treated with respect to non-U.S. stockholders as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. Federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. Federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.
Dispositions of Our Common Stock
Unless shares of our common stock constitute USRPIs, a sale of the shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our common stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.
Even if the foregoing 50% test is met, however, shares of our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity”. A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. We believe that we likely will not qualify as a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, such as the TASE, a non-U.S. stockholder’s sale of shares of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our outstanding shares at all times during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.
Even if none of the foregoing tests are met and shares of our common stock are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. Federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade ‘or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market in the United States.
Estate Tax
If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our common stock.
Taxation of U.S. Tax-Exempt Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. Federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of shares of our common stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT”. We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our common stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our common stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The present U.S. Federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process, the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Recently enacted changes to the U.S. federal income tax laws could have an adverse impact on an investment in our common stock. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act could reduce the relative competitive advantage of operating as a REIT as compared with operating as a C corporation, including by (i) reducing the rate of tax applicable to individuals and C corporations, which could reduce the relative attractiveness of the generally single level of taxation on REIT distributions, (ii) permitting immediate expensing of capital expenditures, which could likewise reduce the relative attractiveness of the REIT taxation regime, and (iii) limiting the deductibility of interest expense, which could increase the distribution requirement of REITs (though such limitations should not affect REITs that elect not to have such limitations apply).
Backup Withholding and Information Reporting
In general, we are required to report to U.S. stockholders of our common stock and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding may apply to dividends paid to a U.S. holder of shares of our common stock unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder of shares of our common stock that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.
In general, we are required to report annually to non-U.S. stockholders of shares of our common stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder of shares of our common stock resides under the provisions of an applicable income tax treaty. A non-U.S. holder of shares of our common stock may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds from a sale of our common stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. Federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities Substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our common stock that fail to satisfy the above requirements. Currently proposed regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce US source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can currently rely on the proposed regulations until final regulations are issued. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our common stock.

State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. Federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as credit against their U.S. Federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our common stock.

Plan of Distribution
There is currently no public or other trading market in the United States or in Israel for our common stock. We intend to list our common stock for trading on the TASE, subject to the completion of this offering, including the satisfaction of all of the TASE’s listing requirements. The relevant TASE listing requirements for the company are as follows:
•
minimum total value of shares of our common stock held by the public following the listing of our common stock on the TASE must be at least ILS 80 million;

•
if the value of shares of our common stock held by the public is at least ILS 200 million, then the minimum public holdings ratio in respect of the shares must be at least 7.5%; and

•
minimum diversification of public holdings of our common stock as set forth under the regulations of the TASE, pursuant to which our company must have a minimum of 100 stockholders and the minimum value of shares per such stockholder shall be at least ILS 16,000.

The approval for listing of our common stock on the TASE will not constitute a validation by the TASE of the information contained in this prospectus, or of the correctness or completeness thereof, and will not constitute an expression of the TASE of an opinion as to our company, the quality of our common stock or of the price at which our common stock is offered.
We expect to engage Orion Underwriting and Issuances Ltd. to serve as a pricing underwriter for purposes of Section 1 of the Israeli Securities Law, which means an underwriter who participates in determining the price per share at which shares of our common stock will be offered to the public. We may also engage a broker-dealer to serve as a market maker for shares of our common stock in accordance with TASE regulations. If we engage a broker-dealer to serve as a market maker, the minimum number of holders required pursuant to the minimum diversification requirement under TASE regulations will be reduced from 100 holders to 35 holders.
We are offering up to        shares of our common stock to the public in Israel. We will conduct the offering of shares of our common stock in accordance with the Israeli Securities Law and the Israeli Securities Regulations (The Manner of Offering Securities to the Public) of 2007, or the Manner of Offering Regulations, as described below. Only investors who are non-U.S. persons will participate in this offering. Our directors and officers will not participate, or bid for shares of our common stock, in this offering. We may, in our discretion, terminate the offering, in whole or in part, at any time prior to receipt of offering proceeds from investors.
Non-Uniform Offering with Pricing Determined in a Book-Building Process
Offering to Institutional Investors
We may conduct this offering through a book-building process in accordance with the non-uniform offering provisions of the Manner of Offering Regulations pursuant to which shares of our common stock will be offered in blocks of shares each comprised of 100 shares of our common stock at a uniform price per share of ILS     to “institutional investors”, as such term is defined under the Manner of Offering Regulations, which includes, among others, pension funds, insurance companies, banks, and companies with stockholders’ equity in excess of ILS 50 million. In accordance with the requirements set forth in the Manner of Offering Regulations for non-uniform offerings, a non-uniform offering may only be made to institutional investors, subject to a limited offering that may be made to non-institutional investors, as described below. The period for submitting applications for the purchase of shares of our common stock in the non-uniform offering will commence on     ,    , 2019 at      Israel time and will end on     ,    , 2019 at      Israel time.
If we conduct a non-uniform offering, pursuant to the Manner of Offering Regulations, an underwriter, pursuant to an underwriting agreement to be entered into between us and one or more underwriters, must commit to purchase up to 25% of the shares of common stock offered by this prospectus. We may also enter into agreements with distributors whereby such distributors will undertake to market our shares on a “best efforts” basis in connection with this offering but will not be obligated to purchase or sell any shares of our common stock. Prior to the date hereof, we, together with the underwriters, will have met with institutional investors in connection with soliciting orders from the investors for the purchase of shares of our common stock. After the registration statement, of which this prospectus forms a part, is declared effective by the SEC and after the date of publication of the Israeli prospectus with the ISA, we will accept applications for the purchase of shares of our common stock by institutional investors in the non-uniform offering on application forms which will include the price per share and the number of shares to be purchased. Only applications for the purchase of whole blocks of shares will be accepted; any order for a fraction of a block of shares will be rejected.
The submission of an application by an institutional investor in a non-uniform offering will be deemed an irrevocable commitment on the part of such investor to purchase our shares of common stock in this offering. The institutional investor will be responsible and liable to us and to the person appointed by us to serve as our Offering Coordinator (as defined below) for the payment of the full consideration due to us in respect of such application and which are accepted, in full or in part.
After the end of the period for submitting the applications for the shares of common stock offered hereby, the applicants will be issued shares in a non-uniform offering at the discretion of the pricing underwriter in consultation with us. As part of the issuance, the amount issued to all institutional investors listed in the “underwriter’s group” or the “distributor’s group”, as such terms are defined in the Manner of Offering Regulations cannot exceed 5% of the amount of securities sold in this offering (or, 10% of the amount sold in this offering if the assets managed for the public by all the institutional investors in the underwriter’s or distributor’s group is greater than ISL 10 billion).
Offering to Non-Institutional Investors Concurrent with Offering to Institutional Investors
Concurrent with the non-uniform offering to institutional investors, up to 30% of this offering may be made to non-institutional investors by means of a uniform offering at the same price and on the same day the securities will be issued to institutional investors pursuant to the Manner of Offering Regulations. For this purpose, a “uniform offering” is an offering to the general public, on equal terms to all, conducted by a public tender of shares of our common stock, in which any person can submit an order to purchase shares of our common stock. Each applicant will be permitted to submit only one application at the uniform price and during the period for submitting applications for the purchase of shares of our common stock in the non-uniform offering. The amount of shares issued to each non-institutional investor in the concurrent uniform offering will be equal to the proportionate share of the investor’s application relative to the total applications submitted by non-institutional investors as illustrated by the following hypothetical:
Share Allocation Example
Total Number of Offered Shares*	10,000,000
Total Number of Our Shares Offered to Institutional Investors in a Non-Uniform Offering	7,000,000
Total Number of Our Shares Offered to Non-Institutional Investors in a Concurrent Uniform Offering	3,000,000
	Amount of shares investor applied to purchase	Amount of shares issued to each investor**
Non-institutional investor A	450,000	369,000
Non-institutional investor B	400,000	328,000
Non-institutional investor C	450,000	369,000
Non-institutional investor D	430,000	352,000
Non-institutional investor E	420,000	344,000
Non-institutional investor F	370,000	303,000
Non-institutional investor G	400,000	328,000
Non-institutional investor H	410,000	336,000
Non-institutional investor I	330,000	271,000

	Amount of shares investor applied to purchase	Amount of shares issued to each investor**
Total number of shares non-institutional investors applied to purchase	3,660,000
Total number of shares issued to non-institutional investors		3,000,000

*
Assumes 10,000,000 shares offered for illustrative purposes.

**
Rounded to nearest one thousandth.

Subject to the restrictions on ownership, as discussed in more detail in “Description of Common Stock — Restrictions on Ownership and Transfer”, the total number of shares of our common stock an investor may apply to purchase in the concurrent uniform offering is an amount equal to (i) 15% of the concurrent uniform offering if the value of the concurrent uniform offering to non-institutional investors is less than ISL 100 million, or (ii) 25% of the concurrent uniform offering if the value of the concurrent uniform offering to non-institutional investors is at least ISL 100 million.
Uniform Offering with Pricing Determined in a Tender Process
If we do not conduct this offering in accordance with the non-uniform offering provisions of the Manner of Offering Regulations, then we will conduct this offering in accordance with the uniform offering provisions of the Manner of Offering Regulations and the price of the shares of our common stock will be determined through an auction process, which we refer to as the Tender Process. The Tender Process will be conducted pursuant to the Israeli Securities Law and the Manner of Offering Regulations. The Tender Process, which is commonly used for public offerings in Israel, differs from the methods traditionally used in public offerings in the United States.
Overview of the Tender Process
The Tender Process is comprised of two steps. First, we will hold a private auction for investors in Israel meeting the definition of  “Classified Investors”, as such term is defined under the Manner of Offering Regulation, which includes, among others, certain institutional investors, such as pension funds, insurance companies, banks and companies with stockholders’ equity in excess of ILS 50 million, as well as other types of investors including, among others, TASE members, investment advisors and venture capital funds. We expect that a number of Classified Investors will make pre-commitment bids in the early bidding process described below in “— Early Bidding by Classified Investors”, which we refer to as the Early Bidding Process. After the registration statement, of which this prospectus forms a part, is declared effective by the SEC and after the date of publication of the Israeli prospectus with the ISA, we will hold a public tender process that is open to all investors in Israel who desire to participate, which we refer to as the Public Tender Process.
Submission of Bids in the Public Tender Process
After effectiveness of the registration statement of which this prospectus forms a part, the Public Tender Process will commence on     ,    , 2019, or the Date of Tender, at      8:30 a.m. Israel time and will end on that day at 4:30 p.m. Israel time. Notwithstanding the foregoing, the Public Tender Process will commence only following the lapse of at least seven hours, at least five of which must be trading hours on the TASE, following the publication of the Israeli prospectus with the ISA.
Each bid will specify the number of shares of our common stock the investor proposes to purchase and the price the investor is willing to pay. Bids must be denominated in ILS in increments of ILS 100 and the offered price per share must not be less than ISL     (the “Minimum Price”). A bid that is not stated in an increment of ILS 100 shall be rounded down to the nearest price increment. A bid indicating a price per share that is lower than the Minimum Price shall be deemed not to have been submitted.
Bids may be submitted for the purchase of whole shares only. A bid for a portion of shares of common stock will be deemed a request for the number of whole shares stated therein, and any fraction of a share stated therein shall be deemed not to have been submitted. A bid that indicates an offer for less than one share will not be accepted.

Each bidder may submit up to three offers, which may be for varying numbers of shares and/or offered prices (not less than the Minimum Price). For this purpose, a “bidder” includes a family member who resides with the bidder as well as a Classified Investor that bids for our common stock pursuant to the Early Bidding Process. All bids submitted by a Classified Investor, as described below under “— Early Bidding by Classified Investors”, during the Early Bidding Process and the Public Tender Process will be aggregated for purposes of this limit.
All bids during the Public Tender Process must be submitted on forms that can be obtained from the Offering Coordinator, bank branches or other members of the TASE, which we refer to as the Authorized Entities. Bids submitted to us through the Authorized Entities must be received no later than 4:30 p.m. Israel time on the Date of Tender. Any bid to purchase shares of our common stock submitted during the Public Tender Process to an Authorized Entity on the Date of Tender will be deemed to have been submitted on that date if received by the Authorized Entity no later than 4:30 p.m. Israel time, provided that the Authorized Entity transmits the bid to the Offering Coordinator and the Offering Coordinator receives the bid by 5:30 p.m. Israel time of such date. Any bid to purchase shares of our common stock submitted in the Public Tender Process directly to the Offering Coordinator no later than 4:30 p.m. Israel time on the Date of Tender will be deemed to have been submitted on that date.
The Authorized Entities must transfer all bids received by them to the Offering Coordinator no later than 5:30 p.m. Israel time on the Date of Tender through a virtual lock-box or in sealed envelopes, which will remain sealed until 5:30 p.m. Israel time of such date, and will be placed by the Offering Coordinator in a sealed box together with bids submitted directly to the Offering Coordinator. Authorized Entities will be responsible and liable to the company and the Offering Coordinator for payment in full of proceeds payable to the company for bids submitted through them and which were wholly or partially accepted. Only investors who submit bids during the Tender Process (including Classified Investors) will be permitted to purchase shares of our common stock in this offering.
The submission of bids by an Authorized Entity on behalf of its clients shall be deemed an irrevocable commitment on the part of the Authorized Entity to purchase any securities issued as a result of our acceptance of any part of such bids. The Authorized Entity will be responsible and liable to us and to the Offering Coordinator for the payment of the full consideration due to us in respect of such bids and which are accepted, in full or in part.
Results of the Tender Process and Determination of Share Price
After 5:30 p.m. Israel time on the Date of Tender, the sealed box containing the bids submitted in this offering will be opened and the envelopes therein will be opened in the presence of our representative, a representative of the Offering Coordinator and a certified public accountant who will supervise the proper administration of the Tender Process. The results of the Tender Process will be calculated and the bids will be processed as set forth below.
Provided the TASE regulations requiring minimum diversification of public holdings of our shares is satisfied, our shares of common stock will be issued, and the sales price per share (the “Share Price”) will be determined, as follows:
•
If the total number of shares represented by bids (including bids by Classified Investors as discussed below) cast in the Tender Process is less than the total number of shares offered to the public by this prospectus, all the bids will be accepted in full. In this case, the Share Price will be the Minimum Price. The remaining shares offered to the public by this prospectus for which no bids were received will not be issued.

•
If the total number of shares represented by bids (including bids by Classified Investors as discussed below) cast in the Tender Process is equal to or greater than the total number of shares offered to the public by this prospectus, the Share Price will be the highest price at which all shares offered in this offering can be sold.

The following hypothetical illustrates how the Share Price is determined based on the highest price at which all shares offered in this offering can be sold:
Share Price Example
Shares Offered:	10 million shares*
Bid A:	2 million shares at ILS 15.00 per share
Bid B:	2 million shares at ILS 14.00 per share
Bid C:	2 million shares at ILS 13.00 per share
Bid D:	2 million shares at ILS 12.00 per share
Bid E:	1.5 million shares at ILS 11.00 per share
Bid F:	1.5 million shares at ILS 10.00 per share
Bid G:	1.5 million shares at ILS 9.00 per share
Bid H:	1.5 million shares at ILS 8.00 per share
Share Price (the highest price at which all 10 million shares offered can be sold):	ILS 10.00

*
Assumes 10 million shares offered for illustrative purposes.

Once the Share Price has been determined, all shares offered in this offering will be allotted to bidders as follows:
•
bids that state a price per share that is less than the Share Price will not be accepted;

•
bids that state a price per share that exceeds the Share Price will be accepted in full;

•
bids (other than bids received from Classified Investors) that state a price per share equal to the Share Price will be accepted on a pro-rata basis, so that a bidder will receive out of the shares remaining for distribution, after the issuance of shares to bidders who submitted bids stating a price per share higher than the Share Price, a percentage of shares bid for at the Share Price by such bidder equal to the quotient of  (a) the number of shares bid for at the Share Price by such bidder divided by (b) the total number of shares included in all other bids stating the Share Price (excluding the bids made by Classified Investors in the Early Bidding Process); and

•
shares of our common stock will be issued to Classified Investors as set forth below in “— Early Bidding by Classified Investors”.

If the issuance of shares, as described in the preceding paragraph, will not result in the minimum diversification of public holdings of our shares required under the TASE regulations, then the Classified Investors will not be entitled to any preference with respect to the issuance of shares, the Share Price will be the highest price at which all bids offered in this offering can be sold, and all shares offered by this prospectus will be issued to bidders as follows:
•
bids that state a price per share that is less than the Share Price will not be accepted;

•
bids that state a price per share that exceeds the Share Price will be accepted in full; and

•
bids (including bids received from Classified Investors) that state a price per share equal to the Share Price will be accepted on a pro-rata basis, so that a bidder will receive out of the shares remaining for distribution, after the issuance of shares to bidders who submitted bids stating a price per share higher than the Share Price, a percentage of shares bid for at the Share Price by such bidder equal to the quotient of  (a) the number of shares bid for at the Share Price by such bidder divided by (b) the total number of shares included in all other bids stating the Share Price (including the bids made by Classified Investors in the Early Bidding Process).

If the issuance of shares, as described in the preceding paragraph, will also not result in the minimum diversification of public holdings of our shares required under the TASE regulations, then the Share Price will be the highest price at which all bids offered in this offering can be sold and all shares offered by this prospectus will be issued to bidders as follows:
•
bids that state a price per share that is less than the Share Price will not be accepted; and

•
bids (including bids received from Classified Investors) that state a price per share equal to or greater than the Share Price will be accepted on a pro-rata basis, so that a bidder will receive out of all shares offered in this offering a percentage of shares bid for at or above the Share Price by such bidder equal to the quotient of  (a) the number of shares bid for at or above the Share Price by such bidder divided by (b) the total number of shares included in all other bids stating a price per share that is equal to or greater than the Share Price (including the bids made by Classified Investors in the Early Bidding Process).

If the minimum diversification required under the TASE regulations will not be satisfied by the issuance of shares, as described in the preceding paragraph, the Offering Coordinator will establish a new Share Price, which will not be lower than the Minimum Price, and which will be equal to the highest price per share at which shares may be issued so as to achieve the minimum diversification required under the TASE regulations. No bidder will be issued shares in greater number or at a price higher than that stated in their bid. All shares issued at the new Share Price will be issued as follows:
•
bids that state a price per share that is less than the new Share Price will not be accepted; and

•
bids (including bids received from Classified Investors) that state a price per share equal to or greater than the new Share Price will be accepted on a pro-rata basis, so that a bidder will receive out of all shares offered in this offering a percentage of shares bid for at or above the new Share Price by such bidder equal to the quotient of  (a) the number of shares bid for at or above the new Share Price by such bidder divided by (b) the total number of shares included in all other bids stating a price per share that is equal to or greater than the new Share Price (including the bids made by Classified Investors in the Early Bidding Process).

If the minimum diversification required under the TASE regulations will not be satisfied by the issuance of shares at the new Share Price, as described in the preceding paragraph, then we will terminate this offering.
Notice to Bidders and Payment of the Share Price
On the first TASE trading day following the Date of Tender, which we refer to as the Closing Day, we will publish a press release announcing the results of the Tender Process and will file such press release with the ISA and the TASE.
No later than 10:00 a.m. Israel time on the Closing Day, the Offering Coordinator will deliver via the Authorized Entities to each investor who submitted one or more bids in the Tender Process notice of acceptance of their bids. The notice will indicate (a) the Share Price, as determined by the Tender Process, (b) the number of shares that will be allocated to such bidder and (c) the aggregate consideration owed by such bidder for such shares. A bidder who was allocated shares will have until 12:00 p.m. Israel time on the Closing Day to transfer to the Offering Coordinator, through the Authorized Entities, the aggregate consideration for such shares.
Early Bidding by Classified Investors
Prior to the date of the Public Tender Process, we will hold an Early Bidding Process for Classified Investors, pursuant to which we anticipate receiving pre-commitment bids from Classified Investors to submit bids for shares of our common stock, with each Classified Investor indicating its interest to purchase shares of our common stock in an aggregate amount per bid greater than or equal to ILS 800,000. Each pre-commitment bid will be required to specify the minimum number of shares and minimum price under which the Classified Investor would be interested in purchasing shares of our common stock.

Affiliates of distributors that qualify as Classified Investors will be permitted to participate in the Early Bidding Process on the same terms as other Classified Investors and may participate in the Public Tender Process on the same terms as the general public.
A Classified Investor may, on the Date of Tender, increase the price per share stated in such Classified Investor’s early indication of interest by ILS 100 increments by delivering a written notice to the Offering Coordinator by 4:30 p.m. Israel time on the Date of Tender. A Classified Investor may also bid for and purchase more shares of our common stock than stated in its early indication of interest. Any such bid for additional shares, however, would not constitute a bid from a Classified Investor for purposes of this offering and will not be subject to the Early Bidding Process described in the following paragraphs, but rather will be regarded as a bid from the public made in connection with the Public Tender Process.
Pursuant to the Manner of Offering Regulations, in the event this offering is oversubscribed at the Share Price as a result of the Tender Process, the issuance of securities to Classified Investors who bid in the Early Bidding Process at the Share Price shall be as follows:
•
If the oversubscription is up to 5 times the offered number of shares, each Classified Investor will be issued 100% of the number of shares such Classified Investor has indicated its interest to purchase.

•
If the oversubscription is greater than 5 times the offered number of shares, each Classified Investor will be issued 50% of the number of shares such Classified Investor has indicated its interest to purchase.

•
If, after deducting the number of shares for which bids were made at a price above the Share Price, the number of remaining offered shares is insufficient to allow for the allocation as set forth in the applicable preceding bullet, then the number of shares issued to the Classified Investors will be pro rata to each early indication of interest out of total early indications of interest submitted at the same share price.

Notwithstanding the foregoing allocation method, the total number of shares subscribed for by Classified Investors shall not exceed the number stipulated in the Manner of Offering Regulations.
Pre-commitment bids by Classified Investors will be submitted as part of the Public Tender Process and will be deemed to be bids submitted by the public for the purpose of determining the Share Price in accordance with the mechanism described above under “— Results of the Tender Process and Determination of Share Price”. If this offering is not oversubscribed as a result of the Public Tender Process, pre-commitment bids by Classified Investors will be deemed to be bids submitted by the public for the purpose of issuance of the common stock. Any shares allocated to the Classified Investors will be sold to the Classified Investors at the Share Price.
We will pay to each Classified Investor an early commitment fee equal to 2.5% of the product of  (i) the number of shares of our common stock the Classified Investor indicated its interest to acquire during the Early Bidding Process multiplied by (ii) the Minimum Price. As a result Classified Investors who submitted successful bids early in the Tender Process will pay a price per share that is effectively lower than the price per share paid by other investors.
Pre-commitment bids submitted by Classified Investors during the Early Bidding Process may be withdrawn by such Classified Investors at any time prior to the time at which submissions begin in the Public Tender Process. Classified Investors seeking to withdraw their pre-commitment bids may do so by notifying the Offering Coordinator through which such Classified Investors submitted its indication of interest during the Early Bidding Process. Absent any such withdrawals, on the Closing Date each Classified Investor will be responsible and liable to us and to the Offering Coordinator through which the Classified Investors bid, for the payment of the full consideration due to us in respect of all accepted bids accepted. The consideration owed by the Classified Investors for shares of common stock allocated to them as described above shall be transferred to the Offering Coordinator through the TASE members by 12:00 p.m. Israel time on the Closing Day and will be deposited by the Offering Coordinator in the Special Account as discussed below in “— The Special Account”. No funds will be accepted or deposited into the Special Account prior to the effectiveness of the registration statement of which this prospectus forms a part.

The Special Account
We expect to appoint Orion, a member of the TASE (the “Offering Coordinator”), to act as our offering coordinator to administer this offering. We will pay the Offering Coordinator a fixed fee of ILS     (approximately $     ) plus tax for its services based on a contractual arrangement. Prior to the date of issuance or the Date of Tender, as the case may be, the Offering Coordinator will open a special trust account, or the Special Account, in our name with an Israeli bank. All proceeds received with respect to bids for our shares that are accepted in this offering will be deposited in the Special Account. The Special Account will be managed exclusively by the Offering Coordinator in our name. No funds will be accepted or deposited into the Special Account prior to the effectiveness of the registration statement of which this prospectus forms a part.
Issuance of Securities; Listing of Shares on TASE
Subject to the fulfillment of all TASE listing requirements for listing shares of our common stock, including compliance with the minimum diversification requirements and with the requirements concerning minimum holdings and value of holdings by the public, and all other conditions for the issuance of securities in this offering have been met, we will issue shares of our common stock represented by bids which were accepted by us, in whole or in part, in this offering and for which the consideration was paid in full. These shares will then be transferred to the account of the Offering Coordinator, which in turn, will transfer such shares to the relevant TASE members for the accounts of the bidders.
We expect our common stock to begin trading on the TASE under the symbol “HRZR” approximately two business days following the date we issue the shares.

Legal Matters
Certain legal matters, including the validity of common stock offered hereby and our qualification as a real estate investment trust, will be passed upon for us by Goodwin Procter LLP, New York, New York.
EXPERTS
The balance sheet of Hertz Group Realty Trust, Inc. as of December 31, 2018 has been audited by Ziv Haft, BDO member firm, an independent registered public accounting firm, as stated in their report included herein, and have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated combined financial statements of Hertz Group Realty Trust, Inc. predecessor and Schedule III as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017, have been audited by Ziv Haft, BDO member firm, an independent registered public accounting firm, as stated in their report included herein, and have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We maintain a website at www.          .com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
We have filed a registration statement on Form S-11 with the SEC for the shares of our common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make statements in this prospectus as to the contents of our contracts, agreements or other documents, the statements are not necessarily complete and, where that contract, agreement or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the statement relates.
You can read our SEC filings, including the registration statement, free of charge on the SEC’s website, www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To The Board of Directors and Stockholders of Hertz Group Realty Trust, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Hertz Group Realty Trust, Inc. (“the Company”) as of December 31, 2018 and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2018.

Tel Aviv, Israel
March 22, 2019
Ziv Haft

Certified Public Accountants (Isr.)
BDO Member Firm

HERTZ GROUP REALTY TRUST, INC.
BALANCE SHEET
As of December 31, 2018
Assets
Cash	$1,000
Total assets	$1,000
Shareholder's Equity
Common stock, $0.01 par value per share, 100,000 shares authorized, 1,000 shares issued and outstanding	$10
Additional paid in capital	990
Total Shareholder's Equity	$1,000
The accompanying notes are an integral part of this balance sheet

Hertz Group Realty Trust, Inc.

Notes to Balance Sheet
December 31, 2018
1. ORGANIZATION
Hertz Group Realty Trust, Inc. (the “Company”) was organized as a Maryland corporation on December 18, 2018. Under its certificate of incorporation, the Company is authorized to issue up to 100,000 shares of common stock, par value $0.01 per share.
The Company expects to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed initial public offering (the “offering”) of shares of common stock. The Company will contribute the net proceeds to Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (the “operating partnership”), in exchange for common units of limited partnership interest in the operating partnership. Upon completion of the formation transactions, substantially all of the Company’s assets will be held by, and substantially all of its operations will be conducted through the operating partnership, either directly or through its subsidiaries. The Company, as the sole general partner of the operating partnership, will generally have the exclusive power under the partnership agreement to manage and conduct the operating partnership’s business, subject to limited approval and voting rights of the limited partners. Accordingly, the Company will consolidate the operating partnership.
The operating partnership will own, manage, lease and, acquire primarily “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States. The operating partnership intends to use a portion of the net proceeds of the offering to repay outstanding indebtedness and to use any remaining net proceeds for general corporate purposes, including the deposit of funds in cash reserves towards the future payment of capital expenditures and potential future acquisition opportunities.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”).
Income Taxes
The Company intends to elect to be treated and to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2019. As a REIT, the Company will generally be entitled to deduction for dividends paid and therefore will not be subject to federal corporate income tax on its net taxable income that is being distributed to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts in the balance sheet and accompanying notes. Actual results could differ from those estimates.
Offering Costs
In connection with the offering, affiliates of the Company have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of the offering. Such costs will be deducted from the proceeds of the offering, when it is consummated or expensed if the transaction is not consummated. Such costs totaled $1.43 million through December 31, 2018.

Distribution Commissions
Distribution commissions payable to the Company’s distributors for the offering in Israel, and costs to be incurred in connection with the offering will be reflected as a reduction of additional paid in capital.
3. SUBSEQUENT EVENTS
The Company evaluated all transactions that occurred after December 31, 2018 through March 22, 2019, the date this balance sheet was available to be issued and noted no matters requiring disclosure.

HERTZ GROUP REALTY TRUST, INC.
BALANCE SHEETS
	June 30, 2019 (unaudited)	December 31, 2018
Assets
Cash	$1,000	$1,000
Total assets	$1,000	$1,000
Shareholder’s Equity
Common stock, $0.01 par value per share, 100,000 shares authorized, 1,000 shares issued and outstanding	$10	$10
Additional paid in capital	990	990
Total Shareholder’s Equity	$1,000	$1,000
The accompanying notes are an integral part of this balance sheet

HERTZ GROUP REALTY TRUST, INC.

Notes to Balance Sheet
June 30, 2019
1. ORGANIZATION
Hertz Group Realty Trust, Inc. (the “Company”) was organized as a Maryland corporation on December 18, 2018. Under its certificate of incorporation, the Company is authorized to issue up to 100,000 shares of common stock, par value $0.01 per share.
The Company expects to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed initial public offering (the “offering”) of shares of common stock. The Company will contribute the net proceeds to Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (the “operating partnership”), in exchange for common units of limited partnership interest in the operating partnership. Upon completion of the formation transactions, substantially all of the Company’s assets will be held by, and substantially all of its operations will be conducted through the operating partnership, either directly or through its subsidiaries. The Company, as the sole general partner of the operating partnership, will generally have the exclusive power under the partnership agreement to manage and conduct the operating partnership’s business, subject to limited approval and voting rights of the limited partners. Accordingly, the Company will consolidate the operating partnership.
The operating partnership will own, manage, lease and, acquire primarily “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States. The operating partnership intends to use a portion of the net proceeds of the offering to repay outstanding indebtedness and to use any remaining net proceeds for general corporate purposes, including the deposit of funds in cash reserves towards the future payment of capital expenditures and potential future acquisition opportunities.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”).
Income Taxes
The Company intends to elect to be treated and to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2019. As a REIT, the Company will generally be entitled to deduction for dividends paid and therefore will not be subject to federal corporate income tax on its net taxable income that is being distributed to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts in the balance sheet and accompanying notes. Actual results could differ from those estimates.
Offering Costs
In connection with the offering, affiliates of the Company have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of the offering. Such costs will be deducted from the proceeds of the offering, when it is consummated or expensed if the transaction is not consummated. Such costs totaled $6.8 million through August 20, 2019.
Distribution Commissions
Distribution commissions payable to the Company’s distributors for the offering in Israel, and costs to be incurred in connection with the offering will be reflected as a reduction of additional paid in capital.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To The Board of Directors and Stockholders of Hertz Group Realty Trust, Inc. Predecessor
Opinion on the Consolidated Combined Financial Statements and schedule
We have audited the accompanying consolidated combined balance sheets of Hertz Group Realty Trust, Inc. Predecessor (“the Company”) as of December 31, 2018 and 2017 and the related consolidated combined statements of comprehensive loss, shareholders’ equity, and cash flows for each of the two years then ended, and the related notes (collectively referred to as the “consolidated combined financial statements”). In connection with our audits of the financial statements, we have also audited the financial statement schedule listed in the accompanying index. In our opinion, the consolidated combined financial statements and schedule present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the two years then ended, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated combined financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated combined financial statements and schedule are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated combined financial statements and schedule, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated combined financial statements and schedule. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated combined financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.
Tel Aviv, Israel
June 27, 2019
We have served as the Company’s auditor since 2018.
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Combined Consolidated Balance Sheets
(dollars in thousands)
	As of December 31,
	2018	2017
	(As Revised)
Assets
Land and land improvements	$192,504	$181,371
Building and improvements, including tenant improvements	1,729,813	$1,564,264
	1,922,317	1,745,635
Less: accumulated depreciation	(409,546)	(332,629)
Real estate properties, net	1,512,771	1,413,006
Cash and cash equivalents	85,956	145,655
Restricted cash	131,187	169,159
Tenant and other receivables, net	3,595	3,157
Deferred rent receivable, net	44,971	36,530
Deferred costs, net	40,822	31,897
Acquired lease intangibles, net	46,653	55,699
Prepaid expenses and other assets	9,043	14,581
Total assets	$1,874,998	$1,869,684
Liabilities
Mortgage and other loans, net	$1,756,405	$1,678,236
Debentures, net	136,339	145,746
Accounts payable and accrued expenses	30,758	19,804
Due to related parties, net	4,201	2,108
Accrued interest payable and other liabilities	7,056	1,950
Deferred liabilities	16,052	10,275
Security deposits	5,113	4,114
Total liabilities	1,955,924	1,862,233
Commitments and contingencies
Equity
Members’ equity	(80,926)	7,451
Total equity	(80,926)	7,451
Total liabilities and equity	$1,874,998	$1,869,684
The accompanying notes are an integral part of these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Combined Consolidated Statements of Operations
(dollars in thousands)
	For the year ended December 31,
	2018	2017
	(As Revised)
Revenues
Rental revenue	$306,627	$280,670
Tenant reimbursements	24,981	20,051
Other revenue	39,102	39,301
Total revenues	370,710	340,022
Expenses
Operating expenses	139,769	125,929
Real estate taxes	41,859	38,405
Interest expense, net	111,505	93,194
Depreciation and amortization	112,013	108,793
Transaction-related expenses	—	1,348
General and administrative	9,117	5,733
Total expenses	414,263	373,402
Loss from continuing operations	(43,553)	(33,380)
Income (loss) on foreign currency exchange	8,162	(409)
Other	(511)	(177)
Net loss	$(35,902)	$(33,966)
The accompanying notes are an integral part of these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Combined Consolidated Statements of Equity
(dollars in thousands)
Members’ Equity (As Revised)
Balance at January 1, 2017	$55,493
Net loss	(33,966)
Contributions	26,002
Distributions	(40,078)
Balance at December 31, 2017	$7,451
Net loss	(35,902)
Contributions	6,168
Distributions	(59,004)
Equity based payment	361
Balance at December 31, 2018	$(80,926)
The accompanying notes are an integral part of these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Combined Consolidated Statements of Cash Flows
(dollars in thousands)
	For the year ended December 31,
	2018	2017
	(As Revised)
Operating Activities
Net loss	$(35,902)	$(33,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	112,013	108,793
Amortization of deferred finance costs	3,855	4,946
Amortization of bond costs	1,585	41
Income (loss) on derivatives	453	—
Income (loss) on foreign currency	(8,162)	409
Other	511	177
Loss on disposal of Asset	259	—
Provision for doubtful accounts	813	397
Share-based payment	361	—
Amortization of above and below market leases, net	(1,566)	(2,223)
Changes in operating assets and liabilities:
Deferred rents receivable	(8,441)	(10,393)
Tenant and other receivables	(1,251)	2,512
Deferred leasing costs	(15,597)	(11,489)
Prepaid expenses and other assets	5,517	(5,486)
Accounts payable, accrued expenses and other liabilities	15,444	(3,385)
Deferred revenue	5,778	(370)
Security deposits	631	821
Net cash provided by operating activities	76,301	50,784
Investing Activities
Acquisitions of real estate properties	(42,568)	(16,891)
Additions to land, buildings and improvements	(90,936)	(49,884)
Net cash used in investing activities	(133,504)	(66,775)
Financing Activities
Proceeds from issuance of mortgages and other loans	20,194	15,755
Proceeds from issuance of debentures	—	143,747
Deferred financing costs	(2,405)	(5,520)
Contributions	2,045	19,642
Distributions	(59,369)	(40,078)
Due from related parties	2,094	648
Net cash (used in) provided by financing activities	(37,441)	134,194
Net unrealized (income) loss on foreign currency impacting cash and cash equivalents	(3,027)	1,549
Net (decrease) increase in cash and cash equivalents	(97,671)	119,752
Cash and cash equivalents and restricted cash at beginning of year	314,814	195,062
Cash and cash equivalents and restricted cash at end of year	$217,143	$314,814

The accompanying notes are an integral part of these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Combined Consolidated Statement of Cash Flows (continued)
(dollars in thousands)
	For the year ended December 31,
	2018	2017
	(As Revised)
Supplemental Information
Interest paid	$100,493	$87,832
Acquisition of real properties	$104,893	$66,015
Supplemental Disclosure of Non-cash Financing and Investing Activity
Issuance of mortgages payable	$62,325	$49,124
Exchange of promissory note for equity	$4,122	$6,360
The accompanying notes are an integral part of these combined consolidated financial statements.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements
1. Organization and Description of Business
Organization
Hertz Group Realty Trust, Inc. Predecessor and subsidiaries consists of various entities and Consolidated Subsidiaries affiliated with Hertz Investment Group (the Real Estate Entities) (collectively, the Company) and their operations as described in Note 2. The Company is engaged in the business of acquiring, owning, and developing real estate, consisting primarily of  “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States.
The Company is the predecessor of Hertz Group Realty Trust, Inc. (the REIT). Concurrent with an initial public offering (the Offering) of the common stock of the REIT, which is expected to be completed in 2019, the REIT and a newly formed majority owned limited partnership, Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), together with the partners of the affiliated partnerships of the Company which hold direct or indirect interests in the properties (collectively, the Participants), and will engage in certain formation transactions (the Formation Transactions). The Participants will elect to take either stock in the REIT, limited partnership units in the Operating Partnership and/or cash pursuant to the Formation Transactions. The Formation Transactions are designed to (i) consolidate the ownership of our property portfolio under our Operating Partnership; (ii) facilitate this offering; (iii) enable the REIT to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2019 (iv) defer the recognition of taxable gain by certain continuing investors; and (v) enable prior investors to obtain liquidity for their investments.
The operations of the REIT will be carried on primarily through the Operating Partnership. It is the intent of the REIT to elect the status of and qualify as a REIT under the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Hertz Group Realty Trust, Inc., will be the sole general partner in the Operating Partnership.
The equity amounts reflected in the accompanying financial statements reflects the common equity of the Company that is expected to be transferred to the Operating Partnership upon the Offering.
Description of Business
The REIT was formed as a Maryland corporation on December 18, 2018, and Hertz Group Realty Operating Partnership, LP, the Company’s Operating Partnership, was formed as a Delaware limited partnership on December 19, 2018.
The Operating Partnership will own, manage, lease and, acquire primarily “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

As of December 31, 2018, and 2017, the Company owned the following properties (as revised), as follows:
Number	Name	Location	Rentable Square Feet (unaudited)
			2018	2017
1	Gateway Center	Pittsburgh, PA	1,469,936	1,469,936
2	909 Poydras Street	New Orleans, LA 70112	545,157	545,157
3	10 South Broadway	St. Louis, MO 63102	423,784	423,784
4	Capital One Tower	Lake Charles, LA 70629	348,402	348,402
5	Moorefield I, II and III	Richmond, VA	145,702	145,702
6	Winchester Building	Richmond, VA 23235	127,810	127,810
7	Boulders Center	Richmond, VA 23235	140,746	140,746
8	One Jackson Place	Jackson, MS 39201	220,748	220,748
9	111 East Capitol Street	Jackson, MS 39201	188,314	187,640
10	Toyota Center	Memphis, TN 38103	174,700	174,700
11	Bridgewater Place	Grand Rapids, MI 49504	353,356	353,356
12	Energy Centre	New Orleans, LA 70163	757,275	757,275
13	Bank of America Tower (FL)	Jacksonville, FL 32202	696,672	696,672
14	South Pointe	Clinton, MS 39056	395,920	395,920
15	Chestnut Place	Worcester, MA 01608	218,098	218,098
16	City Centre Jackson	Jackson, MS 39201	266,922	266,264
17	Poydras Center	New Orleans, LA 70130	453,255	453,255
18	Texaco Center (400 Poydras Street)	New Orleans, LA 70130	606,608	606,608
19	Center at 600 Vine	Cincinnati, OH 45202	578,892	578,892
20	Regions Plaza (MS)	Jackson, MS 39201	346,159	346,159
21	Regions Center (LA)	Shreveport, LA 71101	492,394	492,394
22	Forum Office Portfolio	Memphis, TN	342,418	342,418
23	Pinnacle at Jackson Place	Jackson, MS 39201	270,969	270,969
24	Riverview Tower	Knoxville, TN 37902	334,198	334,198
25	Fifth Third Center	Cleveland, OH 44114	508,397	508,397
26	Wells Fargo Tower (AL)	Birmingham, AL 35203	514,893	514,893
27	Meridian	Columbia, SC 29201	335,085	335,085
28	Inverness Center	Hoover, AL 35242	476,731	476,731
29	2501 20th Place South	Birmingham, AL 35223	125,916	125,916
30	Wells Fargo Tower (NC) (300 N. Greene)	Greensboro, NC 27401	325,771	325,771
31	One Shell Square	New Orleans, LA 70139	1,256,971	1,256,971
32	Skylight Office Tower	Cleveland, OH 44113	323,641	323,641
33	Riverfront Plaza	Richmond, VA 23219	951,897	951,897
34	Salesforce Tower	Indianapolis, IN	1,100,745	1,099,593
35	PNC Center	Indianapolis, IN	636,550	636,550
36	100 East Wisconsin	Milwaukee, WI	435,557	435,557
37	North Point Office Complex	Cleveland, OH	873,335	873,335
38	Royal Oaks Centre	Houston, TX 77077	232,108	232,108
39	Cheyenne Corporate Center	Las Vegas, NV 89129	321,041	321,041
40	Brookhollow Central	Houston, TX	806,541	—
41	Wells Fargo Tower (MD)	Baltimore, MD	380,540	—
42	Toyota Center Garage	Memphis, TN 38103	N/A	N/A
Total rentable square feet			19,504,154	18,314,589

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Changes to the Portfolio Comprising the Predecessor
The combined consolidated financial statements of the Predecessor that were previously issued on March 22, 2019 included the accounts balances and transactions of entities that owned a portfolio consisting of a total of seventy (70) commercial buildings. Subsequent to the issuance of those financial statements, management of the Predecessor, based on consultation with its advisors, decided to add an additional commercial building to the portfolio of the Predecessor that it believes is complimentary to the portfolio as a whole and deleted an entity whose primary asset is an intercompany preferred equity investment. Specifically, management of the Predecessor has subsequently added a property commonly referred to as the “Toyota Center Garage” located in Memphis, Tennessee (the “Additional Property”) to the portfolio comprising the Predecessor and deleted a preferred equity investment attributable to the 300 N. Greene Property that otherwise would have been eliminated in consolidation. As a result, the accompanying combined consolidated financial statements of the Predecessor have been revised accordingly for the foregoing, for further information please see the tables below.
Certain Revisions
Certain amounts and financial statement accounts included in the combined consolidated financial statements of the Predecessor that were previously issued on March 22, 2019 have been revised in the accompanying combined consolidated financial statements. Specifically, the account balances and classifications reflected in the previously issued combined consolidated balance sheets of the Predecessor have been revised to remove any reference to share capital, paid in capital, retained deficit, non-controlling interests and net loss attributable to non-controlling interests as a result all the account balances of the entities comprising the equity of the Predecessor have been combined and presented as members’ equity. These adjustments resulted in no net impact to the combined consolidated financial position or results of operations of the Predecessor. Management believes that such revisions are immaterial to the combined consolidated financial statements as a whole, as it had no material impact on total assets, total liabilities, total equity, Loss from continuing operations and cash flows. Further, no additional disclosures were required, as formation of the roll up will be conducted on the same manner. For further information please see the table below.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

A summary of the impact of these adjustments and reclassifications to the combined consolidated financial statements of the Predecessor is as follows (in thousands):
	As of December 31, 2018
Account Classifications	As Previously Reported	Revisions of Non-Material Error	Sub Total	Change in Reporting Entity	As Adjusted and Reclassified
Total assets	$1,867,190	$—	$1,867,190	$7,808	$1,874,998
Total liabilities	1,950,714	—	1,950,714	5,210	1,955,924
Total equity:
Share capital and paid-in capital	(68,265)	68,265	—	—	—
Retained deficit	(25,915)	25,915	—	—	—
Non controlling interests	10,656	(10,656)	—	—	—
Members equity	—	(83,524)	(83,524)	2,598	(80,926)
Total equity	(83,524)	—	(83,524)	2,598	(80,926)
Total liabilities and equity	$1,867,190	$—	$1,867,190	$7,808	$1,874,998

	As of December 31, 2017
Account Classifications	As Previously Reported	Revisions Of Non-Material Error	Sub Total	Change in Reporting Entity	As Adjusted and Reclassified
Total assets	$1,863,474	$(4,000)	$1,859,474	$10,210	$1,869,684
Total liabilities	1,854,824	(4,000)	1,850,824	11,409	1,862,233
Total equity:
Share capital and paid-in capital	(66,013)	66,013	—	—	—
Retained deficit	(8,306)	8,306	—	—	—
Non controlling interests	82,969	(82,969)	—	—	—
Members equity	—	8,650	8,650	(1,199)	7,451
Total equity	8,650	—	8,650	(1,199)	7,451
Total liabilities and equity	$1,863,474	$(4,000)	$1,859,474	$10,210	$1,869,684

	For the year ended December 31, 2018
Account Classifications	As Previously Reported	Revisions of Non-Material Error	Sub Total	Change in Reporting Entity	As Adjusted and Reclassified
Total revenues	$369,758	$487	$370,245	$465	$370,710
Total expenses	404,969	487	405,456	1,156	406,612
Net loss	(35,211)	—	(35,211)	(691)	(35,902)
Net loss attributable to non-controlling interests	17,602	(17,602)	—	—	—
Net loss attributable to the Company	$(17,609)	$(17,602)	$(35,211)	$(691)	$(35,902)

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

	For the year ended December 31, 2017
Account Classifications	As Previously Reported	Revisions Of Non-Material Error	Sub Total	Change in Reporting Entity	As Adjusted and Reclassified
Total revenues	$339,626	$—	$339,626	$396	$340,022
Total expenses	373,003	(187)	372,816	1,172	373,988
Net loss	(33,377)	187	(33,190)	(776)	(33,966)
Net loss attributable to non-controlling interests	25,071	(25,071)	—	—	—
Net loss attributable to the Company	$(8,306)	$(24,884)	$(33,190)	$(776)	$(33,966)
Principles of Consolidation and Combined Financial Statements
The accompanying combined consolidated financial statements are prepared on the accrual basis in accordance with US GAAP and with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The combined consolidated financial statements include entities that are all managed by affiliates owned by members of the Hertz family. Therefore, we have prepared the financial statements on a combined basis due to common management and common control. All significant intercompany transactions and balances are eliminated in combination.
A reporting entity consolidates a voting interest entity (“VOE”) it controls and a variable interest entity (“VIE”), in which it is the primary beneficiary. A VOE is an entity whose equity investment is deemed sufficient to finance its activities and to absorb the expected losses of the entity, and where the equity holders have the power to direct the activities that most significantly impact the entity’s economic performance. Under Accounting Standards Update (“ASU”) 2015-02, a reporting entity consolidates a VOE if the reporting entity owns a majority voting interest, or for limited partnership interests, a reporting entity owns a majority of the limited partnership’s kick-out rights through voting interest, and that none of the non-controlling limited partners holds any substantive participating rights. On the other hand, the primary beneficiary of a VIE is the entity that has (i) the power to direct the activities that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. A re-assessment of whether an entity is a VIE is performed when a reconsideration event occurs such as a recapitalization transaction or when the governing documents or contractual arrangements are amended such that it changes the characteristics of the entity’s equity investment at risk or the holders of the equity investments at risk, as a group, lose power from voting rights or similar rights to direct the significant activities of the entity.
We review each operating agreement to understand our rights and the rights of our other partners or members and determine whether those rights are protective and participating. When approval of all the partners or a quorum is required for major decisions such as, among others, operating budgets and business plan, settling disputes with taxing authority or any other claims, sale or disposition of real estate, placement of new or additional financing secured by the assets of the entity and approval of significant leases and other significant contracts or related party agreements, we do not consolidate the entity as we consider these to be substantive participation rights that result in shared power of the activities that most significantly impact the performance of the entity. Operating agreements typically contain certain protective rights such as the ability to remove the managing partner in case of willful misconduct or bad acts, requiring partner or member to approve capital expenditures and operating expenditures greater than a particular amount and limitations on the operating activities of the entity.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

The Predecessor financial statements were prepared under the assumption that the various entities (each, an “LLC” and collectively, the “LLCs”) that comprised the Predecessor at formation were under common control. The Predecessor determined that the LLCs were VIEs and that it was the primary beneficiary. The assets and liabilities of these VIEs represented substantially all of the Company’s assets and liabilities. Prior to the formation transactions, the LLCs were determined as VIEs with Isaac Hertz, Sarah Hertz Gordon and William Z. Hertz (collectively, the “Hertz Parties”) as the primary beneficiary as the Hertz Parties hold rights to receive benefits of the LLCs that could potentially be significant to the LLCs. Pursuant to the operating agreements of the LLCs, the Hertz Parties hold an equity interest in the respective LLCs based on the amount of their cash contribution relative to non-Hertz Party investors (“Cash Invested Equity Interest”) as well as the right to receive 50% of the residual cash flows of the respective LLCs (“Granted Equity Interest”), irrespective of the amount of capital contributed by the Hertz Parties. All investors who contributed cash to the LLCs are afforded a preferred return based on 8% per annum of the capital invested. Cash flows from operations are allocated first to pay the 8% preferred return and then the residual cash flows from operations are allocated 50% to the holders of the Cash Invested Equity Interest and 50% to the holders of Granted Equity Interest. Cash flows from sale or refinancing are allocated first to pay any accrued and unpaid preferred return of 8% per annum, then to the holders of the Cash Invested Equity Interest until their net capital contributions are reduced to zero, and then 50% to the holders of Cash Invested Equity Interest and 50% to the holders of Granted Equity Interest.
Real Estate and Depreciation
Real estate properties are carried at cost less accumulated depreciation and impairment losses, if any. The cost of real estate properties reflects their purchase price. The Company evaluates each acquisition transaction to determine whether the acquired assets meet the definition of a business. Under ASU 2017-01, as discussed below and which the Company has early adopted, an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives.
The Company allocates the purchase price of real estate in a transaction accounted for as an asset acquisition to net tangible and identified intangible assets acquired based on their relative fair values. Above- and below-market in-place lease values for acquired properties are recorded based on the net present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company’s estimate of the fair market lease rates for the corresponding in-place leases (including ground lease obligations), measured over a period equal to the remaining non-cancelable term of the lease (including the below market fixed-rate renewal period, if applicable). Capitalized above-market lease values are amortized on a straight-line basis as a reduction of rental income over the remaining non-cancelable terms of the respective leases, which generally range from less than one year to ten years. Capitalized below-market lease values are amortized on a straight-line basis as an increase to rental income over the remaining non-cancelable terms of the respective leases including any below market fixed-rate renewal periods that are considered probable, which generally range from less than one year to fifteen years. To the extent acquired leases contain fixed rate renewal options that are below-market and are determined to be material, the Company amortizes such below-market lease value into rental income over the renewal period. Other intangible assets also include in-place leases based on the Company’s evaluation of the specific characteristics of each tenant’s lease. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including leasing commissions, legal and other related expenses. This intangible asset is amortized to depreciation and amortization expense on a straight-line basis over the remaining term of the respective leases and any fixed-rate bargain renewal periods, which generally range from less than one year to fifteen years. The Company’s estimates of fair value are made using methods similar to those used by independent appraisers or by using independent appraisals. Factors

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

considered by the Company in this analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from six to nine months. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. The Company also uses the information obtained as a result of its pre-acquisition due diligence as part of its consideration of the accounting standard governing asset retirement obligations and when necessary, will record a conditional asset retirement obligation as part of its purchase price. Though the Company considers the value of tenant relationships, the amounts are determined on a tenant-specific basis, if applicable. In the event that a tenant terminates its lease, the unamortized portion of each intangible, including in-place lease values and tenant relationship values, is charged to expense and above- and below-market leases adjustments are recorded in rental revenue.
Depreciation is computed using the straight-line method. The estimated useful lives of buildings are 40 years. Minor improvements to buildings are capitalized and depreciated over useful lives ranging from three to 15 years. Tenant improvements are capitalized and depreciated over the non-cancellable term of the related lease or their estimated useful life, whichever is shorter. Depreciation expense amounted to $67.0 million for the year ended December 31, 2018.
The Company evaluates its real estate investments upon occurrence of a significant adverse change in its operations to assess whether any impairment indicators are present that affect the recovery of the recorded value. If indicators of impairment are identified, the Company estimates the future undiscounted cash flows from the use and eventual disposition of the property and compares this amount to the carrying value of the property. If any real estate investment is considered impaired, a loss is recognized to reduce the carrying value of the property to its estimated fair value. We do not believe that the value of any of our properties and intangible assets were impaired at December 31, 2018 and no impairments have been recorded during the year ended December 31, 2018.
Cash and Cash Equivalents
Cash and cash equivalents are highly-liquid investments with original maturities of three months or less. The Partnership maintains cash equivalents in major financial institutions in excess of insured limit of $0.250 million provided by the Federal Depository Insurance Corporation. The Company has not experienced any losses related to these excess balances and management believes its credit risk is minimal.
Restricted Cash
Restricted cash consists of escrows held by lenders for property taxes, working capital, capital expenditures and tenant improvements in connection with the Company’s combined borrowings.
Allowance for Doubtful Accounts
The Company continually reviews accounts receivable and deferred rent receivable balances and determines collectability by taking into consideration the tenant payment history, the financial condition of the tenant, business conditions in the industry in which the tenant client operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the accounts receivable and deferred rent receivable balances are reduced by an allowance for doubtful accounts. Provision for doubtful accounts is included in operating expenses in our combined consolidated statements of operations and comprehensive income (loss). If the accounts receivable balance or the deferred rent receivable balance is subsequently deemed uncollectible, such receivable amounts are written-off to the allowance for doubtful accounts.
The allowance for doubtful accounts was comprised of the following as of December 31 (in thousands):

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

	As of December 31,
	2018	2017
Beginning balance	$851	$453
Provision for doubtful accounts	1,340	845
Write-off of uncollectible amounts	(527)	(447)
Ending balance	$1,664	$851
Deferred Leasing Costs
Deferred leasing costs, which are included in deferred costs in the combined consolidated balance sheets, and which consist of fees and direct costs incurred to initiate and renew operating leases, are capitalized and amortized on a straight-line basis over the related lease term. Upon the early termination of a lease, any unamortized deferred leasing costs are charged to expense. Amortization of deferred leasing costs is included in depreciation and amortization on our combined consolidated statements of operations and comprehensive income (loss).
Deferred Financing Costs
Deferred financing costs, which consist of lender fees, legal, title and other third-party costs related to the issuance of debt, are capitalized and are reported as a deduction from the face amount of the related debt, and are amortized over the term of the related debt agreements using the straight-line method which approximates the effective interest method. Deferred costs under the revolving credit facility are capitalized and shown as an asset and are included in deferred costs, net, on our combined consolidated balance sheets. In the event of early redemption, any unamortized costs are charged to operations. Amortization of deferred financing costs is included in interest expense on our combined consolidated statements of operations and comprehensive income (loss).
Fair Value of Financial Instruments
The Company is required to disclose the fair value information about its financial instruments, whether or not recognized in the combined consolidated balance sheets, for which it is practicable to estimate fair value. See Note 9, Fair Value Measurements.
Equity Issuance Costs
Underwriting fees, commission and legal costs related to the issuance of equity are accounted for as a deduction from equity.
Transaction Related Costs
Transaction related costs were expensed in 2017 as incurred and include organization costs and other indirect costs relating to the acquisition of real estate. Transaction related costs have been capitalized in 2018.
Segment Reporting
The Company does not distinguish its business on a geographical or other basis for purposes of measuring performance. As such, the Partnership operates under a single reporting segment.
Revenue Recognition
Rental income is recognized on the straight-line basis over the non-cancellable terms of the leases from the later of the date of the commencement of the lease or the date of acquisition of the property. Rental revenue recognition begins when the tenant controls the space through the term of the related lease. When

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

management concludes that we are the owner of tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that we are not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space. When management concludes that we are the owner of tenant improvements for accounting purposes, we record amounts funded to construct the tenant improvements as a capital asset. For these tenant improvements, we record amounts reimbursed by tenants as a reduction of the capital asset. When management concludes that the tenant is the owner of tenant improvements for accounting purposes, we record our contribution towards those improvements as a lease incentive, which is included in deferred costs, net on our combined consolidated balance sheets and amortized as a reduction to rental revenue on a straight-line basis over the term of the lease.
The Company takes into account whether the collectability of rents is reasonably assured in determining the amount of straight-line rent to record. For the purpose of determining the straight-line period, the straight-line calculation will take into consideration bargain renewal options, leases where the renewal appears reasonably assured and any guarantees by the lessee and do not take into account any contingent rent. For certain leases, the Partnership makes significant assumptions and judgments in determining the lease term, including assumptions when the lease provides the tenant with an early termination option. The lease term impacts the period over which the Company determines and records minimum rents and also impacts the period over which the Company amortizes lease-related costs. The Company recognizes the excess of rents recognized over the amounts contractually due pursuant to the underlying leases as part of deferred rent receivable on the combined consolidated balance sheets. Any rental payments received prior to their due dates are reported in deferred revenue in our combined consolidated balance sheets.
The Company’s leases also typically provide for tenant reimbursement of a portion of common area maintenance expenses and other operating expenses to the extent that a tenant’s pro rata share of expenses exceeds a base year level set in the lease or to the extent that the tenant has a lease on a triple net basis. Recoveries from tenants, consisting of amounts due from tenants for common area maintenance expenses, real estate taxes and other recoverable costs are recognized as revenue on an accrual basis over the periods in which the related expenditures are incurred. Tenant reimbursements are recognized on a gross basis because the Company is generally the primary obligor with respect to the goods and services, the purchase of which, gives rise to the reimbursement obligation; because the Company has discretion in selecting the vendors and suppliers; and because the Company bears the credit risk in the event the tenants do not reimburse the Company.
Termination fees, which are included in other revenue in our combined consolidated statements of operations and comprehensive income (loss), are fees that the Company has agreed to accept in consideration for permitting certain tenants to terminate their lease prior to the contractual expiration date. The Company recognizes termination fees during the period the following conditions are met: i) the termination agreement is executed, ii) the termination fee is determinable, and iii) collectability of the termination fee is assured.
Foreign Currency
The Company maintains certain amounts of cash and restricted cash balances denominated in New Israeli Shekels (NIS). In addition, one of the Company’s subsidiaries has outstanding debentures that are publicly listed and traded on the TASE that are denominated in, and payable in, NIS. The Company translates all foreign denominated assets and liabilities from local currency to U.S. dollars using the year-end exchange rate, and translates impacts of the same to our results of operations using the average exchange rates in effect during the year. The Company reflects the net change of these adjustments in income (loss) on foreign currency in its combined consolidated statement of operations. During the year ended December 31, 2018, we recognized $11.2 million of foreign currency translation income.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Foreign currency transaction gains and losses are included in income (loss) on foreign currency exchange in our combined consolidated statement of income. During the year ended December 31, 2018, we recognized $3.0 million of foreign currency transaction losses. From time to time, we may enter into foreign currency hedge transactions in order to mitigate some of this risk. On November 7, 2018, we entered into a foreign currency hedge transaction representing a USD put option (ILS call option) in the notional amount of USD $21 million at a strike price of ILS 3.10 with an expiration date of November 7, 2019. This foreign currency hedge transaction provides us with the right, but not the obligation, to sell the underlying instrument (notional amount of USD $21 million) on or before November 7, 2019.
Derivative Instruments and Hedging Activities
The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, foreign currency, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates and foreign currencies. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.
Certain of the Company’s borrowings bear interest at variable rates. In addition, one of the Company’s subsidiaries has issued debentures that are denominated and payable in NIS. The Company’s objective is to limit or manage its interest rate risk and foreign currency risk. To accomplish this objective, the Company primarily uses interest rate caps as part of its interest rate risk management strategy. In addition, the Company primarily uses put options and cash denominated in NIS as part of its foreign currency risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. Put options involve the right, but not the obligation, to sell the notional amount of a certain currency at a given strike price. The Company has elected to not utilize hedge accounting for such derivative instruments.
Income Taxes
During the periods presented, the entities included in the combined consolidated financial statements are treated as partnerships for U.S. federal and state income tax purposes and, accordingly, are not subject to entity-level tax. Rather, each entity’s taxable income or loss is allocated to its owners. Therefore, no provision or liability for U.S. federal or state income taxes has been included in the accompanying combined consolidated financial statements.
The Company analyzes its tax filing positions in all of the U.S. federal, state and local tax jurisdictions where it is required to file income tax returns, as well as for all open tax years in these jurisdictions. We follow a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that is more-likely-than-not to be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a Company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. The use of a valuation allowance as a substitute for derecognition of tax positions is prohibited. There are no accruals for uncertain tax positions as of December 31, 2018. The Company’s policy is to classify interest in interest expense and penalties in general and administrative expenses in its combined consolidated statements of operations and comprehensive income (loss). There have been no interest and penalties recorded during the year ended December 31, 2018. There are no interest and penalties accrued as of December 31, 2018.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that, in certain circumstances, affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past and current events and economic conditions. Actual results could differ from these estimates.
Risks and Uncertainties
The Company is subject to risks common to companies in the commercial real estate industry, including, but not limited to, lack of demand for space in the areas where our properties are located, inability to retain existing tenants and attract new tenants, oversupply of or reduced demand for space and changes in market rental rates, defaults by our tenants or their failure to pay rent on a timely basis, the need to periodically renovate and repair our space, physical damage to our properties, economic or physical decline of the areas where our Properties are located, and potential risk of functional obsolescence of our properties over time.
Recently Issued Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 establishing ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. In August 2015, the FASB issued an update (“ASU 2015-14”) to ASC 606, Deferral of the Effective Date, which deferred the adoption of ASU 2014-09 to interim and annual reporting periods in fiscal years that begin after December 15, 2017. In March 2016, the FASB issued an update (“ASU 2016-08”) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard pursuant to ASU 2014-09. In April 2016, the FASB issued an update (“ASU 2016-10”) to ASC 606, Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09. In May 2016, the FASB issued an update (“ASU 2016-12”) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of the new revenue recognition standard pursuant to ASU 2014-09. In December 2016, the FASB issued an update (“ASU 2016-20”) to ASC 606, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which provides technical corrections and improvements to clarify Topic 606 or to correct unintended application of Topic 606. In February 2017, the FASB issued an update (“ASU 2017-05”), Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which clarifies the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets and simplifies US GAAP for derecognition of a business or nonprofit activity by eliminating several accounting differences between transactions involving assets and transactions involving businesses. The new guidance can be applied either retrospectively to each prior reporting period presented, or as a cumulative-effect adjustment as of the date of adoption. We expect that executory costs and certain non-lease components of revenue from leases (upon the adoption of ASU 2016-02), tenant service revenue and gains on sales of real estate may be impacted by the adoption of ASU 2014-09, although we expect that the impact will be to the pattern of revenue recognition and not the total revenue recognized over time. The adoption of this accounting pronouncement had no material impact on our consolidated financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract. ASU

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

2016-02 requires lessees (applicable to the operating partnership’s ground lease obligations) to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes the previous leases standard, Leases (Topic 840). The new guidance requires modified retrospective transition, which requires application of the new guidance at the beginning of the earliest comparative period presented in the year of adoption. The standard is effective on January 1, 2019, with early adoption permitted. We are in the process of evaluating the impact the adoption of ASU 2016-02 will have on the operating partnership’s combined consolidated financial statements. We adopted this guidance on January 1, 2019 and we will apply the modified retrospective approach.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 introduces a new forward-looking “expected loss” approach, to estimate credit losses on most financial assets and certain other instruments, including trade receivables and available-for-sale securities. The estimate of expected credit losses will incorporate the consideration of historical information, current information and reasonable and supportable forecasts. This ASU also expands the disclosure requirements to enable users of financial statements to understand the entity’s assumptions, models and methods for estimating credit losses. ASU 2016-13 is effective for financial statements issued for annual periods beginning after December 15, 2019. Early adoption is permitted for fiscal years beginning after December 15, 2018. We are currently evaluating the impact of this updated standard on our consolidated financial statements.
In October 2016, the FASB issued ASU 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, which alters how a decision maker needs to consider indirect interest in a VIE held through an entity under common control. ASU 2016-17 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016. Early adoption is permitted in any interim or annual period. We adopted this guidance on January 1, 2016. The adoption of this accounting pronouncement did not have a material impact on our combined consolidated financial statements.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). ASU 2016-18 provides guidance on the classification and presentation of restricted cash in the statement of cash flows. Under the new guidance, restricted cash will be included in the cash and cash equivalent balances in the statement of cash flows. This guidance is effective for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years. The new guidance should be applied using a retrospective transition method to each period presented. Early adoption is permitted. We adopted the guidance, on a retrospective basis. Accordingly, we have combined the restricted cash with the cash and cash equivalents when reconciling the beginning and end of period balances on the combined consolidated statements of cash flows.
In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business to ASC Topic 805, Business Combinations. ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective prospectively for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. The adoption of this ASU 2017-01 will result in less real estate

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

acquisitions qualifying as businesses and, accordingly, acquisition costs for those acquisitions that are not businesses will be capitalized rather than expensed. We have adopted this guidance in accounting for the acquisitions consummated during the reporting periods presented in our consolidated financial statements.
In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities, and in July 2018, the FASB issued ASU 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The amendments in the new standards will permit more flexibility in hedging interest rate risk for both variable rate and fixed rate financial instruments. The standards will also enhance the presentation of hedge results in the financial statements. The guidance is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company adopted this guidance on January 1, 2019, and we do not expect a material impact on the Company’s consolidated financial statements when the new standards are implemented.
In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments- Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. These amendments provide additional guidance related to equity securities without a readily determinable fair value, forward contracts and options purchased on those equity securities and fair value option liabilities. The Company adopted the guidance on July 1, 2018, and it did not have a material impact on the Company’s consolidated financial statements. In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements to Related Party Guidance for Variable Interest Entities. Under this amendment reporting entities, when determining if the decision-making fees are variable interests, are to consider indirect interests held through related parties under common control on a proportional basis rather than as a direct interest in its entirety. The guidance is effective for the Company for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has adopted this guidance and it had no material impact on the Company’s consolidated financial statements.
In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This standard does not prescribe any new accounting guidance, but instead makes minor improvements and clarifications of several different FASB Accounting Standards Codification areas based on comments and suggestions made by various stakeholders. Certain updates are applicable immediately while others provide for a transition period and will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact of this updated standard on our consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-11 which (1) simplifies transition requirements for both lessees and lessors by adding an option that permits an organization to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in its financial statements and (2) provides a practical expedient for lessors that permits lessors to make an accounting policy election to not separate nonlease components from the associated lease components, if the following two criteria are met: (1) the timing and pattern of transfer of the lease and nonlease components are the same and (2) the lease component would be classified as an operating lease if accounted for separately. For leases where we are the lessor, we plan to elect the optional transition relief and apply the practical expedients provided by ASU 2018-11. As a result, leases where we are the lessor will be accounted for in a similar method to existing standards with the underlying leased asset being reported and recognized as a real estate asset. The election of the package of practical expedients described above permits us to continue to account for our leases that commenced before January 1, 2019 under the existing lease accounting guidance for the remainder of their lease terms, and to apply the new lease accounting guidance to leases commencing or modified after January 1, 2019.
In August 2018, the FASB issued ASU”) 2018-13, Fair Value Measurement (Topic 820). ASU 2018-13 eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our consolidated financial statements, including potential early adoption.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

3. REAL ESTATE PROPERTIES
The following summarizes the real estate investments of the Company at December 31, 2018, and 2017 (dollars in thousands):
	As of December 31,
	2018	2017
	(As Revised)
Land and land improvements	$192,504	$181,371
Building and improvements	1,482,818	1,391,352
Tenant improvements	246,995	172,912
Real estate properties	1,922,317	1,745,635
Less: accumulated depreciation and amortization	(409,546)	(332,629)
Net	$1,512,771	$1,413,006
4. ACQUIRED LEASE INTANGIBLES
As of December 31, 2018, and 2017, the Company’s lease intangible assets and liabilities were comprised of the following (dollars in thousands):
	As of December 31,
	2018	2017
Acquired lease intangibles, net:
In-place lease value	$242,159	$229,956
Above-market leases acquired, including acquired ground leases	93,945	89,300
Below-market leases acquired	(113,837)	(113,394)
	222,267	205,862
Accumulated amortization	(175,614)	(150,163)
Acquired lease intangibles, net	$46,653	$55,699
Amortization of all other identified intangible assets (a component of depreciation and amortization expense) was $52.6 million for the year ended December 31, 2017. Amortization of all other identified intangible assets (a component of depreciation and amortization expense) was $44.6 million for the year ended December 31, 2018.
The weighted amortization periods for above-market leases, below-market leases and in-place lease costs are 8.4 years, 9.2 years and 5.4 years, respectively, as of December 31, 2018. As of December 31, 2018, the Company’s estimated annual amortization of acquired above-market leases, net of acquired below-market leases (a component of rental revenue), and the amortization of in-place leases (a component of depreciation and amortization expense), assuming no early lease terminations, are as follows (dollars in thousands):
	In-Place Ground Leases	Below-market Leases, net of Above-Market Ground Leases	Leasing Commissions	Above-Market Rents	Below-Market Rents	Total
2019	$15,605	$72	$4,962	$9,867	$(11,260)	$19,246
2020	11,467	72	4,026	8,461	(10,451)	$13,575
2021	6,972	72	2,841	7,928	(9,576)	$8,237
2022	4,655	72	1,980	7,322	(9,020)	$5,009
2023	2,680	72	1,092	5,842	(8,070)	$1,616
Thereafter	2,437	908	913	8,908	(14,196)	$(1,030)
	$43,816	$1,268	$15,814	$48,328	$(62,573)	$46,653

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

5. MORTGAGES AND OTHER LOANS PAYABLE
The following table sets forth information regarding the Company’s mortgages and other loans payable outstanding at December 31, 2018 (dollars in thousands):
Property Name	Type of Loan	2018	Interest Rate	Maturity Date
Gateway Center	Senior Loan	$106,544	4.48%	01/01/23
909 Poydras Center	Senior Loan	44,053	4.46%	09/05/26
909 Poydras Center	Mezzanine Loan	4,357	12.00%	09/05/26
10 South Broadway	Senior Loan	18,383	5.19%	08/01/23
Capital One Tower	Senior Loan	13,721	4.50%	06/19/22
Moorefield, Winchester Building, Boulders Center	Senior Loan	20,349	4.17%	06/01/25
One Jackson Place	Senior Loan	13,389	5.46%	04/01/22
111 East Capitol Street	Senior Loan	4,942	5.50%	10/01/22
Toyota Center	Senior Loan	2,663	Prime Rate +0.50%(6)(2)	1/1/2020(6)
Bridgewater Place	Senior Loan	29,530	4.77%	06/01/20
Bridgewater Place	Mezzanine Loan	4,766	10.99%	06/01/20
Energy Centre	Senior Loan	61,916	5.00%	10/01/23
Energy Centre	Mezzanine Loan	8,700	10.75%	10/01/23
Bank of America Tower (FL)	Senior Loan	65,990	1 Mo. LIBOR + 4.500%(1)(3)	01/06/20
South Pointe	Senior Loan	13,494	4.34%	01/01/25
South Pointe	Mezzanine Loan	2,500	12.00%	01/01/25
Chestnut Place	Senior Loan	9,807	4.12%	04/01/25
Toyota Center Garage	Senior Loan	5,083	5.35%	03/27/22
Poydras Center	Senior Loan	36,799	4.60%	07/01/26
Poydras Center	Mezzanine Loan	4,400	11.90%	07/01/26
Texaco Center (400 Poydras Street)	Senior Loan	52,444	4.48%	04/01/25
Texaco Center (400 Poydras Street)	Mezzanine Loan	7,000	9.50%	04/01/25
Center at 600 Vine	Senior Loan	52,774	4.20%	09/05/27
Center at 600 Vine	Mezzanine Loan	5,897	11.25%	09/05/27
Regions Plaza (MS)	Senior Loan	17,000	1 Mo. LIBOR + 2.500%(1)(4)	04/01/19
Regions Center (LA)	Senior Loan	37,515	5.50%	06/06/27
Forum Office Portfolio	Senior Loan	30,585	5.07%	08/01/24
Pinnacle at Jackson Place	Senior Loan	22,742	4.58%	03/01/25
Riverview Tower	Senior Loan	20,094	4.27%	06/01/23
Fifth Third Center	Senior Loan	52,615	1 Mo. LIBOR + 5.000%(1)(3)	06/06/19
Wells Fargo Tower (AL), Meridian, Inverness Center	Senior Loan	138,034	4.32%	07/01/25
Wells Fargo Tower (AL), Meridian, Inverness Center	Mezzanine Loan	21,500	9.90%	07/01/25

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Property Name	Type of Loan	2018	Interest Rate	Maturity Date
2501 20th Place South	Senior Loan	12,915	1 Mo. LIBOR + 2.000%(1)(4)	06/01/19
Wells Fargo Tower (NC) (300 N. Greene)	Senior Loan	31,500	5.771%	12/06/28
One Shell Square	Senior Loan	120,773	4.20%	07/01/25
One Shell Square	Mezzanine Loan	20,000	10.13%	07/01/25
Skylight Office Tower	Senior Loan	26,945	4.95%	10/01/25
Skylight Office Tower	Mezzanine Loan	5,419	10.25%	10/01/25
Riverfront Plaza	Senior Loan	145,036	5.066%	05/05/28
Riverfront Plaza	Mezzanine Loan	24,835	10.50%	05/05/28
Salesforce Tower	Senior Loan	108,000	4.37%	09/01/26
Salesforce Tower	Mezzanine Loan	19,923	7.25%	09/01/26
PNC Center	Senior Loan	55,825	3.87%	09/01/26
PNC Center	Mezzanine Loan	8,840	11.00%	09/01/26
100 East Wisconsin	Senior Loan	51,552	3.87%	09/01/26
100 East Wisconsin	Mezzanine Loan	10,000	11.00%	09/01/26
North Point Office Complex	Senior Loan	67,200	1 Mo. LIBOR + 4.1820%(1)(5)	09/09/19
North Point Office Complex	Mezzanine Loan	15,000	1 Mo. LIBOR + 10.750%(1)(5)	09/09/19
Royal Oaks Centre	Senior Loan	17,600	1 Mo. LIBOR + 4.750%(1)(3)	01/06/21
Cheyenne Corporate Center	Senior Loan	33,650	1 Mo. LIBOR + 4.500%(1)(3)	11/06/20
Brookhollow Central	Senior Loan	41,010	1 Mo. LIBOR + 4.750%(1)(3)	03/06/21
Wells Fargo Tower (MD)	Senior Loan	23,850	1 Mo. LIBOR + 2.750%(1)(3)	04/09/21
Total		$1,769,457	5.532%

(1)
As of December 31, 2018, the one month LIBOR was 2.5027%.

(2)
As of December 31, 2018, the Prime Rate was 5.5000%.

(3)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.125%.

(4)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.0625%.

(5)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.001%.

(6)
Subsequent to December 31, 2018, this loan was modified at a lower interest rate of Prime Rate plus 0.25 and a maturity date of June 30, 2021.

The weighted average interest rate of the mortgages and other loans payable at December 31, 2018 was 5.532%.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Contractual Maturities
The contractual scheduled principal maturities of mortgages and other loans payable as of December 31, 2018 are as follows (dollars in thousands):
Maturity	Balance
2019	$189,372
2020	156,189
2021	107,135
2022	59,696
2023	221,449
Thereafter	1,035,616
Total	1,769,457
Less: Deferred financing costs	(13,052)
$1,756,405
Several of the terms of the loan agreements for mortgages and other loans of the Company include the requirement that the borrower maintain various financial ratios, such as debt service coverage ratio1, or debt yield test2, or are required to maintain certain leasing requirements (significant tenant leases).3 Collectively these are referred to as “Cash Sweep Conditions”.
The Cash Sweep Conditions are typically reviewed quarterly and if insufficient, may be remedied by improvement of the performance of the property and leasing of the property. Generally, an inability to achieve sufficient financial ratios or leasing requirements may constitute a so-called “trigger event” for transferring the net cash flows deriving from the property into dedicated deposit accounts controlled by the lender. Re-compliance with the financial ratios for a period of several months, or re-compliance with leasing requirements will usually cancel the aforesaid trigger event and the funds deposited in the aforesaid deposit accounts will be released back to the Company. As of the date of these financial statements. the Company is in compliance with all Cash Sweep Conditions pursuant to the loan agreements contracted by the respective borrowers, with exception of the following:
(a)
One Jackson Place (DSCR Test) — The borrower did not meet a DSCR test on March 31, 2018 that resulted in its inability to receive distributions of net cash flow from the property. As of September 25, 2018, the condition was deemed by the lender to have been unfulfilled and as a result, the net cash flows of the borrower’s income has been directed to be deposited to the dedicated deposit account of the borrower as held and restricted by the lender. Management of the Company believes that the DSCR test will be met in the near term as the financial benefit of recently executed leases are realized. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term. In order to exit the cash sweep condition, the borrower needs to maintain a DSCR above 1.20x for two consecutive quarters. The borrower successfully passed this test for

1
Debt Service Coverage Ratio: equal to the ratio between the net operating income in the property (as such term is defined in the loan agreement for the term specified in the loan agreement) and payments in respect of loans (principal and interest) (for the term specified in the loan agreement).

2
Debt yield is equal to the NOI from the property divided by the outstanding balance of the debt on the relevant property.

3
Leasing Requirements: Specific tenant leases, or a specified amount of space to be leased by specified tenant(s) are required to be maintained at the property of the borrower, as specified in the loan agreement.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

December 31, 2018 and anticipates passing the test in the quarter ending March 31, 2019 as well, at which point the borrower should have the cash sweep conditions no longer apply and all excess cash flow previously directed into a designated deposit account will be released back to the borrower without restriction.
(b)
Bank of America Tower (Leasing Requirement) — The borrower did not meet a leasing requirement on July 31, 2018 to renew its lease with one of its deemed significant tenants for at least 49,000 rentable square feet of its premises 12 months prior to its lease expiration. On August 6, 2018, the lender deemed the leasing requirement as unfulfilled and as a result, the borrower’s net cash flows have been directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan at any point throughout the term. Subsequent to December 31, 2018, the borrower entered into a loan modification agreement which cured the Cash Sweep Condition. As a result, the borrower is no longer in a Cash Sweep and no excess cash flow is being swept into a lender designated deposit account.

(c)
Royal Oaks Centre (Leasing Requirement) — The borrower did not meet a leasing requirement on March 29, 2018 when one of its deemed significant tenants subleased all of its space to another tenant. On October 30, 2018, the lender deemed the leasing requirement as unfulfilled and as a result, the borrower’s net cash flows were directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term.

(d)
Fifth Third Center (Leasing Requirement) — The borrower did not meet a leasing requirement in October 2018 to renew its lease with one of its deemed significant tenants for all of its premises 12 months prior to its lease expiration. On October 10, 2018 the lender deemed the leasing requirement as unfulfilled and as a result, the borrower’s net cash flows has been directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term. Subsequent to December 31, 2018, the borrower entered into a loan modification agreement which cured the Cash Sweep Condition. As a result, the borrower is no longer in a Cash Sweep and no excess cash flow is being swept into a lender designated deposit account.

(e)
PNC Center (Leasing Requirement) — The borrower did not meet a leasing requirement on September 30, 2018 to renew its lease with one of its deemed significant tenants for all of its premises twenty-four (24) months prior to its lease expiration. On November 2, 2018, the lender deemed the leasing requirement as unfulfilled and as a result, the borrower’s net cash flows was directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term.

(f)
Cheyenne Corporate Center (Leasing Requirement) — The borrower did not meet a leasing requirement on February 4, 2019 when one of its deemed significant tenants vacated all of its space prior to the end of its lease term. On February 8, 2019, the lender deemed the leasing requirement as unfulfilled and as a result, the borrower’s net cash flows were directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

(g)
Regions Plaza (Occupancy Requirement) — The borrower did not meet an occupancy requirement on September 7, 2017 when the property did not meet a set percentage occupancy. As a result, the borrower’s net cash flows were directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term. Subsequent to December 31, 2018, the borrower entered into a loan modification agreement which cured the Cash Sweep Condition. As a result, the borrower is no longer in a Cash Sweep and no excess cash flow is being swept into a lender designated deposit account.

(h)
Riverview Tower (DSCR Test) – The borrower did not meet a DSCR test on March 31, 2018 that resulted in its inability to receive distributions of net cash flow from the property. As of November 7, 2018, the condition was deemed by the lender to have been met as of September 30, 2018. As a result, the Company has received distributions of net cash flows of the borrower effective November 7, 2018. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term.

Dedicated Deposit Accounts
In several of the loan agreements entered into by the Company, the terms of the loan agreements provide that the guarantors of the loans meet various minimum net worth and minimum liquidity requirements. To the extent that such requirements are not met by the guarantors, the respective loan agreements may consider such failure to be an event of default under the loan agreements. As of December 31, 2018, these guarantees related to outstanding loan balances in the total amount of $672.7 million. The guarantors were in full compliance with these requirements as of December 31, 2018.
In addition, in loans which were provided in connection with properties in which there are General Services Administration (“GSA”) tenants, the borrower generally undertakes to establish the aforesaid dedicated deposit account in the event that one of the GSA tenants does not renew the lease several months prior to the end of the lease.
The funds which were deposited in the aforesaid deposit accounts are usually released from these accounts in accordance with the terms of the loan, during the life cycle of the loan for the purpose of making payments, or at the end of the life cycle of the loan and upon the repayment thereof.
6. DEBENTURES
On December 14, 2017, a subsidiary of the Company, Hertz Properties Group, Limited, a British Virgin Islands Corporation (the “BVI”) issued debentures in the amount of NIS $542.21 million which approximated USD $154.34 million on December 14, 2017 based on the NIS to USD exchange rate as of that date of 3.513. The debentures are unsecured instruments that bear interest at 5.55% with semiannual interest payments on January 3rd and July 3rd commencing on January 3, 2018. In addition, the debentures require six (6) serial principal payments on January 15th commencing on January 15, 2026 with the final payment due on January 15, 2026. The debentures mature on January 15, 2021. The debentures are publicly listed and traded on the Tel Aviv Stock Exchange under the ticker symbol “HRZP.B1”. The outstanding principal balance of the debentures as of December 31, 2018 was $144.67 million, based on the NIS to USD exchange rate as of December 31, 2018 of 3.748. As of December 31, 2018, the debentures are reflected net of deferred financing costs in the net amount of  $136.34 million.
The debentures are subject to certain financial covenants. We were in compliance with these covenants as of December 31, 2018.
As of December 31, 2018, the estimated fair value of the debentures based on their then quoted market price on the Tel Aviv Stock Exchange is NIS $465.1 million (USD $124.1 million).

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Contractual Maturities
The contractual scheduled principal maturities of the debentures as of December 31, 2018 are as follows, as denominated in USD as based on the NIS to USD exchange rate of 3.748 as of December 31, 2018 (dollars in thousands):
Maturity	2018 Balance
2019	$—
2020	—
2021	24,116
2022	24,116
2023	24,116
Thereafter	72,318
144,666
Less: Deferred financing costs	(8,327)
Net	$136,339
On November 7, 2018, the Company entered into a foreign currency hedge transaction representing a USD put option (NIS call option) in the notional amount of USD $21 million at a strike price of NIS 3.10 with an expiration date of November 7, 2019. This foreign currency hedge transaction provides the Company with the right, but not the obligation, to sell the underlier (notional amount of USD $21 million) on or before November 7, 2019.
7. RELATED PARTY TRANSACTIONS
Property Management Fees
The Company contracts with related parties, Hertz Investment Group, LLC and related affiliates (collectively, the “Property Manager”) to perform property management and related services at the Company properties. During the year ended December 31, 2018, the Company incurred $18.33 million in property management fees attributable to the Property Manager.
Janitorial and Cleaning Fees
The Company contracts with related parties, Platinum Cleaning, LLC and related affiliates (collectively, the “Cleaning Company”) to perform janitorial and cleaning services at the Company properties. During the year ended December 31, 2018, the Company incurred $14.78 million in janitorial and cleaning services attributable to the Cleaning Company.
Flooring Services
The Company contracts with related parties, Resilient Wholesale Flooring, LLC and related affiliates (collectively, the “Flooring Company”) to perform flooring services at the Company properties. During the year ended December 31, 2018, the Company incurred $0.05 million in flooring services attributable to the Flooring Company.
Security Services
The Company contracts with related parties, Edifice Protection Group, LLC and related affiliates (collectively, the “Security Company”) to perform security services at the Company properties. During the year ended December 31, 2018, the Company incurred $5.12 million in security services attributable to the Cleaning Company.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

Comprehensive Services Agreement
The BVI contracts with a related party, Hertz Investment Group, LLC, to perform administrative and managerial services on behalf of the BVI in connection with the issuance and listing of debenture securities. During the year ended December 31, 2018, the Company incurred $0.71 million in administrative and managerial services attributable to Hertz Investment Group, LLC.
Profits Interests
Gary Horwitz, President, and John Forbess, Executive Vice President and General Counsel, who oversee the operations and legal aspects, respectively, of the Company, own varying equity interests in the Company and its affiliates. The Company does not provide any compensation in any form for the services they rendered during the year ended December 31, 2018.
Mezzanine Loan and Exchange into Preferred Equity Investment
On June 5, 2015, an affiliate of the Company originated a mezzanine loan to the property commonly referred to as “300 North Greene”, located in Greensboro, North Carolina in the principal amount of $4 million. The mezzanine loan bared interest at 12% per annum with interest-only payments through the maturity date of July 1, 2020. In connection with the refinancing of 300 North Greene on November 26, 2018, the Company and its affiliate entered into an agreement to exchange the promissory note in favor of a preferred equity investment in the amount of  $4 million. The preferred equity investment bears interest at 12% per annum with interest-only payments. During the year ended December 31, 2018, the Company incurred interest expense on the mezzanine loan in the amount of  $0.45 million.
Other
Due to related parties, net, at December 31, 2018 amounted to $4.25 million, and represents the net amount of working capital advances to, and from, certain affiliates. These amounts are due on demand.
8. FAIR VALUE MEASUREMENTS
We are required to disclose the fair value information of our financial instruments, whether or not recognized in the combined consolidated balance sheets, for which it is practical to estimate fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. The Company measures and/or discloses the fair value of financial assets and liabilities based on a hierarchy that distinguishes market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. The hierarchy consists of the following three levels:
•
Level 1 — Valuations using unadjusted quoted prices for assets and liabilities traded in active markets.

•
Level 2 — Valuations are determined using observable prices that are based on inputs not quoted in active markets, but corroborated by market data. Fair values are primarily obtained from third party pricing services for identical or comparable assets and liabilities.

•
Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies such as discounted cash flow models or appraisals, and are not based on market pricing. These valuations are generally based on property level cash flow projections and assumptions that are not observable in the market.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

The carrying value of our indebtedness, excluding debentures, approximates their respective fair values at December 31, 2018.
Currently, the Company uses interest rate caps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and option volatility. The Company also incorporates credit valuation adjustments to appropriately reflect nonperformance risk in the fair value measurements. Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. However, as of December 31, 2018, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
The financial assets and liabilities that are not measured at fair value on our combined consolidated balance sheets include cash and cash equivalents, restricted cash, tenant and other receivables, accounts payable and other liabilities, mortgages and other loans and debentures. The fair value of cash, restricted cash, tenant and other receivables, and accounts payable and other liabilities approximate their carrying values due to their short-term nature. The fair values of our mortgages and other loans and debentures are classified as Level 3, are estimated by discounting the contractual cash flows of each debt obligation to their present value using the adjusted market interest rates, which was provided a by a third-party specialist.
The table below provides the carrying value, net of deferred financing costs, and fair value of the mortgages and other loans and debentures as of December 31, 2018, and 2017, respectively:
	As of December 31,
	2018		2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
Mortgages and other loans (as revised)	$1,756,405	$1,756,405	$1,678,236	$1,678,236
Debentures	$136,339	124,093	145,746	160,786
	$1,892,744	$1,880,498	$1,823,982	$1,839,022
The estimated fair value of debentures as of December 31, 2018 and 2017 is based on the quoted price of the debentures on the TASE as of those respective dates.
9. DERIVATIVES
In connection with the financing of the acquisition of properties and the refinancing of properties, the Company entered into interest rate cap agreements that effectively capped LIBOR at various interest rate “ceilings”. These interest rate cap agreements have a combined notional value of  $366.7 million at December 31, 2018 and mature at various dates. The Company accounts for these derivatives at fair value. As of December 31, 2018, the estimated fair value of these derivatives is approximately $1.7 million.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

10. RENTAL INCOME
The Company leases properties to tenants under operating leases with various expiration dates through the year 2039. There was no single tenant that made up more than 4.26% of the revenues in aggregate. Certain leases have renewal options for additional terms. At December 31, 2018, minimum future rentals over the next five years and thereafter for non-cancelable operating leases, excluding operating expense reimbursements, are as follows (dollars in thousands):
Year	Amount
2019	292,917
2020	262,683
2021	228,772
2022	203,497
2023	174,470
Thereafter	607,759
Total	$1,770,098
11. COMMITMENTS AND CONTINGENCIES
Legal Matters
The Company is involved from time to time in litigation on various matters, including disputes with tenants and disputes arising out of agreements to purchase or sell properties. Given the nature of the Company’s business activities, these lawsuits are considered routine to the conduct of its business. The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system. The Company will establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and when the amount of loss is reasonably estimable. The Company does not expect that the liabilities, if any, that may ultimately result from such legal actions will have a material adverse effect on the combined consolidated financial position, results of operations or cash flows of the Company.
Environmental Matters
As an owner of real estate, the Company is subject to various environmental laws of federal, state, and local governments. The Company’s compliance with existing laws has not had a material adverse effect on its financial condition and results of operations, and the Company does not believe it will have a material adverse effect in the future. However, the Company cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on its current properties or on properties that the Company may acquire.
Other
As of December 31, 2018, the Partnership was obligated to pay for tenant improvements that are not yet completed up to a maximum of  $50 million.
12. SUBSEQUENT EVENTS
On February 11, 2019, the Company refinanced the Toyota Center properties’ loan to increase its maximum available loan balance from $4 million to $7 million, reduce its interest rate from Prime + 0.50% to Prime + 0.25%, and extend the loan’s maturity date from January 1, 2020 to June 30, 2021.
On April 15, 2019, the Company paid off the loan on Toyota Center Garage in the amount of approximately $5.0 million.

Hertz Group Realty Trust, Inc. PREDECESSOR

Notes to Combined Consolidated Financial Statements

On June 5, 2019, the Company refinanced the loan related to the Fifth Third Center property. In summary, the general terms of the new loan provide for a loan in the amount of approximately $57.3 million at a floating interest rate of 3.25% plus one-month LIBOR with a maturity date of June 5, 2022.
Wells Fargo Tower (NC) (300 N. Greene) — (Leasing Requirement) — The borrower did not meet a leasing requirement on May 31st, 2019 to renew its lease with one of its deemed significant tenants for all of its premises twelve (12) months prior to its lease expiration. Absent receiving an executed renewal lease for said tenants’ entire premises, lender deemed the leasing requirement as unfulfilled on this date, and as a result gave notice that borrower’s net cash flows would be directed to be deposited to its dedicated deposit account as held and restricted by the lender. The borrower has been in compliance with all covenants of its loan agreement and therefore has not been in default of the loan agreement at any point throughout the term.
The Company evaluated all events and transactions that occurred after December 31, 2018 through June 24, 2019, the date these combined consolidated financial statements were available to be issued and noted no other matters requiring disclosure in these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR
Schedule III — Real Estate and Accumulated Depreciation
As of December 31, 2018
(dollars in thousands)
(As Revised)
Column A		Column B	Column C Initial Cost		Colum D Costs Capitalized Subsequent to Acquisition		Column E Gross Amount at Which Carried at Close of Period			Column F	Column G	Column H	Column I
Description	Location	Encumbrances	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
Property Name:
Gateway Center	Pittsburgh, PA	106,544	$3,909	$9,053	$—	$63,638	$3,909	$72,691	$76,600	$(63,087)	Gateway I, II and III in 1952; Gateway IV in 1960	12/1/2004	39 years
909 Poydras Street	New Orleans, LA	48,410	$2,991	$34,481	$—	$18,149	$2,991	$52,630	$55,621	$(21,509)	1987	2/1/2005	39 years
10 South Broadway	St. Louis, MO	18,383	$1,741	$25,831	$—	$17,922	$1,741	$43,753	$45,495	$(19,797)	1971	2/1/2007	39 years
Capital One Tower	Lake Charles, LA	13,721	$4,413	$6,877	$—	$8,567	$4,413	$15,444	$19,857	$(7,095)	1983	6/1/2007	39 years
Richmond Holdings	Richmond, VA	20,349	$7,863	$9,103	$—	$7,750	$7,863	$16,853	$24,716	$(7,172)	1985	2/1/2012	39 years
One Jackson Place	Jackson, MS	13,389	$384	$11,416	$—	$6,929	$384	$18,345	$18,729	$(5,590)	1987	3/1/2012	39 years
111 East Capitol Street	Jackson, MS	4,942	$882	$2,549	$—	$3,940	$882	$6,490	$7,372	$(3,694)	1980	9/1/2012	39 years
Toyota Center	Memphis, TN	2,663	$397	$4,268	$—	$1,611	$397	$5,879	$6,277	$(1,209)	1917/1999	3/1/2012	39 years
Bridgewater Place	Grand Rapids, MI	34,295	$4,923	$7,626	$—	$9,706	$4,923	$17,332	$22,255	$(6,705)	1993	3/1/2013	39 years
Energy Centre	New Orleans, LA	70,616	$7,248	$59,008	$—	$15,936	$7,248	$74,943	$82,192	$(17,643)	Office building in 1984; Garage annex in 2003	9/1/2013	39 years
Bank of America Tower (FL)	Jacksonville, FL	65,990	$3,701	$65,700	$—	$10,771	$3,701	$76,471	$80,172	$(13,361)	Office building in 1990; Office building annex in 1972; Garage in 1988	7/1/2014	39 years
South Pointe	Clinton, MS	15,994	$3,186	$5,446	$—	$5,975	$3,186	$11,422	$14,607	$(2,247)	1998	12/1/2014	39 years
Chestnut Place	Worcester, MA	9,807	$4,143	$2,931	$—	$1,791	$4,143	$4,722	$8,865	$(969)	One Chestnut in 1990; Two Chestnut in the 1800s with renovations in 1928/1968/1980	3/1/2015	39 years
Toyota Center Garage	Memphis, TN	5,083	$1,004	$—	$—	$9,062	$1,004	$9,062	$10,066	$(2,380)	1917/1999	3/1/2012	39 years
City Centre Jackson	Jackson, MS	—	$1,380	$3,450	$—	$1,555	$1,380	$5,006	$6,386	$(935)	1987	9/1/2015	39 years
Poydras Center	New Orleans, LA	41,199	$2,662	$19,977	$—	$13,106	$2,662	$33,082	$35,744	$(19,736)	1983	12/1/2002	39 years
400 Poydras Street	New Orleans, LA	59,444	$4,158	$34,559	$—	$15,941	$4,158	$50,500	$54,657	$(23,484)	1983	7/1/2005	39 years
Center at 600 Vine	Cincinnati, OH	58,671	$12,641	$20,327	$—	$22,010	$12,641	$42,337	$54,979	$(20,441)	1984	9/1/2006	39 years
Regions Plaza (MS)	Jackson, MS	17,000	$904	$11,455	$—	$16,924	$904	$28,379	$29,283	$(11,912)	1973	5/1/2007	39 years
Regions Center (LA)	Shreveport, LA	37,515	$730	$32,447	$—	$9,245	$730	$41,693	$42,423	$(14,883)	Regions Tower in 1986; Regions building in 1939	5/1/2007	39 years

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR
Schedule III — Real Estate and Accumulated Depreciation
As of December 31, 2018
(dollars in thousands)
(As Revised)

Column A		Column B	Column C Initial Cost		Colum D Costs Capitalized Subsequent to Acquisition		Column E Gross Amount at Which Carried at Close of Period			Column F	Column G	Column H	Column I
Description	Location	Encumbrances	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
Forum Office Portfolio	Memphis, TN	30,585	$6,473	$12,642	$—	$11,245	$6,473	$23,887	$30,360	$(9,382)	Forum I building in 1983; Forum II & III buildings in 1985	3/1/2012	39 years
Pinnacle at Jackson Place	Jackson, MS	22,742	$923	$21,540	$—	$2,994	$923	$24,533	$25,457	$(5,414)	2008	5/1/2012	39 years
Riverview Tower	Knoxville, TN	20,094	$1,532	$14,303	$—	$9,528	$1,532	$23,831	$25,363	$(8,641)	1984	5/1/2013	39 years
Fifth Third Center	Cleveland, OH	52,615	$5,518	$37,677	$—	$9,236	$5,518	$46,913	$52,431	$(7,316)	1992	4/1/2015	39 years
Wells Fargo Tower (AL)	Birmingham, AL	—	$1,999	$50,581	$—	$8,620	$1,999	$59,202	$61,201	$(8,037)	1986	6/1/2015	39 years
Meridian	Columbia, SC	—	$3,806	$50,645	$—	$5,348	$3,806	$55,993	$59,799	$(6,977)	2004	6/1/2015	39 years
Inverness Center	Hoover, AL	—	$7,105	$35,427	$—	$6,938	$7,105	$42,365	$49,470	$(6,247)	Inverness 10 and 22 in 1985; Invernes 31 in 1980 and Inverness 104 in 1981	6/1/2015	39 years
Sunbelt Portfolio	Loan entity	159,534	$—	$—	$—	$—	$—
2501 20th Place South	Birmingham, AL	12,915	$3,286	$8,794	$—	$2,741	$3,286	$11,535	$14,820	$(1,944)	2001	6/1/2015	39 years
Wells Fargo Tower (NC) (300 N . Greene)	Greensboro, NC	31,500	$4,125	$30,730	$—	$4,873	$4,125	$35,603	$39,727	$(6,790)	1989	6/1/2015	39 years
One Shell Square	New Orleans, LA	140,773	$6,174	$112,036	$—	$46,807	$6,174	$158,842	$165,017	$(26,321)	1972	6/1/2015	39 years
Skylight Office Tower	Cleveland, OH	32,364	$2,798	$22,383	$—	$5,807	$2,798	$28,191	$30,989	$(4,537)	1990	9/1/2015	39 years
Riverfront Plaza	Richmond, VA	169,871	$18,109	$96,259	$—	$32,261	$18,109	$128,520	$146,629	$(15,438)	1990	12/1/2015	39 years
Salesforce Tower	Indianapolis, IN	127,923	$6,488	$106,802	$—	$32,271	$6,488	$139,072	$145,560	$(12,967)	Tower building in 1990; Circle building in 1959	8/1/2016	39 years
PNC Center	Indianapolis, IN	64,665	$6,945	$59,861	$—	$8,364	$6,945	$68,225	$75,169	$(6,908)	1977	8/1/2016	39 years
100 East Wisconsin	Milwaukee, WI	61,552	$3,927	$64,370	$—	$5,555	$3,927	$69,925	$73,852	$(6,373)	1989	8/1/2016	39 years
North Point Office Complex	Cleveland, OH	82,200	$20,042	$52,262	$—	$12,107	$20,042	$64,369	$84,411	$(6,092)	901 Lakeside in 1985; 1001 Lakeside in 1990	8/1/2016	39 years
Royal Oaks Centre	Houston, TX	17,600	$2,843	$16,015	$—	$2,533	$2,843	$18,548	$21,391	$(979)	1983	12/1/2017	39 years

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR
Schedule III — Real Estate and Accumulated Depreciation
As of December 31, 2018
(dollars in thousands)
(As Revised)

Column A		Column B	Column C Initial Cost		Colum D Costs Capitalized Subsequent to Acquisition		Column E Gross Amount at Which Carried at Close of Period			Column F	Column G	Column H	Column I
Description	Location	Encumbrances	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Land & Land Improvements	Building & Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
Cheyenne Corporate Center	Las Vegas, NV	33,650	$10,015	$21,307	$—	$2,469	$10,015	$23,776	$33,791	$(1,178)	Several buildings constructed from 1997 to 2003	10/1/2017	39 years
Brookhollow Central	Houston, TX	41,010	$9,819	$40,892	$—	$10,326	$9,819	$51,218	$61,037	$(3,085)	Brookhollow 1: 1972/2014, Brookhollow 2: 1977, Brookhollow 3: 1981	2/1/2018	39 years
Wells Fargo Tower (MD)	Baltimore, MD	23,850	$1,314	$23,414	$—	$4,819	$1,314	$28,233	$29,548	$(1,073)	1985	3/1/2018	39 years
		$1,769,457	$192,504	$1,244,441	$—	$485,371	$192,504	$1,729,813	$1,922,317	$(409,546)

Reconciliation of Gross Real Estate and Accumulated Depreciation
As of December 31, 2018
(As Revised)
Gross Real Estate
Balance at beginning of period	$1,745,635
Additions during period:
Acquisitions	86,170
Improvements, etc	90,512
Ending balance	$1,922,317
Accumulated Depreciation
Balance at beginning of period	$332,629
Depreciation during period:
Depreciation	78,341
Disposals	(1,424)
Ending balance	$409,546

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Condensed Combined Consolidated Balance Sheets
(dollars in thousands)
	June 30, 2019 (unaudited)	December 31, 2018
Assets
Land and land improvements	$192,504	$192,504
Building and improvements, including tenant improvements	1,761,938	1,729,813
	1,954,442	1,922,317
Less: accumulated depreciation	(449,016)	(409,546)
Real estate properties, net	1,505,426	1,512,771
Cash and cash equivalents	64,325	85,956
Restricted cash	118,234	131,187
Tenant and other receivables, net	3,127	3,595
Deferred rent receivable, net	47,696	44,971
Deferred costs, net	46,423	40,822
Acquired lease intangibles, net	36,605	46,653
Prepaid expenses and other assets	12,228	9,043
Total assets	$1,834,064	$1,874,998
Liabilities
Mortgage and other loans, net	$1,741,464	$1,756,405
Debentures, net	144,112	136,339
Accounts payable and accrued expenses	28,948	30,758
Due to related parties, net	12,961	4,201
Accrued interest payable and other liabilities	11,146	7,056
Deferred liabilities	9,720	16,052
Security deposits	4,834	5,113
Total liabilities	1,953,185	1,955,924
Commitments and contingencies
Equity
Members’ equity	(119,121)	(80,926)
Total equity	(119,121)	(80,926)
Total liabilities and equity	$1,834,064	$1,874,998
The accompanying notes are an integral part of these combined consolidated financial statements

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Condensed Combined Consolidated Statements of Operations
(dollars in thousands)
	For the six months ended June 30,
	2019	2018
	(unaudited)
Revenues
Rental revenue	$155,417	$151,605
Tenant reimbursements	10,822	12,574
Other revenue	20,198	19,445
Total revenues	186,437	183,624
Expenses
Operating expenses	69,335	68,479
Real estate taxes	21,418	21,220
Interest expense, net	56,827	56,004
Depreciation and amortization	54,207	57,767
General and administrative	4,473	4,304
Total expenses	206,260	207,774
Loss from continuing operations	(19,823)	(24,150)
Income (loss) on foreign currency exchange	(5,997)	5,076
Other	(1,695)	—
Net loss	$(27,515)	$(19,074)
The accompanying notes are an integral part of these combined consolidated financial statements

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Condensed Combined Consolidated Statement of Equity
(dollars in thousands)
Members’ Equity
(unaudited)
Balance at December 31, 2017	$7,451
Net loss	(11,874)
Contributions	2,168
Distributions	(14,512)
Balance at March 31, 2018	$(16,767)
Net loss	(7,200)
Distributions	(31,057)
Equity based payment	361
Balance at June 30, 2018	$(54,663)
Net loss	(16,828)
Contributions	4,000
Distributions	(13,435)
Balance at December 31, 2018	$(80,926)
Net Loss	(12,504)
Distributions	(5,207)
Balance at March 31, 2019	$(98,637)
Net loss	(15,011)
Distributions	(5,473)
Balance at June 30, 2019	$(119,121)
The accompanying notes are an integral part of these combined consolidated financial statements

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Condensed Combined Consolidated Statements of Cash Flows
(dollars in thousands)
	For the six Months ended June 30,
	2019	2018
	(unaudited)
Operating Activities
Net loss	$(27,515)	$(19,074)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	54,206	57,767
Amortization of deferred finance costs	2,068	2,868
Amortization of bond costs	685	912
Loss on derivatives	1,525	—
Loss (income) on foreign currency exchange	5,997	(5,076)
Loss on disposal of asset	25	20
Provision for doubtful accounts	538	20
Share based payment	—	361
Amortization of above and below market leases, net	(700)	(916)
Changes in operating assets and liabilities:
Deferred rents receivable	(2,725)	(5,153)
Tenant and other receivables	(70)	(1,520)
Deferred leasing costs	(9,588)	(6,052)
Prepaid expenses and other assets	(4,710)	2,225
Accrued interest	4,090	5,472
Accounts payable, accrued expenses and other liabilities	(1,809)	1,602
Deferred revenue	(6,332)	2,169
Security deposits	(280)	137
Net cash (used in) provided by operating activities	15,405	35,762
Investing Activities
Acquisitions of real estate properties	—	(42,568)
Additions to land, buildings and improvements	(32,150)	(39,325)
Net cash used in investing activities	(32,150)	(81,893)
Financing Activities
Proceeds from issuance of mortgages and other loans	(16,877)	26,864
Deferred financing costs	(132)	(1,459)
Contributions	—	2,168
Distributions	(10,680)	(45,570)
Due from related parties	8,758	(1,072)
Net cash used in financing activities	(18,931)	(19,069)
Net unrealized (income) loss on foreign currency impacting cash and cash equivalents	1,092	(2,424)
Net decrease in cash and cash equivalents and restricted cash	(34,584)	(67,624)
Cash and cash equivalents and restricted cash at beginning of year	217,143	314,814
Cash and cash equivalents and restricted cash at end of period	182,559	247,190
The accompanying notes are an integral part of these combined consolidated financial statements

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
Organization
Hertz Group Realty Trust, Inc. Predecessor and subsidiaries consists of various entities and Consolidated Subsidiaries affiliated with Hertz Investment Group (the Real Estate Entities) (collectively, the Company) and their operations as described in Note 2. The Company is engaged in the business of acquiring, owning, and developing real estate, consisting primarily of  “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States.
The Company is the predecessor of Hertz Group Realty Trust, Inc. (the REIT). Concurrent with an initial public offering (the Offering) of the common stock of the REIT, which is expected to be completed in 2019, the REIT and a newly formed majority owned limited partnership, Hertz Group Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), together with the partners of the affiliated partnerships of the Company which hold direct or indirect interests in the properties (collectively, the Participants), and will engage in certain formation transactions (the Formation Transactions). The Participants will elect to take either stock in the REIT, limited partnership units in the Operating Partnership and/or cash pursuant to the Formation Transactions. The Formation Transactions are designed to (i) consolidate the ownership of our property portfolio under our Operating Partnership; (ii) facilitate this offering; (iii) enable the REIT to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2019 (iv) defer the recognition of taxable gain by certain continuing investors; and (v) enable prior investors to obtain liquidity for their investments.
The operations of the REIT will be carried on primarily through the Operating Partnership. It is the intent of the REIT to elect the status of and qualify as a REIT under the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Hertz Group Realty Trust, Inc., will be the sole general partner in the Operating Partnership.
The equity amounts reflected in the accompanying financial statements reflects the common equity of the Company that is expected to be transferred to the Operating Partnership upon the Offering.
Description of Business
The REIT was formed as a Maryland corporation on December 18, 2018, and Hertz Group Realty Operating Partnership, LP, the Company’s Operating Partnership, was formed as a Delaware limited partnership on December 19, 2018.
The Operating Partnership will own, manage, lease and, acquire primarily “Class A” office properties located in commercial business districts of primarily “second-tier” markets throughout the United States. As of June 30, 2019, the Company owned 42 real estate investments representing 71 commercial real estate properties comprised of 19,504,154 rentable square feet.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed combined consolidated financial statements and condensed footnotes have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by the accounting principles generally accepted in the United States of America (“US GAAP”), for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for fair statement of results for the interim periods presented have been included. The results of operations for six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the year or for other interim periods or for future years. The consolidated balance sheet as of December 31, 2018 is derived from audited financial

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

statements as of that date; however, it does not include all of the information and footnotes required by US GAAP for complete financial statements. These condensed combined consolidated financial statements should be read in conjunction with the audited combined consolidated financial statements and related notes included in this Form S-11 for the year ended December 31, 2018.
Principles of Consolidation and Combined Financial Statements
The accompanying condensed combined consolidated financial statements are prepared on the accrual basis in accordance with US GAAP and with the rules and regulations of the SEC. The combined consolidated financial statements include entities that are all managed by affiliates owned by members of the Hertz family. Therefore, we have prepared the financial statements on a combined basis due to common management and common control. All significant intercompany transactions and balances are eliminated in combination.
Real Estate and Depreciation
Real estate properties are carried at cost less accumulated depreciation and impairment losses, if any. The cost of real estate properties reflects their purchase price. The Company evaluates each acquisition transaction to determine whether the acquired assets meet the definition of a business. Under ASU 2017-01, as discussed below and which the Company has early adopted, an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives.
Depreciation is computed using the straight-line method. The estimated useful lives of buildings are 40 years. Minor improvements to buildings are capitalized and depreciated over useful lives ranging from three to 15 years. Tenant improvements are capitalized and depreciated over the non-cancellable term of the related lease or their estimated useful life, whichever is shorter. Depreciation expense amounted to $28.8 million for the six months ended June 30, 2019.
The Company evaluates its real estate investments upon occurrence of a significant adverse change in its operations to assess whether any impairment indicators are present that affect the recovery of the recorded value. If indicators of impairment are identified, the Company estimates the future undiscounted cash flows from the use and eventual disposition of the property and compares this amount to the carrying value of the property. If any real estate investment is considered impaired, a loss is recognized to reduce the carrying value of the property to its estimated fair value. We do not believe that the value of any of our properties and intangible assets were impaired at June 30, 2019 and no impairments have been recorded during the six months ended June 30, 2019.
Revenue Recognition
Rental income is recognized on the straight-line basis over the non-cancellable terms of the leases from the later of the date of the commencement of the lease or the date of acquisition of the property. Rental revenue recognition begins when the tenant controls the space through the term of the related lease. When management concludes that we are the owner of tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that we are not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space. When management concludes that we are the owner of tenant improvements for accounting purposes, we record amounts funded to construct the tenant improvements as a capital asset. For these tenant improvements, we record amounts reimbursed by tenants as a reduction of the capital asset. When management concludes that the tenant is the owner of tenant improvements for

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

accounting purposes, we record our contribution towards those improvements as a lease incentive, which is included in deferred costs, net on our combined consolidated balance sheets and amortized as a reduction to rental revenue on a straight-line basis over the term of the lease.
The Company takes into account whether the collectability of rents is reasonably assured in determining the amount of straight-line rent to record. For the purpose of determining the straight-line period, the straight-line calculation will take into consideration bargain renewal options, leases where the renewal appears reasonably certain and any guarantees by the lessee and do not take into account any contingent rent. For certain leases, the Partnership makes significant assumptions and judgments in determining the lease term, including assumptions when the lease provides the tenant with an early termination option. The lease term impacts the period over which the Company determines and records minimum rents and also impacts the period over which the Company amortizes lease-related costs. The Company recognizes the excess of rents recognized over the amounts contractually due pursuant to the underlying leases as part of deferred rent receivable on the combined consolidated balance sheets. Any rental payments received prior to their due dates are reported in deferred revenue in our combined consolidated balance sheets.
The Company’s leases also typically provide for tenant reimbursement of a portion of common area maintenance expenses and other operating expenses to the extent that a tenant’s pro rata share of expenses exceeds a base year level set in the lease or to the extent that the tenant has a lease on a triple net basis. Recoveries from tenants, consisting of amounts due from tenants for common area maintenance expenses, real estate taxes and other recoverable costs are recognized as revenue on an accrual basis over the periods in which the related expenditures are incurred. Tenant reimbursements are recognized on a gross basis because the Company is generally the primary obligor with respect to the goods and services, the purchase of which, gives rise to the reimbursement obligation; because the Company has discretion in selecting the vendors and suppliers; and because the Company bears the credit risk in the event the tenants do not reimburse the Company.
Termination fees, which are included in other revenue in our combined consolidated statements of operations and comprehensive income (loss), are fees that the Company has agreed to accept in consideration for permitting certain tenants to terminate their lease prior to the contractual expiration date. The Company recognizes termination fees during the period the following conditions are met: i) the termination agreement is executed, ii) the termination fee is determinable, and iii) collectability of the termination fee is assured.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that, in certain circumstances, affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past and current events and economic conditions. Actual results could differ from these estimates.
Risks and Uncertainties
The Company is subject to risks common to companies in the commercial real estate industry, including, but not limited to, lack of demand for space in the areas where our properties are located, inability to retain existing tenants and attract new tenants, oversupply of or reduced demand for space and changes in market rental rates, defaults by our tenants or their failure to pay rent on a timely basis, the need to periodically renovate and repair our space, physical damage to our properties, economic or physical decline of the areas where our Properties are located, and potential risk of functional obsolescence of our properties over time.
Recently Issued Accounting Standards
In February 2016, FASB issued ASU 2016-02, Leases. ASU 2016-02 supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, requires lessees to

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

recognize most leases on their balance sheets and makes targeted changes to lessor accounting. In July 2018, FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, which provides minor clarifications and corrections to ASU 2016-02, Leases (Topic 842). Further, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements. This amendment provides a new practical expedient that allows lessors, by class of underlying asset, to avoid separating lease and associated non-lease components within a contract if certain criteria are met: (i) the timing and pattern of transfer for the non-lease component and the associated lease component are the same and (ii) the stand-alone lease component would be classified as an operating lease if accounted for separately. These pronouncements are effective for fiscal years beginning after December 15, 2018, and early adoption is permitted. The Company adopted this guidance on January 1, 2019 using the modified retrospective approach which allows the Company to apply the guidance for the current year presentation and not adjust the prior year numbers. The Company elected the package of practical expedients that allows an entity to not reassess (i) whether any expired or existing contracts are or contain leases, (ii) lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases. The adoption of the new standard was not material to its predecessor consolidated financial statements. As lessor, the adoption of ASU 2016-02 (as amended by subsequent ASUs) did not change the timing of revenue recognition of the Company’s rental revenues.
In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities, and in July 2018, the FASB issued ASU 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The amendments in the new standards will permit more flexibility in hedging interest rate risk for both variable rate and fixed rate financial instruments. The standards will also enhance the presentation of hedge results in the financial statements. The guidance is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company adopted this guidance on January 1, 2019. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments — Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. These amendments provide additional guidance related to equity securities without a readily determinable fair value, forward contracts and options purchased on those equity securities and fair value option liabilities. The Company adopted the guidance on July 1, 2018, and it did not have a material impact on the Company’s consolidated financial statements. In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements to Related Party Guidance for Variable Interest Entities. Under this amendment reporting entities, when determining if the decision-making fees are variable interests, are to consider indirect interests held through related parties under common control on a proportional basis rather than as a direct interest in its entirety. The guidance is effective for the Company for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has adopted this guidance and it had no material impact on the Company’s consolidated financial statements.
In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This standard does not prescribe any new accounting guidance, but instead makes minor improvements and clarifications of several different FASB Accounting Standards Codification areas based on comments and suggestions made by various stakeholders. Certain updates are applicable immediately while others provide for a transition period and will be effective for fiscal years beginning after December 15, 2018. The Company adopted this guidance on January 1, 2019. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-11 which (1) simplifies transition requirements for both lessees and lessors by adding an option that permits an organization to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in its financial statements and (2) provides a practical expedient for lessors that permits lessors to make an accounting

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

policy election to not separate nonlease components from the associated lease components, if the following two criteria are met: (1) the timing and pattern of transfer of the lease and nonlease components are the same and (2) the lease component would be classified as an operating lease if accounted for separately. For leases where we are the lessor, we plan to elect the optional transition relief and apply the practical expedients provided by ASU 2018-11. As a result, leases where we are the lessor will be accounted for in a similar method to existing standards with the underlying leased asset being reported and recognized as a real estate asset. The election of the package of practical expedients described above permits us to continue to account for our leases that commenced before January 1, 2019 under the existing lease accounting guidance for the remainder of their lease terms, and to apply the new lease accounting guidance to leases commencing or modified after January 1, 2019.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820). ASU 2018-13 eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our consolidated financial statements, including potential early adoption.
3. REAL ESTATE PROPERTIES
The following summarizes the real estate investments of the Company at June 30, 2019, and December 31, 2018 (dollars in thousands):
	As of June 30, 2019 (unaudited)	As of December 31, 2018 (As Revised)
Land and land improvements	$192,504	$192,504
Building and improvements	1,492,950	1,482,818
Tenant improvements	268,988	246,995
Real estate properties	1,954,442	1,922,317
Less: accumulated depreciation and amortization	(449,016)	(409,546)
Net	$1,505,426	$1,512,771
4. ACQUIRED LEASE INTANGIBLES
As of June 30, 2019 and December 31, 2018, the Company’s lease intangible assets and liabilities were comprised of the following (dollars in thousands):
	June 30, 2019 (unaudited)	December 31, 2018
Acquired lease intangibles, net:
In-place lease value	$242,159	$242,159
Above-market leases acquired, including acquired ground leases	93,945	93,945
Below-market leases acquired	(113,830)	(113,837)
	222,274	222,267
Accumulated amortization	(185,669)	(175,614)
Acquired lease intangibles, net	$36,605	$46,653
Amortization of all other identified intangible assets (a component of depreciation and amortization expense) was $18.0 million for the six months ended June 30, 2019.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

The weighted amortization periods for above-market leases, below-market leases and in-place lease costs are 8.8 years, 9.3 years and 5.4 years, respectively, as of June 30, 2019. As of June 30, 2019, the Company’s estimated annual amortization of acquired above-market leases, net of acquired below-market leases (a component of rental revenue), and the amortization of in-place leases (a component of depreciation and amortization expense), assuming no early lease terminations, are as follows (dollars in thousands):
	In-Place Ground Leases	Below-market Leases, net of Above-Market Ground Leases	Leasing Commissions	Above-Market Rents	Below-Market Rents	Total
2019	$7,435	$36	$2,419	$4,868	$(5,568)	$9,190
2020	11,467	72	4,026	8,461	(10,451)	$13,575
2021	6,972	72	2,841	7,928	(9,576)	$8,237
2022	4,655	72	1,980	7,322	(9,020)	$5,009
2023	2,680	72	1,092	5,842	(8,070)	$1,616
Thereafter	2,437	908	913	8,910	(14,190)	$(1,022)
	$35,646	$1,232	$13,271	$43,331	$(56,875)	$36,605
5. MORTGAGES AND OTHER LOANS PAYABLE
The following table sets forth information regarding the Company’s mortgages and other loans payable outstanding at June 30, 2019 (dollars in thousands):
Property Name	Type of Loan	June 30, 2019	Interest Rate	Maturity Date
Gateway Center	Senior Loan	105,709	4.48%	01/01/23
909 Poydras Center	Senior Loan	43,705	4.46%	09/05/26
909 Poydras Center	Mezzanine Loan	4,322	12.00%	09/05/26
10 South Broadway	Senior Loan	18,205	5.19%	08/01/23
Capital One Tower	Senior Loan	13,721	4.50%	06/19/22
Moorefield I, II and III, Winchester Building, Boulders Center	Senior Loan	20,175	4.17%	06/01/25
One Jackson Place	Senior Loan	13,274	5.46%	04/01/22
111 East Capitol Street	Senior Loan	4,878	5.50%	10/01/22
Toyota Center	Senior Loan	3,284	Prime Rate +0.250%(2)	06/30/21
Bridgewater Place	Senior Loan	29,335	4.77%	06/01/20
Bridgewater Place	Mezzanine Loan	4,731	10.99%	06/01/20
Energy Centre	Senior Loan	61,493	5.00%	10/01/23
Energy Centre	Mezzanine Loan	8,700	10.75%	10/01/23
Bank of America Tower (FL)	Senior Loan	63,240	1 Mo. LIBOR + 4.500%(1)(3)	01/06/21
South Pointe	Senior Loan	13,362	4.34%	01/01/25
South Pointe	Mezzanine Loan	2,500	12.00%	01/01/25
Chestnut Place	Senior Loan	9,722	4.12%	04/01/25
Poydras Center	Senior Loan	36,525	4.60%	07/01/26
Poydras Center	Mezzanine Loan	4,400	11.90%	07/01/26
Texaco Center (400 Poydras Street)	Senior Loan	52,013	4.48%	04/01/25

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

Property Name	Type of Loan	June 30, 2019	Interest Rate	Maturity Date
Texaco Center (400 Poydras Street)	Mezzanine Loan	7,000	9.50%	04/01/25
Center at 600 Vine	Senior Loan	52,748	4.20%	09/05/27
Center at 600 Vine	Mezzanine Loan	5,894	11.25%	09/05/27
Regions Plaza (MS)	Senior Loan	12,000	1 Mo. LIBOR + 2.500%(1)(4)	04/01/20
Regions Center (LA)	Senior Loan	37,252	5.50%	06/06/27
Forum Office Portfolio	Senior Loan	30,389	5.07%	08/01/24
Pinnacle at Jackson Place	Senior Loan	22,557	4.58%	03/01/25
Riverview Tower	Senior Loan	19,935	4.27%	06/01/23
Fifth Third Center	Senior Loan	54,000	1 Mo. LIBOR + 3.250%(1)(5)	06/09/22
Wells Fargo Tower (AL), Meridian, Inverness Center	Senior Loan	136,888	4.32%	07/01/25
Wells Fargo Tower (AL), Meridian, Inverness Center	Mezzanine Loan	21,500	9.90%	07/01/25
2501 20th Place South	Senior Loan	12,843	1 Mo. LIBOR + 2.000%(1)(4)	04/01/20
Wells Fargo Tower (NC) (300 N. Greene)	Senior Loan	31,311	5.771%	12/06/28
One Shell Square	Senior Loan	119,810	4.20%	07/01/25
One Shell Square	Mezzanine Loan	20,000	10.13%	07/01/25
Skylight Office Tower	Senior Loan	26,767	4.95%	10/01/25
Skylight Office Tower	Mezzanine Loan	5,383	10.25%	10/01/25
Riverfront Plaza	Senior Loan	144,149	5.066%	05/05/28
Riverfront Plaza	Mezzanine Loan	24,683	10.50%	05/05/28
Salesforce Tower	Senior Loan	108,000	4.37%	09/01/26
Salesforce Tower	Mezzanine Loan	19,029	7.25%	09/01/26
PNC Center	Senior Loan	55,360	3.87%	09/01/26
PNC Center	Mezzanine Loan	8,840	11.00%	09/01/26
100 East Wisconsin	Senior Loan	51,122	3.87%	09/01/26
100 East Wisconsin	Mezzanine Loan	10,000	11.00%	09/01/26
North Point Office Complex	Senior Loan	67,200	1 Mo. LIBOR + 4.1820%(1)(5)	09/09/19
North Point Office Complex	Mezzanine Loan	15,000	1 Mo. LIBOR + 10.750%(1)(5)	09/09/19
Royal Oaks Centre	Senior Loan	17,600	1 Mo. LIBOR + 4.750%(1)(3)	01/06/21
Cheyenne Corporate Center	Senior Loan	33,850	1 Mo. LIBOR + 4.500%(1)(3)	11/06/20
Brookhollow Central	Senior Loan	44,660	1 Mo. LIBOR + 4.750%(1)(3)	03/06/21
Wells Fargo Tower (MD)	Senior Loan	24,661	1 Mo. LIBOR + 2.750%(1)(5)	04/09/21
Total		1,753,723	5.457%

(1)
As of June 30, 2019, the 1-Month LIBOR was 2.398%

(2)
As of June 30, 2019, the Prime Rate was 5.500%

(3)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.125%

(4)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.0625%

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

(5)
Per the respective loan agreements, LIBOR is rounded upwards to the nearest 0.001%

The weighted average interest rate of the mortgages and other loans payable at June 30, 2019 was 5.457%.
Contractual Maturities
The contractual scheduled principal maturities of mortgages and other loans payable as of June 30, 2019 are as follows (dollars in thousands):
Maturity	Balance
2019	$82,200
2020	92,759
2021	207,444
2022	31,873
2023	214,042
Thereafter	1,125,405
Total	1,753,723
Less: Deferred financing costs	(12,259)
$1,741,464
Contractual Maturities
Several of the terms of the loan agreements for mortgages and other loans of the Company include the requirement that the borrower maintain various financial ratios, such as debt service coverage ratio1, or debt yield test2, or are required to maintain certain leasing requirements (significant tenant leases).3 Collectively these are referred to as “Cash Sweep Conditions”.
The Cash Sweep Conditions are typically reviewed quarterly and if insufficient, may be remedied by improvement of the performance of the property and leasing of the property. Generally, an inability to achieve sufficient financial ratios or leasing requirements may constitute a so-called “trigger event” for transferring the net cash flows deriving from the property into dedicated deposit accounts controlled by the lender. Re-compliance with the financial ratios for a period of several months, or re-compliance with leasing requirements will usually cancel the aforesaid trigger event and the funds deposited in the aforesaid deposit accounts will be released back to the Company.
As at June 30, 2019, the properties subject to these Cash Sweep Conditions pursuant to the loan agreements contracted by the respective borrowers are as follows: Forum Office Portfolio, Royal Oaks Centre, Wells Fargo Tower (NC) (300 N. Greene) and Cheyenne Corporate Center.
Additionally, properties subject to these Cash Sweep Conditions but resolved during the six months ended June 30, 2019 are as follows: One Jackson Place, Bank of America Tower (FL), Fifth Third Center and Regions Plaza. As a result, the aforementioned Cash Sweep Conditions are no longer in effect and no cash flows are being deposited into designated deposit accounts.

1
Debt Service Coverage Ratio: equal to the ratio between the net operating income in the property (as such term is defined in the loan agreement for the term specified in the loan agreement) and payments in respect of loans (principal and interest) (for the term specified in the loan agreement).

2
Debt yield is equal to the NOI from the property divided by the outstanding balance of the debt on the relevant property.

3
Leasing Requirements: Specific tenant leases, or a specified amount of space to be leased by specified tenant(s) are required to be maintained at the property of the borrower, as specified in the loan agreement.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

Certain other properties subject to these Cash Sweep Conditions but resolved subsequent to June 30, 2019 through loan modification are as follows: Wells Fargo Tower (AL), Inverness Center, Meridian and PNC Center. As a result, the aforementioned Cash Sweep Conditions are no longer in effect and no cash flows are being deposited into designated deposit accounts.
The Company’s management is in the process of working on a number of initiatives, including, but not limited to, various marketing and rental efforts in an effort to meet the criteria relating to the above assets, for which no amendment to the agreement was made.
Dedicated Deposit Accounts
In several of the loan agreements entered into by the Company, the terms of the loan agreements provide that the guarantors of the loans meet various minimum net worth and minimum liquidity requirements. To the extent that such requirements are not met by the guarantors, the respective loan agreements may consider such failure to be an event of default under the loan agreements. As of June 30, 2019, these guarantees related to outstanding loan balances in the total amount of  $663.3 million. The guarantors were in full compliance with these requirements as of June 30, 2019.
In addition, in loans which were provided in connection with properties in which there are General Services Administration (“GSA”) tenants, the borrower generally undertakes to establish the aforesaid dedicated deposit account in the event that one of the GSA tenants does not renew the lease several months prior to the end of the lease.
The funds which were deposited in the aforesaid deposit accounts are usually released from these accounts in accordance with the terms of the loan, during the life cycle of the loan for the purpose of making payments, or at the end of the life cycle of the loan and upon the repayment thereof.
6. DEBENTURES
On December 14, 2017, a subsidiary of the Company, Hertz Properties Group, Limited, a British Virgin Islands Corporation (the “BVI”) issued debentures in the amount of NIS $542.21 million which approximated USD $154.34 million on December 14, 2017 based on the NIS to USD exchange rate as of that date of 3.513. The debentures are unsecured instruments that bear interest at 5.55% with semiannual interest payments on January 3rd and July 3rd commencing on January 3, 2018. In addition, the debentures require six (6) serial principal payments on January 15th commencing on January 15, 2026 with the final payment due on January 15, 2026. The debentures mature on January 15, 2021. The debentures are publicly listed and traded on the Tel Aviv Stock Exchange under the ticker symbol “HRZP.B1”. The outstanding principal balance of the debentures as of June 30, 2019 was $152.0 million, based on the NIS to USD exchange rate as of June 30, 2019 of 3.566. As of June 30, 2019, the debentures are reflected net of deferred financing costs in the net amount of  $144.1 million.
The debentures are subject to certain financial covenants. We were in compliance with these covenants as of June 30, 2019.
As of June 30, 2019, the estimated fair value of the debentures based on their then quoted market price on the Tel Aviv Stock Exchange is NIS $478.8 million (USD $134.3 million).

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

Contractual Maturities
The contractual scheduled principal maturities of the debentures as of June 30, 2019 are as follows, as denominated in USD as based on the NIS to USD exchange rate of 3.566 as of June 30, 2019 (dollars in thousands):
Maturity	Balance
2019	$—
2020	—
2021	25,347
2022	25,347
2023	25,347
Thereafter	76,008
152,049
Less: Deferred financing costs	(7,937)
Net	$144,112
On November 8, 2018, the Company entered into a foreign currency hedge transaction representing a USD put option (NIS call option) in the notional amount of USD $21 million at a strike price of NIS 3.10 with an expiration date of November 11, 2019. This foreign currency hedge transaction provides the Company with the right, but not the obligation, to sell the underlier (notional amount of USD $21 million) on or before November 11, 2019.
On May 22, 2019, the Company entered into a foreign currency hedge transaction representing a USD put option (NIS call option) in the notional amount of USD $12 million at a strike price of NIS 3.10 with an expiration date of November 11, 2019. This foreign currency hedge transaction provides the Company with the right, but not the obligation, to sell the underlier (notional amount of USD $12 million) on or before November 11, 2019.
7. RELATED PARTY TRANSACTIONS
Property Management Fees
The Company contracts with related parties, Hertz Investment Group, LLC and related affiliates (collectively, the “Property Manager”) to perform property management and related services at the Company properties. During the six months ended June 30, 2019, the Company incurred $8.9 million in property management fees attributable to the Property Manager.
Janitorial and Cleaning Fees
The Company contracts with related parties, Platinum Cleaning, LLC and related affiliates (collectively, the “Cleaning Company”) to perform janitorial and cleaning services at the Company properties. During the six months ended June 30, 2019, the Company incurred $7.8 million in janitorial and cleaning services attributable to the Cleaning Company.
Flooring Services
The Company contracts with related parties, Resilient Wholesale Flooring, LLC and related affiliates (collectively, the “Flooring Company”) to perform flooring services at the Company properties. During the six months ended June 30, 2019, the Company incurred $0.5 million in flooring services attributable to the Flooring Company.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

Security Services
The Company contracts with related parties, Edifice Protection Group, LLC and related affiliates (collectively, the “Security Company”) to perform security services at the Company properties. During the six months ended June 30, 2019, the Company incurred $3.0 million in security services attributable to the Cleaning Company.
Comprehensive Services Agreement
The BVI contracts with a related party, Hertz Investment Group, LLC, to perform administrative and managerial services on behalf of the BVI in connection with the issuance and listing of debenture securities. During the six months ended June 30, 2019, the Company incurred $0.4 million in administrative and managerial services attributable to Hertz Investment Group, LLC.
Profits Interests
Gary Horwitz, President, and John Forbess, Executive Vice President and General Counsel, who oversee the operations and legal aspects, respectively, of the Company, own varying equity interests in the Company and its affiliates. The Company does not provide any compensation in any form for the services they rendered during the six months ended June 30, 2019.
Mezzanine Loan and Exchange into Preferred Equity Investment
On June 5, 2015, an affiliate of the Company originated a mezzanine loan to the property commonly referred to as “300 North Greene”, located in Greensboro, North Carolina in the principal amount of $4 million. The mezzanine loan bared interest at 12% per annum with interest-only payments through the maturity date of July 1, 2020. In connection with the refinancing of 300 North Greene on November 26, 2018, the Company and its affiliate entered into an agreement to exchange the promissory note in favor of a preferred equity investment in the amount of  $4 million. The preferred equity investment bears interest at 12% per annum with interest-only payments.
Other
Due to related parties, net, at June 30, 2019 amounted to $13.0 million, and represents the net amount of working capital advances to, and from, certain affiliates. These amounts are due on demand.
8. FAIR VALUE MEASUREMENTS
We are required to disclose the fair value information of our financial instruments, whether or not recognized in the combined consolidated balance sheets, for which it is practical to estimate fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. The Company measures and/or discloses the fair value of financial assets and liabilities based on a hierarchy that distinguishes market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. The hierarchy consists of the following three levels:
•
Level 1 — Valuations using unadjusted quoted prices for assets and liabilities traded in active markets.

•
Level 2 — Valuations are determined using observable prices that are based on inputs not quoted in active markets, but corroborated by market data. Fair values are primarily obtained from third party pricing services for identical or comparable assets and liabilities.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

•
Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies such as discounted cash flow models or appraisals, and are not based on market pricing. These valuations are generally based on property level cash flow projections and assumptions that are not observable in the market.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.
The carrying value of our indebtedness, excluding debentures, approximates their respective fair values at June 30, 2019.
Currently, the Company uses interest rate caps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and option volatility. The Company also incorporates credit valuation adjustments to appropriately reflect nonperformance risk in the fair value measurements. Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. However, as of June 30, 2019, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
The financial assets and liabilities that are not measured at fair value on our combined consolidated balance sheets include cash and cash equivalents, restricted cash, tenant and other receivables, accounts payable and other liabilities, mortgages and other loans and debentures. The fair value of cash, restricted cash, tenant and other receivables, and accounts payable and other liabilities approximate their carrying values due to their short-term nature. The fair values of our mortgages and other loans and debentures are classified as Level 3, are estimated by discounting the contractual cash flows of each debt obligation to their present value using the adjusted market interest rates, which was provided a by a third-party specialist.
The table below provides the carrying value, net of deferred financing costs, and fair value of the mortgages and other loans and debentures as of June 30, 2019:
	Carrying Value	Fair Value
Mortgages and other loans	$1,741,464	$1,741,464
Debentures	144,112	134,260
	$1,885,576	$1,875,724
The estimated fair value of debentures as of June 30, 2019 is based on the quoted price of the debentures on the TASE as of those respective dates.
9. DERIVATIVES
In connection with the financing of the acquisition of properties and the refinancing of properties, the Company entered into interest rate cap agreements that effectively capped LIBOR at various interest rate “ceilings”. These interest rate cap agreements have a combined notional value of  $370.9 million at June 30, 2019 and mature at various dates. The Company accounts for these derivatives at fair value. As of June 30, 2019, the estimated fair value of these derivatives is approximately $0.2 million.

HERTZ GROUP REALTY TRUST, INC. PREDECESSOR

Notes to Condensed Combined Consolidated Financial Statements

10. RENTAL INCOME
The Company leases properties to tenants under operating leases with various expiration dates through the year 2039. There was no single tenant that made up more than 4.24% of the revenues in aggregate. Certain leases have renewal options for additional terms. At June 30, 2019, minimum future rentals over the next five years and thereafter for non-cancelable operating leases, excluding operating expense reimbursements, are as follows (dollars in thousands):
Year	Amount
2019*	147,449
2020	274,306
2021	240,065
2022	215,103
2023	185,485
Thereafter	633,521
Total	$1,695,929

*
July to December 2019

11. COMMITMENTS AND CONTINGENCIES
Legal Matters
The Company is involved from time to time in litigation on various matters, including disputes with tenants and disputes arising out of agreements to purchase or sell properties. Given the nature of the Company’s business activities, these lawsuits are considered routine to the conduct of its business. The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system. The Company will establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and when the amount of loss is reasonably estimable. The Company does not expect that the liabilities, if any, that may ultimately result from such legal actions will have a material adverse effect on the combined consolidated financial position, results of operations or cash flows of the Company.
Environmental Matters
As an owner of real estate, the Company is subject to various environmental laws of federal, state, and local governments. The Company’s compliance with existing laws has not had a material adverse effect on its financial condition and results of operations, and the Company does not believe it will have a material adverse effect in the future. However, the Company cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on its current properties or on properties that the Company may acquire.
Other
As of June 30, 2019, the Partnership was obligated to pay for tenant improvements that are not yet completed up to a maximum of  $56 million.
12. SUBSEQUENT EVENTS
On August 9, 2019, the Company refinanced its $82.2 million loan related to the North Point Office Complex property. The new loan is in the amount of approximately $90.5 million and matures on September 6, 2024. The loan carries a fixed interest-only rate of 3.30%.
The Company evaluated all events and transactions that occurred after June 30, 2019 through August 20, 2019, the date these combined consolidated financial statements were available to be issued and noted no other matters requiring disclosure in these combined consolidated financial statements.

HERTZ GROUP REALTY TRUST, INC.
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
The following sets forth the unaudited pro forma condensed combined consolidated balance sheet of Hertz Group Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries (“we”, “our”, “us” or “our Company”), as of June 30, 2019 and the unaudited pro forma condensed combined consolidated statement of income of our Company for the six months ended June 30, 2019. We will sell shares of Hertz Group Realty Trust, Inc.’s common stock in this offering and contribute the net proceeds to Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (“our operating partnership”), in exchange for common units of limited partnership interest in our operating partnership (“OP units”). At such time, we, as the sole general partner of our operating partnership, are expected to own, directly or indirectly,       % of our operating partnership (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus) and will generally have the exclusive power under the partnership agreement to manage and conduct its business. Under the accounting principles generally accepted in the United States of America (“GAAP”), we will consolidate the assets, liabilities and results of operations of our operating partnership and its consolidated subsidiaries.
Hertz Group Realty Trust, Inc. was formed as a Maryland corporation to continue the business of several partnerships and limited liability companies managed by the Hertz Investment Group, LLC and its affiliates (collectively, “our predecessor”). Prior to the completion of this offering, we will engage in a series of transactions (the “formation transactions”) through which we will acquire substantially all of the assets and liabilities of our predecessor in exchange for an aggregate of OP units. Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, either directly or through its subsidiaries.
We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. We expect our operating partnership to use the net proceeds received from us to:
•
repay approximately $     million in outstanding indebtedness on our new revolving credit facility; and

•
pay approximately $     million of transaction costs in connection with this offering.

We expect our operating partnership to use any remaining net proceeds received from us for general corporate purposes, including future acquisition opportunities.
The historical financial data as of June 30, 2019 and for each of the six months ended June 30, 2019 and 2018 has been derived from our predecessor’s unaudited combined consolidated financial statements included elsewhere in this prospectus and includes all adjustments, consisting of normal accruals, that management considers necessary to present fairly the information set forth therein. The unaudited pro forma condensed combined consolidated financial data as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018 was presented as if the formation transactions and the other adjustments described in the unaudited pro forma condensed combined consolidated financial statements had occurred on June 30, 2019 for purposes of the unaudited pro forma condensed combined consolidated balance sheet and as of January 1, 2018 for purposes of the unaudited pro forma condensed combined consolidated statements of income. Our unaudited pro forma condensed combined consolidated financial data is not necessarily indicative of what our actual financial condition and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our financial position or results of operations as of any future date or for any future period. Because there is no minimum offering amount required to consummate this offering, our unaudited pro forma condensed combined consolidated financial data does not give effect to the completion of this offering or our receipt of any net proceeds therefrom.

HERTZ GROUP REALTY TRUST, INC.

PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of June 30, 2019
(unaudited and dollar amounts in thousands)
	Hertz Group Realty Trust, Inc. (A)	Predecessor (B)	Pro Forma Adjustments		Hertz Group Realty Trust, Inc. and Subsidiaries Pro Forma (unaudited)
Assets
Land and land improvements	$—	$192,504	$—		$192,504
Building and improvements, including tenant improvements	—	1,761,938	—		1,761,938
	—	1,954,442	—		1,954,442
Less: accumulated depreciation	—	(449,016)	—		(449,016)
Real estate properties, net	—	1,505,426	—		1,505,426
Cash and cash equivalents and restricted cash	1	182,559	18,120	(C-1),(C-2),(C-3)	200,680
Tenant and other receivables, net	—	3,127	—		3,127
Deferred rent receivable, net	—	47,696	—		47,696
Deferred costs, net	—	46,423	—		46,423
Acquired lease intangibles, net	—	36,605	—		36,605
Prepaid expenses and other assets	—	12,228	—		12,228
Total assets	$1	$1,834,064	$18,120		$1,852,185
Liabilities
Mortgage and other loans, net	$—	$1,741,464			$1,741,464
Debentures, net	—	144,112	—		144,112
Revolving credit facility	—	—	54,590	(C-5)	54,590
Accounts payable and accrued expenses	—	28,948	—		28,948
Due to related parties, net	—	12,961	(2,650)	(C-4)	10,311
Accrued interest payable and other liabilities	—	11,146	—		11,146
Deferred liabilities	—	9,720	—		9,720
Security deposits	—	4,834	—		4,834
Total liabilities	—	1,953,185	51,940		2,005,125
Commitments and contingencies
Equity
Common stock	—	—	—		—
Additional paid-in capital	1	—	—		1
Members’ equity	—	(119,121)	(33,820)	(C-1),(C-2),(C-6),(C-7)	(152,941)
Total equity	1	(119,121)	(33,820)		(152,940)
Total liabilities and equity	$1	$1,834,064	$18,120		$1,852,185

HERTZ GROUP REALTY TRUST, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(unaudited and dollar amounts in thousands)
	Hertz Group Realty Trust, Inc. (A)	Predecessor (B)	Pro Forma Adjustments		Hertz Group Realty Trust, Inc. and Subsidiaries Pro Forma
Revenues
Rental revenue	$—	$155,417	$—		$155,417
Tenant reimbursements	—	10,822	—		10,822
Other revenue	—	20,198	—		20,198
Total revenues	—	186,437	—		186,437
Expenses
Operating expenses	—	69,335	—		69,335
Real estate taxes	—	21,418	—		21,418
Interest expense, net	—	56,827	1,708	(C-1)	58,535
Depreciation and amortization	—	54,207	—		54,207
General and administrative	—	4,473	1,475	(C-2)	5,948
Total expenses	—	206,260	3,183		209,443
Loss from continuing operations	—	(19,823)	(3,183)		(23,006)
Income (loss) on foreign currency exchange	—	(5,997)	—		(5,997)
Other	—	(1,695)	—		(1,695)
Net loss	$—	$(27,515)	$(3,183)		$(30,698)

HERTZ GROUP REALTY TRUST, INC.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018

(dollar amounts in thousands)
	Hertz Group Realty Trust, Inc. (A)	Predecessor (B)	Pro Forma Adjustments (unaudited)		Hertz Group Realty Trust, Inc. and Subsidiaries Pro Forma (unaudited)
Revenues
Rental revenue	$—	$306,627	$—		$306,627
Tenant reimbursements	—	24,981	—		24,981
Other revenue	—	39,102	—		39,102
Total revenues	—	370,710	—		370,710
Expenses
Operating expenses	—	139,769	—		139,769
Real estate taxes	—	41,859	—		41,859
Interest expense, net	—	111,505	3,414	(C-1)	114,919
Depreciation and amortization	—	112,013	—		112,013
General and administrative	—	9,117	2,951	(C-2)	12,068
Total expenses	—	414,263	6,365		420,628
Loss from continuing operations	—	(43,553)	(6,365)		(49,918)
Income (loss) on foreign currency exchange		8,162	—		8,162
Other		(511)	—		(511)
Net loss	$—	$(35,902)	$(6,365)		$(42,267)

Notes and Management’s Assumptions to Pro Forma Condensed Combined Consolidated Financial Statements (unaudited)
(dollars in thousands, unless otherwise stated)
Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Financial Statement
The adjustments to the unaudited pro forma condensed combined consolidated financial statements as of June 30, 2019 and December 31, 2018 are as follows:
(A)
Reflects the unaudited historical financial statements of Hertz Group Realty Trust, Inc. as of and for the six months ended June 30, 2019. Hertz Group Realty Trust, Inc. is the public registrant under the Securities Act of 1933, as amended, and has had no operating activity since its formation on December 18, 2018, other than the issuance of 1,000 shares of common stock for an aggregate purchase price of  $1,000 in connection with the initial capitalization of Hertz Group Realty Trust, Inc., which was paid on December 18, 2018. We intend to repurchase these shares of common stock upon completion of this offering.

(B)
Reflects the unaudited historical condensed combined consolidated Balance Sheet of our predecessor as of June 30, 2019, and the unaudited historical condensed combined consolidated Statement of Income of our predecessor for the six months ended June 30, 2019 and the historical condensed combined consolidated Statement of Income of our predecessor for the twelve months ended December 31, 2018.

(C)
Reflects the amount to be drawn down under our revolving credit facility.

(C-1)
Reflects the payment of approximately $4.7 million in interest expense; $1.6 million for the six months ended June 30, 2019 and $3.1 million for the twelve months ended December 31, 2018. Reflects the amortization of  $0.4 million in lender fees, $0.1 million for the six months ended June 30, 2019 and $0.3 million for the twelve months ended December 31, 2018. The interest payments and amortization of the loan fees ($0.8 million in total lender fees) are attributable to our revolving credit facility.

(C-2)
Reflects the payment of approximately $4.4 million in advisory fees; $1.5 million for the six months ended June 30, 2019 and $2.9 million for the twelve months ended December 31, 2018, attributable to the Advisory Agreement to be entered into upon the consummation of the formation transactions and this offering.

(C-3)
Reflects the deposit of approximately $28.0 million into unrestricted cash accounts and lender-restricted reserve accounts for working capital and other general corporate purposes related to the future payment of capital expenditures, tenant improvements and leasing commissions to be made upon consummation of the formation transactions and this offering, the proceeds of which is expected to be drawn down from our revolving credit facility.

(C-4)
Reflects the repayment of approximately $2.7 million of other loans to be paid upon consummation of the formation transactions and this offering, the proceeds of which is expected to be drawn down from our revolving credit facility.

(C-5)
Reflects the receipt of approximately $55 million to be received pursuant to a revolving credit facility to be entered into on or prior to the consummation of the formation transactions and this offering, as offset by the unamortized balance of approximately $0.4 million of the $0.8 million in loan fees on our revolving credit facility.

(C-6)
Reflects the acquisition of approximately $8.3 million in equity interests upon consummation of the formation transactions and this offering, the proceeds of which is expected to be drawn down from our revolving credit facility.

(C-7)
Reflects the payment of approximately $16.0 million of transaction costs. This amount represents an estimate of amounts that, as of the date of this filing, the Company believes is factually supportable. Additional transaction costs may be incurred.

Shares
Hertz Group Realty Trust, Inc.
Common Stock

PROSPECTUS

Until           , 2019 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby. All amounts, other than the SEC registration fee, are estimates.
SEC registration fee		12,120
Tel Aviv Stock Exchange listing fee		*
Printing expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*
To be filed by amendment.

Item 32. Sales to Special Parties
See response to Item 33 below.
Item 33. Recent Sales of Unregistered Securities
In connection with the initial capitalization of our company, we issued 1,000 shares of our common stock for $1,000 to certain affiliates of our Advisor. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act as transactions by the issuer not involving a public offering. No general solicitation or underwriters were involved in this issuance. We will repurchase these shares at cost upon completion of this offering.
In connection with the formation transactions, we will issue an aggregate of            shares of common stock and our operating partnership will issue an aggregate of            OP units with an aggregate value of $         (assuming we sell all of the shares of common stock offered in this offering at the Offering Price set forth on the front cover of this prospectus), in exchange for interests in the entities that own our initial properties as described in “Structure and Formation of our Company”. Each person receiving such shares and OP units had a substantive, pre-existing relationship with us. The issuance of such shares and OP units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act as transactions by the issuer not involving a public offering. No general solicitation or underwriters will be involved in the issuance.
Item 34. Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Israeli Companies Law also permits a corporation to limit certain liabilities of its directors and officers to the corporation and its stockholders. Our charter contains provisions that eliminate such liability to the maximum extent permitted by Maryland law and the Israeli Companies Law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Under the Israeli Companies Law, a corporation may indemnify a director for the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder (within the meaning of the Israeli Companies Law), either pursuant to an undertaking given by the corporation in advance of the act or following the act, provided a corporation’s charter authorizes such indemnification:
•
a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court;

•
reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Our charter includes a provision authorizing the foregoing indemnification permitted under the Israeli Companies Law for so long as the company’s securities are traded on the Tel-Aviv Stock Exchange and an applicable exemption under the Israeli Securities Law does not apply.

Under the Israeli Companies Law, a corporation may not exculpate an office holder from liability for a breach of the duty of loyalty, but may exculpate an office holder in advance from liability to the corporation, in whole or in part, for damages caused to the corporation as a result of a breach of duty of care, but provided that a provision authorizing such exculpation is included in the corporation’s charter. Our charter includes such a provision. However, pursuant to our charter, we may not exculpate an office holder for an action or transaction in which a controlling shareholder or any other office holder (including an office holder who is not the office holder we have undertaken to exculpate) has a personal interest (within the meaning of the Israeli Companies Law).
Under the Israeli Companies Law, a corporation may not indemnify or exculpate an office holder against any of the following:
•
a breach of the duty of loyalty, except for indemnification for a breach of the duty of loyalty to the corporation to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the corporation;

•
a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; or

•
a fine or penalty levied against the office holder.

In the event the company’s securities cease to trade on the TASE or an applicable exemption under the Israeli Securities Law applies, our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
Subject to the provisions of any applicable law, for so long as the company’s securities are traded on the TASE and an applicable exemption under the Israeli Securities Law does not apply, our charter, in accordance with the Israeli Companies Law, provided that the total indemnity amount that we may pay to all directors or officers may not exceed, in aggregate, 25% of our equity as set forth in our latest consolidated financial statements, either audited or reviewed, as the case may be, as of the date of indemnification, to each of the officers and/or employees and to all of them together, per each case and cumulatively for all cases.
We expect to enter into indemnification agreements with each of our executive officers, directors and director nominees, whereby we will agree to indemnify our executive officers, directors and director nominees against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law and the Israeli Companies Law if they are made or threatened to be made a party to the proceeding by reason of their service to our company, subject to limited exceptions.
The partnership agreement of our operating partnership also provides that we, as general partner, are indemnified to the extent provided therein. The partnership agreement further provides that our directors, officers, employees, agents and designees are indemnified to the extent provided therein.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We expect to obtain an insurance policy under which our directors and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.
Item 35. Treatment of Proceeds from Shares Being Registered.
Not applicable.
Item 36. Financial Statements and Exhibits.
(a)
See page F-1 for an index of the financial statements that are being filed as part of this registration statement.

(b)
A list of exhibits filed with this registration statement on Form S-11 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 37. Undertakings.
(a)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
The undersigned registrant hereby further undertakes that:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 20, 2019.
HERTZ GROUP REALTY TRUST, INC.
By:
/s/ Judah Hertz

Name: Judah Hertz
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Judah Hertz Judah Hertz	Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2019
/s/ James Kasim James Kasim	Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2019
/s/ Gary S. Horwitz Gary S. Horwitz	Director and President	August 20, 2019
/s/ William Z. Hertz William Z. Hertz	Director	August 20, 2019

Exhibit Index
Exhibit No.	Description
1.1	Form of Underwriting Agreement†
3.1	Form of Amended and Restated Certification of Incorporation†
3.2	Form of Amended and Restated Bylaws†
4.1	Form of Certificate of Common Stock†
5.1	Opinion of Goodwin Procter LLP regarding validity of the shares registered†
8.1	Opinion of Goodwin Procter LLP regarding certain tax matters†
10.1	Amended and Restated Agreement of Limited Partnership of Hertz Group Realty Operating Partnership, LP†
10.2	Advisory Agreement, dated as of July 23, 2019, by and among Hertz Group REIT Advisor, LLC, Hertz Group Realty Operating Partnership, LP and Hertz Group Realty Trust, Inc.
10.3	Form of Shared Services Agreement between Hertz Group Realty Trust, Inc. and Hertz Investment Group, LLC.†
10.4	Form of Contribution Agreement†
10.5	Form of Registration Rights Agreement†
10.6	Form of Long-Term Incentive Plan†#
10.7	Form of Tax Protection Agreement†
10.8	Form of Indemnification Agreement between Hertz Group Realty Trust, Inc. and directors and officers†
10.9	Credit Agreement, dated as of August 12, 2019, by and among Hertz Group Realty Operating Partnership, LP, as borrower, Hertz Group Realty Trust, Inc., as guarantor, KeyBank National Association and the other lenders.
21.1	List of Subsidiaries
23.1	Consent of Ziv Haft, BDO member firm
23.2	Consent of Ziv Haft, BDO member firm
23.3	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)†
23.4	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 8.1)†

†
To be filed by amendment.

#
Indicates compensatory plan.